                                                                   EXHIBIT 10.1

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


                            Dated as of July 20, 1998


                                      Among


               NEW ENGLAND AUDIO CO., INC. and NEA DELAWARE, INC.,
                                  as Borrowers,


                     TWEETER HOME ENTERTAINMENT GROUP, INC.
                                       and
            TWEETER HOME ENTERTAINMENT GROUP FINANCING COMPANY TRUST,
                                  as Guarantors

                            THE LENDERS PARTY HERETO

                                       and

                                BANKBOSTON, N.A.,
                            as Agent for the Lenders
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                                TABLE OF CONTENTS
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ARTICLE 1.  DEFINITIONS AND ACCOUNTING TERMS..................................................................    1
       Section 1.1.      Definitions..........................................................................    1
       Section 1.2.      Accounting Terms.....................................................................   13

ARTICLE 2.  THE REVOLVING CREDIT..............................................................................   13
       Section 2.1.      The Revolving Credit.................................................................   13
       Section 2.2.      Making of Revolving Credit Advances..................................................   14
       Section 2.3.      Interest on Revolving Credit Advances................................................   16
       Section 2.4.      Election of Eurodollar Pricing Options...............................................   16
       Section 2.5.      Additional Payments..................................................................   17
       Section 2.6.      Computation of Interest, Etc.........................................................   17
       Section 2.7.      Fees.................................................................................   17
       Section 2.8.      Set-Off..............................................................................   18
       Section 2.9.      Sharing of Payments..................................................................   18
       Section 2.10.     Reduction of Commitment by the Borrowers.............................................   18
       Section 2.11.     Letters of Credit....................................................................   18
       Section 2.12.     Increased Costs, Etc.................................................................   22
       Section 2.13.     Changed Circumstances................................................................   24
       Section 2.14.     Use of Proceeds......................................................................   24
       Section 2.15.     Guaranty.............................................................................   25

ARTICLE 3.  CONDITIONS TO LOANS AND ADVANCES..................................................................   26
       Section 3.1.      Conditions to First Revolving Credit Advance.........................................   26
       Section 3.2.      Conditions to All Revolving Credit Advances..........................................   28

ARTICLE 4.  PAYMENT AND REPAYMENT.............................................................................   28
       Section 4.1.      Mandatory Prepayment.................................................................   28
       Section 4.2.      Voluntary Prepayments................................................................   28
       Section 4.3.      Payment and Interest Cutoff..........................................................   29
       Section 4.4.      Payment or Other Actions on Non-Business Days........................................   29
       Section 4.5.      Method and Timing of Payments........................................................   29
       Section 4.6.      Payments Not at End of Interest Period...............................................   30
       Section 4.7.      Currency.............................................................................   30

ARTICLE 5.  REPRESENTATIONS AND WARRANTIES....................................................................   30
       Section 5.1.      Corporate Existence, Charter Documents, Etc..........................................   31
       Section 5.2.      Principal Place of Business; Location of Records.....................................   31
       Section 5.3.      Qualification........................................................................   31
       Section 5.4.      Subsidiaries.........................................................................   31
       Section 5.5.      Corporate Power......................................................................   31
       Section 5.6.      Valid and Binding Obligations........................................................   32
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       Section 5.7.      Other Agreements.....................................................................   32
       Section 5.8.      Payment of Taxes.....................................................................   32
       Section 5.9.      Financial Statements.................................................................   33
       Section 5.10.     Other Materials Furnished............................................................   33
       Section 5.11.     Stock................................................................................   33
       Section 5.12.     Changes in Condition.................................................................   33
       Section 5.13.     Assets, Licenses, Patents, Trademarks, Etc...........................................   34
       Section 5.14.     Litigation...........................................................................   34
       Section 5.15.     Pension Plans........................................................................   34
       Section 5.16.     Outstanding Indebtedness.............................................................   35
       Section 5.17.     Environmental Matters................................................................   35
       Section 5.18.     Governmental Regulations.............................................................   36
       Section 5.19.     Margin Stock.........................................................................   36
       Section 5.20.     Consummation of Tweeter IPO..........................................................   36
       Section 5.21.     Repurchase and Cancellation of Subordinated Notes and Preferred Stock................   36

ARTICLE 6.  REPORTS AND INFORMATION...........................................................................   37
       Section 6.1.      Interim Financial Statements and Reports.............................................   37
       Section 6.2.      Annual Financial Statements and Budgets..............................................   37
       Section 6.3.      Notice of Defaults, Etc..............................................................   38
       Section 6.4.      Notice of Litigation.................................................................   38
       Section 6.5.      Communications with Others...........................................................   38
       Section 6.6.      Reportable Events....................................................................   38
       Section 6.7.      Reports to other Creditors...........................................................   38
       Section 6.8.      Communications with Independent Public Accountants...................................   39
       Section 6.9.      Environmental Reports................................................................   39
       Section 6.10.     Notice of Permitted Acquisitions.....................................................   39
       Section 6.11.     Miscellaneous........................................................................   40

ARTICLE 7.  FINANCIAL COVENANTS...............................................................................   40
       Section 7.1.      Ratio of Consolidated Total Funded Debt to Consolidated EBITDA.......................   40
       Section 7.2.      Ratio of Consolidated Operating Cash Flow to Consolidated Debt Service...............   40
       Section 7.3.      Consolidated Net Worth...............................................................   40
       Section 7.4.      Ratio of Consolidated EBIT to Consolidated Interest Expense..........................   41
       Section 7.5.      Consolidated Capital Expenditures....................................................   41

ARTICLE 8.  AFFIRMATIVE COVENANTS.............................................................................   41
       Section 8.1.      Existence and Business...............................................................   41
       Section 8.2.      Taxes and Other Obligations..........................................................   42
       Section 8.3.      Maintenance of Properties and Leases.................................................   42
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       Section 8.4.      Insurance............................................................................   42
       Section 8.5.      Records, Accounts and Places of Business.............................................   42
       Section 8.6.      Inspection...........................................................................   43
       Section 8.7.      Maintenance of Accounts..............................................................   43
       Section 8.8.      Formation and Acquisition of Subsidiaries............................................   43

ARTICLE 9.  NEGATIVE COVENANTS................................................................................   44
       Section 9.1.      Restrictions on Indebtedness.........................................................   44
       Section 9.2.      Restriction on Liens.................................................................   45
       Section 9.3.      Investments..........................................................................   47
       Section 9.4.      Dispositions of Assets...............................................................   47
       Section 9.5.      Assumptions, Guaranties, Etc. of Indebtedness of Other Persons.......................   48
       Section 9.6.      Mergers, Etc.........................................................................   48
       Section 9.7.      ERISA................................................................................   48
       Section 9.8.      Restricted Payments..................................................................   48
       Section 9.9.      Sale and Leaseback...................................................................   48
       Section 9.10.     Transactions with Affiliates.........................................................   49
       Section 9.11.     Preferred Stock......................................................................   49

ARTICLE 10.  EVENTS OF DEFAULT AND REMEDIES...................................................................   49
       Section 10.1.     Events of Default....................................................................   49
       Section 10.2.     Remedies.............................................................................   51
       Section 10.3.     Distribution of Proceeds.............................................................   51

ARTICLE 11.  CONSENTS; AMENDMENTS; WAIVERS; REMEDIES..........................................................   52
       Section 11.1.     Actions by Lenders...................................................................   52
       Section 11.2.     Actions by Borrowers.................................................................   53

ARTICLE 12.  SUCCESSORS AND ASSIGNS...........................................................................   53
       Section 12.1.     General..............................................................................   53
       Section 12.2.     Assignments..........................................................................   54
       Section 12.3.     Participations.......................................................................   55

ARTICLE 13.  THE AGENT........................................................................................   56
       Section 13.1.     Authorization and Action.............................................................   56
       Section 13.2.     Agent's Reliance, Etc................................................................   56
       Section 13.3.     Agent as a Lender....................................................................   57
       Section 13.4.     Lender Credit Decision...............................................................   57
       Section 13.5.     Indemnification of Agent.............................................................   57
       Section 13.6.     Successor Agent......................................................................   58
       Section 13.7.     Amendment of Article 13..............................................................   58
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ARTICLE 14.  MISCELLANEOUS....................................................................................   58
       Section 14.1.     Notices..............................................................................   58
       Section 14.2.     Merger...............................................................................   59
       Section 14.3.     Governing Law; Consent to Jurisdiction...............................................   59
       Section 14.4.     Counterparts.........................................................................   59
       Section 14.5.     Expenses and Indemnification.........................................................   60
       Section 14.6.     Confidentiality......................................................................   61
       Section 14.7.     Reliance on Representations and Actions of Tweeter...................................   61
       Section 14.8.     Joint and Several Obligations........................................................   62
       Section 14.9.     WAIVER OF JURY TRIAL.................................................................   62
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LIST OF EXHIBITS AND SCHEDULES
Exhibit A             Form of Revolving Credit Note
Exhibit B             Form of Notice of Revolving Credit Borrowing
Exhibit C             Form of Compliance Certificate
Exhibit D             Form of Eurodollar Pricing Notice
Exhibit E-1           Form of Amended and Restated Stock Pledge Agreement
Exhibit E-2           Form of Tweeter Stock Pledge Agreement
Exhibit F-1           Form of Amended and Restated Security Agreement
Exhibit F-2           Form of Tweeter Security Agreement
Exhibit G             Form of Landlord Waiver
Exhibit H             Form of Opinion of Borrowers' Counsel
Exhibit I             Form of Assignment and Acceptance Agreement
Exhibit J             Form of Tweeter Trust Subordination Agreement
Exhibit K             Form of Intercreditor Subordination Agreement

Schedule 1            Schedule of Commitment Percentages
Schedule 2            Pricing Schedule
Schedule 3.1          Schedule of Subordinated Indebtedness Paid in Full
Schedule 5.2          Schedule of Principal Place of Business
Schedule 5.9          Schedule of Financial Statements
Schedule 5.11         Schedule of Issued and Outstanding Stock
Schedule 5.12         Changes in Condition
Schedule 5.13         Schedule of Licenses, Patents, Copyrights and Trademarks
Schedule 5.14         Schedule of Litigation
Schedule 5.15         Schedule of Pension Plans
Schedule 5.16         Schedule of Indebtedness, Liens, Charges and Encumbrances
Schedule 5.17         Schedule of Environmental Matters
Schedule 5.20         Schedule of Application of Proceeds of Tweeter IPO
Schedule 8.4          Schedule of Insurance
Schedule 9.3          Schedule of Investments in Subsidiaries


                                      (iv)

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


         This AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of July 20, 1998 by and among NEW ENGLAND AUDIO CO., INC., a Massachusetts corporation ("New England Audio"), NEA DELAWARE, INC., a Delaware corporation ("NEA Delaware") (New England Audio and NEA Delaware each, a "Borrower" and collectively, the "Borrowers"), TWEETER HOME ENTERTAINMENT GROUP, INC., a Delaware corporation ("Tweeter"), TWEETER HOME ENTERTAINMENT GROUP FINANCING COMPANY TRUST, a Massachusetts business trust ("Tweeter Trust") (Tweeter and Tweeter Trust each a "Guarantor" and collectively the "Guarantors") (each Borrower and each Guarantor a "Loan Party" and the Borrowers and the Guarantors collectively the "Loan Parties") the lenders from time to time party hereto (the "Lenders") and BANKBOSTON, N.A., a national banking association, as agent for the Lenders from time to time party hereto.

                                    Recitals

         The Borrowers, the Lenders and the Agent are parties to a Credit Agreement dated as of May 30, 1997 (as amended, the "1997 Credit Agreement"). New England Audio is a wholly-owned subsidiary of Tweeter and Tweeter has, on or about the date hereof, made an initial public offering of its common stock. NEA Trust is also a wholly-owned subsidiary of Tweeter. The Borrowers desire to amend the 1997 Credit Agreement to increase the maximum amount of the revolving credit facility thereunder, to modify certain covenants, to add the Guarantors as parties thereto to guaranty all Lender Obligations and to make certain other changes therein. The Lenders and the Agent are willing to amend the 1997 Credit Agreement, and the Guarantors are willing to enter into this Agreement, all on the terms and conditions set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, (a) the Borrowers, the Lenders and the Agent hereby amend the 1997 Credit Agreement in its entirety as set forth herein and (b) the parties hereto do hereby agree as follows:


                   ARTICLE 1. DEFINITIONS AND ACCOUNTING TERMS

         Section 1.1. Definitions. In addition to the terms defined elsewhere in this Agreement, unless otherwise specifically provided herein, the following terms shall have the following meanings for all purposes when used in this Agreement, and in any note, agreement, certificate, report or other document made or delivered in connection with this Agreement:

                  "Account" or "Accounts Receivable" shall mean all of a Borrower's rights to payment for goods sold or leased or for services rendered, all proceeds thereof, all instruments pertaining thereto, all guarantees and security therefor, all goods or services which gave rise thereto and the rights pertaining to such goods, including rights to reclamation and stoppage in transit and all rights of an unpaid seller of goods or services, and all related insurance.

                  "Affiliate" shall mean, with reference to any Person, (a) any director, officer or employee of that Person, (b) any other Person controlling, controlled by or under direct or indirect common control of that Person, (c) any other Person directly or indirectly holding 10% or more of any class of the capital stock or other equity interests (including options, warrants, convertible securities and similar rights) of that Person and (d) any other Person 10% or more of any class of whose capital stock or other equity interests (including options, warrants, convertible securities and similar rights) is held directly or indirectly by that Person.

                  "Agent" shall mean BankBoston, N.A., in its capacity as agent for the Lenders, and its successors in that capacity.

                  "Agreement" shall mean this Credit Agreement, as amended or supplemented from time to time. References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated, as amended and supplemented from time to time.

                  "Applicable Base Rate" shall mean the Base Rate in effect from time to time.

                  "Applicable Commitment Fee" shall mean a rate per annum determined in accordance with the Pricing Schedule.

                  "Applicable Eurodollar Rate" shall mean the sum of (a) the Eurodollar Rate plus (b) the Eurodollar Rate Margin, as each is in effect from time to time.

                  "Assignment and Acceptance Agreement" shall have the meaning set forth in Section 12.2(a) hereof.

                  "Base Rate" shall mean the greater of (a) the rate of interest announced from time to time by the Agent at its head office located at 100 Federal Street, Boston, Massachusetts 02110 as its "Base Rate" and
         (b) the Federal Funds Effective Rate plus 1/2 of 1% per annum (rounded upwards, if necessary, to the next 1/8 of 1%).

                  "Base Rate Loan" shall mean any Revolving Credit Advance bearing interest at a fluctuating rate determined by reference to the Applicable Base Rate.

                  "Business Day" shall mean (a) for all purposes other than as covered by clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Boston, Massachusetts are open for the conduct of a substantial part of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Rate Loans, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in U.S. Dollar deposits in the London interbank Eurodollar market.

                  "Canton Facility" shall mean the land and improvements thereon owned by New England Audio and located at 10 Pequot Way, Pequot Industrial Park, Canton, Massachusetts 02021.

                  "Canton Mortgage" shall mean the Mortgage, Security Agreement, Fixture Filing and Financial Statement dated as of June 23, 1998 by and between the Agent, as mortgagee, and New England Audio Co. Inc., as mortgagor.

                  "Capital Expenditures" shall mean the amount of any expenditure for fixed assets, computer software, leasehold improvements, capital leases under GAAP, installment purchases of machinery and equipment, acquisitions of real estate and other similar expenditures which are required to be capitalized on a balance sheet pursuant to GAAP.

                  "Capitalized Lease" shall mean any lease which is or should be capitalized on the balance sheet of the lessee in accordance with generally accepted accounting principles and Statement of Financial Accounting Standards No. 13.

                  "Capitalized Lease Obligations" shall mean the amount of the liability reflecting the aggregate discounted amount of future payments under all Capitalized Leases calculated in accordance with generally accepted accounting principles and Statement of Financial Accounting Standards No. 13.

                  "Change of Control" shall mean the occurrence of any of the following: (a) any Person or group of Persons, within the meaning of
         Section 13 or 14 of the Securities Exchange Act of 1934, as amended, shall own of record or beneficially more than 40% of the issued and outstanding capital stock of Tweeter; (b) 120 days shall have passed after Jeffrey Stone ceases to be employed by New England Audio in Executive Management positions for any reason; (c) Tweeter shall cease to own 100% of the capital stock of New England Audio or 100% of the beneficial interest of Tweeter Trust or 100% of the equity interest of any other Subsidiary; or (d) New England Audio ceases to hold 100% of the issued and outstanding capital stock of NEA Delaware.

                  "Closing Date" shall mean the date on which all of the conditions set forth in Section 3.1 have been satisfied.

                  "Collateral" shall mean any and all real and personal property of Tweeter and its Subsidiaries, whether tangible or intangible, in which the Agent now has, is granted by this Agreement or otherwise, or hereafter acquires a security interest in or any other lien (including, without limitation, by way of mortgage or assignment) to secure the Lender Obligations. It being recognized that the Canton Facility is subject to being released as Collateral by the Agent in accordance with Section 8.9.

                  "Commitment Percentage" shall mean as to each Lender its percentage interest in the Maximum Revolving Credit Amount as set forth on Schedule 1 hereto.

                  "Compliance Certificate" shall mean a certificate in the form of Exhibit C hereto and executed by the chief executive officer or chief financial officer of Tweeter.

                  "Consolidated" and "consolidated" when used with reference to any term, mean that term (or the term "combined" and as the case may be, in the case of partnerships, joint ventures and Affiliates that are not Subsidiaries) as applied to the accounts of Tweeter (or other specified Person) and all of its Subsidiaries (or other specified Persons), or such of its Subsidiaries as may be specified, consolidated (or combined) in accordance with generally accepted accounting principles and with appropriate deductions for minority interests in Subsidiaries, as required by generally accepted accounting principles.

                  "Consolidated Current Liabilities" shall mean, at any date as of which the amount thereof shall be determined, all liabilities of Tweeter and its Subsidiaries which should properly be classified as current in accordance with generally accepted accounting principles consistently applied, including, without limitation, all fixed prepayments of, and sinking fund payments with respect to, Indebtedness and all estimated taxes of Tweeter and its Subsidiaries required to be paid within one year from the date of determination.

                  "Consolidated EBIT" shall mean, for any period, the sum of (a) Consolidated Net Income and (b) all amounts deducted in computing Consolidated Net Income in respect of (i) interest expense on Indebtedness and (ii) taxes based on or measured by income, in each case for the period under review.

                  "Consolidated EBITDA" shall mean, for any period, the sum of
         (a) Consolidated EBIT plus (b) all amounts deducted in computing Consolidated Net Income in respect of depreciation and amortization expense for the period under review.

                  "Consolidated Debt Service" shall mean, for any period, the sum of (a) Interest Charges on all Indebtedness for such period, plus
         (b) the aggregate amount of all regularly scheduled principal payments made or coming due during such period in respect of any Indebtedness for borrowed money or Capitalized Leases, but excluding any such principal payments required to be made hereunder on the Revolving Credit Termination Date.

                  "Consolidated Leverage Ratio" shall mean the ratio of (a) Consolidated Total Funded Debt as of the end of any fiscal quarter to
         (b) Consolidated EBITDA for the four-quarter period ending on such date.

                  "Consolidated Net Income" shall mean the net income (or deficit) from operations of Tweeter and its Subsidiaries, after taxes, determined in accordance with generally accepted accounting principles consistently applied.

                  "Consolidated Net Worth" shall mean, at any date as of which the amount thereof shall be determined, (a) the consolidated assets of Tweeter and its Subsidiaries less (b) the consolidated total liabilities of Tweeter and its Subsidiaries, determined in accordance with generally accepted accounting principles consistently applied.

                  "Consolidated Operating Cash Flow" shall mean, for any fiscal period, an amount equal to: (a) Consolidated EBITDA, minus (b) Capital Expenditures made or incurred during such period, minus (c) Taxes required to be paid by Tweeter and its Subsidiaries in cash during such period based on income of Tweeter and its Subsidiaries, minus (d) cash dividends or distributions of any nature to any Person holding an equity interest in Tweeter or any of its Subsidiaries made during such period.

                  "Consolidated Total Funded Debt" shall mean all Indebtedness of Tweeter and its Subsidiaries for borrowed money, including without limitation, Capitalized Lease Obligations, Subordinated Indebtedness and the stated amount of all Letters of Credit.

                  "Credit Participants" shall have the meaning set forth in
         Section 12.3 hereof.

                  "Default" shall mean an Event of Default or an event or condition which with the passage of time or giving of notice, or both, would become such an Event of Default.

                  "Encumbrances" shall have the meaning set forth in Section 9.2 hereof.

                  "Environmental Law" means any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, or any federal, state, county or local statute, regulation, ordinance, order or decree relating to public health, welfare, the environment, or to the storage, handling, use or generation of hazardous substances in or at the workplace, worker health or safety, whether now existing or hereafter enacted.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurodollar Pricing Notice" shall have the meaning set forth in Section 2.4 hereof.

                  "Eurodollar Pricing Option" shall mean the option granted to the Borrowers pursuant to Section 2.4 hereof to have interest on all or a portion of the Loans computed on the basis of the Applicable Eurodollar Rate for an applicable Interest Period.

                  "Eurodollar Rate" shall mean for any Interest Period for any Eurodollar Rate Loan, the quotient of (a) the rate of interest determined by the Agent, at about 10:00 a.m. (Boston time) on the Eurodollar Rate Fixing Day as being the rate at which deposits in U.S. dollars are offered to it by first-class banks in any Eurodollar interbank market selected by the Agent, acting in good faith, for deposit for such Interest Period in amounts comparable to the aggregate principal amount of Eurodollar Rate Loans to which such Interest Period relates, divided by (b) the difference between one (1) minus the Reserve Requirement (expressed as a decimal) applicable to that Interest Period. The Eurodollar Rate shall be adjusted automatically as of the effective date of any change in the Reserve Requirement.

                  "Eurodollar Rate Fixing Day" shall mean, in the case of any Eurodollar Rate Loan, the second Business Day preceding the Business Day on which an Interest Period begins.

                  "Eurodollar Rate Loan" shall mean any Loan hereunder upon which interest will accrue on the basis of a formula including as a component thereof the Eurodollar Rate. The expiration date of any Eurodollar Rate Loan shall be the last day of the Interest Period applicable to such Eurodollar Rate Loan.

                  "Eurodollar Rate Margin" shall mean a rate per annum determined in accordance with the Pricing Schedule.

                  "Event of Default" shall have the meaning set forth in Section
         10.1 hereof.

                  "Executive Management" shall mean the individuals holding the following offices of New England Audio: (i) President, (ii) Chief Executive Officer, (iii) Chief Operating Officer and (iv) Chairman of the Board of Directors.

                  "Fee Letter" shall have the meaning set forth in Section 2.7 hereof.

                  "Generally Accepted Accounting Principles" or "GAAP" shall mean generally accepted accounting principles as defined by controlling pronouncements of the Financial Accounting Standards Board, as from time to time supplemented and amended.

                  "Guaranty" or "Guarantee" or "Guaranties" shall include any arrangement whereby a Person is or becomes liable in respect of any Indebtedness or other obligation of another and any other arrangement whereby credit is extended to another obligor on the basis of any promise of a guarantor, whether that promise is expressed in terms of an obligation to pay the Indebtedness of such obligor, or to purchase or lease assets under circumstances that would enable such obligor to discharge one or more of its obligations, or to maintain the capital, the working capital, solvency or general financial condition of such obligor, whether or not such arrangement is listed in the balance sheet of the guarantor or referred to in a footnote thereto.

                  "Indebtedness" shall mean, as to any Person, all obligations, contingent and otherwise, which in accordance with generally accepted accounting principles consistently applied should be classified upon such Person's balance sheet as liabilities, but in any event including liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired by such Person whether or not the liability secured thereby shall have been assumed, letters of credit open for account, obligations under acceptance facilities, Capitalized Lease Obligations and all obligations on account of Guaranties, endorsements and any other contingent obligations in respect of the Indebtedness of others whether or not reflected on such balance sheet or in a footnote thereto.

                  "Interest Charges" shall mean, for any period, without duplication, all interest and all amortization of debt discount and expense on any particular Indebtedness for which such calculations are being made, all as determined in accordance with GAAP. Computations of Interest Charges on a pro forma basis for Indebtedness having a variable interest rate shall be calculated at the rate in effect on the date of any determination.

                  "Interest Period" shall mean with respect to each Eurodollar Rate Loan, the period commencing on the date of such Eurodollar Rate Loan and ending one, two, three or six months thereafter, as the Borrower may request as provided in Sections 2.1(a) or 2.5 hereof, provided, that:

                           (a) any Interest Period (other than an Interest Period determined pursuant to clause (c) below) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

                           (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Business Day of a calendar month;

                           (c) any Interest Period that would otherwise end after the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date; and

                           (d) notwithstanding clause (c) above, no Interest Period shall have a duration of less than one month, and if any Interest Period applicable to any Eurodollar Rate Loan would be for a shorter period, such Interest Period shall not be available hereunder.

                  "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

                  "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "Investment" shall mean (a) any stock, evidence of Indebtedness or other security of another Person, (b) any loan, advance, contribution to capital, extension of credit (except for current trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms) to another Person, (c) any purchase of (i) stock or other securities of another Person or (ii) any business or undertaking of another Person (whether by purchase of assets or securities), any commitment or option to make any such purchase if, in the case of an option, the aggregate consideration paid for such option was in excess of $100 or (d) any other investment, in all cases whether existing on the date of this Agreement or thereafter made.

                  "Issuing Bank" shall mean the Agent acting as issuer of a Letter of Credit.

                  "Leases" shall mean any agreement, whether written or oral, granting a person the right to occupy space in a structure or real estate for any period of time or any capital lease or other lease of or agreement to use personal property.

                  "Lender Agreements" shall mean this Agreement, the Revolving Credit Notes, the Security Documents, the Canton Mortgage, letter of credit applications, Interest Rate Protection Agreements between Tweeter or any Subsidiary and the Agent or any Lender, and any other present or future agreement from time to time entered into between Tweeter or any Subsidiary and the Agent, the Lenders or the Issuing Bank in which BankBoston, N.A. acts as Agent for the Lenders under this Agreement or between Tweeter or any Subsidiary and BankBoston, N.A. acting independently with respect to Tweeter or any Subsidiary, each as from time to time amended or supplemented, and all statements, reports and certificates delivered by the Borrower to the Agent or the Lenders in connection therewith.

                  "Lender Obligations" shall mean all present and future obligations and Indebtedness of Tweeter and its Subsidiaries owing to the Agent, the Lenders or the Issuing Bank under this Agreement or any other Lender Agreement, including, without limitation, the obligations to pay the Indebtedness from time to time evidenced by the Revolving Credit Notes, obligations to reimburse the Issuing Bank for amounts drawn on Letters of Credit, obligations under Interest Rate Protection Agreements, obligations under foreign exchange arrangements, and obligations to pay interest, commitment fees, balance deficiency fees, charges, expenses and indemnification from time to time owed under any Lender Agreement.

                  "Lenders" shall mean (a) initially, each Lender listed on the signature pages hereof, (b) any other Person who becomes a Successor Lender hereunder in accordance with the terms of Section 12.3 hereof and (c) their respective successors.

                  "Letter of Credit" shall mean a standby letter of credit issued by the Issuing Bank for the account of New England Audio in accordance with Section 2.11 hereof.

                  "Loan" shall mean any Revolving Credit Advance outstanding hereunder or made to the Borrowers by the Lenders pursuant to Article 2 of this Agreement, and "Loans" means all of such Revolving Credit Advances, collectively.

                  "Majority Lenders" shall mean, at any time, the Lenders having made not less than a stipulated percentage (which shall not be less than 51% and, if there are more than three Lenders, not more than 75%) of the outstanding principal amount of the Loans hereunder, or, if no Loans are outstanding, the Lenders having aggregate Commitment Percentages of not less than a stipulated percentage, each as stipulated from time to time by the Agent and the Lenders.

                  "Material Adverse Effect" shall mean a material adverse effect on the business, properties, assets or condition, financial or otherwise, of Tweeter and its Subsidiaries, taken as a whole.

                  "Maximum Revolving Credit Amount" shall mean as of any date of determination, the lesser of (a) $30,000,000 or (b) the amount to which the Maximum Revolving Credit Amount may have been reduced pursuant to
         Section 2.10 hereof; provided that if the obligation of the Lenders to make further Revolving Credit Advances is terminated upon the occurrence of an Event of Default, the Maximum Revolving Credit Amount as of any date of determination thereafter shall be deemed to be $0.

                  "Tweeter Trust Loans" shall mean loans made from time to time by Tweeter Trust to New England Audio and NEA Delaware.

                  "Tweeter Trust Subordination Agreement" shall mean the Tweeter Trust Subordination Agreement of even date herewith substantially in the form of Exhibit J hereto.

                  "1997 Financial Statements" shall mean the Consolidated Balance Sheet of New England Audio and its Subsidiaries as of September 30, 1997 and the related Consolidated Statements of Income, Shareholders' Equity and Cash Flow for the year then ended and the notes to such financial statements.

                  "Notice of Revolving Credit Borrowing" -- See Section 2.2(a)

                  "Pension Plan" shall mean an employee benefit plan or other plan maintained for the employees of New England Audio or any Subsidiary as described in Section 4021(a) of ERISA.

                  "Permitted Acquisitions" shall mean acquisitions by Tweeter or any Subsidiary of all of the stock or all or substantially all of the assets or a line of business of another Person, provided that the following terms and conditions are met:

                           (a) The Person to be acquired or whose assets are to
                  be acquired shall be a United States company in substantially the same line of business as New England Audio.

                           (b) The Board of Directors or the requisite number of
                  shareholders of the Person to be acquired shall have approved such acquisition.

                           (c) The Person to be acquired shall have had positive
                  four-quarter Target EBITDA for the most recently completed four fiscal quarters.

                           (d) The Borrower shall have received the written
                  consent of the Agent and the Majority Lenders for any acquisition with an aggregate proposed purchase price in excess of $10,000,000.

                           (e) No Default or Event of Default shall exist at the
                  time of or after giving effect to each such acquisition on a pro forma basis.

                           (f) Perfected first security interests shall be
                  granted to the Agent in all of the target company's assets subject to no other liens or encumbrances except as permitted by the terms of Section 9.2 hereof and in accordance with the terms of Section 8.10 hereof.

                           (g) Appraisals, phase one environmental surveys,
                  title insurance and evidence of proper zoning reasonably satisfactory to the Agent shall be provided if the target company owns any real estate.

                           (h) The Borrower shall have provided the Agent notice
                  of each proposed acquisition in accordance with the terms of
                  Section 6.11 hereof.

                  "Person" shall mean an individual, corporation, partnership, joint venture, association, estate, joint stock company, trust, organization, business, or a government or agency or political subdivision thereof.

                  "Pledge Agreements" shall mean (a) the Amended and Restated Stock Pledge Agreement of even date herewith from New England Audio to the Agent substantially in the form of Exhibit E-1 hereto and (b) the Tweeter Stock Pledge Agreement of even date herewith from Tweeter to the Agent substantially in the form of Exhibit E-2 hereto, pursuant to which New England Audio and Tweeter, respectively, have pledged to the Agent all of the capital stock or other equity interests in their Subsidiaries, except the stock of the Real Estate Subsidiary to secure the Lender Obligations, as the same may be modified, amended or supplemented from time to time.

                  "Pricing Schedule" shall mean Pricing Schedule attached hereto as Schedule 2.

                  "Real Estate Subsidiary" See Section 8.9

                  "Reportable Event" shall mean an event reportable to the Pension Benefit Guaranty Corporation under Section 4043 of Title IV of ERISA.

                  "Reserve Requirement" shall mean the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D of the Federal Reserve Board on the Lenders against "Euro-currency Liabilities" as defined in said Regulation D.

                  "Restricted Payments" shall mean (a) any payment of principal of, interest on, fees or other amounts with respect to any Subordinated Indebtedness, (b) any payment on account of the redemption, retirement, purchase (including repurchase) or other acquisition, direct or indirect, of any shares of any class of capital stock or other equity interest of Tweeter or any of its Subsidiaries, or of any warrants, rights or options to acquire any such shares, except to the extent the consideration therefor consists of shares of common stock of Tweeter and (c) any setting apart or allocating any sum for the payment of any dividend or distribution, or for the purchase, redemption or retirement of any shares of capital stock of Tweeter or any of its Subsidiaries.

                  "Revolving Credit Advance" shall mean any loan or advance from any Lender to the Borrowers pursuant to Section 2.1 of this Agreement.

                  "Revolving Credit Notes" shall mean the Revolving Credit Notes substantially in the form of Exhibit A hereto executed by the Borrowers in favor of each Lender to evidence the Revolving Credit Advances to be made by the Lenders from time to time hereunder.

                  "Revolving Credit Termination Date" shall mean July 31, 2001.

                  "Security Agreements" shall mean (a) the Amended and Restated Security Agreements of even date herewith from the Borrowers to the Agent substantially in the form of Exhibit F-1 hereto and (b) the Tweeter Security Agreement of even date herewith from the Guarantors to the Agent substantially in the form of Exhibit F-2 hereto, pursuant to which the Borrowers and the Guarantors have granted liens on and security interests in their assets in favor of the Agent to secure the Lender Obligations, as the same may be modified, amended or supplemented from time to time.

                  "Security Documents" shall mean, collectively, the Pledge Agreements, the Security Agreements, and all other agreements, instruments or contracts under or in respect of which the Agent or any of its agents or representatives shall have, at such time, any rights or interests as security for the payment or performance of all or any part of the Lender Obligations.

                  "Subordinated Indebtedness" shall mean Indebtedness of any Loan Party which is subordinated to the Indebtedness of the Loan Parties hereunder and under the Revolving Credit Notes and to all other Lender Obligations, on terms and conditions approved in writing by the Agent.

                  "Subsidiary" shall mean any Person of which Tweeter or other specified parent shall now or hereafter at the time own, directly or indirectly through one or more Subsidiaries or otherwise, sufficient voting stock (or other beneficial interest) to entitle it to elect at least a majority of the board of directors or trustees or similar managing body.

                  "Target EBITDA" shall mean for the most recently completed four fiscal quarters, (a) net income or (loss) determined in accordance with generally accepted accounting principles without giving effect to extraordinary gains and losses from sales, exchanges and other dispositions of property not in the ordinary course of business, and nonrecurring items, plus, to the extent deducted in calculating net income, (b) the sum of (i) depreciation and amortization expense, (ii) interest expense and (iii) tax expense.

                  "Taxes" shall mean, any and all taxes (including, without limitation, income, receipts, franchise, ad valorem or excise taxes, transfer or gains taxes or fees, use taxes, withholding, payroll or minimum taxes) imposed on, or otherwise payable by, or for which responsibility for payment, withholding or collection lies with, Tweeter or any of its Subsidiaries by any governmental authority, federal, state or otherwise, including any taxes imposed on any Affiliates for which Tweeter or any of its Subsidiaries may be liable under applicable law or by agreement to which Tweeter or any of its Subsidiaries is a party or by which any of them is bound or subject to, and including, but not limited to, any interest, penalties or additions to tax with respect thereto.

                  "Tweeter IPO" shall mean the initial public offering of 2,710,000 shares of Tweeter's common stock pursuant to the Tweeter Registration Statement.

                  "Tweeter Registration Statement" shall mean Registration Statement on Form S-1(No. 333-51015) as amended, as filed with the Securities and Exchange Commission.

                  "UCC" shall mean the Massachusetts Uniform Commercial Code, Massachusetts General Laws chapter 106, as amended from time to time.

                  "Uniform Customs and Practice" shall mean the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce publication No. 500.

         Section 1.2. Accounting Terms. All accounting terms used and not defined in this Agreement shall be construed in accordance with generally accepted accounting principles consistently applied, and all financial data required to be delivered hereunder shall be prepared in accordance with such principles.


                         ARTICLE 2. THE REVOLVING CREDIT

         Section 2.1. The Revolving Credit.

                  (a) Subject to the terms and conditions of this Agreement and so long as there exists no Default, at any time prior to the Revolving Credit Termination Date, each Lender, severally and not jointly, shall make such Revolving Credit Advances to the Borrowers as the Borrowers may from time to time request, by notice to the Agent in accordance with Section 2.2, in an aggregate amount (i) as to each Lender, not to exceed at any time such Lender's Commitment Percentage of the Maximum Revolving Credit Amount, and (ii) as to all Lenders, not to exceed the Maximum Revolving Credit Amount minus (B) the amount available to be drawn under all Letters of Credit. The outstanding principal amount of the Revolving Credit Advances, together with all accrued interest and other fees and charges related thereto, shall be repaid in full on the Revolving Credit Termination Date. On the Closing Date, the Borrowers, jointly and severally, shall execute and deliver to each Lender a Revolving Credit Note to evidence the Revolving Credit Advances from time to time made by such Lender to the Borrower hereunder.

                  (b) Subject to the foregoing limitations and the provisions of
Section 4.2, the Borrowers shall have the right to make prepayments reducing the outstanding balance of

Revolving Credit Advances and to request further Revolving Credit Advances, all in accordance with Section 2.2, without other restrictions hereunder; provided that the Lenders shall have the absolute right to refuse to make any Revolving Credit Advances for so long as there exists any Default or any other condition which would constitute a Default upon the making of such a Revolving Credit Advance.

                  (c) Notwithstanding anything to the contrary contained herein or in any of the Security Documents, upon the occurrence and during the continuance of any Event of Default, Tweeter and its Subsidiaries will hold in trust for the Agent all checks, drafts, cash and other remittances that are proceeds of the Collateral and will deliver the same to the Agent in the form received, together with the proper endorsement thereon. The Agent will credit all such payments (conditional upon final collection) against interest accrued on or principal of the Revolving Credit Advances outstanding hereunder. The order and method of application shall be in the Agent's sole discretion and proceeds which in the Agent's discretion are not so applied shall be credited to Tweeter's deposit accounts with the Agent. So long as any Default exists, the Agent will at all times have the right to require Tweeter and its Subsidiaries to enter into one or more blocked account and lockbox arrangements with the Agent for the collection of such remittances and payments.

                  (d) Notwithstanding anything to the contrary contained herein or in any of the Security Documents, the Agent may (i) at any time, in its own name or in the name of others, communicate with account debtors in order to verify with them, to the Agent's satisfaction, the existence, amount and terms of any Accounts Receivable and the absence of any reductions, discounts, defenses or offsets with respect thereto, provided, however, that prior to the occurrence of an Event of Default, the Agent shall communicate with such account debtors only in the name of others and not in its own name and (ii) so long as any Default exists, notify account debtors that Collateral has been assigned to the Agent and that payments by such debtors shall be made directly to the Agent. At the Agent's request, so long as any Default exists, Tweeter and its Subsidiaries will notify any or all such debtors of such assignment, give instructions and/or indicate on billings to such debtors that their Accounts Receivable shall be paid to the Agent.

         Section 2.2. Making of Revolving Credit Advances.

                  (a) Each Revolving Credit Advance shall be made on notice given by New England Audio to the Agent not later than 12:00 noon (Boston time) on the date of the proposed Borrowing (a "Notice of Revolving Credit Borrowing"); provided, however that if the Borrowers elect a Eurodollar Pricing Option with respect to any Revolving Credit Advance in accordance with Section
2.4 hereof, such Notice of Revolving Credit Borrowing shall be given by New England Audio contemporaneously with a Eurodollar Pricing Notice in the manner and within the time specified in Section 2.4. The Agent shall give the Lenders notice of each Notice of Revolving Credit Borrowing in accordance with the Agent's customary practice. Each such Notice of Revolving Credit Borrowing shall be by telephone or telecopy, in each case confirmed immediately in writing by New England Audio in substantially the form of Exhibit B hereto, specifying therein (i) the requested date of such Revolving Credit Advance and (ii) the amount of such Revolving Credit Advance (which must be a minimum of $100,000). The Borrowers, jointly and severally, agree to indemnify and hold the Lenders harmless for any action, including the making of any Revolving Credit Advances hereunder, or loss or expense, taken or incurred by the Agent and the Lenders in good faith reliance upon such telephone request. At the time of the initial request for a Revolving Credit Advance made under this Section 2.2, the Borrowers shall have provided the Agent with a Compliance Certificate. The Borrowers, jointly and severally, hereby agree (A) that the Lenders shall be entitled to rely upon the Compliance Certificate most recently delivered to the Agent until it is superseded by a more recent Compliance Certificate and (B) that each request for a Revolving Credit Advance, whether by telephone or in writing or otherwise, shall constitute a confirmation of the representations and warranties contained in the most recent Compliance Certificate then in the Agent's possession.

                  (b) Subject to the terms and conditions of this Agreement, each Lender shall make available on or before 2:00 p.m., Boston time, on the date of each proposed Revolving Credit Advance, to the Agent at the Agent's address and in immediately available funds, such Lender's Commitment Percentage of such Revolving Credit Advance. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article 3, the Agent will credit such funds to New England Audio's account on the date of the proposed Revolving Credit Advance.

                  (c) Unless the Agent shall have received notice from a Lender prior to the date of any Revolving Credit Advance that such Lender will not make available to the Agent such Lender's Commitment Percentage of such Revolving Credit Advance, the Agent may assume that such Lender has made such amount available to the Agent on the date of such Revolving Credit Advance in accordance with and as provided in this Section 2.2 and the Agent may, in reliance upon such assumption, make available on such date a corresponding amount to the Borrowers. If and to the extent such Lender shall not have so made its Commitment Percentage of such Revolving Credit Advance available to the Agent and the Agent shall have made available such corresponding amount to the Borrowers, such Lender agrees to pay to the Agent forthwith on demand, and the Borrowers, jointly and severally, agree to repay to the Agent within two Business Days after demand (but only after demand for payment has first been made to such Lender and such Lender has failed to make such payment), an amount equal to such corresponding amount together with interest thereon for each day from the date the Agent shall make such amount available to the Borrowers until the date such amount is paid or repaid to the Agent, at an interest rate equal to the interest rate applicable at the time to such Revolving Credit Advances. If such Lender shall pay to the Agent such corresponding amount, such amount so paid shall constitute such Lender's Revolving Credit Advance for purposes of this Agreement. If the Borrowers make a repayment required by the foregoing provisions of this Section 2.2(c) and thereafter the applicable Lender or Lenders make the payments to the Agent required by this Section 2.2(c), the Agent shall promptly refund the amount of the Borrowers' payment.

                  (d) The failure of any Lender to make the Revolving Credit Advance to be made by it on any date shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Advance to be made by such other Lender.

         Section 2.3. Interest on Revolving Credit Advances. Subject to the terms of Section 2.4 relating to Eurodollar Pricing Options, the Borrowers, jointly and severally, shall pay interest on the unpaid balance of the Revolving Credit Advances from time to time outstanding at a per annum rate equal to the Applicable Base Rate. Interest on the Revolving Credit Advances shall be payable quarterly in arrears on the first day of each January, April, July and October, commencing July 1, 1998 and continuing until all of the Indebtedness of the Borrower to the Lenders under the Revolving Credit Notes shall have been paid in full. Interest accrued under the 1997 Credit Agreement to the date hereof shall be paid on the date or dates for such payment set forth in the 1997 Credit Agreement.

         Section 2.4. Election of Eurodollar Pricing Options.

                  (a) Subject to all the terms and conditions hereof and so long as there exists no Default, New England Audio may, by delivering a notice (each a "Eurodollar Pricing Notice") to the Agent received at or before 10:00 a.m. Boston time on the date three Business Days prior to the commencement of the Interest Period selected in such Eurodollar Pricing Notice, elect to have all or a portion of the outstanding Revolving Credit Advances, as New England Audio may specify in such Eurodollar Pricing Notice, accrue and bear daily interest during the Interest Period so selected at a per annum rate equal to the Applicable Eurodollar Rate for such Interest Period; provided, however, that any such election made with respect to the Revolving Credit Advances shall be in an amount not less than $500,000 and in increments of $100,000; and provided further that no such election will be made if it would result in there being more than eight (8) Eurodollar Pricing Options in the aggregate outstanding at any one time. Interest on Loans bearing interest at the Applicable Eurodollar Rate shall be paid for the applicable Interest Period on the last day thereof, at intervals of three months after the first day of any Interest Period which is longer than three months, and when such Loan is due (whether at maturity, by reason of acceleration or otherwise).

                  (b) Each Eurodollar Pricing Notice shall be substantially in the form of Exhibit D attached hereto and shall specify: (i) the selection of a Eurodollar Pricing Option, (ii) the effective date and amount of Revolving Credit Advances subject to such Eurodollar Pricing Option, subject to the limitations set forth herein, and (iii) the duration of the applicable Interest Period. Each Eurodollar Pricing Notice shall be irrevocable.

                  (c) The Agent will promptly inform each Lender of a Eurodollar Pricing Notice and the Interest Period specified by New England Audio therein. Upon determination by the Agent of the Applicable Eurodollar Rate for any Interest Period selected by New England Audio, the Agent will promptly inform New England Audio and each Lender of such

Applicable Eurodollar Rate so determined or, if applicable, the reason why New England Audio's election will not become effective. The Applicable Eurodollar Rate shall become effective on the first day of the Applicable Interest Period provided no Default exists at such time.

         Section 2.5. Additional Payments. During the continuance of any Event of Default under Section 10.1(a) hereof or resulting from a violation of any covenant contained in Article 7 or 9 hereof, the Borrowers shall, jointly and severally, on demand, pay to the Agent for the account of the Lenders, interest on the unpaid principal balance of the Revolving Credit Advances and, to the extent permitted by law, on any overdue installments of interest, at a rate per annum equal to the lesser of (i) the stated interest rates applicable thereto plus 2% per annum and (ii) the maximum rate of interest permitted to be charged under applicable law.

         Section 2.6. Computation of Interest, Etc. Interest hereunder and under the Revolving Credit Advances shall be computed on the basis of a 360-day year for the number of days actually elapsed. Any increase or decrease in the interest rate on the Revolving Credit Advances resulting from a change in the Base Rate shall be effective immediately from the date of such change. No interest payment or interest rate charged hereunder shall exceed the maximum rate authorized from time to time by applicable law. The outstanding balance of the Revolving Credit Notes as reflected on the Agent's records from time to time, if made in good faith, shall be considered correct and binding on the Borrowers and the Lenders (absent manifest error) unless within ninety (90) days after receipt of any notice by the Agent or any Lender of such outstanding amount, New England Audio or a Lender notifies the Agent to the contrary.

         Section 2.7. Fees

                  (a) The Borrowers, jointly and severally, shall pay to the Agent, for the accounts of the Lenders in accordance with their respective Commitment Percentages, a commitment fee (the "Revolving Commitment Fee") computed at a rate equal to the Applicable Commitment Fee on the average daily unused amount of the Maximum Revolving Credit Amount from time to time in effect from the date hereof to and including the Revolving Credit Termination Date. The Revolving Commitment Fee shall be payable quarterly in arrears on the first day of each January, April, July and October, commencing July 1, 1998, for the quarter then ended. Commitment fees accrued under the 1997 Credit Agreement to the date hereof shall be paid on July 1, 1998.

                  (b) The Borrowers, jointly and severally, shall pay to the Agent, for the Agent's own account, such closing and agency fees as are provided in a letter agreement dated May 30, 1997 between the Borrowers and the Agent (as supplemented on June 23, 1998 and as such letter agreement may from time to time be amended or further supplemented, the "Fee Letter").

         Section 2.8. Set-Off. To the extent not prohibited by applicable law, each Loan Party hereby authorizes the Agent and each Lender, without notice to any Loan Party, if and to the extent payment is not promptly made when due pursuant to the Revolving Credit Notes or pursuant to any provision hereof or of any other Lender Agreement, to charge against any account of such Loan Party with the Agent or such Lender, an amount equal to the accrued interest and principal and other amounts from time to time then due and payable to the Agent and the Lenders hereunder and under all other Lender Agreements.

         Section 2.9. Sharing of Payments. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans made by it in excess of its ratable share (according to the then outstanding principal amount of the Loans) of payments on account of the Loans obtained by all the Lenders, such Lender shall purchase from the other Lenders such participations in the Loans held by such other Lenders as shall cause such purchasing Lender to share such payment ratably according to the then outstanding principal amount of the Loans with each of such other Lenders; provided, however, that if all or any portion of such payment is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, with interest at an interest rate per annum equal to the Applicable Base Rate. The Borrowers agree that any Lender so purchasing a participation in the Loans from another Lender pursuant to this Section 2.9 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of each Borrower in the amount of such participation.

         Section 2.10. Reduction of Commitment by the Borrowers. New England Audio, as agent for the Borrowers, at its option may, at any time and from time to time, irrevocably reduce in part (in an amount not less than $1,000,000 and in integral multiples of $1,000,000) the unused portion of the Maximum Revolving Credit Amount on not less than seven (7) days' prior written notice to the Agent. No such reduction, may be reinstated by the Borrowers.

         Section 2.11. Letters of Credit.

                  (a) Subject to the terms and conditions hereof, including satisfaction of the conditions set forth in Sections 3.1 and 3.2 hereof, and provided no Default exists and that the Issuing Bank is then generally issuing letters of credit for its banking customers, the Issuing Bank shall at any time prior to the Revolving Credit Termination Date, upon the request of New England Audio pursuant to paragraph (b) below, issue Letters of Credit for the account of New England Audio, provided that the aggregate face amount of all outstanding Letters of Credit shall not at any time exceed $5,000,000.

                  (b) New England Audio may request that the Issuing Bank issue a Letter of Credit by written notice (the "Letter of Credit Notice") given by New England Audio to the Issuing Bank not less than five (5) Business Days prior to the proposed date of issuance of such Letter of Credit. The Letter of Credit Notice shall (i) specify the proposed date of issuance, the beneficiary and amount of such Letter of Credit and (ii) be accompanied by a completed letter of credit application furnished by the Issuing Bank.

                  (c) The Borrowers hereby agree, jointly and severally, to pay to the Issuing Bank on the date on which the Issuing Bank shall be required to pay any draft presented under any Letter of Credit, a sum (the "Reimbursement Amount") equal to: (i) the amount so paid under such Letter of Credit, plus (ii) interest on any amount remaining unpaid by the Borrower to the Issuing Bank under clause (i) from and including the date on which such amount becomes payable pursuant to clause (i) until payment in full, payable on demand, at a per annum rate of interest equal to the rate applicable to the Revolving Credit Advances under Section 2.3. If the Borrowers shall fail to pay to the Issuing Bank the Reimbursement Amount on the date on which the Issuing Bank shall be required to pay any draft presented under any Letter of Credit, the Issuing Bank shall, to the extent the Borrowers have availability to request a Revolving Credit Advance, consider such failure to be a request for a Revolving Credit Advance in the amount of the unpaid Reimbursement Amount (which request shall be deemed a confirmation that the conditions set forth in Section 3.2 have been satisfied), and the Agent shall apply the proceeds of such Revolving Credit Advance to reimburse the Issuing Bank for the Reimbursement Amount.

                  (d) The Borrowers shall, jointly and severally, pay a fee (in each case, a "Letter of Credit Fee") to the Agent in respect of each Letter of Credit outstanding in an amount per annum equal to the then applicable Eurodollar Rate Margin multiplied by the average daily amount available to be drawn under such Letter of Credit payable on the first day of each January, April, July and October, for the calendar quarter or portion thereof ending immediately prior thereto. The Agent shall, in turn, remit to each Lender its pro rata portion of such Letter of Credit Fee. In addition, if there is more than one Lender hereunder, the Borrowers, jointly and severally, shall pay to the Issuing Bank, for its own account, on the date of issuance, or any extension or renewal of any Letter of Credit and at such other time or times as such charges are customarily made by the Issuing Bank, a fronting fee equal to one-eighth percent (1/8%) of the face amount of such Letter of Credit and, from time to time, the Issuing Bank's standard issuance, processing, negotiation, amendment and administrative fees, determined in accordance with customary fees and charges for similar facilities.

                  (e) Each payment by the Borrowers under this Section 2.11 shall be made to the Issuing Bank at the Issuing Bank's head office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrowers under this Section 2.11 at any time from the date such amounts become due and payable (whether as stated in this Section 2.11, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Issuing Bank on demand at the rate specified in Section 2.5(a) for the overdue principal on the Loans.

                  (f) The obligations of the Borrowers with respect to the Letters of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

                  (i) any lack of validity or enforceability of the Letters of Credit;

                  (ii) any amendment or waiver of or any consent to or actual departure from this Agreement;

                  (iii) the existence of any claim, set-off, defense or other right which the Borrowers may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons or entities for which any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person or entity, whether in connection with this Agreement, the transactions contemplated herein or in any other agreements or any unrelated transaction;

                  (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (v) payment by the Issuing Bank under a Letter of Credit against presentation by the beneficiary thereof of a draft or certificate which does not comply with the terms of such Letter of Credit; or

                  (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

         (g) The Uniform Customs and Practice shall be binding on the Borrowers, the Lenders and the Issuing Bank. The Borrowers assume all risks of the acts or omissions of the beneficiary of each Letter of Credit with respect to such Letter of Credit. In furtherance of, and not in limitation of the Issuing Bank's rights and powers under the Uniform Customs and Practice, but subject to all other provisions of this paragraph (g), it is understood and agreed that the Issuing Bank shall not have any liability for, and that the Borrowers assume all responsibility for: (i) the genuineness of any signature; (ii) the form, correctness, validity, sufficiency, genuineness, falsification and legal effect of any draft, certification or other document required by a Letter of Credit or the authority of the Person signing the same; (iii) the failure of any instrument to bear any reference or adequate reference to a Letter of Credit or the failure of any Persons to note the amount of any instrument on the reverse of a Letter of Credit or to surrender a Letter of Credit or otherwise to comply with the terms and condition of a Letter of Credit; (iv) the good faith or acts of any Person other than the Issuing Bank and its agents and employees; (v) the existence, form or sufficiency or breach or default under any agreement or instrument of any nature whatsoever; (vi) any delay in giving or failure to give any notice, demand or protest; and (vii) any error, omission, delay in or nondelivery of any notice or other communication, however sent. The determination as to whether the required documents are presented prior to the expiration of a Letter of Credit and whether such other documents are in proper and sufficient form for compliance with a Letter of Credit shall be made by the Issuing Bank in its discretion in accordance with the Uniform Customs and Practice, which determination shall be conclusive and binding upon the Borrower absent manifest error. It is agreed that the Issuing Bank may honor, as complying with the terms of a Letter of Credit and this Agreement, any documents otherwise in order and signed or issued by the beneficiary thereof. Any action, inaction or omission on the part of the Issuing Bank under or in connection with the Letters of Credit or any related instruments or documents, if in good faith and in conformity with such laws, regulations or commercial or banking customs as the Issuing Bank may reasonably deem to be applicable, shall be binding upon the Borrowers, shall not place the Issuing Bank under any liability to the Borrowers, and shall not affect, impair or prevent the vesting of any of the Issuing Bank's rights or powers hereunder or the Borrowers' obligation to make full reimbursement of amounts drawn under the Letters of Credit.

                  (h) If New England Audio, either in writing or orally, requests or consents to any modification or extension of a Letter of Credit or waives failure of any draft, certificate or other documents to comply with the terms of a Letter of Credit, the Issuing Bank shall be entitled to rely and shall be deemed to have relied on such request, consent or waiver with respect to any action taken or omitted by the Issuing Bank pursuant to any such request, consent or waiver, and such extension, modification or waiver shall be binding upon the Borrowers.

                  (i) Each Lender severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Lender's Commitment Percentage, to reimburse the Issuing Bank on demand for the amount of each draft paid by the Issuing Bank under each Letter of Credit to the extent that such amount is not reimbursed by the Borrowers pursuant to paragraph (c) above (such agreement for a Lender being called herein the "Letter of Credit Participation" of such Lender).

                  (j) If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Issuing Bank shall notify New England Audio of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrowers fail to reimburse the Issuing Bank as provided in paragraph (c) above on or before the date that such draft is paid or other payment is made by the Issuing Bank, the Issuing Bank may at any time thereafter notify the Lenders of the amount of any such unpaid Reimbursement Amount. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Lender shall make available to the Issuing Bank, at its head office located at 100 Federal Street, Boston, Massachusetts, in immediately available funds, such Lender's Commitment Percentage of such unpaid Reimbursement Amount, together with an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Issuing Bank for federal funds acquired by the Issuing Bank during each day included in such period, times (ii) the amount equal to such Lender's Commitment Percentage of such unpaid Reimbursement Amount, times (iii) a fraction, the numerator of which is the number of days that elapse from and including the date the Issuing Bank paid the draft presented for honor or otherwise made payment to the date on which such Lender's Commitment Percentage of such unpaid Reimbursement Amount shall become immediately available to the Issuing Bank, and the denominator of which is 360.

                  (k) Neither the Issuing Bank nor any of its officers, directors or employees shall be liable or responsible for: (i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by the Issuing Bank against presentation of documents which do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to a Letter of Credit; or (iv) any other circumstances whatsoever in making or failure to make payment under a Letter of Credit; provided, that, notwithstanding anything in this
Section 2.11 to the contrary, New England Audio shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to New England Audio, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by New England Audio which were caused by the Issuing Bank's failure to conform to the standards of the Uniform Customs and Practice. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

         Section 2.12. Increased Costs, Etc.

                  (a) Anything herein to the contrary notwithstanding, if any changes in present or future applicable law (which term "applicable law," as used in this Agreement, includes statutes and rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time heretofore or hereafter made upon or otherwise issued to any Lender by any central bank or other fiscal, monetary or other authority, whether or not having the force of law), including without limitation any change according to a prescribed schedule of increasing requirements, whether or not known or in effect as of the date hereof, shall (i) subject such Lender to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement or the payment to such Lender of any amounts due to it hereunder, or (ii) materially change the basis of taxation of payments to such Lender of the principal of or the interest on the Revolving Credit Advances or any other amounts payable to such Lender hereunder, or (iii) impose or increase or render applicable any special or supplemental deposit or reserve or similar requirements or assessment against assets held by, or deposits in or for the account of, or any liabilities of, or loans by an office of such Lender in respect of the transactions contemplated herein, or (iv) impose on such Lender any other condition or requirement with respect to this Agreement, any Revolving Credit Advance or any

Letter of Credit, and the result of any of the foregoing is (A) to increase the cost to such Lender of making, funding or maintaining all or any part of the Revolving Credit Advances, the Letters of Credit or its commitments hereunder, or (B) to reduce the amount of principal, interest or other amount payable to such Lender hereunder, or (C) to require such Lender to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender from the Borrowers hereunder, then, and in each such case not otherwise provided for hereunder, the Borrowers, jointly and severally, will upon demand made by such Lender promptly following such Lender's receipt of notice pertaining to such matters accompanied by calculations thereof in reasonable detail, pay to such Lender such additional amounts as will be sufficient to compensate such Lender for such additional cost, reduction, payment or foregone interest or other sum; provided that the foregoing provisions of this sentence shall not apply in the case of any additional cost, reduction, payment or foregone interest or other sum resulting from any taxes charged upon or by reference to the overall net income, profits or gains of any Lender. In determining the additional amounts payable hereunder, the Lenders may use any reasonable method of averaging, allocating or attributing such additional costs, reductions, payments, foregone interest or other sums among their respective customers.

                  (b) Anything herein to the contrary notwithstanding, if, after the date hereof, any Lender shall have determined that any present or future applicable law, rule, regulation, guideline, directive or request (whether or not having force of law), including without limitation any change according to a prescribed schedule of increasing requirements, whether or not known or in effect as of the date hereof, regarding capital requirements for banks or bank holding companies generally, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender with any of the foregoing, either imposes a requirement upon such Lender to allocate additional capital resources or increases such Lender's requirement to allocate capital resources or such Lender's commitment to make, or to such Lender's maintenance of, the Revolving Credit Advances or the Letters of Credit hereunder, which has or would have the effect of reducing the return on such Lender's capital to a level below that which such Lender could have achieved (taking into consideration such Lender's then existing policies with respect to capital adequacy and assuming full utilization of such Lender's capital) but for such applicability, change, interpretation, administration or compliance, by any amount deemed by such Lender to be material, such Lender shall promptly after its determination of such occurrence give notice thereof to the Borrowers. The Borrowers and such Lender shall thereafter attempt to negotiate in good faith an adjustment to the compensation payable hereunder which will adequately compensate such Lender for such reduction. If the Borrowers and such Lender are unable to agree to such adjustment within thirty
(30) days of the day on which the Borrowers receive such notice, then commencing on the date of such notice (but not earlier than the effective date of any such applicability, change, interpretation, administration or compliance), the fees payable hereunder shall increase by an amount which will, in such Lender's reasonable determination, evidenced by calculations in reasonable detail furnished to the Borrowers, compensate such Lender for such reduction, such Lender's determination of such amount, if made in good faith, to be conclusive and binding upon the Borrowers, absent manifest error. In determining such amount, such Lender may use any reasonable methods of averaging, allocating or attributing such reduction among its customers.

         Section 2.13. Changed Circumstances. In the event that:

                  (a) on any date on which the Applicable Eurodollar Rate would otherwise be set, the Agent shall have determined in good faith (which determination shall be final and conclusive) that adequate and fair means do not exist for ascertaining the Eurodollar Rate, as applicable; or

                  (b) at any time the Agent shall have determined in good faith (which determination shall be final and conclusive) that

                           (i) the implementation of the Eurodollar Pricing Option has been made impracticable or unlawful by (A) the occurrence of a contingency that materially and adversely affects the London interbank market or (B) compliance by any Lender in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); or

                           (ii) the Eurodollar Rate shall no longer represent the effective cost to the Lenders for U.S. dollar deposits in the London interbank market, as applicable for deposits in which they regularly participate;

then, and in such event, the Agent shall forthwith so notify the Borrowers thereof. Until the Agent notifies the Borrowers that the circumstances giving rise to such notice no longer apply, the obligation of the Lenders and the Agent to allow election by the Borrowers of a Eurodollar Pricing Option shall be suspended. If at the time the Agent so notifies the Borrowers, New England Audio has previously given the Agent a Eurodollar Pricing Notice with respect to a Eurodollar Pricing Option, but the Eurodollar Pricing Option requested therein has not yet gone into effect, such Eurodollar Pricing Notice shall automatically be deemed to be withdrawn and be of no force or effect. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the Eurodollar Pricing Option with respect to all Eurodollar Rate Loans shall be terminated and the Borrowers, jointly and severally, shall pay all interest due on such Eurodollar Rate Loans and any amounts required to be paid pursuant to Section 4.3.

         Section 2.14. Use of Proceeds. The proceeds of all Revolving Credit Advances shall be used by the Borrowers for general working capital and other corporate purposes including capital expenditures and Permitted Acquisitions permitted hereunder. The Borrowers will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock.

         Section 2.15. Guaranty. The Guarantors, jointly and severally, hereby unconditionally guaranty to the Agent and the Lenders the full and punctual payment when due (whether at maturity, by acceleration or otherwise), and the performance of (a) all liabilities, agreements, obligations and Indebtedness, direct or indirect, matured or unmatured, primary or secondary, certain or contingent, secured or unsecured of the Borrowers to the Agent and the Lenders (including without limitation, costs and expenses incurred by the Agent and the Lenders in attempting to collect or enforce any of the foregoing), including without limitation the Lender Obligations, accrued in each case to the date of payment and (b) the performance of all other agreements, covenants and conditions of the Borrowers with respect thereto set forth in this Agreement and all other Lender Agreements. The responsibilities and obligations of the Borrowers to the Agent and the Lenders described in the preceding sentence are hereinafter referred to collectively as the "Guaranteed Obligations." The guaranty pursuant to this Section 2.17 is an absolute, unconditional, joint and several, and continuing guaranty of the full and punctual payment and performance by the Borrowers of the Guaranteed Obligations and not of collectability of the Guaranteed Obligations, and is in no way conditioned upon any requirement that the Agent or the Lenders first attempt to collect any of the Guaranteed Obligations from the Borrowers or resort to any security or other means of obtaining payment of any of the Guaranteed Obligations which the Agent or the Lenders now has or may acquire after the date hereof, or upon any other contingency whatsoever. Upon any default by the Borrowers in respect of the full and punctual payment and performance of the Guaranteed Obligations which constitutes an Event of Default, the liabilities and obligations of each Guarantor hereunder shall, at the option of the Agent, become forthwith due and payable to the Agent and the Lenders without demand or notice of any nature, all of which are expressly waived by each Guarantor. Payments by each Guarantor under this Section 2.15 may be required by the Agent or the Lenders on any number of occasions. Each Guarantor waives presentment, demand, protest, notice of acceptance, notice of Guaranteed Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshaling of assets of the Borrowers and all suretyship defenses generally. Without limiting the generality of the foregoing, each Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Guaranteed Obligations and agrees that the obligations of each Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by any rescissions, waivers, amendments or modifications of any of the terms or provisions of any agreement evidencing securing or otherwise executed in connection with any Guaranteed Obligation. Until the payment and performance in full of all Guaranteed Obligations and any and all obligations of the Borrowers to any affiliate of the Agent or the Lenders, no Guarantor shall exercise any rights against the Borrowers arising as a result of payment by any Guarantor hereunder, by way of subrogation or otherwise. The payment of any amounts due with respect to any indebtedness of the Borrowers now or hereafter held by each Guarantor is hereby subordinated to the prior payment in full of the Guaranteed Obligations.


                   ARTICLE 3. CONDITIONS TO LOANS AND ADVANCES

         Section 3.1. Conditions to First Revolving Credit Advance. The Lenders' obligations to make the first Revolving Credit Advance shall be subject to compliance by the Loan Parties with their agreements contained in this Agreement, and to the condition precedent that the Lenders shall have received each of the following, in form and substance satisfactory to the Agent and its counsel or in the form attached hereto as an Exhibit, as the case may be:

                  (a) Notes. The Revolving Credit Notes duly executed by the Borrowers.

                  (b) Security Documents. Each of the Security Documents duly executed by the Loan Party thereto and, accompanying the Pledge Agreements, the certificates representing all of the capital stock or other equity interests of all Subsidiaries together with stock powers executed in blank.

                  (c) Resolutions. Copies of the resolutions of the Boards of Directors of the Loan Parties authorizing the execution, delivery and performance of this Agreement, the Revolving Credit Notes, the Security Documents and the other Lender Agreements to which any Loan Party is a party, certified by the Secretary or an Assistant Secretary (or Clerk or Assistant Clerk or in the case of the Tweeter Trust, trustee) of each Loan Party (which certificate shall state that such resolutions are in full force and effect).

                  (d) Incumbency. Certificates of the Secretary or an Assistant Secretary (or Clerk or Assistant Clerk or in the case of the Tweeter Trust, trustee) of each Loan Party certifying the name and signatures of the officers of the Borrowers authorized to sign this Agreement, the Revolving Credit Notes, the Security Documents and the other Lender Agreements to which any Loan Party is a party and the other documents to be delivered by any Loan Party hereunder.

                  (e) Existence, Qualification and Good Standing Certificates. Certificates of legal existence, foreign qualification and corporate good standing, as applicable, for each Loan Party of recent date issued by the appropriate Delaware, Georgia, Maryland, Massachusetts, New Jersey and Pennsylvania governmental authorities.

                  (f) Consummation of Initial Public Offering. Evidence that the Tweeter IPO has been completed in accordance with the terms and provisions of the Tweeter Registration Statement and Tweeter has received net proceeds from the Tweeter IPO of not less than $25,000,000.

                  (g) Prepayment and Cancellation of Indebtedness. Evidence that the Subordinated Indebtedness of Tweeter described on Schedule 3.1 has been paid in full and canceled.

                  (h) Cancellation of Preferred Stock. Evidence that all issued and outstanding preferred stock of Tweeter has been canceled in accordance with the plan of reorganization dated June 5, 1998.

                  (i) Key Man Life Insurance. The Borrowers shall have assigned collaterally to the Agent one or more life insurance policies on the life of Jeffrey Stone representing total coverage of $5,000,000, together with the consent of the insurer to such assignment, all in form and issued by an insurer reasonably acceptable to the Agent.

                  (j) UCC Financing Statements. Receipt by the Agent of evidence that Uniform Commercial Code financing statements naming the Loan Parties as debtor and Agent as secured party have been filed in all locations where any of the Loan Parties' assets are located.

                  (k) Landlord Waivers. Receipt by the Agent of acknowledgments by the landlords of each location in which any of the Loan Parties' assets are located, substantially in the form of Exhibit G hereto.

                  (l) Insurance Certificates. Receipt by the Agent of certificates of insurance naming the Agent as loss payee and evidencing the Loan Parties' compliance with the requirements of this Agreement and the Security Documents to maintain insurance coverage.

                  (m) Opinion of Counsel. The opinion of Goulston & Storrs, a professional corporation, counsel to the Loan Parties, dated the date of execution of this Agreement, in substantially the form of Exhibit H attached hereto.

                  (n) Closing Certificate. Certificates of duly authorized officers (or in the case of the Tweeter Trust, the trustee) of the Loan Parties, dated the date of the first Revolving Credit Advances, to the effect that all conditions precedent on the part of the Loan Parties to the execution and delivery hereof and the making of the first Revolving Credit Advances have been satisfied.

                  (o) Fees and Expenses. Payment of all fees and expenses of the Agent and the Lenders then due and payable.

                  (p) Tweeter Trust Loans. Tweeter Trust shall have entered into the Tweeter Trust Subordination Agreement.

                  (q) Sony Intercreditor Subordination Agreement. Sony shall have entered into an intercreditor subordination agreement, substantially in the form of Exhibit K.

                  (r) Other Conditions. Such other documents, certificates and opinions as the Agent or the Lenders may reasonably request.

         Section 3.2. Conditions to All Revolving Credit Advances. The Lenders' obligations to make any Revolving Credit Advance pursuant to this Agreement shall be subject to compliance by the Loan Parties with their agreements contained in this Agreement and each other Lender Agreement, and to the satisfaction, at or before the making of each Revolving Credit Advance, of all of the following conditions precedent:

                  (a) The representations and warranties herein and those made by or on behalf of the Loan Parties in any other Lender Agreement shall be correct as of the date on which any Revolving Credit Advance is made, with the same effect as if made at and as of such time (except as to transactions permitted hereunder and described in a Compliance Certificate previously delivered to the Agent and except that the references in Article 5 to the 1997 Financial Statements shall be deemed to refer to the most recent annual audited consolidated financial statements of Tweeter and its Subsidiaries furnished to the Agent).

                  (b) On the date of any Revolving Credit Advances hereunder, there shall exist no Default.

                  (c) The making of the requested Revolving Credit Advances shall not be prohibited by any law or governmental order or regulation applicable to the Lenders or to the Borrowers, and all necessary consents, approvals and authorizations of any Person for any such Revolving Credit Advances shall have been obtained.


                        ARTICLE 4. PAYMENT AND REPAYMENT

         Section 4.1. Mandatory Prepayment.

                  (a) If at any time the aggregate outstanding principal balance of all Revolving Credit Advances made hereunder exceeds the Maximum Revolving Credit Amount, the Borrowers, jointly and severally, shall immediately repay to the Agent for the ratable accounts of the Lenders an amount equal to such excess.

                  (b) The Borrowers, jointly and severally, shall repay all outstanding Revolving Credit Advances on the Revolving Credit Termination Date.

         Section 4.2. Voluntary Prepayments.

                  (a) The Borrowers, jointly and severally, may make prepayments to the Agent for the ratable accounts of the Lenders of any outstanding principal amount of the Revolving Credit Advances equal to $50,000 or an integral multiple thereof which are Base

Rate Loans in accordance with Section 4.3 at any time prior to 12:00 noon (Boston time) on any Business Day without premium or penalty.

                  (b) The Borrowers, jointly and severally, may make prepayments to the Agent for the ratable accounts of the Lenders of any Revolving Credit Advances equal to $500,000 or any integral multiple of $100,000 thereof which are Eurodollar Rate Loans in accordance with Section 4.3 at any time prior to 12:00 noon (Boston time) on any Business Day subject, however, to the premiums and penalties set forth in Section 4.6.

         Section 4.3. Payment and Interest Cutoff. Notice of each prepayment pursuant to Section 4.2 shall be given to the Agent (a) in the case of prepayment of Base Rate Loans, not later than 12:00 noon (Boston time) on the date of payment and (b) in the case of prepayment of Eurodollar Rate Loans on any day other than the last day of the Interest Period applicable thereto, not later than 12:00 noon (Boston time) two (2) Business Days prior to the proposed date of payment, and, in each case, shall specify the total principal amount of the Revolving Credit Advances to be paid on such date. Notice of prepayment having been given in compliance with this Section 4.3, the amount specified to be prepaid shall become due and payable on the date specified for prepayment and from and after said date (unless the Borrowers shall default in the payment thereof) interest thereon shall cease to accrue. Unpaid interest on the principal amount of any Revolving Credit Advances so prepaid accrued to the date of prepayment shall be due on the date of prepayment.

         Section 4.4. Payment or Other Actions on Non-Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be. In the case of any other action the last day for performance of which shall be a day other than a Business Day, the date for performance shall be extended to the next succeeding Business Day.

         Section 4.5. Method and Timing of Payments.

                  (a) All payments required to be made pursuant to the provisions of this Agreement and any other Lender Agreement, and all prepayments pursuant to Section 4.1, may be charged by the Agent against any Borrower's accounts with the Agent. Each Borrower hereby authorizes the Agent and the Lenders, without notice to such Borrower, to charge against any account of such Borrower with the Agent or such Lender an amount equal to the accrued interest, principal and other amounts from time to time due and payable to the Agent and the Lenders hereunder and under all other Lender Agreements.

                  (b) The Borrowers shall make each payment to be made by it hereunder not later than 12:00 noon (Boston time) on the day when due in lawful money of the United States to the Agent at its address set forth in Section 14.1 in immediately available funds. The Agent will, after its receipt thereof, distribute like funds relating to the payment of principal, interest or any other amounts payable hereunder ratably to the Lenders in accordance with their respective Commitment Percentages. Any payment made by the Borrowers to the Agent under this Agreement or under the Notes in the manner provided in this Agreement shall be deemed to be a payment to each of the respective Lenders, unless the provisions of this Agreement expressly provide that any such payment shall be solely for the account of the Agent or any specific Lender.

         Section 4.6. Payments Not at End of Interest Period. If the Borrowers for any reason make any payment of principal with respect to any Eurodollar Rate Loan on any day other than the last day of the Interest Period applicable to such Eurodollar Rate Loan, including, without limitation, by reason of acceleration, or fail to borrow a Eurodollar Rate Loan after electing a Eurodollar Pricing Option with respect thereto pursuant to Section 2.1(a) or 2.5, the Borrowers, jointly and severally, shall pay to the Agent, for the ratable account of the Lenders, any amounts required to compensate the Lenders for any additional losses, costs or expenses which they may reasonably incur as a result of such payment or failure to borrow, including without limitation, any loss, including lost profits, costs or expenses incurred by reason of the liquidation, reutilization or reemployment of deposits or other funds acquired by the Lenders to fund or maintain such Revolving Credit Advances. Such compensation may include, without limitation, an amount equal to (a) the amount of interest which would have accrued on the amount so paid or not borrowed, for the period from the date of such payment or failure to borrow, to the last day of the then current Interest Period for such Revolving Credit Advance (or, in the case of a failure to borrow, to the last day of the Interest Period for the Revolving Credit Advance which would have commenced on the date of such failure to borrow), at the applicable rate of interest for such Revolving Credit Advance provided for herein minus (b) the amount of interest (as reasonably determined by the Agent), which would accrue and become payable to the Lenders during such period on the principal repaid or not borrowed if the Lenders, following such repayment or failure to borrow, were to reinvest such principal in U.S. Treasury securities selected by the Agent in an amount equal (as nearly as may be) to the principal so repaid or not borrowed and having a term equal (as near as may be) to such period. The Borrowers shall pay such amount upon presentation by the Agent of a statement setting forth the amount and the Agent's calculation thereof pursuant hereto, which statement shall, if made in good faith, be deemed true and correct absent manifest error.

         Section 4.7. Currency. All payments and prepayments provided for under this Agreement shall be made in lawful currency of the United States of America in immediately available funds.


                    ARTICLE 5. REPRESENTATIONS AND WARRANTIES

         In order to induce the Agent and the Lenders to enter into this Agreement and to induce the Lenders to make the Revolving Credit Advances as contemplated hereby, the Loan Parties hereby make the following representations and warranties:

         Section 5.1. Corporate Existence, Charter Documents, Etc.

         (a) Tweeter and each Subsidiary which is a corporation is a corporation validly organized, legally existing and in good standing under the laws of the jurisdiction in which it is organized and has corporate power to own its properties and conduct its business as now conducted and as proposed to be conducted by it. Certified copies of the charter documents and By-Laws of Tweeter and each such Subsidiary have been delivered to the Lenders and are true, accurate and complete as of the date hereof.

         (b) Each Subsidiary which is a Massachusetts business trust is a Massachusetts business trust validly organized, legally existing and in good standing under the laws of the jurisdiction in which it is organized and has power as a Massachusetts business trust to own its properties and conduct its business as now conducted and as proposed to be conducted by it. Certified copies of the declaration of trust and each such Subsidiary have been delivered to the Lenders and are true, accurate and complete as of the date hereof.

         Section 5.2. Principal Place of Business; Location of Records. The chief executive office and principal place of business of Tweeter and each Subsidiary is located at 40 Hudson Road, Shawmut Park, Canton, Massachusetts 02021, and except as disclosed on Schedule 5.2, Tweeter and its Subsidiaries have had no other principal place of business during the last six months. All of the books and records or true and complete copies thereof relating to the accounts and contracts of Tweeter and each Subsidiary are and will be kept at their chief executive office.

         Section 5.3. Qualification. Tweeter and each Subsidiary is duly qualified, licensed and authorized to do business and is in good standing as a foreign corporation (or Massachusetts business trust as the case may be) in each jurisdiction where its failure to be so qualified would have a Material Adverse Effect.

         Section 5.4. Subsidiaries. Tweeter has no Subsidiaries except for Tweeter Trust, New England Audio and NEA Delaware. All of the issued and outstanding capital stock or other equity interests of such Subsidiaries is owned of record and beneficially as described on Schedule 5.11 hereto.

         Section 5.5. Corporate Power. The execution, delivery and performance of this Agreement, the Revolving Credit Notes, the Security Documents and all other Lender Agreements and other documents delivered or to be delivered by Tweeter or any Subsidiary to the Agent or the Lenders, and the incurrence of Indebtedness to the Lenders hereunder or thereunder, now or hereafter owing:

                  (a) are within the corporate powers of Tweeter and each Subsidiary, as the case may be, having been duly authorized by its Board of Directors or other similar governing body, and, if required by law, by its charter documents or by its By-Laws, by its stockholders;

                  (b) do not require any approval or consent of, or filing with, any governmental agency or other Person (or such approvals and consents have been obtained and delivered to the Lenders) and are not in contravention of law or the terms of the charter documents or By-Laws of Tweeter and each Subsidiary or any amendment thereof;

                  (c)      do not and will not

                           (i) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Tweeter or any Subsidiary is a party or by which Tweeter, any Subsidiary or any of their respective properties are bound or affected,

                           (ii) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature on any property now owned or hereafter acquired by Tweeter or any Subsidiary, except as provided in the Lender Agreements, or

                           (iii) result in a violation of or default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award having applicability to Tweeter or any Subsidiary, or to any of their respective properties.

         Section 5.6. Valid and Binding Obligations. This Agreement, the Revolving Credit Notes, the Security Documents and all the other Lender Agreements executed in connection herewith and therewith constitute, or will constitute when delivered, the valid and binding obligations of Tweeter and its Subsidiaries, as the case may be, enforceable in accordance with their respective terms, except as the enforceability thereof may be subject to bankruptcy, insolvency, moratorium and other laws affecting the rights and remedies of creditors and secured parties and to the exercise of judicial discretion in accordance with general equitable principles.

         Section 5.7. Other Agreements. Neither Tweeter nor any Subsidiary is a party to any indenture, loan or credit agreement, or any lease or other agreement or instrument, or subject to any charter or corporate restriction, which the Borrower reasonably believes will have a Material Adverse Effect, or which restricts the ability of Tweeter or any Subsidiary to carry out any of the provisions of this Agreement, the Revolving Credit Notes, the Security Documents or any of the Lender Agreements executed in connection herewith and therewith.

         Section 5.8. Payment of Taxes. Tweeter and its Subsidiaries have filed all tax returns which are required to be filed by them and have paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to said returns or to assessments received. All federal tax returns of New England Audio and its Subsidiaries through their fiscal year ended in 1989 have been audited by the Internal Revenue Service or taxes for such periods are not subject to a valid action for collection by reason of the expiration of the applicable statute of limitation, and the results of such audits are fully reflected in the balance sheet contained in the 1997 Financial Statements. Tweeter knows of no material additional assessments since such date for which adequate reserves appearing in the balance sheet contained in the 1997 Financial Statements have not been established. Tweeter and its Subsidiaries have made adequate provision for all current taxes, and to the best of Tweeter's knowledge there will not be any additional assessments for any fiscal periods prior to and including that which ended on the date of said balance sheet in excess of the amounts reserved therefor.

         Section 5.9. Financial Statements. All balance sheets, statements and other financial information furnished to the Lenders in connection with this Agreement and the transactions contemplated hereby (each of which is listed on Schedule 5.9), including, without limitation, the 1997 Financial Statements, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except for normal year-end adjustments and for the absence of footnotes with interim statements) and present fairly the consolidated financial condition of Tweeter and its Subsidiaries and all such information so furnished was true, correct and complete as of the date thereof (it being recognized by the Lenders that projections as to future results are not to be viewed as facts and that the actual results for the period or periods covered by the projections may differ from the projected results).

         Section 5.10. Other Materials Furnished. No written information, exhibits, memoranda or reports furnished to the Lenders by or on behalf of Tweeter or any Subsidiary in connection with the negotiation of this Agreement contains any material misstatement of fact or omits to state a material fact necessary to make the statements contained therein not misleading.

         Section 5.11. Stock. There are presently issued by Tweeter and its Subsidiaries and outstanding the shares of capital stock or other equity interests indicated on Schedule 5.11. Tweeter and its Subsidiaries have received the consideration for which such stock was authorized to be issued and have otherwise complied with all legal requirements relating to the authorization and issuance of shares of stock and all such shares are validly issued, fully paid and non-assessable. Tweeter and its Subsidiaries have no other capital stock of any class outstanding.

         Section 5.12. Changes in Condition. Since the date of the balance sheet contained in the 1997 Financial Statements and except as described on Schedule 5.12, there has been no material adverse change in the business or assets or in the condition, financial or otherwise, of Tweeter or any Subsidiary, and neither Tweeter nor any Subsidiary has entered into any transaction outside of the ordinary course of business which is material to Tweeter or any Subsidiary. Neither Tweeter nor any Subsidiary has any contingent liabilities of any material amount which are not referred to in the 1997 Financial Statements.

         Section 5.13. Assets, Licenses, Patents, Trademarks, Etc.

                  (a) Tweeter and its Subsidiaries have good and marketable title to, or valid leasehold interests in, all of their material assets, real and personal, including the assets carried on their books and reflected in the 1997 Financial Statements, subject to no liens, charges or encumbrances, except for (i) liens, charges and encumbrances described in Schedule 5.16 and permitted by Section 9.2 hereof, (ii) assets sold, abandoned or otherwise disposed of in the ordinary course of business and (iii) insubstantial and immaterial defects in title.

                  (b) Except as disclosed on Schedule 5.13, Tweeter and its Subsidiaries own all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, and trade names necessary to continue to conduct their business as heretofore conducted by them, now conducted by them and proposed to be conducted by them, each of which is listed, together with Patent and Trademark Office application or registration numbers, where applicable, on Schedule 5.13 hereto. Tweeter and its Subsidiaries conduct their respective businesses without infringement or claim of infringement of any material license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others. To the best knowledge of Tweeter, there is no infringement or claim of infringement by others of any material license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of Tweeter and its Subsidiaries.

         Section 5.14. Litigation. Except as set forth in Schedule 5.14, there is no litigation, at law or in equity, or any proceeding before any federal, state, provincial or municipal board or other governmental or administrative agency pending or, to the knowledge of Tweeter, threatened, or any basis therefor, which involves a risk of any judgment or liability which, if adversely determined, would have a Material Adverse Effect, and no judgment, decree, or order of any federal, state, provincial or municipal court, board or other governmental or administrative agency has been issued against Tweeter or any Subsidiary which has or may have a Material Adverse Effect.

         Section 5.15. Pension Plans. No employee benefit plan established or maintained by Tweeter or any Subsidiary or any other Person a member of the same "control group," as the Borrower (a "Pension Affiliate"), within the meaning of
Section 302(f)(6)(b) of ERISA, (including any multi-employer plan to which Tweeter or any Subsidiary contributes) which is subject to Part 3 of Subtitle B of Title I of the ERISA, had a material accumulated funding deficiency (as such term is defined in Section 302 of ERISA) as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, or would have had an accumulated funding deficiency (as so defined) on such day if such year were the first year of such plan to which Part 3 of Subtitle B of Title I of ERISA applied, and no material liability under Title IV of ERISA has been, or is expected by Tweeter or any Subsidiary to be, incurred with respect to any such plan by Tweeter or any Subsidiary or any Pension Affiliate. The execution, delivery and performance by Tweeter of this Agreement and the other Lender Agreements executed on the date hereof will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Internal Revenue Code. Tweeter and its Subsidiaries have no Pension Plan other than those described on Schedule 5.15.

         Section 5.16. Outstanding Indebtedness. The outstanding amount of Indebtedness for borrowed money, including Capitalized Lease Obligations and Guaranties of borrowed money, of Tweeter and its Subsidiaries as of the date hereof, is correctly set forth in Schedule 5.16 hereto, and said Schedule correctly describes the credit agreements, guaranties, leases and other instruments pursuant to which such Indebtedness has been incurred and all liens, charges and encumbrances securing such Indebtedness. Said schedule also describes all agreements and other arrangements pursuant to which Tweeter or any Subsidiary may borrow any money.

         Section 5.17. Environmental Matters. Except as set forth in the documents described in Schedule 5.17, copies of which have been provided to the
Agent:

                  (a) None of Tweeter, any Subsidiary or any operator of any of their respective properties is in violation, or to the knowledge of Tweeter is in alleged violation, of any Environmental Law, which violation would have a Material Adverse Effect.

                  (b) None of Tweeter, any Subsidiary or any operator of any of their respective properties has received written notice from any third party, including, without limitation, any federal, state, county, or local governmental authority, (i) that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA") or any equivalent state law, with respect to any site or location; (ii) that any hazardous waste, as defined in 42 U.S.C.
Section 6903(5), any hazardous substances, as defined in 42 U.S.C.
Section 9601(14), any pollutant or contaminant, as defined in 42 U.S.C.
Section 9601(33), or any toxic substance, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which it has generated, transported or disposed of, has been found at any site at which a federal, state, county, or local agency or other third party has conducted or has ordered Tweeter, any Subsidiary or another third party or parties (e.g. a committee of potentially responsible parties) to conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint (contingent or otherwise) or legal or administrative proceeding arising out of any actual or alleged release or threatened release of Hazardous Substances. For purposes of this Agreement, "release" means any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping of Hazardous Substances into the environment.

                  (c) (i) Tweeter, each Subsidiary and each operator of any real property owned or operated by Tweeter is in compliance, in all material respects, with all provisions of the Environmental Laws relating to the handling, manufacturing, processing, generation, storage or disposal of any Hazardous Substances; (ii) to the best knowledge of Tweeter, no portion of property owned, operated or controlled by Tweeter or any Subsidiary has been used for the handling, manufacturing, processing, generation, storage or disposal of Hazardous

Substances except in the course of normal day-to-day operations and in accordance with applicable Environmental Laws; (iii) to the best knowledge of Tweeter, there have been no releases or threatened releases of Hazardous Substances on, upon, into or from any property owned, operated or controlled by Tweeter or any Subsidiary, which releases could have a Material Adverse Effect;
(iv) to the best knowledge of Tweeter, there have been no releases of Hazardous Substances on, upon, from or into any real property in the vicinity of the real properties owned, operated or controlled by Tweeter or any Subsidiary which, through soil or groundwater contamination, may have come to be located on the properties of Tweeter or any Subsidiary; (v) to the best knowledge of Tweeter, there have been no releases of Hazardous Substances on, upon, from or into any real property formerly but no longer owned, operated or controlled by Tweeter or any Subsidiary.

                  (d) None of the properties owned or leased by Tweeter or any Subsidiary is or shall be subject to any applicable environmental cleanup responsibility law or environmental restrictive transfer law or regulation by virtue of the transactions set forth herein and contemplated hereby.

         Section 5.18. Governmental Regulations. None of Tweeter, any Subsidiary or any other Affiliate of Tweeter is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, or is a common carrier under the Interstate Commerce Act, or is engaged in a business or activity subject to any statute or regulation which regulates the incurring by the Borrowers of Indebtedness for borrowed money, including statutes or regulations relating to common or contract carriers or to the sale of electricity, gas, steam, water, telephone or telegraph or other public utility services.

         Section 5.19. Margin Stock. Neither Tweeter nor any Subsidiary owns any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder, nor is Tweeter or any Subsidiary engaged principally or as one of its important activities in extending credit which is used for the purpose of purchasing or carrying margin stock.

         Section 5.20. Consummation of Tweeter IPO. The Tweeter IPO has been consummated in accordance with the terms of the Tweeter Registration Statement, and Tweeter has received net proceeds therefrom of not less than $25,000,000, and such proceeds have been applied as described on Schedule 5.20 hereto.

         Section 5.21. Repurchase and Cancellation of Subordinated Notes and Preferred Stock. The Subordinated Indebtedness described on Schedule 3.1 has been paid in full and all preferred stock of Tweeter has been canceled.

                       ARTICLE 6. REPORTS AND INFORMATION

         Section 6.1. Interim Financial Statements and Reports.

                  (a) As soon as available, and in any event within forty-five
(45) days after the end of each of the first three quarters of each fiscal year of Tweeter, Tweeter shall furnish to the Agent: (i) consolidated and consolidating balance sheets of Tweeter and its Subsidiaries as of the end of such quarter and consolidated and consolidating statements of income, shareholders' equity and cash flow of Tweeter and its Subsidiaries for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and (ii) a Compliance Certificate.

                  (b) Concurrently with each delivery of financial statements pursuant to subsections (a) above, Tweeter will deliver a management report, certified by its chief financial officer, (i) describing the operations and financial condition of Tweeter and its Subsidiaries for the month or quarter then ended and the portion of the current fiscal year then elapsed (or for the fiscal year then ended in the case of year-end financials), (ii) setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the most recent projections for the current fiscal year, (iii) discussing the reasons for any significant variations, (iv) stating that such officer has no knowledge of any Default or Event of Default except as specified in such certificate and (v) setting forth in reasonable detail information sufficient to show that Tweeter and its Subsidiaries are in compliance with the financial maintenance covenants referred to in Article 7.

         Section 6.2. Annual Financial Statements and Budgets.

                  (a) As soon as available, but in any event within ninety (90) days after the end of each fiscal year of Tweeter, Tweeter shall furnish to the Agent and each Lender: (a) consolidated and consolidating balance sheets of Tweeter and its Subsidiaries as of the end of such fiscal year and consolidated and consolidating statements of income, shareholders' equity and cash flow of Tweeter and its Subsidiaries for such fiscal year, in each case (other than the consolidating statements) reported on by Deloitte & Touche LLP (or another "big six" accounting firm), or other independent certified public accountants of recognized national standing acceptable to the Lenders, which report shall express, without reliance upon others, a positive opinion regarding the fairness of the presentation of such financial statements in accordance with generally accepted accounting principles consistently applied, said report to be without qualification, except in cases of unresolved litigation and accounting changes with which such accountants concur, together with the statement of such accountants that they have caused the provisions of this Agreement to be reviewed and that nothing has come to their attention to lead them to believe that any Default exists hereunder or specifying any Default and the nature thereof and (b) a Compliance Certificate.

                  (b) As soon as available, but in any event prior to the commencement of each fiscal year, beginning with the fiscal year commencing October 1, 1998, Tweeter shall furnish to the Agent a copy of the income statement budget, the cash flow budget and the projected balance sheets of Tweeter and its Subsidiaries for the succeeding fiscal year, prepared by month and in accordance with GAAP (to the extent such budgets and projections may be prepared in accordance with GAAP), and detailing the assumptions upon which such projections have been made, such projections to be accompanied by a certificate of the chief financial officer to the effect that such projections have been prepared on the basis of sound financial planning practice, and that the chief financial officer has no reason to believe they are incorrect or misleading in any material respect. Such items shall be delivered prior to their final approval by Tweeter's Board of Directors and in sufficient time for the Lenders to comment on them before Board approval is obtained, and copies of such items as finally approved by the Board shall also be delivered to the Lenders.

         Section 6.3. Notice of Defaults, Etc. As soon as possible, and in any event within five (5) days after obtaining knowledge of the occurrence of each Default, Tweeter shall furnish to the Agent the statement of its chief executive officer or chief financial officer setting forth details of such Default and the action which Tweeter and its Subsidiaries have taken or propose to take with respect thereto. Promptly after becoming aware thereof, Tweeter shall give the Agent notice of any event or condition which is likely to have a Material Adverse Effect.

         Section 6.4. Notice of Litigation. Promptly after obtaining knowledge of the commencement thereof, Tweeter shall furnish to the Agent written notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting Tweeter or any Subsidiary, which, if adversely determined, would have a Material Adverse Effect.

         Section 6.5. Communications with Others. At all times that the stock of Tweeter is or is proposed to be traded publicly, Tweeter shall furnish to the Agent copies of all regular, periodic and special reports and all registration statements which Tweeter files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national or regional securities exchange.

         Section 6.6. Reportable Events. At any time that Tweeter or any Subsidiary has a Pension Plan, Tweeter shall furnish to the Agent, as soon as possible, but in any event within thirty (30) days after Tweeter or any Subsidiary obtains knowledge that any Reportable Event with respect to any Pension Plan has occurred, the statement of its chief executive officer or chief financial officer setting forth the details of such Reportable Event and the action which Tweeter or any Subsidiary has taken or proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation.

         Section 6.7. Reports to other Creditors. Promptly after filing the same, Tweeter shall furnish to the Agent copies of any compliance certificate and other information furnished to any other holder of the securities (including debt obligations) of Tweeter or any Subsidiary pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Agent or the Lenders pursuant to any other provision of this Agreement.

         Section 6.8. Communications with Independent Public Accountants. At any reasonable time and from time to time, Tweeter shall use its best efforts to provide the Agent and the Lenders and any agents or representatives of the Lenders access to the independent public accountants of Tweeter to discuss the financial condition of Tweeter and its Subsidiaries, including, without limitation, any recommendations of such independent public accountants concerning the management, finances, financial controls or operations of Tweeter and its Subsidiaries. Promptly after the receipt thereof, Tweeter shall furnish to the Agent copies of any management letter or other written recommendations concerning the management, finances, financial controls, or operations of Tweeter or any Subsidiary received from Tweeter's independent public accountants.

         Section 6.9. Environmental Reports. Tweeter shall furnish to the Agent and each Lender: (a) not later than seven (7) days after notice thereof, notice of any enforcement actions, or, to the knowledge of Tweeter, threatened enforcement actions affecting Tweeter or any Subsidiary by any Governmental Agency related to Environmental Laws; (b) copies, within seven (7) days after they are received, of all orders, notices of responsibility, notices of violation, notices of enforcement actions, and assessments, and other written communications pertaining to any such orders, notices, claims and assessments received by Tweeter or any Subsidiary from any Governmental Agency; (c) not later than seven (7) days after notice thereof, notice of any civil claims or threatened civil claims affecting Tweeter or any Subsidiary by any third party alleging any violation of Environmental Laws or harm to human health or the environment; and (d) copies of all cleanup plans, site assessment reports, response plans, remedial proposals, or other submissions of Tweeter or any Subsidiary, submitted to a Governmental Agency in response to any communication referenced in subsections (a) and (b) herein simultaneously with their submission to such Governmental Agency.

         Section 6.10. Notice of Permitted Acquisitions. At least fifteen (15) Business Days prior to the consummation of any Permitted Acquisition, Tweeter shall furnish to the Agent (a) copies of the most recent audited and, if later, or, if audited statements are not available, unaudited financial statements of the Person which is the subject of such Permitted Acquisition, (b) a description of such proposed Permitted Acquisition in such detail as the Agent may reasonably request, including copies of letters of intent and draft purchase agreements or other acquisition documents executed or to be executed by Tweeter or any of its Subsidiaries in connection with the Permitted Acquisition, (c) an unaudited pro forma consolidated balance sheet and income statement of the Tweeter and its Subsidiaries as at the end of the most recent fiscal quarter but prepared as though the closing of such Permitted Acquisition had occurred on or prior to such date and related pro forma calculations, based on trailing four-quarter operating performance, pro forma debt and pro forma debt service based on scheduled principal payments and pro forma interest on total debt at then prevailing borrowing rates, indicating compliance on a pro forma basis as at such date and for the periods then ended with the financial covenants set forth in Section 7 and (d) unaudited projections of balance sheets and income statements and related calculations for the following four quarters, assuming the Permitted Acquisition has closed and indicating compliance, on a projected basis, for such periods with the financial covenants set forth in Section 7.

         Section 6.11. Miscellaneous. Tweeter shall provide the Agent and the Lenders with such other information as the Agent or the Lenders may from time to time reasonably request, including Borrowing Base Reports and other information respecting the business, properties, prospects, condition or operations, financial or otherwise, of Tweeter and its Subsidiaries.


                         ARTICLE 7. FINANCIAL COVENANTS

         On and after the date hereof, until all of the Lender Obligations shall have been paid in full and the Lenders shall have no commitment hereunder, Tweeter and its Subsidiaries shall observe the following covenants:

         Section 7.1. Ratio of Consolidated Total Funded Debt to Consolidated EBITDA. Tweeter and its Subsidiaries shall not permit the ratio of Consolidated Total Funded Debt, as of the end of any fiscal quarter, to Consolidated EBITDA for the four-quarter period ending on such date, commencing with the quarter ending June 30, 1998, to be greater than (a) 3.50-to- 1.00 through September 29, 1999, (b) 3.25-to-1.00 from September 30, 1999 through September 29, 2000, and
(c) 3.00-to-1.00 thereafter.

         Section 7.2. Ratio of Consolidated Operating Cash Flow to Consolidated Debt Service. Tweeter and its Subsidiaries shall not permit, for any period of four consecutive fiscal quarters, the ratio of Consolidated Operating Cash Flow to Consolidated Debt Service, commencing with the four-quarter period ending June 30, 1998, to be less than (a) 1.40-to-1.00 through September 29, 1999 and
(b) 1.50-to-1.00 as of September 30, 1999 and thereafter; provided, however, that for purposes of this Section 7.2, Tweeter may add to Consolidated Cash Flow for the applicable periods the amount of the net cash proceeds received by New England Audio on or before December 31, 1998 from the long-term mortgage financing of the Canton Facility described in Section 8.9.

         Section 7.3. Consolidated Net Worth. Tweeter and its Subsidiaries shall, at all times, maintain a Consolidated Net Worth equal to or greater than the sum of (a) Eighteen Million Dollars ($18,000,000) plus (b) 50% of cumulative Consolidated Net Income (without deduction for any losses) after the date hereof plus (c) all amounts received by Tweeter and its Subsidiaries after March 31, 1997 from the issuance of equity interests including without limitation amounts received from the Tweeter IPO.

         Section 7.4. Ratio of Consolidated EBIT to Consolidated Interest Expense. Tweeter and its Subsidiaries shall not permit, for any period of four consecutive fiscal quarters, commencing with the four-quarter period ending June 30, 1998, the ratio of Consolidated EBIT to Consolidated Interest Expense to be less than (a) 3.00-to-1.00 through September 29, 1999 and (b) 3.50-to-1.00 as of September 30, 1999 and thereafter.

         Section 7.5. Consolidated Capital Expenditures. Tweeter and its Subsidiaries shall not make or incur any expenditure for fixed or capital assets, including assets financed under Capitalized Leases, but excluding capital expenditures incurred in Permitted Acquisitions, if, after giving effect thereto, the aggregate of all such expenditures made by Tweeter and its Subsidiaries would exceed the amounts set forth below for the corresponding fiscal years:

           FISCAL YEAR ENDING               CONSOLIDATED CAPITAL EXPENDITURES
           ------------------               ---------------------------------
           September 30, 1998                          $10,500,000
           September 30, 1999                          $13,000,000
           September 30, 2000                          $14,000,000
               Thereafter                              $15,000,000

         Notwithstanding the foregoing, if Tweeter and its Subsidiaries do not expend the entire permitted Capital Expenditures in any fiscal year, Tweeter and its Subsidiaries may carry forward to the immediately succeeding fiscal year 100% of the unutilized portion of the permitted Capital Expenditures. All Capital Expenditures made by Tweeter and its Subsidiaries in such succeeding fiscal year shall first be applied to reduce the permitted Capital Expenditures for such succeeding fiscal year and then to reduce the carry forward from the previous fiscal year, if any.


                        ARTICLE 8. AFFIRMATIVE COVENANTS

         On and after the date hereof, until all of the Lender Obligations shall have been paid in full and the Lenders shall have no commitment hereunder, the Loan Parties covenant that Tweeter will, and will cause each of its Subsidiaries to, comply with the following covenants and provisions:

         Section 8.1. Existence and Business. Tweeter and each Subsidiary will
(a) subject to Section 9.6, preserve and maintain its corporate existence and qualify and remain qualified as a foreign corporation in each jurisdiction in which the failure to maintain such qualification would, individually or in the aggregate, have a Material Adverse Effect, (b) preserve and maintain in full force and effect all material rights, licenses, patents and franchises, (c) comply in all material respects with all valid and applicable statutes, rules and regulations necessary for the conduct of business and (d) engage only in the businesses which it is conducting on the date of this Agreement.

         Section 8.2. Taxes and Other Obligations. Tweeter and each Subsidiary
(a) will duly pay and discharge, or cause to be paid and discharged, before the same shall become in arrears, all material taxes, assessments and other governmental charges, imposed upon it and its properties, sales and activities, or upon the income or profits therefrom, as well as the claims for labor, materials, or supplies which if unpaid might by law result in a lien or charge upon any of its properties; provided, however, that Tweeter and any Subsidiary may contest any such charges or claims in good faith so long as (i) an adequate reserve therefor has been established and is maintained if and as required by generally accepted accounting principles and (ii) no action to foreclose any such lien has been commenced and (b) will promptly pay or cause to be paid when due, or in conformance with customary trade terms (but not later than sixty (60) days from the due date in the case of trade debt), all material lease obligations, trade debt and all other material Indebtedness incident to its operations. Tweeter and each Subsidiary shall cause all applicable tax returns and all amounts due thereunder to be filed and paid (except to the extent contested in accordance with the terms of Section 8.2), as the case may be, in order to maintain its good standing with the Internal Revenue Service and state, local and foreign tax authorities.

         Section 8.3. Maintenance of Properties and Leases. Tweeter and each Subsidiary shall maintain, keep and preserve all of its properties (tangible and intangible) in good repair and working order, ordinary wear and tear excepted. Tweeter and each Subsidiary shall replace and improve its properties as necessary for the conduct of its business. Tweeter and each Subsidiary shall comply in all material respects with all leases naming it as lessee.

         Section 8.4. Insurance. Tweeter and each Subsidiary (a) will keep its principal assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion or hazards, by extended coverage in an amount sufficient to avoid co-insurance liability and (b) will maintain with financially sound and reputable insurers insurance against other hazards and risks and liability to persons and property to the extent and in a manner reasonably satisfactory to the Lenders, and in any event as customary for companies in similar businesses similarly situated; provided, however, that on prior notice to the Agent it may effect workmen's compensation insurance through an insurance fund operated by such state or jurisdiction and may also be a self-insurer with respect to workmen's compensation and with respect to group medical benefits under any medical benefit plan. The provisions of the Security Documents relating to insurance shall not be limited by the provisions of this Section 8.4. On request of the Agent from time to time, Tweeter will render to the Agent a statement in reasonable detail as to all insurance coverage required by this Section 8.4. A description of the material elements of insurance coverage of Tweeter and its Subsidiaries as of the date hereof is set forth on Schedule 8.4.

         Section 8.5. Records, Accounts and Places of Business. Tweeter and each Subsidiary shall maintain comprehensive and accurate records and accounts in accordance with generally accepted accounting principles consistently applied. Tweeter and each Subsidiary shall maintain adequate and proper reserves. Tweeter and its Subsidiaries shall not change their method of accounting with respect to any aspects of their business unless required due to a change in GAAP. Tweeter and its Subsidiaries shall not change their fiscal year without the prior written consent of the Agent, which will not be unreasonably withheld. Tweeter and each Subsidiary shall promptly notify the Agent of (a) any changes in the places of business of Tweeter or its Subsidiaries and (b) any additional places of business which may arise hereafter.

         Section 8.6. Inspection. At any reasonable time and from time to time, and unless a Default exists upon reasonable prior notice and only during normal business hours, the Loan Parties shall permit the Agent and the Lenders and any of the Lenders' agents or representatives to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, Tweeter and its Subsidiaries and to discuss the affairs, finances and accounts of Tweeter and its Subsidiaries with any of their officers or directors and with Tweeter's independent accountants. Additionally, Tweeter at its own expense, shall permit the Agent and any of the Agent's agents or representatives (a) to conduct field exams once each year and (b) to perform inventory appraisals once a year; provided, however that if an Event of Default exists, there shall be no restriction as to the frequency of such exams and appraisals. Information obtained pursuant to this Section 8.6 shall be subject to the provisions of
Section 14.6.

         Section 8.7. Maintenance of Accounts. Tweeter and its Subsidiaries shall maintain all of their operating, concentration and disbursement accounts with the Agent. No less frequently than once each week, Tweeter and its Subsidiaries will cause all deposits in other depository accounts to be transferred and deposited in the concentration account maintained with the Agent. From time to time upon request of the Agent, Tweeter and its Subsidiaries will cause each institution in which it maintains deposits to enter into a blocked account agreement reasonably acceptable to the Agent.

         Section 8.8. Formation and Acquisition of Subsidiaries. Upon the acquisition of a Subsidiary in connection with a Permitted Acquisition or upon the consummation of any other Permitted Acquisition, Tweeter shall execute and deliver or cause to be executed and delivered to the Agent (a) a pledge amendment with respect to the pledge of all of the capital stock of such new Subsidiary, in form and substance reasonably satisfactory to the Agent, together with evidence in form and substance reasonably satisfactory to the Agent that all deliveries, filings, recordings, registrations and other actions, including, without limitation, the delivery of any certificates representing such capital stock, together, in the case of stock certificates, with an undated transfer power, in form and substance reasonably satisfactory to the Agent, for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, and evidence of the filing of duly executed financing statements on form UCC-1, necessary or, in the reasonable opinion of the Agent, desirable to perfect the liens created by such pledge amendment, (b) a guaranty of all Lender Obligations by such Subsidiary and a security agreement of such Subsidiary, and legal opinions reasonably satisfactory to the Agent relating to such Subsidiary and the Permitted Acquisition, all in form and substance reasonably satisfactory to the Agent, together with evidence of the filing of duly executed financing statements on form UCC-1, necessary or, in the reasonable opinion of the Agent, desirable to perfect the liens created by such security agreement or the liens on the assets so acquired in connection with such Permitted Acquisition, (c) if the Permitted Acquisition includes any real property and if requested by the Agent, a mortgage of such real property and a title insurance policy insuring the lien of such mortgage in form and substance reasonably satisfactory to the Agent, and (d) such other documents, certificates and legal opinions with respect to such Subsidiary, the Permitted Acquisition, pledge amendment, guaranty, security agreement and related matters as the Agent may reasonably request.

         Section 8.9 Covenants Relating to Canton Mortgage Financing. On or before December 31, 1998 New England Audio directly or through a Subsidiary to which title to the Canton Facility is conveyed (the "Real Estate Subsidiary") shall refinance the acquisition cost of the Canton Facility through long-term conventional mortgage financing, with recourse only to the Canton Facility including any rental payments thereon and not to any other asset of New England Audio, Tweeter or any Subsidiary, and on such other terms and conditions reasonably acceptable to the Agent and shall apply the proceeds of such financing to repay Revolving Credit Advances. At the time of such refinancing and so long as no Default is outstanding hereunder, the Agent will release the lien granted pursuant to the Canton Mortgage upon payment of outstanding Revolving Credit Advances with the proceeds from such long-term conventional mortgage financing so long as such long-term conventional mortgage financing is entered into with a mortgagee other than the Agent; provided that (a) the mortgagee has entered into a Subordination, Non-Disturbance and Attornment Agreement with Tweeter and New England Audio and an agreement with the Agent regarding waivers of liens against Collateral and granting the Agent access to its Collateral all on terms and conditions reasonably acceptable to the Agent and (b) the terms of the lease with Tweeter and New England Audio is on terms and conditions reasonably approved by the Agent. In the event New England Audio elects to secure such financing through the Real Estate Subsidiary, New England Audio may make an Investment in the Real Estate Subsidiary by contributing the Canton Facility to it, the Real Estate Subsidiary shall own no other assets and conduct no other business, and no pledge of the Real Estate Subsidiary's stock shall be required as security for the Lender Obligation. Borrowers acknowledge and agree that Agent is under no obligation, either as Agent or as Lender, to provide Borrowers or its Subsidiaries with long-term conventional mortgage financing as described in Section 8.9. In the event Agent, in its sole discretion, determines that it will provide Borrowers or its Subsidiaries with said long-term conventional financing, such financing shall be on the terms and conditions that Agent shall determine in its sole discretion.

                          ARTICLE 9. NEGATIVE COVENANTS

         On and after the date hereof, until all of the Lender Obligations shall have been paid in full and the Lenders shall have no commitments, the Borrowers covenant that neither Tweeter nor any of its Subsidiaries will:

         Section 9.1. Restrictions on Indebtedness. Create, incur, suffer or permit to exist, or assume or guarantee, either directly or indirectly, or otherwise become or remain liable with respect to, any Indebtedness, except the following:

                  (a) Indebtedness outstanding at the date of this Agreement as set forth on Schedule 5.16 but no refinancings thereof.

                  (b) Indebtedness on account of Consolidated Current Liabilities (other than for money borrowed) incurred in the normal and ordinary course of business.

                  (c) Indebtedness in respect of (i) taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Section 8.2 hereof, (ii) judgments or awards which have been in force for less than the applicable appeal period so long as execution is not levied thereunder or in respect of which Tweeter or any Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review in a manner reasonably satisfactory to the Lenders and in respect of which a stay of execution shall have been obtained pending such appeal or review and for which adequate reserves have been established in accordance with generally accepted accounting principles and (iii) endorsements made in connection with the deposit of items for credit or collection in the ordinary course of business.

                  (d) Indebtedness in an amount not to exceed $1,000,000 in respect of purchase money security interests permitted under Section 9.2(b) hereof.

                  (e) Indebtedness to the Lenders.

                  (f) Unsecured Indebtedness in addition to the Indebtedness otherwise permitted hereunder not to exceed $500,000 in the aggregate.

                  (g) Indebtedness in an amount not to exceed $5,000,000 in connection with the long-term mortgage financing including any refinancing thereof for the acquisition cost of the Canton Facility with recourse only to the Canton Facility and not to any other asset of New England Audio, Tweeter or any Subsidiary, and on such other terms and conditions reasonably approved by the Agent.

                  (h) The Tweeter Trust Loans so long as the obligations of the Borrowers thereunder are subordinated to the Lender Obligations pursuant to the Tweeter Trust Subordination Agreement.

         Section 9.2. Restriction on Liens. Create or incur or suffer to be created or incurred or to exist any encumbrance, mortgage, pledge, lien, charge or other security interest of any kind upon any of its property or assets of any character, whether now owned or hereafter acquired, or transfer any of such property or assets for the purposes of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors, or acquire or agree or have an option to acquire any property or assets upon conditional sale or other title retention agreement, device or arrangement (including Capitalized Leases) or suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness against it which if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over the claims of its general creditors, or sell, assign, pledge or otherwise transfer for security any of its accounts, contract rights, general intangibles, or chattel paper (as those terms are defined in the UCC) with or without recourse (collectively, "Encumbrances"); provided, however, that Tweeter or any Subsidiary may create or incur or suffer to be created or incurred or to exist:

                  (a) Existing liens and security interests described in
Schedule 5.16 securing presently outstanding Indebtedness permitted by Section 9.1(a).

                  (b) Purchase money security interests (which term shall include mortgages, conditional sale contracts, Capitalized Leases and all other title retention or deferred purchase devices) to secure the purchase price of property acquired hereafter by Tweeter or a Subsidiary, or to secure Indebtedness incurred solely for the purpose of financing such acquisitions; provided, however, that no such purchase money security interests shall extend to or cover any property other than the property the purchase price of which is secured by it, and that the principal amount of Indebtedness (whether or not assumed) with respect to each item of property subject to such a security interest shall not exceed the fair value of such item on the date of its acquisition.

                  (c) Deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security; liens in respect of judgments or awards to the extent such judgments or awards are permitted as Indebtedness by the provisions of
Section 9.1(c); and liens for taxes, assessments or governmental charges or levies and liens to secure claims for labor, material or supplies to the extent that payment thereof shall not at the time be required to be made in accordance with Section 8.2.

                  (d) Encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property which do not materially detract from the value of such property or impair its use in the business of Tweeter and its Subsidiaries.

                  (e) Liens (other than judgments and awards) created by or resulting from any litigation or legal proceeding, provided the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being actively contested in good faith by appropriate proceedings reasonably satisfactory to the Agent.

                  (f) Liens arising by operation of law to secure landlords, lessors or renters under leases or rental agreements made in the ordinary course of business and confined to the premises or property rented.

                  (g) Liens in favor of the Agent for the benefit of the Lenders.

                  (h) The mortgage of the Canton Facility in favor of the Agent or a replacement mortgagee as provided in Section 8.9.

Nothing contained in this Section 9.2 shall permit Tweeter to incur any Indebtedness or take any other action or permit to exist any other condition which would be in contravention of any other provision of this Agreement.

         Section 9.3. Investments. Have outstanding or hold or acquire or make or commit itself to acquire or make any Investment except the following:

                  (a) Investments having a maturity of less than one year from the date thereof by the Borrower in: (i) obligations of the Agent or any of the Lenders; (ii) obligations of the United States of America or any agency or instrumentality thereof; (iii) repurchase agreements involving securities described in clauses (i) and (ii) with the Agent or any of the Lenders; and (iv) commercial paper which is rated not less than prime-one or A-1 or their equivalents by Moody's Investor Service, Inc. or Standard & Poor's Corporation, respectively, or their successors.

                  (b) Existing Investments of Tweeter in its Subsidiaries, as described on Schedule 9.3, and Investments in wholly-owned Subsidiaries pursuant to Permitted Acquisitions.

                  (c) Investments consisting of normal travel and similar advances to employees of Tweeter and its Subsidiaries not exceeding $200,000 in the aggregate at any one time outstanding.

                  (d) Investments in addition to the Investments otherwise permitted hereunder not to exceed $500,000 in the aggregate at any time.

                  (e) Investments permitted under Section 9.6.

                  (f) Investments consisting of Tweeter Trust Loans.

                  (g) The contribution of the Canton Facility by New England Audio to the Real Estate Subsidiary as provided in Section 8.9.

         Section 9.4. Dispositions of Assets. Sell, lease or otherwise dispose of any assets except for the sale, lease or other disposition of inventory or other property (not including receivables) in the ordinary course of business; provided that from and after the date hereof, Tweeter and its Subsidiaries may sell, lease or otherwise dispose of fixed assets no longer necessary for the Borrowers' business and having fair market value, in the aggregate, of not more than $250,000; and provided further that New England Audio may contribute the Canton Facility to the Real Estate Subsidiary as provided in Section 8.9.

         Section 9.5. Assumptions, Guaranties, Etc. of Indebtedness of Other Persons. Assume, guarantee, endorse or otherwise be or become directly or contingently liable (including, without limitation, by way of agreement, contingent or otherwise, to purchase, provide funds for payment, supply funds to or otherwise invest in any Person or otherwise assure the creditors of any such Person against loss) in connection with any Indebtedness of any other Person, except for (a) Guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (b) contingent liabilities under surety bonds or similar instruments incurred in the ordinary course of business in connection with the construction or improvement of stores in an aggregate amount not to exceed $2,000,000 and (c) Guaranties by Tweeter of the obligations of any Subsidiary, and guaranties by any Subsidiary of the obligations of any other Subsidiary or Tweeter, in each case to the extent such primary obligations are permitted hereunder.

         Section 9.6. Mergers, Etc. Enter into any merger or consolidation with or acquire all or substantially all of the assets of any Person, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, except that (a) any Subsidiary may merge into Tweeter or any other Subsidiary and (b) Tweeter and its Subsidiaries may undertake Permitted Acquisitions.

         Section 9.7. ERISA. At any time while Tweeter or any Subsidiary has a Pension Plan, permit any accumulated funding deficiency to occur with respect to any Pension Plan or other employee benefit plans established or maintained by Tweeter or any Subsidiary or to which contributions are made by Tweeter or any Subsidiary (the "Plans"), and which are subject to the "Pension Reform Act" and the rules and regulations thereunder or to Section 412 of the Internal Revenue Code, and at all times comply in all material respects with the provisions of the Pension Reform Act and Internal Revenue Code which are applicable to the Plans. Tweeter will not permit the Pension Benefit Guaranty Corporation to cause the termination of any Pension Plan under circumstances which would cause the lien provided for in Section 4068 of the Pension Reform Act to attach to the assets of Tweeter or any Subsidiary.

         Section 9.8. Restricted Payments. Directly or indirectly (through any Affiliate or otherwise), declare, pay or make any Restricted Payment, other than
(a) payments to be made to employees or directors of Tweeter upon termination of their employment pursuant to Tweeter's Stock Option Plan (and agreements entered into thereunder), provided that such payments under this clause (a) do not exceed $400,000 in the aggregate in any given fiscal year and (b) payments not to exceed $75,000 in any fiscal year to be made to repurchase shares of Tweeter capital stock from employees in connection with termination of their employment with Tweeter; or (b) payments of principal and interest on the Tweeter Trust Loan to the extent permitted under the Tweeter Trust Subordination Agreement.

         Section 9.9. Sale and Leaseback. Sell or transfer any of its properties other than the transfer of the Canton Facility to the Real Estate Subsidiary in accordance with Section 8.9 with the intention of taking back a lease of the same property or leasing other property for substantially the same use as the property being sold or transferred.

         Section 9.10. Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except that (a) Tweeter and its Subsidiaries may pay salaries, fees and bonuses to its directors, officers and employees as are usual and customary in Tweeter's or its Subsidiaries' business
(b) Tweeter Trust, New England Audio and NEA Delaware may enter into and perform their obligations under the Tweeter Trust Loans, (c) Tweeter may make a capital contribution to Tweeter Trust from all or any portion of the proceeds of the Tweeter IPO, (d) Tweeter and its Subsidiaries may enter into licensing agreement with NEA Delaware for the licensing and use of intellectual property and (e) Tweeter and its Subsidiaries may enter into other transactions with Affiliates on terms that are no less favorable to Tweeter or any Subsidiary than those which could be obtained at the time from Persons who are not Affiliates.

         Section 9.11. Preferred Stock. No Loan Party shall, without the Agent's prior consent, issue any preferred stock except in accordance with the Shareholders' Rights Agreement between Tweeter Home Entertainment Group, Inc. and BankBoston, N.A. to be effective immediately prior to the closing of the Tweeter IPO.


                   ARTICLE 10. EVENTS OF DEFAULT AND REMEDIES

         Section 10.1. Events of Default. Each of the following events shall be deemed to be Events of Default hereunder:

                  (a) The Loan Parties shall fail to make any payment in respect of (i) the principal of any of the Lender Obligations as the same shall become due, whether at the stated payment dates, required prepayment or by acceleration, demand or otherwise or (ii) interest or commitment fees on or in respect of any of the Lender Obligations as the same shall become due, and such failure shall continue for a period of five (5) days.

                  (b) Tweeter or any Subsidiary shall fail to perform or observe any of the terms, covenants, conditions or provisions of Section 6.1, 6.2 or 6.3, Article 7 or Article 9 (excluding Sections 9.7 and 9.10 and excluding failure to perform or observe the provisions of Section 9.5 if the aggregate principal amount of the Indebtedness involved is less than $50,000) hereof.

                  (c) Tweeter or any Subsidiary shall fail to perform or observe any other term, covenant, condition or provision not described in clauses (a) or
(b) above to be performed or observed by Tweeter or such Subsidiary under this Agreement or any other Lender Agreement, and such failure shall not be rectified or cured to the Agent's satisfaction within thirty (30) days after the earlier of the date on which Tweeter or any Subsidiary shall have first known of such failure or the Agent shall have first notified Tweeter of such failure.

                  (d) Any representation or warranty of Tweeter or any Subsidiary herein or in any other Lender Agreement or any amendment to any thereof shall have been materially false or misleading at the time made or intended to be effective.

                  (e) Tweeter or any Subsidiary shall fail to make any payment of principal of or interest on Indebtedness for money borrowed by it or any Guaranty of money borrowed, in either case an outstanding principal amount greater than $250,000, when such payment is due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) or shall fail to perform or observe any provision of any agreement or instrument relating to such Indebtedness, and such failure shall permit the holder thereof to accelerate such Indebtedness.

                  (f) Tweeter or any Subsidiary shall be involved in financial difficulties as evidenced:

                           (i) by its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect, or by its authorizing, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

                           (ii) by its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition;

                           (iii) by the entry of an order for relief in any involuntary case commenced under said Title 11 and such order shall not have been vacated or stayed on appeal or otherwise stayed within 90 days;

                           (iv) by its seeking relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief;

                           (v) by the entry of an order by a court of competent jurisdiction (A) by finding it to be bankrupt or insolvent, (B) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors or (C) assuming custody of, or appointing a receiver or other custodian for all or a substantial part of its property and such order shall not be vacated or stayed on appeal or otherwise stayed within 90 days;

                           (vi) by the filing of a petition against Tweeter or any Subsidiary said Title 11 which shall not be vacated within 90 days; or

                           (vii) by its making an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property.

                  (g) There shall have occurred a judgment against Tweeter or any Subsidiary in any court (i) for an amount in excess of $250,000 not covered by insurance, and from which no appeal has been taken or with respect to which all appeal periods have expired, or (ii) which shall have a materially adverse effect upon the assets, properties or condition, financial or otherwise, of Tweeter and its Subsidiaries on a consolidated basis.

                  (h) A Change of Control shall have occurred.

                  (i) Any "Event of Default" under any other Lender Agreement shall have occurred.

         Section 10.2. Remedies. Upon the occurrence of an Event of Default, in each and every case, the Agent may, and upon the request of the Majority Lenders, shall proceed to protect and enforce the rights of the Agent and the Lenders by suit in equity, action at law and/or other appropriate proceeding either for specific performance of any covenant or condition contained in this Agreement or any other Lender Agreement or in any instrument delivered to the Agent or the Lenders pursuant hereto or thereto, or in aid of the exercise of any power granted in this Agreement, any Lender Agreement or any such instrument, and (unless there shall have occurred an Event of Default under Section 10.1(f), in which case the unpaid balance of Lender Obligations shall automatically become due and payable without notice or demand) by notice in writing to the Borrowers declare (a) the obligations of the Lenders to make Revolving Credit Advances to be terminated, whereupon such obligations shall be terminated, and (b) all or any part of the unpaid balance of the Lender Obligations then outstanding to be forthwith due and payable, whereupon such unpaid balance or part thereof shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived, and the Agent may proceed to enforce payment of such balance or part thereof in such manner as the Agent may elect, and the Agent and each Lender may offset and apply toward the payment of such balance or part thereof any Indebtedness of the Agent or any Lender to any Loan Party or to any Subsidiary, or to any obligor of the Lender Obligations, including any Indebtedness represented by deposits in any general or special account maintained with the Agent or any Lender or with any other Person controlling, controlled by or under common control with the Agent or any Lender.

         Section 10.3. Distribution of Proceeds. Notwithstanding anything to the contrary contained herein, in the event that following the occurrence or during the continuance of any Event of Default, the Agent or any Lender receives any monies on account of the Lender Obligations from any Loan Party or otherwise, such monies shall be distributed for application as follows:

                  (a) First, to the payment of or the reimbursement of, the Agent for or in respect of all costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, or in connection with the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent or the Lenders under this Agreement or any other Lender Agreement;

                  (b) Second, to the payment of all interest, including interest on overdue amounts, and late charges, then due and payable with respect to the Loans, allocated among the Lenders in proportion to their respective Commitment Percentages;

                  (c) Third, to the payment of the outstanding principal balance of the Loans, allocated among the Lenders in proportion to their respective Commitment Percentages;

                  (d) Fourth, to any other outstanding Lender Obligations, allocated among the Lenders in proportion to their respective Commitment Percentages; and

                  (e) Fifth, the excess, if any, shall be returned to the Loan Parties or to such other Persons as are entitled thereto.


               ARTICLE 11. CONSENTS; AMENDMENTS; WAIVERS; REMEDIES

         Section 11.1. Actions by Lenders. Except as otherwise expressly set forth in any particular provision of this Agreement, any consent or approval required or permitted by this Agreement to be given by the Lenders, including without limitation under Section 11.2, may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Loan Parties of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Loan Parties and the Majority Lenders; provided, however, that without the written consent of all Lenders:

                  (a) no reduction in the interest rates on or any fees relating to the Revolving Credit Advances shall be made;

                  (b) no extension or postponement shall be made of the stated time of payment of the principal amount of, interest on, or fees payable to the Lenders relating to the Revolving Credit Advances;

                  (c) no increase in the Maximum Revolving Credit Amount, or extension of the Revolving Credit Termination Date shall be made;

                  (d) no release of all or substantially all of the collateral security for, or any guarantor of, the Lender Obligations shall be made;

                  (e) no change in the definition of the term "Majority Lenders" shall be made; and

                  (f) no change in the provisions of this Section 11.1 shall be made.

         Section 11.2. Actions by Borrowers. No delay or omission on the Agent's or the Lenders' part in exercising their rights and remedies against the Loan Parties or any other interested party shall constitute a waiver. A breach by the Loan Parties of their obligations under this Agreement may be waived only by a written waiver executed by the Agent and the Lenders in accordance with Section
11.1. The Agent's and the Lenders' waiver of the Loan Parties' breach in one or more instances shall not constitute or otherwise be an implicit waiver of subsequent breaches. To the extent permitted by applicable law, the Loan Parties hereby agree to waive, and do hereby absolutely and irrevocably waive (a) all presentments, demands for performance, notices of protest and notices of dishonor in connection with any of the Indebtedness evidenced by the Revolving Credit Notes, (b) any requirement of diligence or promptness on the Agent's or the Lenders' part in the enforcement of its rights under the provisions of this Agreement or any Lender Agreement and (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law with respect to its liability (i) under this Agreement or in respect of the Indebtedness evidenced by the Revolving Credit Notes or any other Lender Obligation or (ii) under any other Lender Agreement. No course of dealing between the Loan Parties and the Agent or the Lenders shall operate as a waiver of any of the Agent's or the Lenders' rights under this Agreement or any Lender Agreement or with respect to any of the Lender Obligations. This Agreement shall be amended only by a written instrument executed by the Agent and the Lenders in accordance with Section 11.1 making explicit reference to this Agreement. The Agent's and the Lenders' rights and remedies under this Agreement and under all subsequent agreements between the Agent, the Lenders and the Loan Parties shall be cumulative and any rights and remedies expressly set forth herein shall be in addition to, and not in limitation of, any other rights and remedies which may be applicable to the Agent and the Lenders in law or at equity.


                       ARTICLE 12. SUCCESSORS AND ASSIGNS

         Section 12.1. General. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors (which shall include in the case of the Agent or any Lender any entity resulting from a merger or consolidation) and assigns, except that (a) the Loan Parties may not assign their rights or obligations under this Agreement and (b) each Lender may assign its rights in this Agreement only as set forth below in this
Article 12.

         Section 12.2. Assignments.

                  (a) Assignments. In compliance with applicable laws with respect to such assignment and with the consent of Tweeter (provided that if there shall exist a Default, the consent of Tweeter shall not be required for any such assignment) and the Agent (which consents in all cases shall not be unreasonably withheld), a Lender may assign to one or more financial institutions (each a "Successor Lender") a proportionate part of its rights and obligations in connection with this Agreement, its Revolving Credit Note and the related Lender Agreements and each such Successor Lender shall assume such rights and obligations pursuant to an Assignment and Acceptance Agreement ("Assignment and Acceptance Agreement") duly executed by such Successor Lender and such assigning Lender and acknowledged and consented to by the Loan Parties and the Agent, substantially in the form of Exhibit N attached hereto. Any assignment under this Section 12.2(a) shall be in a minimum amount of $5,000,000 with respect to the Commitment Percentage of the Maximum Revolving Credit Amount. In connection with any assignment under this Section 12.2(a) there shall be paid to the Agent by the assigning Lender or the Successor Lender an administrative processing fee in the amount of $2,500. The Lenders recognize that the proposed assignment hereunder to a foreign bank that would trigger any tax withholding requirement pertaining to payments to be made to such foreign bank shall constitute a reasonable ground for New England Audio or its Subsidiaries to withhold consent to the proposed assignment pursuant to this
Section 12.2.

                  (b) Assignment Procedures. In the event of an assignment in accordance with Section 12.2(a), upon execution and delivery of such an assignment at least five (5) Business Days prior to the proposed assignment date, and payment by such Successor Lender to the assigning Lender of an amount equal to the purchase price agreed between such assigning Lender and such Successor Lender, such Successor Lender shall become party to this Agreement as a signatory hereto and shall have all the rights and obligations of a Lender under this Agreement and the other Lender Agreements with an interest therein as set forth in such assignment, and such assignor making such assignment shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any such assignment, the assigning Lender, the Successor Lender and the Borrowers shall make appropriate arrangements so that, if required, a new Revolving Credit Note is issued to the Successor Lender and a replacement Revolving Credit Note is issued to the assigning Lender in principal amounts reflecting their respective revised interests.

                  (c) Register. The Agent shall maintain a register (the "Register") for the recordation of (i) the names and addresses of all Successor Lenders that enter into Assignment and Acceptance Agreements, (ii) the interests of each Lender and (iii) the amounts of the Revolving Credit Advances owing to each Lender from time to time. The entries in the Register shall, if made in good faith, be conclusive, in the absence of manifest error, and the Loan Parties, the Agent and the Lenders may treat each Person whose name is registered therein for all purposes as a party to this Agreement. The Register shall be available for inspection by the Loan Parties or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Further Assurances. The Loan Parties shall sign such documents and take such other actions from time to time reasonably requested by the Agent or a Lender to enable any Successor Lender to share in the benefits and rights created by the Lender Agreements.

                  (e) Assignments to Federal Reserve Bank. Any Lender at any time may assign all or any portion of its rights under this Agreement and its Revolving Credit Note to a Federal Reserve Bank. No such assignment shall release the transferor Lender from its obligations hereunder.

         Section 12.3. Participations. Any Lender may, without the consent of the Loan Parties or the Agent, at any time grant or offer to grant to one or more financial institutions ("Credit Participants") participating interests in such Lender's rights and obligations in this Agreement, its Revolving Credit Note and the related Lender Agreements, and each such Credit Participant shall acquire such participation subject to the terms set forth below.

                  (a) Amount. Each such participation shall be in a minimum amount of at least $2,500,000.

                  (b) Procedure. Each Lender granting such participation shall comply with all applicable laws with respect to such transfer and shall remain responsible for the performance of its obligations hereunder and under the other Lender Agreements and shall retain the sole right and responsibility to exercise its rights and to enforce the obligations of the Borrowers hereunder and under the other Lender Agreements, including the right to consent to any amendment, modification or waiver of any provision of any Lender Agreement, except for those matters referred to in Section 11.1 which require the consent of all Lenders and which may also require the consent of each Credit Participant.

                  (c) Dealing with Lenders. The Loan Parties shall continue to deal solely and directly with the Lenders in connection with their rights and obligations under this Agreement and the other Lender Agreements.

                  (d) Rights of Credit Participants. The Loan Parties agree that each Credit Participant shall, to the extent provided in its participation instrument, be entitled to the benefits of Sections 2.7, 2.8, 2.9, 2.11, 2.12 and 14.5, and the set-off rights in Section 10.2 with respect to its participating interest; provided, however, that no Credit Participant shall be entitled to receive any greater payment under such Sections than the Lender granting such participation would have been entitled to receive with respect to the interests transferred.

                  (e) Notice. At the time of granting any participation, the Lender granting such participation shall notify the Agent.

                              ARTICLE 13. THE AGENT

         Section 13.1. Authorization and Action. Each Lender hereby appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under this Agreement and the other Lender Agreements as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement and the other Lender Agreements (including, without limitation, enforcement or collection of the Revolving Credit Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders; provided, however, that the Agent shall not be required to take any action which exposes the Agent to liability or which is contrary to this Agreement or the other Lender Agreements or applicable law. Subject to the foregoing provisions and to the other provisions of this Article 13, the Agent shall, on behalf of the Lenders: (a) execute any documents on behalf of the Lenders providing collateral for or guarantees of the Lender Obligations; (b) hold and apply any collateral for the Lender Obligations, and the proceeds thereof, at any time received by it, in accordance with the provisions of this Agreement and the other Lender Agreements; (c) exercise any and all rights, powers and remedies of the Lenders under this Agreement or any of the other Lender Agreements, including the giving of any consent or waiver or the entering into of any amendment, subject to the provisions of Section 11.1; (d) at the direction of the Lenders, execute, deliver and file UCC financing statements, mortgages, deeds of trust, lease assignments and such other agreements in respect of any collateral for the Lender Obligations, and possess instruments included in the collateral on behalf of the Lenders; and (e) in the event of acceleration of the Borrowers' Indebtedness hereunder, act at the direction of the Majority Lenders to exercise the rights of the Lenders hereunder and under the other Lender Agreements.

         Section 13.2. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Lenders for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Lender Agreements, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (a) may treat the payee of any Revolving Credit Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form required under Article 12 hereof; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representations to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Lender Agreements; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Lender Agreements on the part of the Loan Parties or any other Person or to inspect the property

(including the books and records) of the Loan Parties or any other Person; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Lender Agreements or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Lender Agreements by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy or telegram) believed by the Agent to be genuine and signed or sent by the proper party or parties.

         Section 13.3. Agent as a Lender. With respect to its Revolving Credit Commitment Percentage of the Revolving Credit Advances hereunder, BankBoston, N.A. shall have the same rights and powers under this Agreement and the other Lender Agreements as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lender(s)" shall, unless otherwise expressly indicated, include BankBoston, N.A. in its individual capacity. BankBoston, N.A. and its affiliates may lend money to, and generally engage in any kind of business with, the Loan Parties, any of the Loan Parties' Affiliates and any Person who may do business with or own securities of the Loan Parties or any such Affiliate of the Loan Parties, all as if BankBoston, N.A. were not the Agent and without any duty to account therefor to the Lenders.

         Section 13.4. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 5.9 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

         Section 13.5. Indemnification of Agent. Each Lender agrees to indemnify the Agent and its directors, officers, employees and agents (to the extent that the Agent is not reimbursed by the Loan Parties), ratably according to each Lender's Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent or its directors, officers, employees or agents in any way relating to or arising out of this Agreement or any other Lender Agreement or any action taken or omitted by the Agent in such capacity under this Agreement; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or wilful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or


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
responsibilities under, this Agreement and each other Lender Agreement, to the extent that the Agent is not reimbursed for such expenses by the Loan Parties.

         Section 13.6. Successor Agent. Except as provided below, the Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Lenders shall have the right to appoint a successor Agent which shall be reasonably acceptable to Tweeter. If no successor Agent shall have been so appointed by the Lenders (other than the resigning Agent), and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank or financial institution organized under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $50,000,000 and which shall be reasonably acceptable to Tweeter. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Lender Agreements. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Lender Agreements.

         Section 13.7. Amendment of Article 13. The Loan Parties hereby agree that the foregoing provisions of this Article 13 constitute an agreement among the Agent and the Lenders (and the Agent and the Lenders acknowledge that except for the provisions of Section 13.6, the Loan Parties are not parties to or bound by such foregoing provisions) and that any and all of the provisions of this
Article 13 may be amended at any time by the Lenders without the consent or approval of, or notice to, the Loan Parties (other than the requirement of notice to the Tweeter of the resignation of the Agent and the appointment of a successor Agent).


                            ARTICLE 14. MISCELLANEOUS

         Section 14.1. Notices. All notices and other communications made or required to be given pursuant to this Agreement shall be in writing and shall be mailed by United States mail, postage prepaid, or sent by hand, by telecopy or by nationally-recognized overnight carrier service, addressed as follows:

                  (a) If to the Agent, at 100 Federal Street, Boston, Massachusetts 02110, Telecopier No. (617) 434-8102, Attention: Mr. Christopher
S. Allen, Director, with a copy to: Goodwin, Procter & Hoar LLP, Exchange Place, Boston, MA 02109, Telecopier No. 617-523-1231, Attention: Edward Matson Sibble, Jr., P.C., or at such other address(es) or to the attention of such other Person(s) as the Agent shall from time to time designate in writing to Tweeter and the Lenders.

                  (b) If to any of the Loan Parties, c/o Tweeter Home Entertainment Group, Inc. at 40 Hudson Road, Shawmut Park, Canton, Massachusetts 02021, Telecopier No. (617) 821-9956, Attention: Joseph McGuire, Chief Financial Officer, with a copy to Goulston & Storrs, P.C., 400 Atlantic Avenue, Boston, MA 02110-3333, Telecopier No. (617) 574-4112, Attention: Kitt Sawitsky, Esq. and Daniel Avery, Esq., or at such other address(es) or to the attention of such other Person(s) as New England Audio shall from time to time designate in writing to the Agent and the Lenders.

                  (c) If to any Lender, at the address(es) and to the attention of the Person(s) specified below such Lender's name on the execution page of this Agreement (or in the case of a Successor Lender, at the address(es) and to the attention of the Person(s) specified in the Assignment and Acceptance Agreement executed by such Successor Lender), or at such other address(es) and to the attention of such other Person(s) as any Lender shall from time to time designate in writing to the Agent and the Borrowers.

         Any notice so addressed and mailed by registered or certified mail shall be deemed to have been given three (3) days after deposit in the mails. Any notice so addressed and sent by hand, by telecopy or by overnight carrier service shall be deemed to have been given when received.

         A notice from the Agent stating that it has been given on behalf of the Lenders shall be relied upon by the Borrowers as having been given by the Lenders.

         Section 14.2. Merger. This Agreement and the other Lender Agreements and documents contemplated hereby constitute the entire agreement of the Loan Parties and the Agent and the Lenders and express their entire understanding with respect to credit advanced or to be advanced by the Lenders to the Loan Parties.

         Section 14.3. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed and enforced under the laws of The Commonwealth of Massachusetts without regard to principles governing choice of law. Each Loan Party and each Subsidiary hereby irrevocably submits itself to the non-exclusive jurisdiction of the courts of The Commonwealth of Massachusetts and to the non-exclusive jurisdiction of any Federal court of the United States located in the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of this Agreement or any other Lender Agreement or any of the transactions contemplated hereby or thereby.

         Section 14.4. Counterparts. This Agreement and all amendments to this Agreement may be executed in several counterparts, each of which shall be an original. The several counterparts shall constitute a single Agreement.

         Section 14.5. Expenses and Indemnification.

                  (a) The Loan Parties, jointly and severally, agree to pay, on demand, all of the Agent's reasonable expenses in preparing, executing, delivering and administering this Agreement, the Lender Agreements and all related instruments and documents, including, without limitation, the reasonable fees and out-of-pocket expenses of the Agent's special counsel, Goodwin, Procter & Hoar LLP, and the Agent's expenses in connection with periodic audits, field exams and inventory appraisals of the Loan Parties. The Loan Parties, jointly and severally, also agree to pay, on demand, all reasonable out-of-pocket expenses incurred by the Agent and the Lenders, including, without limitation, reasonable legal and accounting fees, in connection with the collection of amounts due hereunder and under all other Lender Agreements upon the occurrence of an Event of Default hereunder, the revision, protection or enforcement of any of the Agent's or the Lenders' rights against the Loan Parties under this Agreement, the Revolving Credit Notes and all other Lender Agreements and the administration of special problems that may arise under this Agreement or any other Lender Agreement. The Loan Parties also agree to pay all stamp and other taxes in connection with the execution and delivery of this Agreement and related instruments and documents.

                  (b) Without limitation of any other obligation or liability of the Loan Parties or right or remedy of the Agent or the Lenders contained herein, the Loan Parties hereby covenant and agree, jointly and severally, to indemnify and hold the Agent, the Lenders, and the directors, officers, subsidiaries, shareholders, agents, affiliates and Persons controlling the Agent and the Lenders, harmless from and against any and all damages, losses, settlement payments, obligations, liabilities, claims, including, without limitation, claims for finder's or broker's fees, actions or causes of action, and reasonable costs and expenses incurred, suffered, sustained or required to be paid by any such indemnified party in each case by reason of or resulting from any claim relating to the transactions contemplated hereby, other than any such claims which are determined by a final, non-appealable judgment or order of a court of competent jurisdiction to be the result of the gross negligence or willful misconduct of such indemnified party. Promptly upon receipt by any indemnified party hereunder of notice of the commencement of any action against such indemnified party for which a claim is to be made against the Loan Parties hereunder, such indemnified party shall notify the Loan Parties in writing of the commencement thereof, although the failure to provide such notice shall not affect the indemnification rights of any such indemnified party hereunder unless and only to the extent the Loan Parties demonstrate to the reasonable satisfaction of such party that such failure to provide notice prejudiced the Loan Parties in their defense of such claim. The Loan Parties shall have the right, at their option upon notice to the indemnified parties, to defend any such matter at their own expense and with their own counsel, except as provided below, which counsel must be reasonably acceptable to the indemnified parties. The indemnified party shall cooperate with the Loan Parties in the defense of such matter. The indemnified party shall have the right to employ separate counsel and to participate in the defense of such matter at its own expense. In the event that (a) the employment of separate counsel by an indemnified party has been authorized in writing by the Loan Parties, (b) the Loan Parties have failed to assume the defense of such matter within fifteen (15) days of notice thereof from the indemnified party, or (c) the named parties to any such action (including impleaded parties) include any indemnified party who has been advised by counsel that there may be one or more legal defenses available to it or prospective bases for liability against it, which are different from those available to or against the Loan Parties, then the Loan Parties shall not have the right to assume the defense of such matter with respect to such indemnified party. The Loan Parties shall not compromise or settle any such matter against an indemnified party without the written consent of the indemnified party, which consent may not be unreasonably withheld or delayed.

         Section 14.6. Confidentiality. The Agent and the Lenders agree to use, and to cause their officers, directors and employees to use, commercially reasonable efforts to keep in confidence all financial data and other information relative to the affairs of Tweeter and its Subsidiaries heretofore furnished or which may hereafter be furnished to them pursuant to the provisions of this Agreement; provided, however, that this Section 14.6 shall not be applicable to information otherwise disseminated to the public by Tweeter or any of its Affiliates; and provided further, that such obligation of the Agent and the Lenders shall be subject to the Agent's or the Lenders', as the case may be,
(a) obligation to disclose such information pursuant to a request or order under applicable laws and regulations or pursuant to a subpoena or other legal process, (b) right to disclose any such information to bank examiners, affiliates, auditors, accountants and counsel who agree to keep such information confidential and (c) right to disclose any such information (i) in connection with the transactions set forth herein including assignments or the sale of participation interests pursuant to Article 12, so long as such potential assignees or participants shall agree in writing to be bound by the terms of this Section 14.6 or (ii) in connection with any litigation or dispute involving the Agent or any transfer or other disposition by the Agent or the Lenders, as the case may be, of any of the Lender Obligations; provided that information disclosed pursuant to this provision shall be so disclosed subject to such procedures as are reasonably calculated to maintain the confidentiality thereof.

         Section 14.7. Reliance on Representations and Actions of Tweeter. The Loan Parties hereby appoint New England Audio as the Loan Parties' agent to execute, deliver and perform, on behalf of the Loan Parties, any and all notices, certificates, documents and actions to be executed, delivered or performed hereunder or under any of the other Lender Agreements, and the Loan Parties hereby agree that the Agent and the Lenders may rely upon any representation, warranty, certificate, notice, document or telephone request which purports to be executed or made or which the Agent or the Lenders in good faith believe to have been executed or made by New England Audio or Tweeter on its behalf or any of their executive officers, and the Loan Parties hereby further, jointly and severally, agree to indemnify and hold the Agent and the Lenders harmless for any action, including the making of Revolving Credit Advances hereunder, and any loss or expense, taken or incurred by any of them as a result of their good faith reliance upon any such representation, warranty, certificate, notice, document or telephone request.

         Section 14.8. Joint and Several Obligations. All obligations of any Borrowers hereunder, under the Revolving Credit Notes and under all other Lender Agreements shall be joint and several obligations of the Borrowers, and all obligations of the Guarantors hereunder and under all other Lender Agreements shall be joint and several obligations of the Guarantors.

         Section 14.9. WAIVER OF JURY TRIAL. THE AGENT, THE LENDERS AND THE LOAN PARTIES AGREE THAT NONE OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON OR ARISING OUT OF, THIS AGREEMENT, THE REVOLVING CREDIT NOTES, ANY LENDER AGREEMENT, ANY RELATED INSTRUMENTS, ANY COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY EACH OF THE AGENT, THE LENDERS AND THE LOAN PARTIES WITH THEIR RESPECTIVE COUNSEL, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NONE OF THE AGENT, THE LENDERS OR THE LOAN PARTIES HAS AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

                                   Schedule 1

                   Successor Lender's and Assignor's Interest


The Successor Lender's interest under the Credit Agreement on and after the Assignment Date shall be as follows:

         Commitment Percentage                       ________%
         Principal Amount of Revolving Credit Note   $________


The Assignor's interest under the Credit Agreement on and after the Assignment Date shall be as follows:

         Commitment Percentage                       _________%
         Principal Amount of Revolving Credit Note   $_________

                                   Schedule 2

                         Lenders' Commitment Percentages


         After giving effect to the assignment on the Assignment Date, the Lenders' respective Commitment Percentages under the Credit Agreement shall be as follows:

                                   Commitment             Maximum Amount
      Lender                       Percentage       of Revolving Credit Advances
      ------                       ----------       ----------------------------
__________________                  ____.__%             $ __________.__

__________________                  ____.__%             $ __________.__

__________________                  ____.__%             $ __________.__

            TOTALS                  100.00 %             $ __________.00

         IN WITNESS WHEREOF, the Loan Parties, the Agent and the Lenders have caused this Credit Agreement to be executed by their duly authorized officers as of the date set forth above.

                                         NEW ENGLAND AUDIO CO., INC.


                                         By:/s/ Jeffrey S. Stone
                                            ------------------------------------
                                         Name:  Jeffrey S. Stone
                                         Title: President


                                         NEA DELAWARE, INC.


                                         By:/s/ Jeffrey S. Stone
                                            ------------------------------------
                                         Name:  Jeffrey S. Stone
                                         Title: President


                                         TWEETER HOME ENTERTAINMENT
                                         GROUP, INC.


                                         By:/s/ Jeffrey S. Stone
                                            ------------------------------------
                                         Name:  Jeffrey S. Stone
                                         Title: President


                                         TWEETER HOME ENTERTAINMENT
                                         GROUP FINANCING COMPANY
                                         TRUST

                                         /s/ Jeffrey S. Stone
                                         ---------------------------------------
                                         Trustee

                                         BANKBOSTON, N.A., as Agent


                                         By:/s/ Christopher S. Allen
                                            ------------------------------------
                                         Name:
                                         Title: Director


                                         BANKBOSTON, N.A.


                                         By:/s/ Christopher S. Allen
                                            ------------------------------------
                                         Name:
                                         Title: Director

                                    EXHIBIT A

                          FORM OF REVOLVING CREDIT NOTE


$_____________                                             [Date]
                                                           Boston, Massachusetts

         FOR VALUE RECEIVED, the undersigned, NEW ENGLAND AUDIO CO., INC., a Massachusetts corporation, and NEA DELAWARE, INC., a Delaware corporation (the "Borrowers"), jointly and severally, HEREBY PROMISE TO PAY to the order of ______________________________________ (the "Lender") the principal sum of
[___________________________________] DOLLARS ($____________) (or, if less, the aggregate unpaid principal amount of all Revolving Credit Advances made by the Lender to the Borrower pursuant to the Credit Agreement as hereinafter defined), together with interest on the unpaid principal from time to time outstanding at the rate or rates and computed and payable at the times as described in the Credit Agreement. The entire balance of outstanding principal and accrued and unpaid interest shall be paid in full on the Revolving Credit Termination Date (as defined in the Credit Agreement).

         This note represents indebtedness for one or more Revolving Credit Advances made by the Lender to the Borrower under the Amended and Restated Credit Agreement dated as of July 20, 1998 (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement") by and among the Borrowers, the Guarantors, the Lenders from time to time parties thereto and BankBoston, N.A., as Agent for the Lenders (the "Agent"). Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Credit Agreement.

         The Borrowers shall have the right, at any time, to voluntarily prepay all or any part of the outstanding principal amount of this note subject to the provisions of the Credit Agreement.

         In addition to the payment of interest as provided above, the Borrowers shall, jointly and severally, on demand, pay interest on any overdue installments of principal and, to the extent permitted by applicable law, on overdue installments of interest at the rate set forth in the Credit Agreement.

         The holder of this note is entitled to all the benefits and rights of a Lender under the Credit Agreement to which reference is hereby made for a statement of the terms and conditions under which the entire unpaid balance of this note, or any portion hereof, shall become immediately due and payable. Any capitalized term used in this note which is not otherwise expressly defined herein shall have the meaning ascribed thereto in the Credit Agreement.

         The Borrowers hereby waive presentment, demand, notice, protest and other demands and notices in connection with the delivery, acceptance or enforcement of this note.

         No delay or omission on the part of the holder of this note in exercising any right hereunder shall operate as a waiver of such right or of any other right under this note, and a waiver, delay or omission on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion.

         The Borrowers, jointly and severally, hereby agree to pay on demand all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and legal expenses, incurred or paid by the holder of this note in enforcing this note on default.

         THE LENDER AND THE BORROWERS AGREE THAT NEITHER OF THEM NOR ANY OF THEIR ASSIGNEES OR SUCCESSORS SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON OR ARISING OUT OF, THIS NOTE, THE CREDIT AGREEMENT, ANY LENDER AGREEMENT, ANY DOCUMENT, INSTRUMENT OR AGREEMENT EXECUTED IN CONNECTION WITH ANY OF THE FOREGOING, ANY COLLATERAL SECURING ALL OR ANY PART OF THE LENDER OBLIGATIONS OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY EACH OF THE LENDER AND THE BORROWERS WITH THEIR RESPECTIVE COUNSEL, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER THE LENDER NOR ANY BORROWER HAS AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         This note shall be deemed to be under seal, and all rights and obligations hereunder shall be governed by the laws of The Commonwealth of Massachusetts (without giving effect to any conflicts of law provisions contained therein).

                                          NEW ENGLAND AUDIO CO., INC.


                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:


                                          NEA DELAWARE, INC.


                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:

                                    EXHIBIT B

                  FORM OF NOTICE OF REVOLVING CREDIT BORROWING

                               _____________, ____


BankBoston, N.A., as Agent
100 Federal Street, Boston, Massachusetts  02110
Attention:  Mr. Christopher S. Allen


         Re: Amended and Restated Credit Agreement dated as of July 20, 1998 by and among New England Audio Co., Inc., NEA Delaware, Inc., the Guarantors party thereto, the Lenders party thereto and BankBoston, N.A., as Agent (the "Credit Agreement")

Ladies and Gentlemen:

         Pursuant to Section 2.1 of the Credit Agreement, the undersigned hereby requests that the Lenders make Revolving Credit Advances to the Borrowers in the aggregate amount of $________ on ____________, ____.

         The representations and warranties contained or referred to in Article 5 of the Credit Agreement are true and accurate on and as of the effective date of the requested Revolving Credit Advances as though made at and as of such date (except as to representations and warranties made as of a certain date, which shall be true and correct as of such date, except as to transactions permitted by the Credit Agreement, and except that the references in the Agreement to the 1997 Financial Statements are deemed to refer to the most recent annual financial statements furnished to the Agent and the Lenders pursuant to Section
6.2 of the Credit Agreement); and no Default has occurred and is continuing or will result from the requested Revolving Credit Advances.

                                NEW ENGLAND AUDIO CO., INC.
                                (for itself and as agent for NEA Delaware, Inc.)


                                By:
                                    _________________________________________
                                Name:
                                Title:

                                    EXHIBIT C

                         FORM OF COMPLIANCE CERTIFICATE

                               _____________, ____


BankBoston, N.A., as Agent
100 Federal Street, Boston, Massachusetts  02110
Attention:  Mr. Christopher S. Allen


         Re: Amended and Restated Credit Agreement dated as of July 20, 1998 by and among New England Audio Co., Inc., NEA Delaware, Inc., the Guarantors party thereto, the Lenders party thereto and BankBoston, N.A., as Agent (the "Credit Agreement")

Ladies and Gentlemen:

         Pursuant to the provisions of Section 6.1(b) or 6.2 of the Credit Agreement, the undersigned hereby certifies on behalf of Tweeter Home Entertainment Group, Inc. and its Subsidiaries as follows:

         (A)      Revolving Credit Advances and
                  stated amount of Letters of Credit            $__________

         (B)      Maximum Revolving Credit Amount.............  $30,000,000

         (C)      Amount available for Revolving Credit
                  Advances under the Credit Agreement
                  (line B minus line A).......................  $__________

         (C)      (1)      The representations and warranties made by or on
                           behalf of the Loan Parties in the Credit Agreement and in all other Lender Agreements are true and correct in all material respects on and as of the date hereof, with the same effect as if made at and as of the date hereof (except as to representations and warranties made as of a certain date, which shall be true and correct only as of such date, except as to transactions permitted under the terms of the Credit Agreement, and except that the references in the Agreement to the 1997 Financial Statements are deemed to refer to the most recent annual financial statements furnished to the Agent and the Lenders pursuant to Section 6.2 of the Credit Agreement).

                  (2) Since the end of the last fiscal year, neither the business nor assets, nor the condition, financial or otherwise, of Tweeter Home Entertainment Group, Inc. and its Subsidiaries, taken as a whole, has been subject to any Material Adverse Effect.

                  (3) Except as set forth in the certificates attached hereto and except as heretofore disclosed to the Agent in a previous Compliance Certificate, there has been no change (i) in the charter documents or By-Laws of the Loan Parties heretofore certified to the Agent or (ii) in the incumbency of the officers of the Loan Parties whose signatures have heretofore been certified to the Agent.

                  (4) The financial statements attached hereto as Schedule 1 are in compliance with the applicable provisions of
                           Section 6.1(b) or 6.2 of the Credit Agreement, as the case may be.

                  (5) The undersigned has caused the provisions of the Credit Agreement to be reviewed and there is no Default thereunder, and no condition which, with the passage of time or giving of notice or both, would constitute a Default thereunder, other than as set forth on Schedule 2 attached hereto.

         (D) Attached hereto as Schedule 3 are calculations demonstrating that, based upon the consolidated financial statements of Tweeter Home Entertainment Group, Inc. and its Subsidiaries attached hereto as Schedule 1, the Loan Parties are in compliance with all financial restrictions set forth in the Credit Agreement.

         Terms defined in the Credit Agreement and not otherwise expressly defined herein are used herein with the meanings so defined in the Credit Agreement.

         IN WITNESS WHEREOF, the undersigned has caused an authorized officer to execute this Certificate on this _____ day of ____________, 199_.

                                               TWEETER HOME ENTERTAINMENT
                                               GROUP, INC.


                                               By:
                                                   _____________________________
                                               Name:
                                               Title:

                                   SCHEDULE 2

                            to Compliance Certificate


                          Defaults - Action Being Taken

                                   SCHEDULE 3

                            to Compliance Certificate

For purposes of computing the ratios and limitations comprising the financial restrictions that follow, terms that are capitalized and not defined herein will be given the meanings ascribed to such terms in the Credit Agreement.

                                       [*]


*        Detailed calculations of each financial covenant should follow.

                                    EXHIBIT D

                        FORM OF EURODOLLAR PRICING NOTICE

                             ________________, ____

BankBoston, N.A., as Agent
100 Federal Street
Boston, Massachusetts  02110
Attention:  Mr. Christopher S. Allen


         Re: Amended and Restated Credit Agreement dated as of July 20, 1998 by and among New England Audio Co., Inc., NEA Delaware, Inc., the Guarantors party thereto, the Lenders party thereto and BankBoston, N.A., as Agent (the "Credit Agreement")

Ladies and Gentlemen:

         Pursuant to Section 2.4 of the Credit Agreement, the undersigned hereby confirms its request made on _______________, for a Eurodollar Rate Loan in the amount of $__________ comprising all or a portion of outstanding Revolving Credit Advances, effective __________.

         The Interest Period applicable to said Eurodollar Rate Loan will be [one][two][three][six] months.

         Said Eurodollar Rate Loan represents a [conversion/continuation] of the [Base] [Eurodollar] Rate Loan in the same amount made on __________.

                                      NEW ENGLAND AUDIO CO., INC.
                                      (for itself and as agent for NEA Delaware, Inc.)


                                      By:
                                         ______________________________________
                                      Name:
                                      Title:

                                 EXHIBIT E-1

             FORM OF AMENDED AND RESTATED STOCK PLEDGE AGREEMENT

      AMENDED AND RESTATED STOCK PLEDGE AGREEMENT, dated as of July 20, 1998, between NEW ENGLAND AUDIO CO., INC., a Massachusetts corporation (the "Pledgor") and BANKBOSTON, N.A., a national banking association, as Agent (the "Agent").

                             W I T N E S S E T H:

      WHEREAS, the Pledgor is the record and beneficial owner of the shares of Stock described on Schedule I hereto (the "Pledged Shares") issued by the corporations named therein; and

      WHEREAS, the Pledgor has entered into an Amended and Restated Credit Agreement, dated as of July 20, 1998 (as at any time amended, modified or supplemented, the "Credit Agreement") with NEA Delaware, Inc., a Delaware corporation ("NEA Delaware"), Tweeter Home Entertainment Group, Inc. ("Tweeter") and Tweeter Home Entertainment Group Financing Company Trust ("Tweeter Trust"), the Agent and the other lenders parties thereto (the "Lenders"), pursuant to which the Lenders have agreed to make Revolving Credit Advances (as defined in the Credit Agreement) to the Pledgor and NEA Delaware; and

      WHEREAS, in connection with the granting of the credits under the Credit Agreement and as security for all of the Lender Obligations of the Pledgor under the Credit Agreement, the Agent is requiring that the Pledgor execute and deliver this Stock Pledge Agreement and grant the security interest contemplated hereby; and

      WHEREAS, the Debtors and the Agent are parties to a Pledge Agreement dated as of May 30, 1997 (the "Pledge Agreement") and desire to amend and restate the Pledge Agreement.

      NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and to induce the Lenders to grant the credits under the Credit Agreement, the parties hereby amend and restate the Pledge Agreement and agree as follows:

      Section 1. Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined, and the following shall have the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

      "Act" shall have the meaning assigned to such term in Section 8(d) hereof.

      "Agreement" shall mean this Amended and Restated Stock Pledge Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

      "Pledged Collateral" shall have the meaning assigned to such term in
Section 2 hereof.

      "Pledged Shares" shall have the meaning assigned to such term in the first recital hereof.

      "Secured Obligations" shall have the meaning assigned to such term in
Section 3 hereof.

      "Termination Date" shall mean the date on which all Lender Obligations have been paid in full and the Lenders shall have no further commitments to or for the account of the Pledgor or any of its Subsidiaries under any Lender Agreement.

      Section 2. Pledge. The Pledgor hereby pledges and grants to the Agent a first priority security interest in all of the following (the "Pledged Collateral"), except as otherwise provided in Section 7(b):

            (a) the Pledged Shares and the certificates representing the Pledged Shares, and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

            (b) all additional shares of Stock of any issuer of the Pledged Shares from time to time acquired by the Pledgor in any manner (which shares shall be deemed to be part of the Pledged Shares) and the certificates representing such shares, and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; and

            (c) all shares owned by the Pledgor of any Person other than the Real Estate Subsidiary, if any, who, after the date of this Agreement, becomes, as a result of any occurrence, a directly owned Subsidiary of the Pledgor (which shares shall be deemed to be part of the Pledged Shares) and the certificates representing such shares, and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

      Section 3. Security for Lender Obligations. This Agreement secures, and the Pledged Collateral is security for, the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, and performance of the Lender Obligations, whether for principal, premium, interest, fees, costs and expenses, and all obligations of the Pledgor now or hereafter existing under this Agreement and under the Credit Agreement, and all other Indebtedness, liabilities and obligations of the Pledgor to the Agent under any Lender

Agreement, whether now existing or hereafter incurred, whether arising under the Credit Agreement or otherwise (collectively, the "Secured Obligations").

      Section 4. Delivery of Pledged Collateral. All certificates representing or evidencing the Pledged Shares shall be delivered to and held by or on behalf of the Agent pursuant hereto and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Agent. If any Event of Default shall occur and be continuing, subject to Section 7 hereof, the Agent shall have the right, at any time in its discretion and without notice to the Pledgor, to transfer to or to register in the name of the Agent or any of its nominees any or all of the Pledged Shares. In addition, also subject to Section 7 hereof, the Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Shares for certificates or instruments of smaller or larger denominations.

      Section 5. Representations and Warranties. The Pledgor represents and warrants to the Agent that:

            (a) The Pledgor is, and at the time of delivery of the Pledged Shares to the Agent pursuant to Section 4 hereof will be, the sole holder of record and the sole beneficial owner of the Pledged Collateral free and clear of any Lien thereon or affecting the title thereto except for the Lien created by this Agreement.

            (b) All of the Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable.

            (c) The Pledgor has the right and requisite corporate authority to pledge, assign, transfer, deliver, deposit and set over the Pledged Collateral to the Agent, as provided herein.

            (d) None of the Pledged Shares has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject.

            (e) The authorized Stock of each of the issuers listed on Schedule I hereto consists of the number of shares of Stock, with the number of shares issued and outstanding, that are described on Schedule I hereto. As of the date hereof, there are no existing options, warrants, calls or commitments of any character whatsoever relating to any Stock of any of such issuers.

            (f) No consent, approval, authorization or other order of any Person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either
(i) for the pledge of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor or (ii) for the exercise by the Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement including any disposition thereof, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

            (g) The pledge, assignment and delivery of the Pledged Collateral pursuant to this Agreement will create a valid first priority Lien on and a first priority perfected security interest in the Pledged Collateral, and the proceeds thereof, securing the payment of the Secured Obligations.

            (h) This Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, and except as the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

            (i) The Pledged Shares constitute one hundred percent (100%) of the issued and outstanding shares of Stock of the issuers thereof.

            (j) The Subsidiaries listed on Schedule III hereto are the only Subsidiaries of the Pledgor.

      The representations and warranties set forth in this Section 5 shall survive the execution and delivery of this Agreement.

      Section 6. Covenants. The Pledgor covenants and agrees that until the Termination Date:

            (a) Without the prior written consent of the Agent, the Pledgor will not sell, assign, transfer, pledge, grant a Lien with respect to or otherwise encumber any of its rights in or to the Pledged Collateral or any unpaid dividends or other distributions or payments with respect thereto except as otherwise permitted by the Credit Agreement.

            (b) The Pledgor will, at its expense, promptly execute, acknowledge and deliver all such instruments and take all such action as the Agent from time to time may reasonably request in order to ensure to the Agent the benefits of the Liens in and to the Pledged Collateral intended to be created by this Agreement.

            (c) The Pledgor will defend the title to the Pledged Collateral and the Liens of the Agent thereon against the claim of any other Person and will maintain and preserve such Liens until the Termination Date.

            (d) The Pledgor will, upon obtaining any additional shares of any Subsidiaries other than the Real Estate Subsidiary, if any, which shares are not already Pledged Collateral, promptly (and in any event within three (3) Business Days) deliver to the Agent a Pledge Amendment, duly executed by the Pledgor, in substantially the form of
Schedule II hereto (a "Pledge Amendment"), in respect of the additional Pledged Shares which are to be pledged pursuant to this Agreement. The Pledgor hereby authorizes the Agent to attach each such Pledge Amendment to this Agreement and agrees that all Pledged Shares listed on any Pledge Amendment delivered to the Agent shall for all purposes hereunder be considered Pledged Collateral.

      Section 7. Pledgor's Rights. As long as no Default or Event of Default shall have occurred and be continuing:

            (a) The Pledgor shall have the right, from time to time, to vote and give consents with respect to the Pledged Collateral or any part thereof for all purposes not inconsistent with the provisions of this Agreement, the Credit Agreement and any other Lender Agreement; provided, however, that no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of the Agent in respect of the Pledged Collateral or which would authorize or effect (except as and to the extent expressly permitted by the Credit Agreement) (i) the dissolution or liquidation, in whole or in part, of any of the Subsidiaries, (ii) the consolidation or merger of any of the Subsidiaries with any other Person, (iii) the sale, disposition or encumbrance of all or substantially all of the assets of any of the Subsidiaries, (iv) any change in the authorized number of shares, the stated capital or the authorized share capital of any of the Subsidiaries or the issuance of any additional shares of its Stock, or (v) the alteration of the voting rights with respect to the Stock of any of the Subsidiaries.

            (b) (i) the Pledgor shall be entitled, from time to time, to collect and receive for its own use all cash dividends paid in respect of the Pledged Shares to the extent not in violation of the Credit Agreement other than any and all (A) dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral; provided, however, that until actually paid all rights to such dividends shall remain subject to the Lien created by this Agreement; and

                (ii) all dividends (other than such cash dividends as are permitted to be paid to the Pledgor in accordance with clause (i) above) and all other distributions in respect of any of the Pledged Shares, whenever paid or made, shall be delivered to the Agent to hold as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Agent, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

      Section 8. Defaults and Remedies.

            (a) Upon the occurrence and during the continuance of an Event of Default (provided that such Event of Default is not waived in accordance with the terms of the Credit Agreement), the Agent (personally or through an agent) is hereby authorized and empowered, to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exercise the voting rights with respect thereto, to collect and receive all cash dividends and other distributions made thereon, to sell in one or more sales after ten (10) days' notice of the time and place of any public sale or of the time after which a private sale is to take place (which notice the Pledgor agrees is commercially reasonable), but without any previous notice or advertisement, the whole or any part of the Pledged Collateral and to otherwise act and to exercise any and all rights with respect to the Pledged Collateral as though the Agent was the outright owner thereof, the Pledgor hereby irrevocably constituting and appointing the Agent as the proxy and attorney-in-fact of the Pledgor, with full power of substitution to do so; provided, however, that the Agent shall not have any duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so. Any sale shall be made at a public or private sale at the Agent's place of business, or at any public building in the City of Boston, Massachusetts or elsewhere to be named in the notice of sale, either for cash or upon credit or for future delivery at such price as the Agent may deem fair, and the Agent may be the purchaser of the whole or any part of the Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of the Pledgor or any right of redemption. Each sale shall be made to the highest bidder, but the Agent reserves the right to reject any and all bids at such sale which, in its discretion, it shall reasonably deem inadequate. Demands of performance, except as otherwise herein specifically provided for, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by an auctioneer or any officer or agent of the Agent.

            (b) If, at the original time or times appointed for the sale of the whole or any part of the Pledged Collateral, the highest bid, if there be but one sale, shall be inadequate to discharge in full all the Secured Obligations, or if the Pledged Collateral be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to the Agent, in its reasonable discretion, the unlikelihood of the proceeds of the sales of the whole of the Pledged Collateral being sufficient to discharge all the Secured Obligations, the Agent may, on one or more occasions and in its reasonable discretion, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, however, that any sale or sales made after such postponement shall be after ten (10) days' notice to the Pledgor.

            (c) In the event of any sales hereunder, the Agent shall, after deducting all reasonable costs or expenses of every kind (including reasonable attorneys' fees and disbursements) for care, safekeeping, collection, sale, delivery or otherwise, apply the residue of the proceeds of the sales to the payment or reduction, either in whole or in part, of the

Secured Obligations in accordance with the agreements and instruments governing and evidencing the Secured Obligations, returning the surplus, if any, to the Pledgor.

            (d) If, at any time when the Agent in its reasonable discretion determines, following the occurrence and during the continuance, of an Event of Default, that, in connection with any actual or contemplated exercise of its rights (when permitted under this Section 8) to sell the whole or any part of the Pledged Collateral hereunder, it is necessary or advisable to effect a public registration of all or part of the Pledged Collateral pursuant to the Securities Act of 1933, as amended (or any similar statute then in effect) (the "Act"), the Pledgor shall, in an expeditious manner, cause each of its Subsidiaries other than the Real Estate Subsidiary, if any, to:

                  (i) prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement with respect to the Pledged Collateral and use its best efforts to cause such registration statement to become and remain effective;

                  (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the sale or other disposition of the Pledged Collateral covered by such registration statement whenever the Agent shall desire to sell or otherwise dispose of the Pledged Collateral;

                  (iii) furnish to the Agent such numbers of copies of a prospectus and a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as the Agent may reasonably request in order to facilitate the public sale or other disposition of the Pledged Collateral by the Agent;

                  (iv) use its best efforts to register or qualify the Pledged Collateral covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States as the Agent shall reasonably request, and do such other reasonable acts and things as may be required of it to enable the Agent to consummate the public sale or other disposition in such jurisdictions of the Pledged Collateral by the Agent;

                  (v) use its best efforts to furnish, at the reasonable request of the Agent, on the date that shares of the Pledged Collateral are delivered to the underwriters for sale pursuant to such registration or, if the security is not being sold through underwriters, on the date that the registration statement with respect to such shares of the Pledged Collateral becomes effective, (A) an opinion, dated such date, of the outside counsel representing such registrant for the purposes of such registration, addressed to the underwriters, if any, and in the event the Pledged Collateral is not being sold through underwriters, then to the Agent, stating that such registration statement has become effective under the Act and that (1) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act, (2) the registration statement, the related prospectus, and each amendment or supplement thereto, comply as to form in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to financial statements or other financial or statistical data contained therein), (3) such counsel has no reason to believe that either the registration statement or the prospectus, or any amendment or supplement thereto, contains any untrue statement of a material fact or omits a material fact required to be stated therein or necessary to make the statements therein not misleading,
      (4) the descriptions in the registration statement or the prospectus, or any amendment or supplement thereto, of all legal matters and contracts and other legal documents or instruments are accurate in all material respects and fairly present the information required to be shown and (5) such counsel does not know of any legal or governmental proceedings, pending or threatened, required to be described in the registration statement or prospectus, or any amendment or supplement thereto, or to be filed as exhibits to the registration statement which are not described and filed or incorporated by reference as required; and (B) a letter, dated such date, from the independent certified public accountants of such registrant, addressed to the underwriters, if any, and in the event the Pledged Collateral is not being sold through underwriters, then to the Agent, stating that they are independent certified public accountants within the meaning of the Act and that, in the opinion of such accountants, the financial statements and other financial data of such registrant included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Act. The opinion of counsel referred to above shall additionally cover such other legal matters with respect to the registration in respect of which such opinion is being given as the Agent may reasonably request. The letter referred to above from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five (5) Business Days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as the Agent may reasonably request; and

                  (vi) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and not later than 18 months after the effective date of the registration statement, make available to the Agent an earnings statement (which need not be audited) covering a period of at least 12 months beginning the first full month after the effective date of such registration statement which earnings statement shall satisfy the provisions of Rule 158 promulgated under the Act.

            (e) All expenses incurred in complying with Section 8(d) hereof, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), printing expenses, fees and disbursements of counsel for the registrant, the reasonable fees and expenses of counsel for the Agent, expenses of the independent certified public accountants (including any special audits incident to or required by any such registration) and expenses of complying with the securities or blue sky laws or any jurisdictions, shall be paid by the Pledgor.

            (f) If, at any time when the Agent shall determine to exercise its rights to sell the whole or any part of the Pledged Collateral hereunder, such Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Act, the Agent may, in its discretion (subject only to applicable requirements of law), sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as the Agent may deem necessary or advisable, but subject to the other requirements of this Section 8, and shall not be required to effect such registration or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event the Agent in its discretion (i) may, in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be or shall have been filed under the Act (or similar statute), (ii) may approach and negotiate with a single possible purchaser to effect such sale and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Pledged Collateral or part thereof. In addition to a private sale as provided above in this Section 8, if any of the Pledged Collateral shall not be freely distributable to the public without registration under the Act (or similar statute) at the time of any proposed sale pursuant to this Section 8, then the Agent shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions (A) as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale, (B) as to the content of legends to be placed upon any certificates representing the Pledged Collateral sold in such sale, including restrictions on future transfer thereof, (C) as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person's access to financial information about the Pledgor and such Person's intentions as to the holding of the Pledged Collateral so sold for investment, for its own account, and not with a view of the distribution thereof and (D) as to such other matters as the Agent may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Uniform Commercial Code and other laws affecting the enforcement of creditors' rights and the Act and all applicable state securities laws.

            (g) The Pledgor acknowledges that notwithstanding the legal availability of a private sale or a sale subject to the restrictions described above in paragraph (f), the Agent may, in its discretion, elect to register any or all the Pledged Collateral under the Act (or any applicable state securities law) in accordance with its rights hereunder. The Pledgor, however, recognizes that the Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof. The Pledgor also acknowledges any such private sale (conducted in a commercially reasonable manner for private sales) may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the registrant to register such securities for public sale under the Act, or under applicable state securities laws, even if the Pledgor or issuer of the Pledged Collateral would agree to do so.

            (h) The Pledgor agrees that following the occurrence an Event of Default, it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder in accordance with the terms hereof, and the Pledgor waives the benefit of all such laws to the extent it lawfully may do so. The Pledgor agrees that it will not interfere with any right, power and remedy of the Agent provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Agent of any one or more of such rights, powers, or remedies. No failure or delay on the part of the Agent to exercise any such right, power or remedy and no notice or demand which may be given to or made upon the Pledgor by the Agent with respect to any such remedies shall operate as a waiver thereof, or limit or impair the Agent's right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against the Pledgor in any respect.

            (i) The Pledgor further agrees that a breach of any of the covenants contained in this Section 8 will cause irreparable injury to the Agent, that the Agent has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 8 shall be specifically enforceable against the Pledgor.

            (j) Without in any way limiting the provisions of this Section 8, upon the occurrence and during the continuance of an Event of Default, the Agent may exercise in addition to all other rights and remedies granted to it in this Agreement and in the Credit Agreement, all rights and remedies of a secured party under the Uniform Commercial Code.

      Section 9. Application of Proceeds. Any cash held by the Agent as Pledged Collateral and all cash proceeds received by the Agent in respect of any sale of, liquidation of, or other realization upon all or any part of the Pledged Collateral shall be applied by the Agent as follows:

            (a) First, to the payment of the costs and expenses of such sale, liquidation or other realization, including reasonable compensation to the Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Agent in connection therewith;

            (b) Next, to the payment of the Secured Obligations; and

            (c) Finally, after payment in full of all Secured Obligations, to the payment to the Pledgor, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

      Section 10. Waiver. No delay on the Agent's part in exercising any power of sale, Lien, option or other right hereunder, and no notice or demand which may be given to or made upon the Pledgor by the Agent with respect to any power of sale, Lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair the Agent's right to take any action or to exercise any power of sale, Lien, option, or any other right hereunder, without notice or demand, or prejudice the Agent's rights as against the Pledgor in any respect.

      Section 11. Assignment. The Agent may assign, endorse or transfer any instrument evidencing all or any part of the Secured Obligations as provided in, and in accordance with, the Credit Agreement, and the holder of such instrument shall be entitled to the benefits of this Agreement.

      Section 12. Termination. Immediately following the Termination Date, the Agent shall deliver to the Pledgor the Pledged Collateral subject to this Agreement and all instruments of assignment executed in connection therewith, free and clear of the Liens hereof, and any assignment required to be executed by the Agent to effect such redelivery and, except as otherwise provided herein, all of the Pledgor's obligations hereunder shall at such time terminate.

      Section 13. Lien Absolute. All rights of the Agent hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

            (a) any lack of validity or enforceability of the Credit Agreement, the Revolving Credit Notes, any other Lender Agreement or any other agreement or instrument governing or evidencing any Secured Obligations;

            (b) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, the Revolving Credit Notes, any other Lender Agreement or any other agreement or instrument governing or evidencing any Secured Obligations;

            (c) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations; or

            (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor.

      Section 14. Release. The Pledgor consents and agrees that the Agent may at any time, or from time to time, in its discretion (a) renew, extend or change the time of payment, and/or the manner, place or terms of payment of all or any part of the Secured Obligations and (b) exchange, release and/or surrender all or any of the Pledged Collateral, or any part thereof, by whomsoever deposited, which is now or may hereafter be held by the Agent in connection with all or any of the Secured Obligations; all in such manner and upon such terms as the Agent may deem proper, and without notice to or further assent from the Pledgor, it being hereby agreed that the Pledgor shall be and remain bound upon this Agreement, irrespective of the existence, value or condition of any of the Pledged Collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension, and notwithstanding also that the Secured Obligations may, at any time exceed the aggregate principal amount thereof set forth in the Credit Agreement, or any other agreement governing any Secured Obligations. The Pledgor hereby waives notice of acceptance of this Agreement, and also presentment, demand, protest and notice of dishonor of any and all of the Secured Obligations, and promptness in commencing suit against any party hereto or liable hereon, and in giving any notice to or of making any claim or demand hereunder upon the Pledgor. No act or omission of any kind on the Agent's part shall in any event affect or impair this Agreement.

      Section 15. Indemnification. The Pledgor agrees to indemnify the Agent and its respective directors, officers, employees and agents and hold the Agent and each such Person harmless from and against any and all losses, taxes, liabilities, claims and damages, including reasonable attorneys' fees and disbursements, and other expenses incurred or arising by reason of the taking or the failure to take action by the Agent, in good faith, in respect of any transaction effected under this Agreement, or in connection with the Lien provided for herein, including, without limitation, any taxes payable in connection with the delivery or registration of any of the Pledged Collateral as provided herein (collectively "Indemnified Claims") or in connection with any litigation, investigation or proceedings related to any of the foregoing. Whether or not the transactions contemplated by this Agreement shall be consummated, the Pledgor agrees to pay to the Agent all reasonable out-of-pocket costs and expenses incurred in connection with this Agreement and all reasonable fees, expenses and disbursements, and the reasonable fees of the Agent's agents or representatives, incurred in connection with the execution and delivery of this Agreement and the performance by the Agent of the provisions of this Agreement and of any transactions effected in connection with this Agreement. The obligations of the Pledgor under this Section 15 shall survive the termination of this Agreement. The foregoing notwithstanding, the indemnity provided for herein shall not apply to any Indemnified Claim of the Agent if a court of competent jurisdiction determines that such Indemnified Claim is the result of the gross negligence or willful misconduct of the Agent.

      Section 16. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Pledgor for liquidation or reorganization, should the Pledgor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Pledgor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned, and in any such case, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

      Section 17. Miscellaneous.

            (a) The Agent may execute any of its duties hereunder by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder.

            (b) The Pledgor agrees to promptly reimburse the Agent for actual and reasonable out-of-pocket expenses, including, without limitation, reasonable counsel fees, incurred by the Agent in connection with the administration and enforcement of this Agreement.

            (c) Neither the Agent nor any of its officers, directors, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

            (d) This Agreement shall be binding upon the Pledgor and its successors and assigns, and shall inure to the benefit of, and be enforceable by, the Agent and its respective successors and assigns, and shall be governed by, and construed and enforced in accordance with, the internal laws in effect in the Commonwealth of Massachusetts without giving effect to principles of choice of law, and none of the terms or provisions of this Agreement may be waived, altered, modified or amended except in writing duly signed for and on behalf of the Agent and the Pledgor.

            (e) At any time and from time to time, upon written request of the Agent, and at the sole expense of the Pledgor, the Pledgor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Agent may reasonably deem desirable to obtain the full benefits of this Agreement and of the rights and powers herein granted.

      Section 18. Severability. If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or effect those portions of this Agreement which are valid.

      Section 19. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other a communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in accordance with the provisions of Section 14.1 of the Credit Agreement, addressed as follows:

            (a)  If to the Agent, at:

            100 Federal Street
            Boston, MA 02110
            Attention:  Christopher S. Allen, Director

            with a copy to:
            Goodwin, Procter & Hoar LLP
            Exchange Place
            Boston, MA 02109
            Attention: Edward Matson Sibble, Jr., P.C.

            (b) If to the Pledgor, at:

            40 Hudson Road
            Shawmut Park
            Canton, MA  02021
            Attention: Chief Financial Officer

            with a copy to:

            Goulston & Storrs, P.C.
            400 Atlantic Avenue
            Boston, MA  02110-3333
            Attention:  Kitt Sawitsky, Esq. or
                        Daniel Avery, Esq.

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, on the date of telecopy transmission or three (3) Business Days after the same shall have been deposited in the United States mail, postage prepaid. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

      Section 20. Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

      Section 21. Counterparts. This Agreement may be executed in any number of counterparts, which shall, collectively and separately, constitute one agreement.

      Section 22. Conflict of Terms. Except as otherwise explicitly provided in this Agreement, if any provision contained in this Agreement is in conflict with or inconsistent with any provision in the Credit Agreement, the provision contained in the Credit Agreement shall govern and control, to the extent of such conflict or inconsistency.

      IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Stock Pledge Agreement to be duly executed as of the date first written above.

                                          NEW ENGLAND AUDIO CO., INC.


                                          By:
                                              ------------------------------
                                              Name:
                                              Title:

      The undersigned hereby joins in the above Agreement for the sole purpose of consenting to and being bound by the provisions of Sections 6, 7 and 8 thereof, the undersigned hereby agreeing to cooperate fully and in good faith with the Agent and the Pledgor in carrying out such provisions.

                                          NEA DELAWARE, INC.



                                          By:
                                              ------------------------------
                                              Name:
                                              Title:

Accepted and Acknowledged by:


BANKBOSTON, N.A., as Agent


By:
    --------------------------
    Name:
    Title:

                                   SCHEDULE I

                          to the Stock Pledge Agreement


      Attached to and forming a part of that certain Stock Pledge Agreement dated as of July __, 1998 by New England Audio Co., Inc. to BankBoston, N.A.

                             Class of        Certificate        Number of
 Issuer                        Stock            No(s).            Shares
 ------                      --------        -----------        ---------

                                   SCHEDULE II

                          to the Stock Pledge Agreement

                                PLEDGE AMENDMENT


      This Pledge Amendment, dated _______, is delivered pursuant to Section 6(d) of the Stock Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to that certain Stock Pledge Agreement, dated as of July __, 1998 by the undersigned, as Pledgor, to BankBoston, N.A., and that the Pledged Shares listed on this Pledge Amendment shall be and become a part of the Pledged Collateral referred to in said Stock Pledge Agreement and shall secure all Secured Obligations referred to in said Stock Pledge Agreement.

                                         NEW ENGLAND AUDIO CO., INC.



                                         By:
                                             ------------------------------
                                             Name:
                                             Title:




                             Class of        Certificate        Number of
 Issuer                        Stock            No(s).            Shares
 ------                      --------        -----------        ---------

                                  SCHEDULE III

                          to the Stock Pledge Agreement

                             SUBSIDIARIES OF PLEDGOR

                                  EXHIBIT E-2

                     FORM OF TWEETER STOCK PLEDGE AGREEMENT

         STOCK PLEDGE AGREEMENT, dated as of July 20, 1998, between TWEETER HOME ENTERTAINMENT GROUP, INC., a Delaware corporation (the "Pledgor") and BANKBOSTON, N.A., a national banking association, as Agent (the "Agent").

                              W I T N E S S E T H:

         WHEREAS, the Pledgor is the record and beneficial owner of the shares of stock and other equity and beneficial interests described on Schedule I hereto (the "Pledged Shares") issued by the corporations and trusts named therein; and

         WHEREAS, the Pledgor, as guarantor, has entered into a Amended and Restated Credit Agreement, dated as of July 20, 1998 (as at any time amended, modified or supplemented, the "Credit Agreement") with New England Audio, Co. Inc., a Massachusetts corporation ("New England Audio"), NEA Delaware, Inc., a Delaware corporation ("NEA Delaware"), Tweeter Home Entertainment Group Financing Company Trust, a Massachusetts business trust ("Tweeter Trust"), the Agent and the other lenders parties thereto (the "Lenders"), pursuant to which the Lenders have agreed to make Revolving Credit Advances (as defined in the Credit Agreement) to New England Audio and NEA Delaware; and

         WHEREAS, in connection with the granting of the credits under the Credit Agreement and as security for all of the Lender Obligations of the Pledgor under the Credit Agreement, the Agent is requiring that the Pledgor execute and deliver this Stock Pledge Agreement and grant the security interest contemplated hereby.

         NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and to induce the Lenders to grant the credits under the Credit Agreement, it is agreed as follows:

         Section 1. Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined, and the following shall have the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

         "Act" shall have the meaning assigned to such term in Section 8(d) hereof.

         "Agreement" shall mean this Stock Pledge Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

         "Pledged Collateral" shall have the meaning assigned to such term in
Section 2 hereof.

         "Pledged Shares" shall have the meaning assigned to such term in the first recital hereof.

         "Secured Obligations" shall have the meaning assigned to such term in
Section 3 hereof.

         "Termination Date" shall mean the date on which all Lender Obligations have been paid in full and the Lenders shall have no further commitments to or for the account of the Pledgor or any of its Subsidiaries under any Lender Agreement.

         Section 2. Pledge. The Pledgor hereby pledges and grants to the Agent a first priority security interest in all of the following (the "Pledged Collateral"), except as otherwise provided in Section 7(b):

                 (a) the Pledged Shares and the certificates representing the Pledged Shares, and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

                 (b) all additional shares of stock or other equity and beneficial interests of any issuer of the Pledged Shares from time to time acquired by the Pledgor in any manner (which shares shall be deemed to be part of the Pledged Shares) and the certificates representing such shares, and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; and

                 (c) all shares of stock or other equity and beneficial interests owned by the Pledgor of any Person other than the Real Estate Subsidiary, if any, who, after the date of this Agreement, becomes, as a result of any occurrence, a directly owned Subsidiary of the Pledgor (which shares shall be deemed to be part of the Pledged Shares) and the certificates representing such shares, and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

         Section 3. Security for Lender Obligations. This Agreement secures, and the Pledged Collateral is security for, the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, and performance of the Lender Obligations, whether for principal, premium, interest, fees, costs and expenses, and all obligations of the Pledgor now or hereafter existing under this Agreement and under the Credit Agreement, and all other Indebtedness, liabilities and obligations of the Pledgor to the Agent under any Lender Agreement, whether now existing or hereafter incurred, whether arising under the Credit Agreement or otherwise (collectively, the "Secured Obligations").

         Section 4. Delivery of Pledged Collateral. All certificates representing or evidencing the Pledged Shares shall be delivered to and held by or on behalf of the Agent pursuant hereto and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Agent. If any Event of Default shall occur and be continuing, subject to Section 7 hereof, the Agent shall have the right, at any time in its discretion and without notice to the Pledgor, to transfer to or to register in the name of the Agent or any of its nominees any or all of the Pledged Shares. In addition, also subject to Section 7 hereof, the Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Shares for certificates or instruments of smaller or larger denominations.

         Section 5. Representations and Warranties. The Pledgor represents and warrants to the Agent that:

                 (a) The Pledgor is, and at the time of delivery of the Pledged Shares to the Agent pursuant to Section 4 hereof will be, the sole holder of record and the sole beneficial owner of the Pledged Collateral free and clear of any Lien thereon or affecting the title thereto except for the Lien created by this Agreement.

                 (b) All of the Pledged Shares have been duly authorized and validly issued and all of the Pledged Shares representing shares of stock of corporations are fully paid and non-assessable.

                 (c) The Pledgor has the right and requisite corporate authority to pledge, assign, transfer, deliver, deposit and set over the Pledged Collateral to the Agent, as provided herein.

                 (d) None of the Pledged Shares has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject.

                 (e) The authorized stock and other equity and beneficial interests of each of the issuers listed on Schedule I hereto consists of the number of shares of stock, with the number of shares issued and outstanding, that are described on Schedule I hereto. As of the date hereof, there are no existing options, warrants, calls or commitments of any character whatsoever relating to any stock or other equity and beneficial interests of any of such issuers.

                 (f) No consent, approval, authorization or other order of any Person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor or (ii) for the exercise by the Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement including any disposition thereof, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

                 (g) The pledge, assignment and delivery of the Pledged Collateral pursuant to this Agreement will create a valid first priority Lien on and a first priority perfected security interest in the Pledged Collateral, and the proceeds thereof, securing the payment of the Secured Obligations.

                 (h) This Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, and except as the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

                 (i) The Pledged Shares constitute one hundred percent (100%) of the issued and outstanding shares of stock or other equity and beneficial interests of the issuers thereof.

                 (j) The Subsidiaries listed on Schedule III hereto are the only Subsidiaries of the Pledgor.

         The representations and warranties set forth in this Section 5 shall survive the execution and delivery of this Agreement.

         Section 6. Covenants. The Pledgor covenants and agrees that until the Termination Date:

                 (a) Without the prior written consent of the Agent, the Pledgor will not sell, assign, transfer, pledge, grant a Lien with respect to or otherwise encumber any of its rights in or to the Pledged Collateral or any unpaid dividends or other distributions or payments with respect thereto except as otherwise permitted by the Credit Agreement.

                 (b) The Pledgor will, at its expense, promptly execute, acknowledge and deliver all such instruments and take all such action as the Agent from time to time may reasonably request in order to ensure to the Agent the benefits of the Liens in and to the Pledged Collateral intended to be created by this Agreement.

                 (c) The Pledgor will defend the title to the Pledged Collateral and the Liens of the Agent thereon against the claim of any other Person and will maintain and preserve such Liens until the Termination Date.

                 (d) The Pledgor will, upon obtaining any additional shares of any Subsidiaries other than the Real Estate Subsidiary, if any, which shares are not already Pledged Collateral, promptly (and in any event within three (3) Business Days) deliver to the Agent a Pledge

Amendment, duly executed by the Pledgor, in substantially the form of Schedule II hereto (a "Pledge Amendment"), in respect of the additional Pledged Shares which are to be pledged pursuant to this Agreement. The Pledgor hereby authorizes the Agent to attach each such Pledge Amendment to this Agreement and agrees that all Pledged Shares listed on any Pledge Amendment delivered to the Agent shall for all purposes hereunder be considered Pledged Collateral.

         Section 7. Pledgor's Rights. As long as no Default or Event of Default shall have occurred and be continuing:

                 (a) The Pledgor shall have the right, from time to time, to vote and give consents with respect to the Pledged Collateral or any part thereof for all purposes not inconsistent with the provisions of this Agreement, the Credit Agreement and any other Lender Agreement; provided, however, that no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of the Agent in respect of the Pledged Collateral or which would authorize or effect (except as and to the extent expressly permitted by the Credit Agreement) (i) the dissolution or liquidation, in whole or in part, of any of the Subsidiaries, (ii) the consolidation or merger of any of the Subsidiaries with any other Person, (iii) the sale, disposition or encumbrance of all or substantially all of the assets of any of the Subsidiaries, (iv) any change in the authorized number of shares, the stated capital or the authorized share capital of any of the Subsidiaries or the issuance of any additional shares of its stock, or (v) the alteration of the voting rights with respect to the stock of any of the Subsidiaries.

                  (b) (i) the Pledgor shall be entitled, from time to time, to collect and receive for its own use all cash dividends paid in respect of the Pledged Shares to the extent not in violation of the Credit Agreement other than any and all (A) dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral; provided, however, that until actually paid all rights to such dividends shall remain subject to the Lien created by this Agreement; and

                      (ii) all dividends (other than such cash dividends as are permitted to be paid to the Pledgor in accordance with clause (i) above) and all other distributions in respect of any of the Pledged Shares, whenever paid or made, shall be delivered to the Agent to hold as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Agent, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

         Section 8.   Defaults and Remedies.

                  (a) Upon the occurrence and during the continuance of an Event of Default (provided that such Event of Default is not waived in accordance with the terms of the Credit Agreement), the Agent (personally or through an agent) is hereby authorized and empowered, to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exercise the voting rights with respect thereto, to collect and receive all cash dividends and other distributions made thereon, to sell in one or more sales after ten (10) days' notice of the time and place of any public sale or of the time after which a private sale is to take place (which notice the Pledgor agrees is commercially reasonable), but without any previous notice or advertisement, the whole or any part of the Pledged Collateral and to otherwise act and to exercise any and all rights with respect to the Pledged Collateral as though the Agent was the outright owner thereof, the Pledgor hereby irrevocably constituting and appointing the Agent as the proxy and attorney-in-fact of the Pledgor, with full power of substitution to do so; provided, however, that the Agent shall not have any duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so. Any sale shall be made at a public or private sale at the Agent's place of business, or at any public building in the City of Boston, Massachusetts or elsewhere to be named in the notice of sale, either for cash or upon credit or for future delivery at such price as the Agent may deem fair, and the Agent may be the purchaser of the whole or any part of the Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of the Pledgor or any right of redemption. Each sale shall be made to the highest bidder, but the Agent reserves the right to reject any and all bids at such sale which, in its discretion, it shall reasonably deem inadequate. Demands of performance, except as otherwise herein specifically provided for, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by an auctioneer or any officer or agent of the Agent.

                  (b) If, at the original time or times appointed for the sale of the whole or any part of the Pledged Collateral, the highest bid, if there be but one sale, shall be inadequate to discharge in full all the Secured Obligations, or if the Pledged Collateral be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to the Agent, in its reasonable discretion, the unlikelihood of the proceeds of the sales of the whole of the Pledged Collateral being sufficient to discharge all the Secured Obligations, the Agent may, on one or more occasions and in its reasonable discretion, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, however, that any sale or sales made after such postponement shall be after ten (10) days' notice to the Pledgor.

                  (c) In the event of any sales hereunder, the Agent shall, after deducting all reasonable costs or expenses of every kind (including reasonable attorneys' fees and disbursements) for care, safekeeping, collection, sale, delivery or otherwise, apply the residue of the proceeds of the sales to the payment or reduction, either in whole or in part, of the Secured Obligations in accordance with the agreements and instruments governing and evidencing the Secured Obligations, returning the surplus, if any, to the Pledgor.

                  (d) If, at any time when the Agent in its reasonable discretion determines, following the occurrence and during the continuance, of an Event of Default, that, in connection with any actual or contemplated exercise of its rights (when permitted under this Section 8) to sell the whole or any part of the Pledged Collateral hereunder, it is necessary or advisable to effect a public registration of all or part of the Pledged Collateral pursuant to the Securities Act of 1933, as amended (or any similar statute then in effect) (the "Act"), the Pledgor shall, in an expeditious manner, cause each of its Subsidiaries other than the Real Estate Subsidiary, if any, to:

                       (i) prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement with respect to the Pledged Collateral and use its best efforts to cause such registration statement to become and remain effective;

                       (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the sale or other disposition of the Pledged Collateral covered by such registration statement whenever the Agent shall desire to sell or otherwise dispose of the Pledged Collateral;

                       (iii) furnish to the Agent such numbers of copies of a prospectus and a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as the Agent may reasonably request in order to facilitate the public sale or other disposition of the Pledged Collateral by the Agent;

                       (iv) use its best efforts to register or qualify the Pledged Collateral covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States as the Agent shall reasonably request, and do such other reasonable acts and things as may be required of it to enable the Agent to consummate the public sale or other disposition in such jurisdictions of the Pledged Collateral by the Agent;

                       (v) use its best efforts to furnish, at the reasonable request of the Agent, on the date that shares of the Pledged Collateral are delivered to the underwriters for sale pursuant to such registration or, if the security is not being sold through underwriters, on the date that the registration statement with respect to such shares of the Pledged Collateral becomes effective, (A) an opinion, dated such date, of the outside counsel representing such registrant for the purposes of such registration, addressed to the underwriters, if any, and in the event the Pledged Collateral is not being sold through underwriters, then to the Agent, stating that such registration statement has become effective under the Act and that (1) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act, (2) the registration statement, the related prospectus, and each amendment or supplement thereto, comply as to form in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to financial statements or other financial or statistical data contained therein), (3) such counsel has no reason to believe that either the registration statement or the prospectus, or any amendment or supplement thereto, contains any untrue statement of a material fact or omits a material fact required to be stated therein or necessary to make the statements therein not misleading, (4) the descriptions in the registration statement or the prospectus, or any amendment or supplement thereto, of all legal matters and contracts and other legal documents or instruments are accurate in all material respects and fairly present the information required to be shown and (5) such counsel does not know of any legal or governmental proceedings, pending or threatened, required to be described in the registration statement or prospectus, or any amendment or supplement thereto, or to be filed as exhibits to the registration statement which are not described and filed or incorporated by reference as required; and (B) a letter, dated such date, from the independent certified public accountants of such registrant, addressed to the underwriters, if any, and in the event the Pledged Collateral is not being sold through underwriters, then to the Agent, stating that they are independent certified public accountants within the meaning of the Act and that, in the opinion of such accountants, the financial statements and other financial data of such registrant included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Act. The opinion of counsel referred to above shall additionally cover such other legal matters with respect to the registration in respect of which such opinion is being given as the Agent may reasonably request. The letter referred to above from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five (5) Business Days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as the Agent may reasonably request; and

                       (vi) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and not later than 18 months after the effective date of the registration statement, make available to the Agent an earnings statement (which need not be audited) covering a period of at least 12 months beginning the first full month after the effective date of such registration statement which earnings statement shall satisfy the provisions of Rule 158 promulgated under the Act.

                  (e) All expenses incurred in complying with Section 8(d) hereof, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), printing expenses, fees and disbursements of counsel for the registrant, the reasonable fees and expenses of counsel for the Agent, expenses of the independent certified public accountants (including any special audits incident to or required by any such registration) and expenses of complying with the securities or blue sky laws or any jurisdictions, shall be paid by the Pledgor.

                  (f) If, at any time when the Agent shall determine to exercise its rights to sell the whole or any part of the Pledged Collateral hereunder, such Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Act, the Agent may, in its discretion (subject only to applicable requirements of law), sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as the Agent may deem necessary or advisable, but subject to the other requirements of this Section 8, and shall not be required to effect such registration or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event the Agent in its discretion (i) may, in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be or shall have been filed under the Act (or similar statute), (ii) may approach and negotiate with a single possible purchaser to effect such sale and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Pledged Collateral or part thereof. In addition to a private sale as provided above in this Section 8, if any of the Pledged Collateral shall not be freely distributable to the public without registration under the Act (or similar statute) at the time of any proposed sale pursuant to this Section 8, then the Agent shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions (A) as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale, (B) as to the content of legends to be placed upon any certificates representing the Pledged Collateral sold in such sale, including restrictions on future transfer thereof, (C) as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person's access to financial information about the Pledgor and such Person's intentions as to the holding of the Pledged Collateral so sold for investment, for its own account, and not with a view of the distribution thereof and (D) as to such other matters as the Agent may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Uniform Commercial Code and other laws affecting the enforcement of creditors' rights and the Act and all applicable state securities laws.

                  (g) The Pledgor acknowledges that notwithstanding the legal availability of a private sale or a sale subject to the restrictions described above in paragraph (f), the Agent may, in its discretion, elect to register any or all the Pledged Collateral under the Act (or any applicable state securities law) in accordance with its rights hereunder. The Pledgor, however, recognizes that the Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof. The Pledgor also acknowledges any such private sale (conducted in a commercially reasonable manner for private sales) may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the registrant to register such securities for public sale under the Act, or under applicable state securities laws, even if the Pledgor or issuer of the Pledged Collateral would agree to do so.

                  (h) The Pledgor agrees that following the occurrence an Event of Default, it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder in accordance with the terms hereof, and the Pledgor waives the benefit of all such laws to the extent it lawfully may do so. The Pledgor agrees that it will not interfere with any right, power and remedy of the Agent provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Agent of any one or more of such rights, powers, or remedies. No failure or delay on the part of the Agent to exercise any such right, power or remedy and no notice or demand which may be given to or made upon the Pledgor by the Agent with respect to any such remedies shall operate as a waiver thereof, or limit or impair the Agent's right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against the Pledgor in any respect.

                  (i) The Pledgor further agrees that a breach of any of the covenants contained in this Section 8 will cause irreparable injury to the Agent, that the Agent has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this
Section 8 shall be specifically enforceable against the Pledgor.

                  (j) Without in any way limiting the provisions of this Section 8, upon the occurrence and during the continuance of an Event of Default, the Agent may exercise in addition to all other rights and remedies granted to it in this Agreement and in the Credit Agreement, all rights and remedies of a secured party under the Uniform Commercial Code.

         Section 9. Application of Proceeds. Any cash held by the Agent as Pledged Collateral and all cash proceeds received by the Agent in respect of any sale of, liquidation of, or other realization upon all or any part of the Pledged Collateral shall be applied by the Agent as follows:

                  (a) First, to the payment of the costs and expenses of such sale, liquidation or other realization, including reasonable compensation to the Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Agent in connection therewith;

                  (b) Next, to the payment of the Secured Obligations; and

                  (c) Finally, after payment in full of all Secured Obligations, to the payment to the Pledgor, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

         Section 10. Waiver. No delay on the Agent's part in exercising any power of sale, Lien, option or other right hereunder, and no notice or demand which may be given to or made upon the Pledgor by the Agent with respect to any power of sale, Lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair the Agent's right to take any action or to exercise any power of sale, Lien, option, or any other right hereunder, without notice or demand, or prejudice the Agent's rights as against the Pledgor in any respect.

         Section 11. Assignment. The Agent may assign, endorse or transfer any instrument evidencing all or any part of the Secured Obligations as provided in, and in accordance with, the Credit Agreement, and the holder of such instrument shall be entitled to the benefits of this Agreement.

         Section 12. Termination. Immediately following the Termination Date, the Agent shall deliver to the Pledgor the Pledged Collateral subject to this Agreement and all instruments of assignment executed in connection therewith, free and clear of the Liens hereof, and any assignment required to be executed by the Agent to effect such redelivery and, except as otherwise provided herein, all of the Pledgor's obligations hereunder shall at such time terminate.

         Section 13. Lien Absolute. All rights of the Agent hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

                  (a) any lack of validity or enforceability of the Credit Agreement, the Revolving Credit Notes, any other Lender Agreement or any other agreement or instrument governing or evidencing any Secured Obligations;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, the Revolving Credit Notes, any other Lender Agreement or any other agreement or instrument governing or evidencing any Secured Obligations;

                  (c) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations; or

                  (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor.

         Section 14. Release. The Pledgor consents and agrees that the Agent may at any time, or from time to time, in its discretion (a) renew, extend or change the time of payment, and/or the manner, place or terms of payment of all or any part of the Secured Obligations and (b) exchange, release and/or surrender all or any of the Pledged Collateral, or any part thereof, by whomsoever deposited, which is now or may hereafter be held by the Agent in connection with all or any of the Secured Obligations; all in such manner and upon such terms as the Agent may deem proper, and without notice to or further assent from the Pledgor, it being hereby agreed that the Pledgor shall be and remain bound upon this Agreement, irrespective of the existence, value or condition of any of the Pledged Collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension, and notwithstanding also that the Secured Obligations may, at any time exceed the aggregate principal amount thereof set forth in the Credit Agreement, or any other agreement governing any Secured Obligations. The Pledgor hereby waives notice of acceptance of this Agreement, and also presentment, demand, protest and notice of dishonor of any and all of the Secured Obligations, and promptness in commencing suit against any party hereto or liable hereon, and in giving any notice to or of making any claim or demand hereunder upon the Pledgor. No act or omission of any kind on the Agent's part shall in any event affect or impair this Agreement.

         Section 15. Indemnification. The Pledgor agrees to indemnify the Agent and its respective directors, officers, employees and agents and hold the Agent and each such Person harmless from and against any and all losses, taxes, liabilities, claims and damages, including reasonable attorneys' fees and disbursements, and other expenses incurred or arising by reason of the taking or the failure to take action by the Agent, in good faith, in respect of any transaction effected under this Agreement, or in connection with the Lien provided for herein, including, without limitation, any taxes payable in connection with the delivery or registration of any of the Pledged Collateral as provided herein (collectively "Indemnified Claims") or in connection with any litigation, investigation or proceedings related to any of the foregoing. Whether or not the transactions contemplated by this Agreement shall be consummated, the Pledgor agrees to pay to the Agent all reasonable out-of-pocket costs and expenses incurred in connection with this Agreement and all reasonable fees, expenses and disbursements, and the reasonable fees of the Agent's agents or representatives, incurred in connection with the execution and delivery of this Agreement and the performance by the Agent of the provisions of this Agreement and of any transactions effected in connection with this Agreement. The obligations of the Pledgor under this Section 15 shall survive the termination of this Agreement. The foregoing notwithstanding, the indemnity provided for herein shall not apply to any Indemnified Claim of the Agent if a court of competent jurisdiction determines that such Indemnified Claim is the result of the gross negligence or willful misconduct of the Agent.

         Section 16. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Pledgor for liquidation or reorganization, should the Pledgor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Pledgor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned, and in any such case, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         Section 17. Miscellaneous.

                  (a) The Agent may execute any of its duties hereunder by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder.

                  (b) The Pledgor agrees to promptly reimburse the Agent for actual and reasonable out-of-pocket expenses, including, without limitation, reasonable counsel fees, incurred by the Agent in connection with the administration and enforcement of this Agreement.

                  (c) Neither the Agent nor any of its officers, directors, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

                  (d) This Agreement shall be binding upon the Pledgor and its successors and assigns, and shall inure to the benefit of, and be enforceable by, the Agent and its respective successors and assigns, and shall be governed by, and construed and enforced in accordance with, the internal laws in effect in the Commonwealth of Massachusetts without giving effect to principles of choice of law, and none of the terms or provisions of this Agreement may be waived, altered, modified or amended except in writing duly signed for and on behalf of the Agent and the Pledgor.

                  (e) At any time and from time to time, upon written request of the Agent, and at the sole expense of the Pledgor, the Pledgor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Agent may reasonably deem desirable to obtain the full benefits of this Agreement and of the rights and powers herein granted.

         Section 18. Severability. If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or effect those portions of this Agreement which are valid.

         Section 19. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other a communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in accordance with the provisions of Section 14.1 of the Credit Agreement, addressed as follows:

                  (a)  If to the Agent, at:

                  100 Federal Street
                  Boston, MA 02110
                  Attention:  Christopher S. Allen, Director

                  with a copy to:

                  Goodwin, Procter & Hoar LLP
                  Exchange Place
                  Boston, MA 02109
                  Attention: Edward Matson Sibble, Jr., P.C.

                  (b) If to the Pledgor, at:

                  40 Hudson Road
                  Shawmut Park
                  Canton, MA  02021
                  Attention: Chief Financial Officer

                  with a copy to:

                  Goulston & Storrs, P.C.
                  400 Atlantic Avenue
                  Boston, MA  02110-3333
                  Attention:  Kitt Sawitsky, Esq. or
                              Daniel Avery, Esq.

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, on the date of telecopy transmission or three (3) Business Days after the same shall have been deposited in the United States mail, postage prepaid. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

         Section 20. Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         Section 21. Counterparts. This Agreement may be executed in any number of counterparts, which shall, collectively and separately, constitute one agreement.

         Section 22. Conflict of Terms. Except as otherwise explicitly provided in this Agreement, if any provision contained in this Agreement is in conflict with or inconsistent with any provision in the Credit Agreement, the provision contained in the Credit Agreement shall govern and control, to the extent of such conflict or inconsistency.

                           [INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Stock Pledge Agreement to be duly executed as of the date first written above.

                                           TWEETER HOME ENTERTAINMENT
                                           GROUP, INC.


                                           By:
                                              --------------------------------
                                              Name:
                                              Title:

         The undersigned hereby join in the above Agreement for the sole purpose of consenting to and being bound by the provisions of Sections 6, 7 and 8 thereof, the undersigned hereby agreeing to cooperate fully and in good faith with the Agent and the Pledgor in carrying out such provisions.

NEW ENGLAND AUDIO CO., INC.                TWEETER HOME ENTERTAINMENT
                                           GROUP FINANCING COMPANY
                                           TRUST




By:                                         By:
   -------------------------                   -------------------------------
   Name:                                       Trustee:
   Title:


Accepted and Acknowledged by:


BANKBOSTON, N.A.


By:
   --------------------------
   Name:
   Title:

                                   SCHEDULE I

                          to the Stock Pledge Agreement


         Attached to and forming a part of that certain Stock Pledge Agreement dated as of July __, 1998 by Tweeter Home Entertainment Group, Inc. to BankBoston, N.A.

                                        Class of      Certificate     Number of
 Issuer                                   Stock          No(s).         Shares
 ------                                   -----          ------         ------

                                   SCHEDULE II

                          to the Stock Pledge Agreement

                                PLEDGE AMENDMENT


         This Pledge Amendment, dated _______, is delivered pursuant to Section 6(d) of the Stock Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to that certain Stock Pledge Agreement, dated as of July __, 1998 by the undersigned, as Pledgor, to BankBoston, N.A., and that the Pledged Shares listed on this Pledge Amendment shall be and become a part of the Pledged Collateral referred to in said Stock Pledge Agreement and shall secure all Secured Obligations referred to in said Stock Pledge Agreement.

                                               TWEETER HOME ENTERTAINMENT
                                               GROUP, INC.



                                               By:___________________________
                                                    Name:
                                                    Title:




                                      Class of     Certificate     Number of
 Issuer                                 Stock         No(s).         Shares
 ------                                 -----         ------         ------

                                  SCHEDULE III

                          to the Stock Pledge Agreement

                             SUBSIDIARIES OF PLEDGOR

                                  EXHIBIT F-1

                 FORM OF AMENDED AND RESTATED SECURITY AGREEMENT

         AMENDED AND RESTATED SECURITY AGREEMENT dated as of July 20, 1998 between NEW ENGLAND AUDIO CO., INC., a Massachusetts corporation ("New England Audio"), NEA DELAWARE, INC., a Delaware corporation ("NEA Delaware") (each of New England Audio and NEA Delaware is referred to herein individually, as a "Debtor" and collectively, as the "Debtors") and BANKBOSTON, N.A., a national banking association, as agent (the "Agent") for itself and the other lenders which are, or may in the future become, parties to the Credit Agreement (as hereinafter defined).

                                    Recitals

         WHEREAS, the Debtors have entered into an Amended and Restated Credit Agreement, dated as of July 20, 1998 (as amended, modified or supplemented from time to time, the "Credit Agreement") with the Agent and the other lenders parties thereto (the "Lenders"), pursuant to which the Lenders have agreed to make Revolving Credit Advances (as defined in the Credit Agreement) to the Debtors, upon the terms and subject to the conditions contained therein; and

         WHEREAS, in connection with the granting of the credits under the Credit Agreement and as security for all of the Obligations, including without limitation the obligations of the Debtors under the Credit Agreement, the Agent is requiring the Debtors to execute and deliver this Security Agreement and grant the security interest contemplated hereby.

         WHEREAS, the Debtors and the Agent are parties to a Security Agreement dated as of May 30, 1997 (the "Security Agreement") and desire to amend and restate the Security Agreement in connection with the Credit Agreement.

         NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend and restate the Security Agreement and agree as follows:

                          ARTICLE 1. GRANT OF SECURITY

         Section 1.1 Grant of Security. Each Debtor hereby grants to the Agent a continuing security interest ("Security Interest") in and to all personal property and fixtures of each Debtor, whether now or hereafter existing or now or hereafter acquired and wherever located, including all equipment, accounts, inventory and general intangibles, all as more fully described as follows (the "Collateral"):

                  (a) All money, cash, bank accounts, deposit accounts, goods, inventory, equipment, computer hardware and software, instruments, securities, documents, documents of title, chattel paper, accounts, accounts receivable, lease receivables and leases including but not limited to, rights to rentals thereunder and each Debtor's reversionary interest in property leased thereunder and any equity rights in leases sold to third parties, contract rights, licenses, general intangibles, copyrights, patents and patents pending, trademarks and goodwill, Trade Secrets, credits, claims, demands and all other property of the Debtors (including but not limited to leasehold improvements);

                  (b) All equipment, including without limitation all fixtures, machinery, equipment, molds, dies, motor vehicles, and other goods whether now owned or hereafter acquired by any Debtor, wherever located, all replacements, substitutions and all parts thereof and all accessions thereto, as well as all of each Debtor's right, title and interest in and to any such goods now or hereafter held or used by any Debtor under any lease, lease-purchase, conditional sales, use or other agreements under which any Debtor is entitled to the use and possession thereof, with any other rights and benefits flowing from such agreements, all as may be used or useful in connection with each Debtor's business as now or hereafter carried on, any operations incidental to or associated with the same, or for any other purpose (any and all such equipment, machinery and fixtures, parts and accessions being the "Equipment");

                  (c) All inventory in all of its forms, wherever located, now or hereafter existing including, but not limited to (i) raw materials and work in process therefor, finished goods thereof and (ii) goods which are returned to or repossessed by any Debtor and all accessions thereto and products thereof (any and all such inventory, accessions and products being the "Inventory");

                  (d) All accounts receivable, including without limitation accounts, contracts (but only to the extent assignable without causing a Default under the Credit Agreement), contract rights, chattel paper, instruments, licenses and other obligations of any kind whether now existing or hereafter arising, including without limitation all rights now or hereafter existing in and to all security agreements, leases, and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, instruments, general intangibles or obligations (any and all such accounts, contract rights, chattel paper, instruments, general intangibles and obligations being the "Receivables," and any and all such leases, security agreements and other contracts being the "Contracts");

                  (e) All general intangibles including without limitation, tradenames, trademarks, service marks, tax refunds, the corporate name and all product names; and

                  (f) All products and proceeds of any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not the Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.

         Section 1.2 Security for Obligations. This Agreement and the Security Interest shall secure the payment and performance of the Obligations.

                                    ARTICLE 2

                GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

         Each Debtor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

         Section 2.1 Necessary Filings. All filings, registrations and recordings necessary or appropriate to create, preserve and perfect the security interest granted by each Debtor to the Agent hereby in respect of the Collateral have been accomplished and the security interest granted to the Agent pursuant to this Agreement in and to the Collateral constitutes, upon satisfaction of such filings, registrations and recordings, a perfected security interest therein (to the extent that the same can be perfected by filing, registration or recording) prior to the rights of all other Persons therein (other than any such rights pursuant to Liens permitted by Section 9.2 of the Credit Agreement ("Permitted Liens")) and subject to no other Liens (other than Permitted Liens) and is entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code to perfected security interests.

         Section 2.2 No Liens. Each Debtor is, and as to Collateral acquired by it from time to time after the date hereof each such Debtor will be, the owner of all Collateral pledged by it hereunder free from any Lien, security interest, encumbrance or other right, title or interest of any Person (other than Permitted Liens), and each such Debtor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein (other than in connection with Permitted Liens) adverse to the Agent.

         Section 2.3 Other Financing Statements. As of the date hereof, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral (other than financing statements filed in respect of Permitted Liens), and so long as any Lender Obligations or commitments with respect thereto are outstanding, no Debtor will execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by such Debtors or in connection with Permitted Liens.

         Section 2.4 Chief Executive Office; Records. As of the date hereof, the chief executive office of each such Debtor is located at the address indicated on Exhibit A hereto. No Debtor will move its chief executive office except to such new location as any Debtor may establish in accordance with the last sentence of this Section 2.4. A complete set of books of account and records of each Debtor relating to the Receivables and the Contract Rights are, and will continue to be, kept at such chief executive office, at one or more of the other record locations set forth on Exhibit A hereto for each such Debtor or at such new locations as each Debtor may establish in accordance with the last sentence of this Section 2.4. All Receivables and Contract Rights of each Debtor are, and will continue to be, maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from, the office locations described above or such new location established in accordance with the last sentence of this Section 2.4. No Debtor shall establish new locations for such offices until (a) it shall have given to the Agent not less than ten (10) days' prior written notice of its intention to do so, clearly describing such new location and providing such other information in connection therewith as the Agent may reasonably request and (b) with respect to such new location, it shall have taken all action reasonably satisfactory to the Agent, to maintain the security interest of the Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

         Section 2.5 Location of Inventory and Equipment. As of the date hereof, all Inventory and Equipment held by each Debtor is located at one of the locations shown on Exhibit B hereto for each Debtor. Each Debtor agrees that all Inventory and Equipment now held or subsequently acquired by it shall be kept at (or shall be in transport to) any one of the locations shown on Exhibit B hereto, or such new location as any Debtor may establish in accordance with the last sentence of this Section 2.5. A Debtor may establish a new location for Inventory and Equipment only if (a) it shall have given to the Agent not less than ten (10) days' prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Agent may reasonably request and (b) with respect to such new location, it shall have taken all action reasonably satisfactory to the Agent to maintain the security interest of the Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

         Section 2.6 Recourse. This Agreement is made with full recourse to each Debtor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of each Debtor contained herein, in the other Lender Agreements and otherwise in writing in connection herewith or therewith.

         Section 2.7 Trade Names; Change of Name. As of the date hereof, no Debtor operates in any jurisdiction under, or in the preceding 12 months has not operated in any jurisdiction under, any trade names, fictitious names or other names except its legal name and except as disclosed on Exhibit F hereto. No Debtor shall change its legal name or assume or operate in any jurisdiction under any trade, fictitious or other name except as established in accordance with the last sentence of this Section 2.7. Each Debtor shall not assume or operate in any jurisdiction under any new trade, fictitious or other name until
(a) it shall have given to the Agent ten (10) days' prior written notice of its intention so to do, clearly describing such new name and the jurisdictions in which such new name shall be used and providing such other information in connection therewith as the Agent may reasonably request and (b) with respect to such new name, it shall have taken all action reasonably requested by the Agent, to maintain the security interest of the Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

         Section 2.8 Collateral in Maryland. The value of the Debtors' taxable Collateral in Maryland shall not at any time exceed $1,000,000 without the Agent's consent not to be unreasonably withheld.


                                    ARTICLE 3

                          SPECIAL PROVISIONS CONCERNING
                    RECEIVABLES; CONTRACT RIGHTS; INSTRUMENTS

         Section 3.1 Additional Representations and Warranties. As of the time when each of its Receivables arises, each Debtor shall be deemed to have represented and warranted that such Receivable, and all records, papers and documents relating thereto, are what they purport to be in all material respects, and that such Receivable will, to the best knowledge of each Debtor, evidence true and valid obligations of the account debtor named therein.

         Section 3.2 Maintenance of Records. Each Debtor will keep and maintain at its own cost and expense, records of its Receivables and Contracts and each Debtor will make the same available on Debtor's premises to the Agent for inspection, at the Debtor's own cost and expense, at any and all reasonable times upon reasonable prior notice to the Debtor. Each Debtor shall affix to each writing constituting chattel paper, and if the Agent so directs to all other Receivables and Contracts, as well as books, records and documents of each Debtor evidencing or pertaining to such Receivables and Contracts, an appropriate reference, in form and manner satisfactory to the Agent, to the fact that such chattel paper, Receivables and Contracts have been assigned to the Agent and that the Agent has a security interest therein. Upon the occurrence and during the continuance of an Event of Default, and at the reasonable request of the Agent, each Debtor shall, at its own cost and expense, deliver all tangible evidence of its Receivables and Contract Rights (including, without limitation, all documents evidencing the Receivables and all Contracts and each specific writing constituting chattel paper) and such books and records to the Agent or to its representatives (copies of which evidence and books and records may be retained by each Debtor).

         Section 3.3 Direction to Account Debtors; Contracting Parties; Etc. Upon the occurrence and during the continuance of an Event of Default, and if the Agent so directs, each Debtor agrees (a) to cause all payments on account of the Receivables and Contracts to be made directly to the Cash Collateral Account, (b) that the Agent may, at its option, directly notify the obligors with respect to any Receivables and/or under any Contracts to make payments with respect thereto as provided in preceding clause (a) and (c) that the Agent may enforce collection of any such Receivables and Contracts and may adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent as such Debtors. Without notice to or assent by the Debtors, upon the occurrence and during the continuance of an Event of Default, the Agent may apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account which application shall be effected in the manner provided in
Section 7.4 of this Agreement. The reasonable costs and expenses (including reasonable attorneys' fees) of collection, whether incurred by any Debtor or the Agent, shall be borne by the Debtors. The Agent shall deliver a copy of each notice referred to in the preceding clause (b) to the Debtors; provided, that the failure by the Agent to so notify any Debtor shall not affect the effectiveness of such notice or the other rights of the Agent created by this Section 3.3.

         Section 3.4 Modification of Terms; Etc. No Debtor may rescind or cancel any indebtedness evidenced by any Receivable or under any Contract, or modify any term thereof or make any adjustment with respect thereto in a manner adverse to the Agent, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto in a manner adverse to the Agent, or sell any Receivable or Contract, or interest therein, without the prior written consent of the Agent, except in accordance with the Debtor's reasonable business practices.

         Section 3.5 Collection. Each Debtor shall endeavor, in accordance with reasonable business practices, to cause to be collected from the account debtor named in each of its Receivables or obligor under any Contract, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of such Receivable or Contract, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable or under such Contract. The reasonable costs and expenses (including, without limitation, reasonable attorneys' fees) of collection, if incurred by any Debtor or the Agent, shall be borne by the Debtors.

         Section 3.6 Instruments. If any Debtor owns or acquires any Instrument constituting Collateral, the Debtor will within 10 Business Days notify the Agent thereof, and upon request by the Agent, will promptly deliver such Instrument to the Agent appropriately endorsed to the order of the Agent as further security hereunder.


                                    ARTICLE 4

                    SPECIAL PROVISIONS CONCERNING TRADEMARKS

         Section 4.1 Additional Representations and Warranties. Except as set forth on Schedule 5.16 to the Credit Agreement, each Debtor represents and warrants that: (i) as of the date hereof, it is the true and lawful owner of all right, title and interest to, or otherwise has the right to use, the registered Marks listed on Exhibit C hereto for each Debtor and that, as of the date hereof, said listed Marks constitute all the marks and applications for marks registered in the United States Patent and Trademark Office that each Debtor presently owns or uses in connection with its business; (ii) it owns, is licensed to use or otherwise has the right to use all Marks that it uses; (iii) it has no knowledge of any third party claim that any aspect of the Debtor's present or contemplated business operations infringe or will infringe any trademark, service mark or trade name in any respect which could reasonably be expected to have a

Material Adverse Effect on each Debtor and its Subsidiaries taken as a whole; and (iv) except as listed on Exhibit C, as of the date hereof, it is the beneficial and record owner of all trademark registrations and applications listed on Exhibit C hereto for each Debtor and that said registrations are valid and subsisting, and that no Debtor is aware of any third-party claim that any of said registrations in respect of any Mark is invalid or unenforceable. Each Debtor hereby grants to the Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the United States Patent and Trademark Office in order to effect an absolute assignment of all right, title and interest in each Mark, and record the same.

         Section 4.2 Infringements. Each Debtor agrees, promptly upon learning thereof, to notify the Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who the Debtor believes is infringing or diluting or otherwise violating in any material respect any of the Debtor's rights in and to any Mark, or with respect to any party claiming that the Debtor's use of any Mark violates in any material respect any property right of that party. Each Debtor further agrees to prosecute any Person infringing any Mark in accordance with reasonable business practices.

         Section 4.3 Preservation of Marks. Each Debtor agrees to use its Marks as required in each of the applicable jurisdictions during the time in which this Agreement is in effect, sufficiently to preserve such Marks (and any registrations thereto) as trademarks or service marks under the laws of the United States and any other applicable law; provided, that, prior to any Default, no Debtor shall be obligated to preserve any Mark in the event the Debtor determines, in its reasonable business judgment, that the preservation of such Mark is no longer desirable in the conduct of its business.

         Section 4.4 Maintenance of Registration. Each Debtor shall, at its own expense, diligently process all documents required by the Trademark Act of 1946, 15 U.S.C. Sections 1051 et seq. to maintain trademark registrations, including but not limited to affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office for all of its registered Marks pursuant to 15 U.S.C. Sections 1058(a), 1059 and 1065, and shall pay all fees and disbursements in connection therewith and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Agent (which consent shall not be unreasonably withheld); provided, that, prior to any Default, no Debtor shall be obligated to maintain any Mark in the event that the Debtor determines, in its reasonable business judgment, that the maintenance of such Mark is no longer necessary or desirable in the conduct of its business.

         Section 4.5 Future Registered Marks. If any Mark registration issues hereafter to any Debtor as a result of any application now or hereafter pending before the United States Patent and Trademark Office, within sixty (60) days of receipt of such certificate, such Debtor shall deliver to the Agent a copy of such certificate, and an assignment for security in such Mark, to the Agent and at the expense of such Debtor, confirming the assignment for security

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
in such Mark to the Agent hereunder, the form of such security to be substantially the same as the form hereof or in such other form as may be reasonably satisfactory to the Agent.

         Section 4.6 Remedies. Upon the occurrence and during the continuance of an Event of Default, the Agent may take any or all of the following actions: (a) declare the entire right, title and interest of any Debtor in and to each of the Marks, together with all trademark rights and rights of protection to the same, vested in the Agent, for the benefit of the Lenders, in which event such rights, title and interest shall immediately vest in the Agent, for the benefit of the Lenders, and the Agent shall be entitled to exercise the power of attorney referred to in Section 4.1 hereof to execute, cause to be acknowledged and notarized and to record said absolute assignment with the applicable agency; (b) take and use or sell the Marks and the goodwill of such Debtor's business symbolized by the Marks or carry on the business and use the assets of such Debtor which have been used in connection with the Marks; and (c) direct the Debtor to refrain, in which event the Debtor shall refrain, from using the Marks in any manner whatsoever, directly or indirectly, and, if requested by the Agent, change the Debtor's corporate name to eliminate therefrom any use of any Mark and execute such other and further documents that the Agent may request to further confirm this and to transfer ownership of the Marks and registrations and any pending trademark application in the United States Patent and Trademark Office to the Agent.

         Section 4.7 Collateral Assignment. In addition to, and not in limitation of, the grant of the security interest in Article 1 above, each Debtor hereby grants, assigns, transfers, conveys and sets over to the Agent, for the benefit of the Lenders, effective upon the occurrence and during the continuance of an Event of Default, each Debtor's entire right, title and interest in and to the Marks, the goodwill of the business symbolized by the Marks and Proceeds. Each Debtor has delivered to the Agent an Assignment of Trademarks (the "Assignment") and upon the occurrence and during the continuance of an Event of Default, the Agent is hereby authorized to file such Assignment with the United States Patent and Trademark Office. Upon payment in full of all Obligations, the Agent will assign the Marks to the Debtor.


                                    ARTICLE 5

                          SPECIAL PROVISIONS CONCERNING
                      PATENTS, COPYRIGHTS AND TRADE SECRETS

         Section 5.1 Additional Representations and Warranties. Except as set forth on Schedule 5.16 to the Credit Agreement, each Debtor represents and warrants that, as of the date hereof, it is the true and lawful owner of all rights in (a) all Trade Secrets and Proprietary Information necessary to operate its business, (b) the Patents listed on Exhibit D hereto for each Debtor, said Patents constituting all the patents and applications for patents that each Debtor owns on the date hereof and (c) the Copyrights listed on Exhibit E hereto for each Debtor, said Copyrights constituting all registrations of copyrights and applications for

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
copyright registrations that each such Debtor owns on the date hereof. Each Debtor further warrants that it has no knowledge of any third party claim that any aspect of its present or contemplated business operations infringe or will infringe any patent or any copyright or that it has misappropriated any Trade Secret or Proprietary Information, in each case in any respect which could reasonably be expected to have a Material Adverse Effect on such Debtor and its Subsidiaries taken as a whole. Each Debtor hereby grants to the Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the United States Patent and Trademark Office or the United States Copyright Office in order to effect an absolute assignment of all right, title and interest in each Patent and Copyright, and to record the same.

         Section 5.2 Infringements. Each Debtor agrees, promptly upon learning thereof, to furnish to the Agent in writing all pertinent information available to such Debtor with respect to any infringement, contributing infringement or active inducement to infringe in any material respect any Patent or Copyright or to any claim that the practice of any Patent or the use of any Copyright violates in any material respect any property right of a third party, or with respect to any misappropriation of any Trade Secret right or any claim that practice of any material Trade Secret right violates in any material respect any property right of a third party. Each Debtor further agrees, to the extent consistent with reasonable business practices, to prosecute any Person infringing any Patent or Copyright or any Person misappropriating any Trade Secret right.

         Section 5.3 Maintenance of Patents. At its own expense, each Debtor shall make timely payment of all post-issuance fees required pursuant to 35 U.S.C. Section 41 to maintain in force rights under each Patent, absent prior written consent of the Agent; provided, that no Debtor shall be obligated to maintain any Patent in the event the Debtor determines, in its reasonable business judgment, that the maintenance of such Patent is no longer necessary or desirable in the conduct of its business.

         Section 5.4 Prosecution of Patent Application. At its own expense, such Debtor shall diligently prosecute all applications for Patents for such Debtor and shall not abandon any such application prior to exhaustion of all administrative and judicial remedies, absent written consent of the Agent (which consent shall not be unreasonably withheld); provided, that no Debtor shall be obligated to prosecute any application in the event the Debtor determines, in its reasonable business judgment, that the prosecuting of such application is no longer necessary or desirable in the conduct of its business.

         Section 5.5 Other Patents and Copyrights. Within sixty (60) days of the acquisition or issuance of a Patent, registration of a Copyright, or acquisition of a registered copyright, the Debtor shall deliver to the Agent a copy of said Copyright or certificate or registration of said patents, as the case may be, with an assignment for security as to such Patent or Copyright, as the case may be, to the Agent and at the expense of the Debtor, confirming the assignment for security, the form of such assignment for security to be substantially the same as the form hereof or in such other form as may be reasonably satisfactory to the Agent.

         Section 5.6 Remedies. Upon the occurrence and during the continuance of an Event of Default, the Agent may take any or all of the following actions: (a) declare the entire right, title, and interest of any Debtor in each of the Patents and Copyrights vested in the Agent, for the benefit of the Lenders, in which event such right, title, and interest shall immediately vest in the Agent, for the benefit of the Lenders, and in which case the Agent shall be entitled to exercise the power of attorney referred to in Section 5.1 hereof to execute, cause to be acknowledged and notarized and to record said absolute assignment with the applicable agency; (b) take and practice, use or sell the Patents and Copyrights; and (c) direct such Debtor to refrain, in which event such Debtor shall refrain, from practicing the Patents and using the Copyrights, directly or indirectly, and such Debtor shall execute such other and further documents as the Agent may request further to confirm this and to transfer ownership of the Patents and Copyrights to the Agent, for the benefit of the Lenders.


                                    ARTICLE 6

                      PROVISIONS CONCERNING ALL COLLATERAL

         Section 6.1 Protection of Agent's Security. Each Debtor will at all times keep its Inventory and Equipment insured in favor of the Agent, at each such Debtor's own expense to the extent and in the manner provided in the Lender Agreements; all policies or certificates with respect to such insurance (and any other insurance maintained by the Debtor) (a) shall be endorsed to the Agent's reasonable satisfaction for the benefit of the Agent (including, without limitation, by naming the Agent as additional insured and loss payee) and (b) shall state that such insurance policies shall not be canceled without thirty
(30) days' prior written notice thereof by the insurer to the Agent; and certified copies of such policies or certificates with respect thereto shall be deposited with the Agent. If any Debtor shall fail to insure its Inventory and Equipment in accordance with the preceding sentence, or if any Debtor shall fail to so endorse and deposit all policies or certificates with respect thereto, the Agent shall have the right (but shall be under no obligation), upon prior written notice to any such Debtor, to procure such insurance and such Debtor agrees to promptly reimburse the Agent for all costs and expenses of procuring such insurance. The Agent shall, at the time any proceeds of such insurance are distributed to the Lenders, apply such proceeds in accordance with Section 7.4 hereof except as otherwise provided by the Credit Agreement. Each Debtor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of each Debtor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to the Debtor.

         Section 6.2 Further Actions. Each Debtor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Agent reasonably requests in order to perfect, preserve or protect its security interest in the Collateral.

         Section 6.3 Financing Statements. Each Debtor agrees to execute and deliver to the Agent such financing statements, in form reasonably acceptable to the Agent, as the Agent may from time to time reasonably request, to establish and maintain a valid, enforceable, first priority perfected security interest in the Collateral as provided herein and the other rights and security contemplated hereby all in accordance with the UCC as enacted in any and all relevant jurisdictions or any other relevant law. Each Debtor will pay any applicable filing fees, recordation taxes and related expenses relating to its Collateral. Each Debtor hereby authorizes the Agent upon the occurrence and during the continuance of an Event of Default to file any such financing statements without its signature where permitted by law.


                                    ARTICLE 7

                  REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT

         Section 7.1 Remedies; Obtaining the Collateral Upon Default. Each Debtor agrees that upon the occurrence of an Event of Default, the Agent, in addition to any rights now or hereafter existing under applicable law, shall have all rights as a secured creditor under the UCC in all relevant jurisdictions and may:

                  (a) personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from such Debtor or any other Person who then has possession of any part thereof, with or without notice or process of law, and for that purpose may enter upon the Debtor's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of the Debtor;

                  (b) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Receivables and the Contracts) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Agent;

                  (c) withdraw all monies, securities and instruments in the Cash Collateral Account and/or in any other cash collateral account for application to the Obligations in accordance with Section 7.4 hereof;

                  (d) sell, assign or otherwise liquidate any or all of the Collateral or any part thereof in accordance with Section 7.2 hereof, or direct the Debtor to sell, assign or otherwise

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
liquidate any or all of the Collateral or any part thereof, and, in each case, take possession of the proceeds of any such sale or liquidation;

                  (e) take possession of the Collateral or any part thereof, by directing the relevant Debtor in writing to deliver the same to the Agent at any place or places reasonably designated by the Agent, in which event such Debtor shall at its own expense:

                       (i) forthwith cause the same to be moved to the place or places so designated by the Agent and there delivered to the Agent;

                       (ii) store and keep any Collateral so delivered to the Agent at such place or places pending further action by the Agent as provided in Section 7.2 hereof; and

                       (iii) while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition; and

                  (f) license or sublicense, whether on an exclusive or nonexclusive basis, any Marks, Patents or Copyrights included in the Collateral for such term and on such conditions and in such manner as the Agent shall in its reasonable judgment determine;

it being understood that each Debtor's obligation to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Agent shall be entitled to a decree requiring specific performance by any such Debtor of said obligation. The Lenders agree that this Agreement may be enforced only by the action of the Agent acting upon the instructions of the Majority Lenders and that no other Lender shall have any right individually to seek to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Agent for the benefit of the Lenders upon the terms of this Agreement.

         Section 7.2 Remedies: Disposition of the Collateral. Any Collateral repossessed by the Agent under or pursuant to Section 7.1 hereof and any other Collateral whether or not so repossessed by the Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Agent or after any overhaul or repair at the expense of the Debtor which the Agent shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceeding permitted by such requirements shall be made upon not less than ten
(10) days' written notice to the Debtor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the ten (10) days after the giving of such notice, to the right of the Debtor or any nominee of the Debtor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. Any such disposition which shall be a public sale permitted by such requirements shall be made upon not less than ten (10) days' written notice to the Debtor specifying the time and place of such sale and, in the absence of applicable requirements of law, shall be by public auction (which may, at the Agent's option, be subject to reserve), after publication of notice of such auction not less than ten (10) days prior thereto in two newspapers in general circulation in Boston, Massachusetts. To the extent permitted by any such requirement of law, the Agent may bid for and become the purchaser of the Collateral or any item thereof offered for sale in accordance with this Section without accountability to the Debtor. If, under mandatory requirements of applicable law, the Agent shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the Debtor as hereinabove specified, the Agent need give the Debtor only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of applicable law.

         Section 7.3 Waiver of Claims. Except as otherwise provided in this Agreement, (a) EACH DEBTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE AGENT'S TAKING POSSESSION OR THE AGENT'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH EACH DEBTOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and
(b) each Debtor hereby further waives, to the extent permitted by law:

                       (i) all damages occasioned by such taking of possession except any damages which are determined by a final, non-appealable court order to have been caused by the Agent's gross negligence or willful misconduct; and

                       (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Agent's rights hereunder; and

                  (c) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Debtor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Debtor therein and thereto, and shall be a perpetual bar both at law and in equity against

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
the Debtor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under the Debtor.

         Section 7.4 Application of Proceeds. All moneys collected by the Agent upon any sale or other disposition of the Collateral, together with all other moneys received by the Agent hereunder, shall be applied as provided in Section
10.3 of the Credit Agreement. It is understood and agreed that each Debtor shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral hereunder and the aggregate amount of the Obligations.

         Section 7.5 Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Agent shall be in addition to every other right, power and remedy specifically given under this Agreement, the other Lender Agreements or now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. No notice to or demand on any Debtor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Agent to any other or further action in any circumstances without notice or demand. In the event that the Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Agent may recover reasonable expenses, including reasonable attorneys' fees, and the amounts thereof shall be included in such judgment.

         Section 7.6 Discontinuance of Proceedings. In case the Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Agent, then and in every such case each Debtor, the Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Agent shall continue as if no such proceeding had been instituted.


                                    ARTICLE 8

                                  MISCELLANEOUS

         Section 8.1 Notices. All notices and other communications made or required to be given pursuant to this Agreement shall be in writing and shall be mailed by United States mail, postage prepaid, or sent by hand, by telecopy or by nationally-recognized overnight carrier service, addressed as follows:

                  (a) If to the Agent, at 100 Federal Street, Boston, Massachusetts 02110, Telecopier No. (617) 434-8102, Attention: Mr. Christopher S. Allen, Director, with a copy to: Goodwin, Procter & Hoar LLP, Exchange Place, Boston, MA 02109, Telecopier No. 617-523-1231,
         Attention: Edward Matson Sibble, Jr., P.C., or at such other address(es) or to the attention of such other Person(s) as the Agent shall from time to time designate in writing to the Debtors and the Lenders.

                  (b) If to the Debtors, c/o New England Audio Co., Inc. at 40 Hudson Road, Shawmut Park, Canton, Massachusetts 02021, Telecopier No.
         (617) 821-9956, Attention: Joseph McGuire, Chief Financial Officer, with a copy to Goulston & Storrs, P.C., 400 Atlantic Avenue, Boston, MA 02110-3333, Telecopier No. (617) 574-4112, Attention: Kitt Sawitsky, Esq. and Daniel Avery, Esq., or at such other address(es) or to the attention of such other Person(s) as New England Audio shall from time to time designate in writing to the Agent and the Lenders.

                  (c) If to any Lender, at the address(es) and to the attention of the Person(s) specified below such Lender's name on the execution page of this Agreement (or in the case of a Successor Lender, at the address(es) and to the attention of the Person(s) specified in the Assignment and Acceptance Agreement executed by such Successor Lender), or at such other address(es) and to the attention of such other Person(s) as any Lender shall from time to time designate in writing to the Agent and the Debtors.

         Any notice so addressed and mailed by registered or certified mail shall be deemed to have been given three (3) days after deposit in the mails. Any notice so addressed and sent by hand, by telecopy or by overnight carrier service shall be deemed to have been given when received.

         A notice from the Agent stating that it has been given on behalf of the Lenders shall be relied upon by the Debtors as having been given by the Lenders.

         Section 8.2 Waiver; Amendment. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Debtor directly affected thereby and the Agent (with the consent of the Majority Lenders or, to the extent required by Section 11.1 of the Credit Agreement, all of the Lenders).

         Section 8.3 Obligations Absolute. The obligations of each Debtor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Debtor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any other Lender Agreement; or (c) any amendment to or modification of any other Lender Agreement or any security for any of the Obligations whether or not the Debtors shall have notice or knowledge of any of the foregoing.

         Section 8.4 Successors and Assigns. This Agreement shall be binding upon each Debtor and its successors and assigns and shall inure to the benefit of the Agent and the Lenders and their respective successors and assigns. All agreements, statements, representations and warranties made by each Debtor herein or in any certificate or other instrument delivered by any Debtor or on its behalf under this Agreement shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of this Agreement and the other Lender Agreements regardless of any investigation made by the Agent or the Lenders or on their behalf.

         Section 8.5 Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         Section 8.6 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS WITHOUT REGARD TO IT PRINCIPLES RELATING TO CHOICE OF LAW.

         Section 8.7 Debtors' Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Debtor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Agent shall not have any obligations or liabilities with respect to any Collateral other than an obligation to act in a commercially reasonable manner, by reason of or arising out of this Agreement, nor shall the Agent be required or obligated in any manner to perform or fulfill any of the obligations of any Debtor under or with respect to any Collateral.

         Section 8.8 Termination; Release. After the Termination Date, this Agreement shall terminate (provided that all indemnities set forth in the Credit Agreement shall survive such termination) and the Agent, at the request and expense of the Debtors, will promptly execute and deliver to each Debtor a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to each Debtor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement.

         Section 8.9 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with each Debtor and the Agent.

         Section 8.10 The Agent. The Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Agent shall act hereunder on the terms and conditions set forth in this Agreement and in Section 13 of the Credit Agreement.


                                    ARTICLE 9

                                   DEFINITIONS

         Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined and the following terms shall have the following respective meanings (such meanings being equally applicable to the singular and plural forms of the terms defined):

         "Agreement" shall mean this Security Agreement as the same may be modified, supplemented or amended from time to time in accordance with its terms.

         "Cash Collateral Account" shall mean a non-interest bearing lockbox account or such other account so designated by the Agent.

         "Chattel Paper" and "chattel paper" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the Commonwealth of Massachusetts.

         "Contract Rights" shall mean all rights of any Debtor (including, without limitation, all rights to payment) under each Contract.

         "Copyrights" shall mean any United States copyright owned (or subject to the rights of ownership) by any Debtor, including any registrations of any copyright in the United States Copyright Office, as well as any application for a copyright registration now or hereafter made with the United States Copyright Office by any Debtor.

         "Default" shall mean any event which, with notice or lapse of time, or both, would constitute an Event of Default.

         "Documents" and "documents" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the Commonwealth of Massachusetts.

         "Event of Default" shall mean any Event of Default under, and as defined in, the Credit Agreement and shall in any event, without limitation, include any payment default on any of the Obligations after the expiration of any applicable grace period.

         "General Intangibles" and "general intangibles" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the Commonwealth of Massachusetts.

         "Goods" and "goods" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the Commonwealth of Massachusetts.

         "Instrument" or "instrument" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the Commonwealth of Massachusetts.

         "Liens" shall mean any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor's interest in a financing lease or analogous instrument, in, of, or on any Debtor's property.

         "Marks" shall mean any United States trademarks, service marks and trade names now owned, subject to a right of ownership or hereafter acquired by any Debtor, including any registration of, or application for, any trademarks and service marks in the United States Patent and Trademark Office, and any trade dress including logos and/or designs used by any Debtor in the United States.

         "Obligations" shall mean (a) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and liabilities of each Debtor now existing or hereafter incurred under, arising out of or in connection with any Lender Agreement to which each such Debtor is a party and the due performance and compliance by each Debtor with the terms of each such Lender Agreement; (b) any and all sums advanced by the Agent in order to preserve the Collateral or preserve its security interest in the Collateral; (c) in the event of any proceeding for the collection or enforcement of any obligations or liabilities referred to in clause (a), upon the occurrence and during the continuance of an Event of Default, the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Agent of its rights hereunder, together with reasonable attorneys' fees and court costs; (d) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 14.5 of the Credit Agreement; and
(e) all other Lender Obligations.

         "Patents" shall mean any United States patent owned, subject to a right of ownership by or hereafter acquired by any Debtor and any divisions, continuations, reissues, reexaminations, extensions or renewals thereof, as well as any application for a United States patent now or hereafter made by the Debtor or subject to a right of ownership in the Debtor.

         "Proceeds" shall have the meaning provided in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts on the date hereof or under other relevant law and, in any event, shall include, but not be limited to, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Agent or any Debtor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

         "Proprietary Information" means all information and know-how worldwide, including, without limitation, technical data, manufacturing data, research and development data, data relating to compositions, processes and formulations, manufacturing and production know-how and experience, management know-how, training programs, manufacturing, engineering and other drawings, specifications, performance criteria, operating instructions, maintenance manuals, technology, technical information, software, engineering and computer data and databases, design and engineering specifications, catalogs, promotional literature and financial, business and marketing plans, inventions and invention disclosures.

         "Termination Date" shall mean the date on which all Obligations are paid in full and the Lenders shall have no further commitments to or for the account of the Debtors.

         "Trade Secrets" means any secretly held existing engineering and other data, information, production procedures and other know-how relating to the design, manufacture, assembly, installation, use, operation, marketing, sale and servicing of any products or business of any Debtor worldwide whether written or not written.

                           [INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                    DEBTORS:

                                    NEW ENGLAND AUDIO CO., INC.


                                    By:     ___________________________________
                                            Name:
                                            Title:

                                    NEA DELAWARE, INC.


                                    By:     ____________________________________
                                            Name:
                                            Title:


                                    AGENT:

                                    BANKBOSTON, N.A., as Agent


                                    By:     __________________________________
                                            Name:
                                            Title:

                                  EXHIBIT F-2


                       FORM OF TWEETER SECURITY AGREEMENT

         SECURITY AGREEMENT dated as of July 20, 1998 between TWEETER HOME ENTERTAINMENT GROUP, INC., a Delaware corporation ("Tweeter"), TWEETER HOME ENTERTAINMENT GROUP FINANCING COMPANY TRUST, a Massachusetts business trust ("Tweeter Trust") (each of Tweeter and Tweeter Trust is referred to herein individually, as a "Debtor" and collectively, as the "Debtors") and BANKBOSTON, N.A., a national banking association, as agent (the "Agent") for itself and the other lenders which are, or may in the future become, parties to the Credit Agreement (as hereinafter defined).

                                    Recitals

         WHEREAS, the Debtors, as guarantors, have entered into an Amended and Restated Credit Agreement, dated as of July 20, 1998 (as amended, modified or supplemented from time to time, the "Credit Agreement") with the Agent and the other lenders parties thereto (the "Lenders"), pursuant to which the Lenders have agreed to make Revolving Credit Advances (as defined in the Credit Agreement) to wholly-owned subsidiaries or affiliates of the Debtors, upon the terms and subject to the conditions contained therein; and

         WHEREAS, in connection with the granting of the credits under the Credit Agreement and as security for all of the Obligations, including without limitation the obligations of the Debtors, as guarantors, under the Credit Agreement, the Agent is requiring the Debtors to execute and deliver this Security Agreement and grant the security interest contemplated hereby.

         NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                          ARTICLE 1. GRANT OF SECURITY

         Section 1.1 Grant of Security. Each Debtor hereby grants to the Agent a continuing security interest ("Security Interest") in and to all personal property and fixtures of each Debtor, whether now or hereafter existing or now or hereafter acquired and wherever located, including all equipment, accounts, inventory and general intangibles, all as more fully described as follows (the "Collateral"):

                  (a) All money, cash, bank accounts, deposit accounts, goods, inventory, equipment, computer hardware and software, instruments, securities, documents, documents of title, chattel paper, accounts, accounts receivable, lease receivables and leases including but not limited to, rights to rentals thereunder and each Debtor's reversionary interest in property leased thereunder and any equity rights in leases sold to third parties, contract rights, licenses, general intangibles, copyrights, patents and patents pending, trademarks and goodwill, Trade

Secrets, credits, claims, demands and all other property of the Debtors (including but not limited to leasehold improvements);



                  (b) All equipment, including without limitation all fixtures, machinery, equipment, molds, dies, motor vehicles, and other goods whether now owned or hereafter acquired by any Debtor, wherever located, all replacements, substitutions and all parts thereof and all accessions thereto, as well as all of each Debtor's right, title and interest in and to any such goods now or hereafter held or used by any Debtor under any lease, lease-purchase, conditional sales, use or other agreements under which any Debtor is entitled to the use and possession thereof, with any other rights and benefits flowing from such agreements, all as may be used or useful in connection with each Debtor's business as now or hereafter carried on, any operations incidental to or associated with the same, or for any other purpose (any and all such equipment, machinery and fixtures, parts and accessions being the "Equipment");

                  (c) All inventory in all of its forms, wherever located, now or hereafter existing including, but not limited to (i) raw materials and work in process therefor, finished goods thereof and (ii) goods which are returned to or repossessed by any Debtor and all accessions thereto and products thereof (any and all such inventory, accessions and products being the "Inventory");

                  (d) All accounts receivable, including without limitation accounts, contracts (but only to the extent assignable without causing a Default under the Credit Agreement), contract rights, chattel paper, instruments, licenses and other obligations of any kind whether now existing or hereafter arising, including without limitation all rights now or hereafter existing in and to all security agreements, leases, and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, instruments, general intangibles or obligations (any and all such accounts, contract rights, chattel paper, instruments, general intangibles and obligations being the "Receivables," and any and all such leases, security agreements and other contracts being the "Contracts");

                  (e) All general intangibles including without limitation, tradenames, trademarks, service marks, tax refunds, the corporate name and all product names; and

                  (f) All products and proceeds of any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not the Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.

         Section 1.2 Security for Obligations. This Agreement and the Security Interest shall secure the payment and performance of the Obligations.

                                    ARTICLE 2

                GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

         Each Debtor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

         Section 2.1 Necessary Filings. All filings, registrations and recordings necessary or appropriate to create, preserve and perfect the security interest granted by each Debtor to the Agent hereby in respect of the Collateral have been accomplished and the security interest granted to the Agent pursuant to this Agreement in and to the Collateral constitutes, upon satisfaction of such filings, registrations and recordings, a perfected security interest therein (to the extent that the same can be perfected by filing, registration or recording) prior to the rights of all other Persons therein (other than any such rights pursuant to Liens permitted by Section 9.2 of the Credit Agreement ("Permitted Liens")) and subject to no other Liens (other than Permitted Liens) and is entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code to perfected security interests.

         Section 2.2 No Liens. Each Debtor is, and as to Collateral acquired by it from time to time after the date hereof each such Debtor will be, the owner of all Collateral pledged by it hereunder free from any Lien, security interest, encumbrance or other right, title or interest of any Person (other than Permitted Liens), and each such Debtor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein (other than in connection with Permitted Liens) adverse to the Agent.

         Section 2.3 Other Financing Statements. As of the date hereof, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral (other than financing statements filed in respect of Permitted Liens), and so long as any Lender Obligations or commitments with respect thereto are outstanding, no Debtor will execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by such Debtors or in connection with Permitted Liens.

         Section 2.4 Chief Executive Office; Records. As of the date hereof, the chief executive office of each such Debtor is located at the address indicated on Exhibit A hereto. No Debtor will move its chief executive office except to such new location as any Debtor may establish in accordance with the last sentence of this Section 2.4. A complete set of books of account and records of each Debtor relating to the Receivables and the Contract Rights are, and will continue to be, kept at such chief executive office, at one or more of the other record locations set forth on Exhibit A hereto for each such Debtor or at such new locations as each Debtor may establish in accordance with the last sentence of this Section 2.4. All Receivables and Contract Rights of each Debtor are, and will continue to be, maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from, the office locations described above or such new location established in accordance with the last sentence of this Section 2.4. No Debtor shall establish new locations for such offices until (a) it shall have given to the Agent not less than ten (10) days' prior written notice of its intention to do so, clearly describing such new location and providing such other information in connection therewith as the Agent may reasonably request and (b) with respect to such new location, it shall have taken all action reasonably satisfactory to the Agent, to maintain the security interest of the Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

         Section 2.5 Location of Inventory and Equipment. As of the date hereof, all Inventory and Equipment held by each Debtor is located at one of the locations shown on Exhibit B hereto for each Debtor. Each Debtor agrees that all Inventory and Equipment now held or subsequently acquired by it shall be kept at (or shall be in transport to) any one of the locations shown on Exhibit B hereto, or such new location as any Debtor may establish in accordance with the last sentence of this Section 2.5. A Debtor may establish a new location for Inventory and Equipment only if (a) it shall have given to the Agent not less than ten (10) days' prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Agent may reasonably request and (b) with respect to such new location, it shall have taken all action reasonably satisfactory to the Agent to maintain the security interest of the Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

         Section 2.6 Recourse. This Agreement is made with full recourse to each Debtor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of each Debtor contained herein, in the other Lender Agreements and otherwise in writing in connection herewith or therewith.

         Section 2.7 Trade Names; Change of Name. As of the date hereof, no Debtor operates in any jurisdiction under, or in the preceding 12 months has not operated in any jurisdiction under, any trade names, fictitious names or other names except its legal name and except as disclosed on Exhibit F hereto. No Debtor shall change its legal name or assume or operate in any jurisdiction under any trade, fictitious or other name except as established in accordance with the last sentence of this Section 2.7. Each Debtor shall not assume or operate in any jurisdiction under any new trade, fictitious or other name until
(a) it shall have given to the Agent ten (10) days' prior written notice of its intention so to do, clearly describing such new name and the jurisdictions in which such new name shall be used and providing such other information in connection therewith as the Agent may reasonably request and (b) with respect to such new name, it shall have taken all action reasonably requested by the Agent, to maintain the security interest of the Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

         Section 2.8 Collateral in Maryland. The value of the Debtors' taxable Collateral in Maryland shall not at any time exceed $1,000,000 without the Agent's consent not to be unreasonably withheld.

                                    ARTICLE 3

                          SPECIAL PROVISIONS CONCERNING
                    RECEIVABLES; CONTRACT RIGHTS; INSTRUMENTS

         Section 3.1 Additional Representations and Warranties. As of the time when each of its Receivables arises, each Debtor shall be deemed to have represented and warranted that such Receivable, and all records, papers and documents relating thereto, are what they purport to be in all material respects, and that such Receivable will, to the best knowledge of each Debtor, evidence true and valid obligations of the account debtor named therein.

         Section 3.2 Maintenance of Records. Each Debtor will keep and maintain at its own cost and expense, records of its Receivables and Contracts and each Debtor will make the same available on Debtor's premises to the Agent for inspection, at the Debtor's own cost and expense, at any and all reasonable times upon reasonable prior notice to the Debtor. Each Debtor shall affix to each writing constituting chattel paper, and if the Agent so directs to all other Receivables and Contracts, as well as books, records and documents of each Debtor evidencing or pertaining to such Receivables and Contracts, an appropriate reference, in form and manner satisfactory to the Agent, to the fact that such chattel paper, Receivables and Contracts have been assigned to the Agent and that the Agent has a security interest therein. Upon the occurrence and during the continuance of an Event of Default, and at the reasonable request of the Agent, each Debtor shall, at its own cost and expense, deliver all tangible evidence of its Receivables and Contract Rights (including, without limitation, all documents evidencing the Receivables and all Contracts and each specific writing constituting chattel paper) and such books and records to the Agent or to its representatives (copies of which evidence and books and records may be retained by each Debtor).

         Section 3.3 Direction to Account Debtors; Contracting Parties; Etc. Upon the occurrence and during the continuance of an Event of Default, and if the Agent so directs, each Debtor agrees (a) to cause all payments on account of the Receivables and Contracts to be made directly to the Cash Collateral Account, (b) that the Agent may, at its option, directly notify the obligors with respect to any Receivables and/or under any Contracts to make payments with respect thereto as provided in preceding clause (a) and (c) that the Agent may enforce collection of any such Receivables and Contracts and may adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent as such Debtors. Without notice to or assent by the Debtors, upon the occurrence and during the continuance of an Event of Default, the Agent may apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account which application shall be effected in the manner provided in
Section 7.4 of this Agreement. The reasonable costs and expenses (including reasonable attorneys' fees) of collection, whether incurred by any Debtor or the Agent, shall be borne by the Debtors. The Agent shall deliver a copy of each notice referred to in the preceding clause (b) to the Debtors; provided, that the failure by the Agent to so notify any Debtor shall not affect the effectiveness of such notice or the other rights of the Agent created by this Section 3.3.

         Section 3.4 Modification of Terms; Etc. No Debtor may rescind or cancel any indebtedness evidenced by any Receivable or under any Contract, or modify any term thereof or make any adjustment with respect thereto in a manner adverse to the Agent, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto in a manner adverse to the Agent, or sell any Receivable or Contract, or interest therein, without the prior written consent of the Agent, except in accordance with the Debtor's reasonable business practices.

         Section 3.5 Collection. Each Debtor shall endeavor, in accordance with reasonable business practices, to cause to be collected from the account debtor named in each of its Receivables or obligor under any Contract, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of such Receivable or Contract, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable or under such Contract. The reasonable costs and expenses (including, without limitation, reasonable attorneys' fees) of collection, if incurred by any Debtor or the Agent, shall be borne by the Debtors.

         Section 3.6 Instruments. If any Debtor owns or acquires any Instrument constituting Collateral, the Debtor will within 10 Business Days notify the Agent thereof, and upon request by the Agent, will promptly deliver such Instrument to the Agent appropriately endorsed to the order of the Agent as further security hereunder.


                                    ARTICLE 4

                    SPECIAL PROVISIONS CONCERNING TRADEMARKS

         Section 4.1 Additional Representations and Warranties. Except as set forth on Schedule 5.16 to the Credit Agreement, each Debtor represents and warrants that: (i) as of the date hereof, it is the true and lawful owner of all right, title and interest to, or otherwise has the right to use, the registered Marks listed on Exhibit C hereto for each Debtor and that, as of the date hereof, said listed Marks constitute all the marks and applications for marks registered in the United States Patent and Trademark Office that each Debtor presently owns or uses in connection with its business; (ii) it owns, is licensed to use or otherwise has the right to use all Marks that it uses; (iii) it has no knowledge of any third party claim that any aspect of the Debtor's present or contemplated business operations infringe or will infringe any trademark, service mark or trade name in any respect which could reasonably be expected to have a Material Adverse Effect on each Debtor and its Subsidiaries taken as a whole; and (iv) except as listed on Exhibit C, as of the date hereof, it is the beneficial and record owner of all trademark registrations and applications listed on Exhibit C hereto for each Debtor and that said registrations are valid and subsisting, and that no Debtor is aware of any third-party claim that any of said registrations in respect of any Mark is invalid or unenforceable. Each Debtor hereby grants to the Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the United States Patent and Trademark Office in order to effect an absolute assignment of all right, title and interest in each Mark, and record the same.

         Section 4.2 Infringements. Each Debtor agrees, promptly upon learning thereof, to notify the Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who the Debtor believes is infringing or diluting or otherwise violating in any material respect any of the Debtor's rights in and to any Mark, or with respect to any party claiming that the Debtor's use of any Mark violates in any material respect any property right of that party. Each Debtor further agrees to prosecute any Person infringing any Mark in accordance with reasonable business practices.

         Section 4.3 Preservation of Marks. Each Debtor agrees to use its Marks as required in each of the applicable jurisdictions during the time in which this Agreement is in effect, sufficiently to preserve such Marks (and any registrations thereto) as trademarks or service marks under the laws of the United States and any other applicable law; provided, that, prior to any Default, no Debtor shall be obligated to preserve any Mark in the event the Debtor determines, in its reasonable business judgment, that the preservation of such Mark is no longer desirable in the conduct of its business.

         Section 4.4 Maintenance of Registration. Each Debtor shall, at its own expense, diligently process all documents required by the Trademark Act of 1946, 15 U.S.C. Sections 1051 et seq. to maintain trademark registrations, including but not limited to affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office for all of its registered Marks pursuant to 15 U.S.C. Sections 1058(a), 1059 and 1065, and shall pay all fees and disbursements in connection therewith and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Agent (which consent shall not be unreasonably withheld); provided, that, prior to any Default, no Debtor shall be obligated to maintain any Mark in the event that the Debtor determines, in its reasonable business judgment, that the maintenance of such Mark is no longer necessary or desirable in the conduct of its business.

         Section 4.5 Future Registered Marks. If any Mark registration issues hereafter to any Debtor as a result of any application now or hereafter pending before the United States Patent and Trademark Office, within sixty (60) days of receipt of such certificate, such Debtor shall deliver to the Agent a copy of such certificate, and an assignment for security in such Mark, to the Agent and at the expense of such Debtor, confirming the assignment for security in such Mark to the Agent hereunder, the form of such security to be substantially the same as the form hereof or in such other form as may be reasonably satisfactory to the Agent.

         Section 4.6 Remedies. Upon the occurrence and during the continuance of an Event of Default, the Agent may take any or all of the following actions: (a) declare the entire right, title and interest of any Debtor in and to each of the Marks, together with all trademark rights and rights of protection to the same, vested in the Agent, for the benefit of the Lenders, in which event such rights, title and interest shall immediately vest in the Agent, for the benefit of the Lenders, and the Agent shall be entitled to exercise the power of attorney referred to in Section 4.1 hereof to execute, cause to be acknowledged and notarized and to record said absolute assignment with the applicable agency; (b) take and use or sell the Marks and the goodwill of such Debtor's business symbolized by the Marks or carry on the business and use the assets of such Debtor which have been used in connection with the Marks; and (c) direct the Debtor to refrain, in which event the Debtor shall refrain, from using the Marks in any manner whatsoever, directly or indirectly, and, if requested by the Agent, change the Debtor's corporate name to eliminate therefrom any use of any Mark and execute such other and further documents that the Agent may request to further confirm this and to transfer ownership of the Marks and registrations and any pending trademark application in the United States Patent and Trademark Office to the Agent.

         Section 4.7 Collateral Assignment. In addition to, and not in limitation of, the grant of the security interest in Article 1 above, each Debtor hereby grants, assigns, transfers, conveys and sets over to the Agent, for the benefit of the Lenders, effective upon the occurrence and during the continuance of an Event of Default, each Debtor's entire right, title and interest in and to the Marks, the goodwill of the business symbolized by the Marks and Proceeds. Each Debtor has delivered to the Agent an Assignment of Trademarks (the "Assignment") and upon the occurrence and during the continuance of an Event of Default, the Agent is hereby authorized to file such Assignment with the United States Patent and Trademark Office. Upon payment in full of all Obligations, the Agent will assign the Marks to the Debtor.


                                    ARTICLE 5

                          SPECIAL PROVISIONS CONCERNING
                      PATENTS, COPYRIGHTS AND TRADE SECRETS

         Section 5.1 Additional Representations and Warranties. Except as set forth on Schedule 5.16 to the Credit Agreement, each Debtor represents and warrants that, as of the date hereof, it is the true and lawful owner of all rights in (a) all Trade Secrets and Proprietary Information necessary to operate its business, (b) the Patents listed on Exhibit D hereto for each Debtor, said Patents constituting all the patents and applications for patents that each Debtor owns on the date hereof and (c) the Copyrights listed on Exhibit E hereto for each Debtor, said Copyrights constituting all registrations of copyrights and applications for copyright registrations that each such Debtor owns on the date hereof. Each Debtor further warrants that it has no knowledge of any third party claim that any aspect of its present or contemplated business operations infringe or will infringe any patent or any copyright or that it has misappropriated any Trade Secret or Proprietary Information, in each case in any respect which could reasonably be expected to have a Material Adverse Effect on such Debtor and its Subsidiaries taken as a whole. Each Debtor hereby grants to the Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the United States Patent and Trademark Office or the United States Copyright Office in order to effect an absolute assignment of all right, title and interest in each Patent and Copyright, and to record the same.

         Section 5.2 Infringements. Each Debtor agrees, promptly upon learning thereof, to furnish to the Agent in writing all pertinent information available to such Debtor with respect to any infringement, contributing infringement or active inducement to infringe in any material respect any Patent or Copyright or to any claim that the practice of any Patent or the use of any Copyright violates in any material respect any property right of a third party, or with respect to any misappropriation of any Trade Secret right or any claim that practice of any material Trade Secret right violates in any material respect any property right of a third party. Each Debtor further agrees, to the extent consistent with reasonable business practices, to prosecute any Person infringing any Patent or Copyright or any Person misappropriating any Trade Secret right.

         Section 5.3 Maintenance of Patents. At its own expense, each Debtor shall make timely payment of all post-issuance fees required pursuant to 35 U.S.C. Section 41 to maintain in force rights under each Patent, absent prior written consent of the Agent; provided, that no Debtor shall be obligated to maintain any Patent in the event the Debtor determines, in its reasonable business judgment, that the maintenance of such Patent is no longer necessary or desirable in the conduct of its business.

         Section 5.4 Prosecution of Patent Application. At its own expense, such Debtor shall diligently prosecute all applications for Patents for such Debtor and shall not abandon any such application prior to exhaustion of all administrative and judicial remedies, absent written consent of the Agent (which consent shall not be unreasonably withheld); provided, that no Debtor shall be obligated to prosecute any application in the event the Debtor determines, in its reasonable business judgment, that the prosecuting of such application is no longer necessary or desirable in the conduct of its business.

         Section 5.5 Other Patents and Copyrights. Within sixty (60) days of the acquisition or issuance of a Patent, registration of a Copyright, or acquisition of a registered copyright, the Debtor shall deliver to the Agent a copy of said Copyright or certificate or registration of said patents, as the case may be, with an assignment for security as to such Patent or Copyright, as the case may be, to the Agent and at the expense of the Debtor, confirming the assignment for security, the form of such assignment for security to be substantially the same as the form hereof or in such other form as may be reasonably satisfactory to the Agent.

         Section 5.6 Remedies. Upon the occurrence and during the continuance of an Event of Default, the Agent may take any or all of the following actions: (a) declare the entire right, title, and interest of any Debtor in each of the Patents and Copyrights vested in the Agent, for the benefit of the Lenders, in which event such right, title, and interest shall immediately vest in the Agent, for the benefit of the Lenders, and in which case the Agent shall be entitled to exercise the power of attorney referred to in Section 5.1 hereof to execute, cause to be acknowledged and notarized and to record said absolute assignment with the applicable agency; (b) take and practice, use or sell the Patents and Copyrights; and (c) direct such Debtor to refrain, in which event such Debtor shall refrain, from practicing the Patents and using the Copyrights, directly or indirectly, and such Debtor shall execute such other and further documents as the Agent may request further to confirm this and to transfer ownership of the Patents and Copyrights to the Agent, for the benefit of the Lenders.


                                    ARTICLE 6

                      PROVISIONS CONCERNING ALL COLLATERAL

         Section 6.1 Protection of Agent's Security. Each Debtor will at all times keep its Inventory and Equipment insured in favor of the Agent, at each such Debtor's own expense to the extent and in the manner provided in the Lender Agreements; all policies or certificates with respect to such insurance (and any other insurance maintained by the Debtor) (a) shall be endorsed to the Agent's reasonable satisfaction for the benefit of the Agent (including, without limitation, by naming the Agent as additional insured and loss payee) and (b) shall state that such insurance policies shall not be canceled without thirty
(30) days' prior written notice thereof by the insurer to the Agent; and certified copies of such policies or certificates with respect thereto shall be deposited with the Agent. If any Debtor shall fail to insure its Inventory and Equipment in accordance with the preceding sentence, or if any Debtor shall fail to so endorse and deposit all policies or certificates with respect thereto, the Agent shall have the right (but shall be under no obligation), upon prior written notice to any such Debtor, to procure such insurance and such Debtor agrees to promptly reimburse the Agent for all costs and expenses of procuring such insurance. The Agent shall, at the time any proceeds of such insurance are distributed to the Lenders, apply such proceeds in accordance with Section 7.4 hereof except as otherwise provided by the Credit Agreement. Each Debtor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of each Debtor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to the Debtor.

         Section 6.2 Further Actions. Each Debtor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Agent reasonably requests in order to perfect, preserve or protect its security interest in the Collateral.

         Section 6.3 Financing Statements. Each Debtor agrees to execute and deliver to the Agent such financing statements, in form reasonably acceptable to the Agent, as the Agent may from time to time reasonably request, to establish and maintain a valid, enforceable, first priority perfected security interest in the Collateral as provided herein and the other rights and security contemplated hereby all in accordance with the UCC as enacted in any and all relevant jurisdictions or any other relevant law. Each Debtor will pay any applicable filing fees, recordation taxes and related expenses relating to its Collateral. Each Debtor hereby authorizes the Agent upon the occurrence and during the continuance of an Event of Default to file any such financing statements without its signature where permitted by law.


                                    ARTICLE 7

                  REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT

         Section 7.1 Remedies; Obtaining the Collateral Upon Default. Each Debtor agrees that upon the occurrence of an Event of Default, the Agent, in addition to any rights now or hereafter existing under applicable law, shall have all rights as a secured creditor under the UCC in all relevant jurisdictions and may:

                  (a) personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from such Debtor or any other Person who then has possession of any part thereof, with or without notice or process of law, and for that purpose may enter upon the Debtor's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of the Debtor;

                  (b) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Receivables and the Contracts) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Agent;

                  (c) withdraw all monies, securities and instruments in the Cash Collateral Account and/or in any other cash collateral account for application to the Obligations in accordance with Section 7.4 hereof;

                  (d) sell, assign or otherwise liquidate any or all of the Collateral or any part thereof in accordance with Section 7.2 hereof, or direct the Debtor to sell, assign or otherwise liquidate any or all of the Collateral or any part thereof, and, in each case, take possession of the proceeds of any such sale or liquidation;

         (e) take possession of the Collateral or any part thereof, by directing the relevant Debtor in writing to deliver the same to the Agent at any place or places reasonably designated by the Agent, in which event such Debtor shall at its own expense:

                  (i) forthwith cause the same to be moved to the place or places so designated by the Agent and there delivered to the Agent;

                  (ii) store and keep any Collateral so delivered to the Agent at such place or places pending further action by the Agent as provided in Section 7.2 hereof; and

                  (iii) while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition; and

         (f) license or sublicense, whether on an exclusive or nonexclusive basis, any Marks, Patents or Copyrights included in the Collateral for such term and on such conditions and in such manner as the Agent shall in its reasonable judgment determine;

it being understood that each Debtor's obligation to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Agent shall be entitled to a decree requiring specific performance by any such Debtor of said obligation. The Lenders agree that this Agreement may be enforced only by the action of the Agent acting upon the instructions of the Majority Lenders and that no other Lender shall have any right individually to seek to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Agent for the benefit of the Lenders upon the terms of this Agreement.

         Section 7.2 Remedies: Disposition of the Collateral. Any Collateral repossessed by the Agent under or pursuant to Section 7.1 hereof and any other Collateral whether or not so repossessed by the Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Agent or after any overhaul or repair at the expense of the Debtor which the Agent shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceeding permitted by such requirements shall be made upon not less than ten
(10) days' written notice to the Debtor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the ten (10) days after the giving of such notice, to the right of the Debtor or any nominee of the Debtor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. Any such disposition which shall be a public sale permitted by such requirements shall be made upon not less than ten (10) days' written notice to the Debtor specifying the time and place of such sale and, in the absence of applicable requirements of law, shall be by public auction (which may, at the Agent's option, be subject to reserve), after publication of notice of such auction not less than ten (10) days prior thereto in two newspapers in general circulation in Boston, Massachusetts. To the extent permitted by any such requirement of law, the Agent may bid for and become the purchaser of the Collateral or any item thereof offered for sale in accordance with this Section without accountability to the Debtor. If, under mandatory requirements of applicable law, the Agent shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the Debtor as hereinabove specified, the Agent need give the Debtor only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of applicable law.

         Section 7.3 Waiver of Claims. Except as otherwise provided in this Agreement, (a) EACH DEBTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE AGENT'S TAKING POSSESSION OR THE AGENT'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH EACH DEBTOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and
(b) each Debtor hereby further waives, to the extent permitted by law:

                  (i) all damages occasioned by such taking of possession except any damages which are determined by a final, non-appealable court order to have been caused by the Agent's gross negligence or willful misconduct; and

                  (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Agent's rights hereunder; and

                  (c) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Debtor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Debtor therein and thereto, and shall be a perpetual bar both at law and in equity against the Debtor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under the Debtor.

         Section 7.4 Application of Proceeds. All moneys collected by the Agent upon any sale or other disposition of the Collateral, together with all other moneys received by the Agent hereunder, shall be applied as provided in Section
10.3 of the Credit Agreement. It is understood and agreed that each Debtor shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral hereunder and the aggregate amount of the Obligations.

         Section 7.5 Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Agent shall be in addition to every other right, power and remedy specifically given under this Agreement, the other Lender Agreements or now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. No notice to or demand on any Debtor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Agent to any other or further action in any circumstances without notice or demand. In the event that the Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Agent may recover reasonable expenses, including reasonable attorneys' fees, and the amounts thereof shall be included in such judgment.

         Section 7.6 Discontinuance of Proceedings. In case the Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Agent, then and in every such case each Debtor, the Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Agent shall continue as if no such proceeding had been instituted.


                                    ARTICLE 8

                                  MISCELLANEOUS

         Section 8.1 Notices. All notices and other communications made or required to be given pursuant to this Agreement shall be in writing and shall be mailed by United States mail, postage prepaid, or sent by hand, by telecopy or by nationally-recognized overnight carrier service, addressed as follows:

                  (a) If to the Agent, at 100 Federal Street, Boston, Massachusetts 02110, Telecopier No. (617) 434-8102, Attention: Mr. Christopher S. Allen, Director, with a copy to: Goodwin, Procter & Hoar LLP, Exchange Place, Boston, MA 02109, Telecopier No. 617-523-1231,
         Attention: Edward Matson Sibble, Jr., P.C., or at such other address(es) or to the attention of such other Person(s) as the Agent shall from time to time designate in writing to the Debtors and the Lenders.

                  (b) If to the Debtors, c/o Tweeter Home Entertainment Group, Inc. at 40 Hudson Road, Shawmut Park, Canton, Massachusetts 02021, Telecopier No. (617) 821-9956, Attention: Joseph McGuire, Chief Financial Officer, with a copy to Goulston & Storrs, P.C., 400 Atlantic Avenue, Boston, MA 02110-3333, Telecopier No. (617) 574-4112,
         Attention: Kitt Sawitsky, Esq. and Daniel Avery, Esq., or at such other address(es) or to the attention of such other Person(s) as Tweeter shall from time to time designate in writing to the Agent and the Lenders.

                  (c) If to any Lender, at the address(es) and to the attention of the Person(s) specified below such Lender's name on the execution page of this Agreement (or in the case of a Successor Lender, at the address(es) and to the attention of the Person(s) specified in the Assignment and Acceptance Agreement executed by such Successor Lender), or at such other address(es) and to the attention of such other Person(s) as any Lender shall from time to time designate in writing to the Agent and the Debtors.

         Any notice so addressed and mailed by registered or certified mail shall be deemed to have been given three (3) days after deposit in the mails. Any notice so addressed and sent by hand, by telecopy or by overnight carrier service shall be deemed to have been given when received.

         A notice from the Agent stating that it has been given on behalf of the Lenders shall be relied upon by the Debtors as having been given by the Lenders.

         Section 8.2 Waiver; Amendment. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Debtor directly affected thereby and the Agent (with the consent of the Majority Lenders or, to the extent required by Section 11.1 of the Credit Agreement, all of the Lenders).

         Section 8.3 Obligations Absolute. The obligations of each Debtor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Debtor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any other Lender Agreement; or (c) any amendment to or modification of any other Lender Agreement or any security for any of the Obligations whether or not the Debtors shall have notice or knowledge of any of the foregoing.

         Section 8.4 Successors and Assigns. This Agreement shall be binding upon each Debtor and its successors and assigns and shall inure to the benefit of the Agent and the Lenders and their respective successors and assigns. All agreements, statements, representations and warranties made by each Debtor herein or in any certificate or other instrument delivered by any Debtor or on its behalf under this Agreement shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of this Agreement and the other Lender Agreements regardless of any investigation made by the Agent or the Lenders or on their behalf.

         Section 8.5 Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         Section 8.6 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS WITHOUT REGARD TO IT PRINCIPLES RELATING TO CHOICE OF LAW.

         Section 8.7 Debtors' Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Debtor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Agent shall not have any obligations or liabilities with respect to any Collateral other than an obligation to act in a commercially reasonable manner, by reason of or arising out of this Agreement, nor shall the Agent be required or obligated in any manner to perform or fulfill any of the obligations of any Debtor under or with respect to any Collateral.

         Section 8.8 Termination; Release. After the Termination Date, this Agreement shall terminate (provided that all indemnities set forth in the Credit Agreement shall survive such termination) and the Agent, at the request and expense of the Debtors, will promptly execute and deliver to each Debtor a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to each Debtor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement.

         Section 8.9 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with each Debtor and the Agent.

         Section 8.10 The Agent. The Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Agent shall act hereunder on the terms and conditions set forth in this Agreement and in Section 13 of the Credit Agreement.


                                    ARTICLE 9

                                   DEFINITIONS

         Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined and the following terms shall have the following respective meanings (such meanings being equally applicable to the singular and plural forms of the terms defined):

         "Agreement" shall mean this Security Agreement as the same may be modified, supplemented or amended from time to time in accordance with its terms.

         "Cash Collateral Account" shall mean a non-interest bearing lockbox account or such other account so designated by the Agent.

         "Chattel Paper" and "chattel paper" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the Commonwealth of Massachusetts.

         "Contract Rights" shall mean all rights of any Debtor (including, without limitation, all rights to payment) under each Contract.

         "Copyrights" shall mean any United States copyright owned (or subject to the rights of ownership) by any Debtor, including any registrations of any copyright in the United States Copyright Office, as well as any application for a copyright registration now or hereafter made with the United States Copyright Office by any Debtor.

         "Default" shall mean any event which, with notice or lapse of time, or both, would constitute an Event of Default.

         "Documents" and "documents" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the Commonwealth of Massachusetts.

         "Event of Default" shall mean any Event of Default under, and as defined in, the Credit Agreement and shall in any event, without limitation, include any payment default on any of the Obligations after the expiration of any applicable grace period.

         "General Intangibles" and "general intangibles" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the Commonwealth of Massachusetts.

         "Goods" and "goods" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the Commonwealth of Massachusetts.

         "Instrument" or "instrument" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the Commonwealth of Massachusetts.

         "Liens" shall mean any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor's interest in a financing lease or analogous instrument, in, of, or on any Debtor's property.

         "Marks" shall mean any United States trademarks, service marks and trade names now owned, subject to a right of ownership or hereafter acquired by any Debtor, including any registration of, or application for, any trademarks and service marks in the United States Patent and Trademark Office, and any trade dress including logos and/or designs used by any Debtor in the United States.

         "Obligations" shall mean (a) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and liabilities of each Debtor now existing or hereafter incurred under, arising out of or in connection with any Lender Agreement to which each such Debtor is a party and the due performance and compliance by each Debtor with the terms of each such Lender Agreement; (b) any and all sums advanced by the Agent in order to preserve the Collateral or preserve its security interest in the Collateral; (c) in the event of any proceeding for the collection or enforcement of any obligations or liabilities referred to in clause (a), upon the occurrence and during the continuance of an Event of Default, the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Agent of its rights hereunder, together with reasonable attorneys' fees and court costs; (d) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 14.5 of the Credit Agreement; and
(e) all other Lender Obligations.

         "Patents" shall mean any United States patent owned, subject to a right of ownership by or hereafter acquired by any Debtor and any divisions, continuations, reissues, reexaminations, extensions or renewals thereof, as well as any application for a United States patent now or hereafter made by the Debtor or subject to a right of ownership in the Debtor.

         "Proceeds" shall have the meaning provided in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts on the date hereof or under other relevant law and, in any event, shall include, but not be limited to, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Agent or any Debtor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

         "Proprietary Information" means all information and know-how worldwide, including, without limitation, technical data, manufacturing data, research and development data, data relating to compositions, processes and formulations, manufacturing and production know-how and experience, management know-how, training programs, manufacturing, engineering and other drawings, specifications, performance criteria, operating instructions, maintenance manuals, technology, technical information, software, engineering and computer data and databases, design and engineering specifications, catalogs, promotional literature and financial, business and marketing plans, inventions and invention disclosures.

         "Termination Date" shall mean the date on which all Obligations are paid in full and the Lenders shall have no further commitments to or for the account of the Debtors.

         "Trade Secrets" means any secretly held existing engineering and other data, information, production procedures and other know-how relating to the design, manufacture, assembly, installation, use, operation, marketing, sale and servicing of any products or business of any Debtor worldwide whether written or not written.

                           [INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                   DEBTORS:

                                   TWEETER HOME ENTERTAINMENT GROUP,
                                   INC.


                                   By:     ___________________________________
                                           Name:
                                           Title:

                                   TWEETER HOME ENTERTAINMENT GROUP
                                   FINANCING COMPANY TRUST


                                   By:     ____________________________________
                                           Name:
                                           Title:


                                   AGENT:

                                   BANKBOSTON, N.A., as Agent


                                   By:     __________________________________
                                           Name:
                                           Title:

                                    EXHIBIT A

                              to Security Agreement

                    See Schedule 5.2 to the Credit Agreement

                                    EXHIBIT B

                              to Security Agreement

                    See Schedule 5.2 to the Credit Agreement

                                    EXHIBIT C

                              to Security Agreement

                    See Schedule 5.13 to the Credit Agreement

                                    EXHIBIT D

                              to Security Agreement

                    See Schedule 5.13 to the Credit Agreement

                                    EXHIBIT E

                              to Security Agreement

                    See Schedule 5.13 to the Credit Agreement

                                    EXHIBIT F

                              to Security Agreement

                    See Schedule 5.13 to the Credit Agreement

                                   EXHIBIT G

                             FORM OF LANDLORD WAIVER


____________________ (the "Lessor") being the lessor of certain premises (the "Premises") commonly known as ____________________ leased to___________________
(the "Lessee") under the lease of the Premises dated __________ as the same may be amended from time to time, including any renewal, extension or substitution thereof or therefor, (the "Lease"), for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Lessor, does hereby:

      1. Acknowledge that Lessor has been advised that New England Audio Co., Inc. has granted or will grant to BankBoston, N.A., individually and/or as agent, (the "Secured Party") security interests in inventory, equipment, removable trade fixtures and all other personal property now owned or hereafter acquired by the Assignee (the "Collateral"), all as more fully described in a Security Agreement from Assignee to the Secured Party (as the same may be amended from time to time, the "Security Agreement").

      2. Waive, relinquish and release, solely during the term of the Security Agreement, any and all rights of distraint, lien, levy or execution against or upon the Collateral for any rent or other sum now or hereafter due the Lessor under the Lease or otherwise, and all claims and demands of every kind and nature against the Collateral.

      3. Agree to use reasonable efforts to provide the Secured Party with a copy of any notice given by the Lessor to the Assignee of the Assignee's default under or termination of the Lease or of any material amendment thereof.

      4. Agree, both before and after termination of the Lease, upon reasonable notice to Lessor, to provide the Secured Party with access to the Premises to effect removal or sale of the Collateral, and the Secured Party hereby agrees
(i) to repair any damage directly caused by such removal or sale, and to indemnify the Lessor for any liability directly resulting from such removal or sale and (ii) to remove or sell said Collateral within 30 days after entry upon the Premises (and, if the Lease has been terminated, the Secured Party shall be responsible to the Lessor for per diem rent and other charges accruing under the Lease during the period the period of such removal or sale).

      IN WITNESS WHEREOF, the Lessor has executed this Landlord's Waiver as of _____ day of _________, 199_.

                                         LESSOR:


                                         By: _______________________________
                                             Its President
                                             Hereunto duly authorized

AGREED:

BANKBOSTON, N.A.


By:___________________________

100 Federal Street
Boston, MA 02110
Attn: Mr. Christopher S. Allen
RE: New England Audio Co., Inc.

                         [GOULSTON & STORRS LETTERHEAD]


                                  July 20, 1998



BankBoston, N.A., as Agent
100 Federal Street
Boston, MA  02110

      Re: Amended and Restated Credit Agreement with New England Audio Co., Inc.

Ladies and Gentlemen:

       We have acted as special counsel to New England Audio Co., Inc., a Massachusetts corporation (the "Company"), and NEA Delaware, Inc., a Delaware corporation (the "Subsidiary"), and the other "Loan Parties" (as hereinafter defined), in connection with the Amended and Restated Credit Agreement (the "Agreement") dated as of July 20, 1998 by and among the Company and the Subsidiary, as Borrowers, Tweeter Home Entertainment Group, Inc., a Delaware corporation (the "Parent") and Tweeter Home Entertainment Group Financing Company Trust, a Massachusetts business trust (the "Business Trust"), as Guarantors, and BankBoston, N.A., as Agent for the Lenders under and as defined in the Agreement (the "Agent"). The Borrowers and the Guarantors are collectively referred to herein as the "Loan Parties".

       Capitalized terms defined in the Agreement and not otherwise defined herein are used herein with the meanings so defined.

       This opinion letter is furnished to you pursuant to Section 3.1 (m) of the Agreement.

       We have examined executed copies of the following documents, all dated as of the date hereof (the "Documents"):

            (a)   the Agreement;

            (b) the Revolving Credit Note issued by the Company and the Subsidiary to BankBoston, N.A. in the original principal amount of $30,000,000.00;
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            (c)   the Amended and Restated Security Agreement by and among the
                  Company and the Subsidiary as Debtors, and the Agent as Secured Party, (the "Security Agreement");

            (d) the Security Agreement by and among the Parent and the Trust as Debtors and the Agent as Secured Party, (the "Guarantors Security Agreement");

            (e) the Amended and Restated Pledge Agreement by and among the Company, as Pledgor, and the Agent as Pledgee, (the "Pledge Agreement") and the stock certificate and executed stock powers delivered in connection therewith;

            (f) the Pledge Agreement by and among the Parent, as Pledgor, and the Agent, as Pledgee, (the "Parent Pledge Agreement"), and the stock certificates and executed stock powers delivered in connection therewith;

            (g) the Subordination Agreement by and among the Business Trust and the Agent (the "Subordination Agreement");

            (h) the UCC-1 Financing Statements prepared by your legal counsel in connection with the transactions contemplated by the Documents (the "Financing Statements"); and

            (i) the various agreements listed on Schedule 1 hereto (the "Material Agreements") described in the Parents's Registration Statement to which the Parent, either Borrower or any Subsidiary is a party.

      In connection with this opinion letter, we have examined and relied solely upon the following (except as otherwise noted herein) and we have made no other investigation or documentary review whatsoever:

            (a)   executed copies of the Documents;

            (b)   with respect to the Company:

                  (i) the Articles of Organization of the Company, certified by the Clerk of the Company as of the date hereof;

                  (ii) the By-laws of the Company, certified by the Clerk of the Company as of the date hereof;
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                  (iii) a Certificate regarding the legal existence and
                        corporate good standing of the Company issued by the Secretary of State of the Commonwealth of Massachusetts on July 7, 1998 (the "Company Legal Existence and Good Standing Certificate");

                  (iv) the stock record books of the Company in the form provided to us by the Clerk of the Company;

            (c)   with respect to the Subsidiary:

                  (i) the Certificate of Incorporation of the Subsidiary, certified by the Secretary of the Subsidiary as of the date hereof;

                  (ii) the By-laws of the Subsidiary, certified by the Secretary of the Subsidiary as of the date hereof;

                  (iii) a Certificate regarding the legal existence and
                        corporate good standing of the Subsidiary issued by the Secretary of State of the State of Delaware on July 6, 1998 (the "Subsidiary Legal Existence and Good Standing Certificate");

            (d)   with respect to the Parent:

                  (i) the Certificate of Incorporation of the Parent, certified by the Secretary of the Parent as of the date hereof;

                  (ii) the By-laws of the Parent, certified by the Secretary of the Parent as of the date hereof;

                  (iii) a Certificate regarding the legal existence and
                        corporate good standing of the Parent issued by the Secretary of State of the State of Delaware on July 6, 1998 (the "Parent Legal Existence and Good Standing Certificate");

                  (iv) the stock record books of the Parent in the form provided to us by the Secretary of the Parent;

            (e)   with respect to the Business Trust:
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                  (i)   the Declaration of Trust of the Business Trust,
                        certified by the Trustee of the Business Trust, as of the date hereof;

                  (ii) a Certificate regarding the due authorization of the Business Trust issued by the Secretary of State of the Commonwealth of Massachusetts on July 10, 1998 (the "Business Trust Legal Existence Certificate");

                  (iii) the stock record books of the Business Trust in the form provided to us by the Trustees of the Business Trust;

            (f) the representations and warranties as to matters of fact (and the covenants as to the application of the proceeds of the Revolving Loans made pursuant to the Agreement) contained in the Documents and in the certificates delivered to you at the Closing in connection therewith;

            (g) the certificates delivered to you at the Closing as to the incumbency and signatures of the officers or Trustees of, and adoption of authorizing resolutions by, the Loan Parties; and

            (h) statements as to certain factual matters certified to us by the Loan Parties.

         In addition, we have reviewed such provisions of the laws of the Commonwealth of Massachusetts and of the United States of America, and the General Corporation Law of the State of Delaware, as we have deemed necessary in order to express the opinions hereinafter set forth.

         Based on the foregoing, and subject to the limitations and qualifications set forth below, we are of the opinion that:

         1. Based upon the Company Legal Existence and Good Standing Certificate referred to in item (b)(iii) above, the Company is (as of the date of such certificate) a corporation legally existing and in corporate good standing under the laws of the Commonwealth of Massachusetts. The Company has adequate corporate power and authority to own its properties to enter into and perform the Documents to which it is a party, and, to our knowledge, to conduct its business as currently conducted.

         2. The execution and delivery of the Documents to which it is a party have been duly authorized by all necessary corporate action of the Company, such Documents have been duly executed and delivered by the Company, and such Documents (other than the

BankBoston, N.A., as Agent
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Financing Statements, the stock powers and the stock certificate) constitute the valid, binding and enforceable obligations of the Company.

         3. The execution and delivery by the Company of the Documents to which it is a party and the performance by the Company of such Documents (other than the Financing Statements, the stock powers and the stock certificate) will not violate (i) the Company's existing Articles of Organization or By-laws, (ii) any provision of existing law applicable and material to the Company or any of its properties or (iii) any of the Material Agreements.

         4. The execution and delivery of the Documents to which it is a party by the Company, and the consummation by the Company of the transactions contemplated thereby, do not to our knowledge require under existing law any consent or approval of or filings with any federal or state governmental body or regulatory authority other than as set forth in the Documents or in paragraph number 5 below.

         5. The provisions of the Security Agreement are sufficient to create in favor of the Agent a valid, binding and enforceable security interest in all right, title and interest of the Company in such of the Collateral described therein in which a security interest may be created under Article 9 of the Massachusetts Uniform Commercial Code (the "Code"). Upon the due execution and filing of the Financing Statement noted to be filed in the office of the Secretary of State of the Commonwealth of Massachusetts, the Agent will have a perfected security interest in all right, title and interest of the Company in such of the Collateral described in such financing statements and located in the Commonwealth of Massachusetts with respect to which a security interest may be perfected in the Commonwealth of Massachusetts by a filing under Article 9 of the Code.

         6. The provisions of the Pledge Agreement are sufficient to create in favor of the Agent a valid, binding and enforceable security interest in all the right, title and interest of the Company in the shares of the Subsidiary pledged thereunder, and upon delivery to the Agent of the stock certificates and the stock powers endorsed to the Agent or in blank or in registered form issued to the Agent, the Agent will have a perfected security interest in all the right, title and interest of the Company in the Subsidiary shares pledged.

         7. Based upon the Subsidiary Legal Existence and Good Standing Certificate referred to in item (c)(iii) above, the Subsidiary is (as of the date of such certificate) a corporation legally existing and in corporate good standing under the laws of the State of Delaware. The Subsidiary has adequate corporate power and authority to own its properties, to enter into and perform the Documents to which it is a party, and, to our knowledge, to conduct its business as currently conducted.

         8. The execution and delivery of the Documents to which it is a party have been duly authorized by all necessary corporate action of the Subsidiary, and such Documents

BankBoston, N.A., as Agent
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have been duly executed and delivered by the Subsidiary, and such Documents
(other than the Financing Statements) constitute the valid, binding and enforceable obligation of the Subsidiary.

         9. The execution and delivery by the Subsidiary of the Documents to which it is a party and the performance by the Subsidiary of such Documents (other than the Financing Statements) will not violate the Subsidiary's existing Certificate of Incorporation or By-laws or any provision of existing law applicable and material to the Subsidiary or any of its properties.

         10. The execution and delivery of the Documents to which it is a party by the Subsidiary, and the consummation by the Subsidiary of the transactions contemplated thereby, do not to our knowledge require under existing law any consent or approval of or filings with any federal or state governmental body or regulatory authority other than the filing of appropriate Financing Statements.

         11. Based upon the Parent Legal Existence and Good Standing Certificate referred to in item (d)(iii) above, the Parent is (as of the date of such certificate) a corporation legally existing and in corporate good standing under the laws of the State of Delaware. The Parent has adequate corporate power and authority to own its properties, to enter into and perform the Documents to which it is a party, and to our knowledge, to conduct its business as currently conducted.

         12. The execution and delivery of the Documents to which it is a party have been duly authorized by all necessary corporate action of the Parent, such Documents have been duly executed and delivered by the Parent, and such Documents (other than the Financing Statements, the stock powers and the stock certificates) constitute the valid, binding and enforceable obligations of the Parent.

         13. The execution and delivery by the Parent of the Documents to which it is a party and the performance by the Parent of such Documents (other than the Financing Statements, the stock powers and the stock certificates) will not violate (i) the Parent's existing Certificate of Incorporation or By-laws, (ii) any provision of existing law applicable and material to the Parent or any of its properties or (iii) any of the Material Agreements.

         14. The execution and delivery of the Documents to which it is a party by the Parent, and the consummation by the Parent of the transactions contemplated thereby, do not to our knowledge require under existing law any consent or approval of or filings with any federal or state governmental body or regulatory authority other than as set forth in paragraph number 15 below.

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         15. The provisions of the Guarantors Security Agreement are sufficient to create in favor of the Agent a valid, binding and enforceable security interest in all right, title and interest of the Parent in such of the Collateral described therein in which a security interest may be created under
Article 9 of the Massachusetts Uniform Commercial Code (the "Code"). Upon the due execution and filing of the Financing Statements executed by the Parent noted to be filed in the offices of the Secretary of State of the Commonwealth of Massachusetts, the Agent will have a perfected security interest in all right, title and interest of the Parent in such of the Collateral described in such financing statements and located in the Commonwealth of Massachusetts with respect to which a security interest may be perfected in the Commonwealth of Massachusetts by a filing under Article 9 of the Code.

         16. The provisions of the Parent Pledge Agreement are sufficient to create in favor of the Agent a valid, binding and enforceable security interest in all the right, title and interest of the Parent in the shares of the Company and the Business Trust pledged thereunder, which, according to the stock record books referred to in items (b)(iv) and (e)(iii) above, constitute all of the outstanding capital stock of the Company and all of the outstanding beneficial interests of the Business Trust, and upon delivery to the Agent of the stock certificates for one hundred (100) shares of the stock of the Company and one hundred (100) shares of the beneficial interests of the Business Trust, and the stock powers endorsed to the Agent or in blank or in registered form issued to the Agent, the Agent will have a perfected security interest in all the right, title and interest of the Parent in the Company and Business Trust shares pledged.

         17. Based upon the Business Trust Legal Existence Certificate referred to in item (e)(ii) above, the Business Trust is (as of the date of such certificate) a Massachusetts business trust duly authorized to transact business in the Commonwealth of Massachusetts. The Business Trust has adequate power and authority as a Massachusetts business trust to own its properties, to enter into and perform the Documents to which it is a party and, to our knowledge, to conduct its business as currently conducted.

         18. The execution and delivery of the Documents to which it is a party have been duly authorized by all necessary trust action of the Business Trust, such Documents have been duly executed and delivered by the Business Trust, and such Documents (other than the Financing Statements) constitute the valid, binding and enforceable obligations of the Business Trust.

         19. The execution and delivery by the Business Trust of the Documents to which it is a party and the performance by the Business Trust of such Documents (other than the Financing Statements) will not violate the Business Trust's existing Declaration of Trust or any provision of existing law applicable and material to the Business Trust or any of its properties.

BankBoston, N.A., as Agent
July 20, 1998
Page -8-
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         20. The execution and delivery of the Documents to which it is a party by the Business Trust, and the consummation by the Business Trust of the transactions contemplated thereby, do not to our knowledge require under existing law any consent or approval of or filings with any federal or state governmental body or regulatory authority other than as set forth in paragraph number 21 below.

         21. The provisions of the Guarantors Security Agreement are sufficient to create in favor of the Agent a valid, binding and enforceable security interest in all right, title and interest of the Business Trust in such of the Collateral described therein in which a security interest may be created under
Article 9 of the Massachusetts Uniform Commercial Code (the "Code"). Upon the due execution and filing of the Financing Statement executed by the Business Trust, noted to be filed in the office of the Secretary of State of the Commonwealth of Massachusetts, the Agent will have a perfected security interest in all right, title and interest of the Business Trust in such of the Collateral described in such financing statements and located in the Commonwealth of Massachusetts with respect to which a security interest may be perfected in the Commonwealth of Massachusetts by a filing under Article 9 of the Code.

         22. The provisions of M.G.L. c. 271 Section 49 do not apply to the Agent.

         23. According to the stock record books of the Parent referred to in item d(iv) above, there are no issued and outstanding shares of preferred stock of the Parent as of the date hereof.

         Our opinions set forth herein are subject to the following limitations and qualifications:

         A. In our examination and in rendering this opinion letter, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the power and authority of all natural persons (other than officers or Trustees of the Loan Parties acting in such capacities), the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents.

         B. In rendering this opinion letter, we have also assumed that the Agent is a "Agent subject to control, regulation or examination by any state or federal regulatory agency" within the meaning of M.G.L. c. 271 Section 49(e). We have also assumed that each person or entity (other than the Loan Parties) which is a party to any Document (a "Signatory") has all requisite power and authority and has taken all necessary corporate or other action to authorize it to execute, deliver and perform such of the Documents and other related documents as

BankBoston, N.A., as Agent
July 20, 1998
Page -9-
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                  may be executed in connection therewith to which it is a party and to effect the transactions contemplated thereby; that such Signatory has executed and delivered the Documents and such other related documents; that the same constitute legal, valid and binding obligations of such Signatory enforceable against it; and that the consideration to be received by the Borrower pursuant to the Amended and Restated Credit Agreement has been or will be delivered to or for the benefit of such Loan Party, respectively, on the date hereof. Our opinion does not take account of, and we express no opinion with respect to, (i) any requirement of law which may be applicable to the Loan Parties or any Signatory by reason of the legal or regulatory status of such Signatory or by reason of any other facts particularly pertaining to such Signatory, or (ii) any approval or consent arising out of any contract or agreement (other than the Documents) to which any Signatory is a party or by which it is bound.

         C. Our opinions set forth herein as to the validity, binding effect and enforceability of the Documents and the perfection of the security interests granted by the Loan Parties are specifically qualified to the extent that the validity, binding effect or enforceability of any obligations of the Loan Parties under any of the Documents, the availability or enforceability of any of the remedies provided therein or such perfection may be subject to or limited by (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other statutory or decisional laws, heretofore or hereafter enacted or in effect, affecting the rights of creditors generally, (ii) the exercise of judicial or administrative discretion, (iii) the application by courts of competent jurisdiction of laws containing provisions determined to have a paramount public interest, (iv) the Agent's implied duty of good faith and, with respect to any of the Agent's rights concerning collateral security, its overriding duty to act, as to every aspect of any disposition thereof or realization thereon, in a commercially reasonable manner, and (v) the availability or enforceability of particular remedies, of exculpatory provisions and of waivers contained in the Documents, which particular remedies, exculpatory provisions and waivers of rights may be limited by equitable principles or applicable laws, rules, regulations, court decisions and constitutional requirements. In connection with our opinions in Paragraphs 12 and 18 as to the validity, binding effect and enforceability of the Documents entered into by the Guarantors, we have assumed and have relied in part on our understanding that the Agent is relying on and would not extend the credit to the Borrowers were it not for the execution and delivery of such Documents by the Guarantors.

         D. No opinion is expressed herein with respect to title to property (real or personal), the priority of any security interest or lien, the applicability of or

BankBoston, N.A., as Agent
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                  compliance with zoning by-laws, subdivision control laws,
                  environmental laws or state or federal securities laws, or the enforceability of provisions of the Documents to the extent such enforceability is predicated upon any of the foregoing.

         E. In rendering this opinion letter, we have assumed that each of the Loan Parties has rights in its respective Collateral described in the Security Agreement and the Guarantors Security Agreement.

         F. This opinion letter is limited to the legal matters explicitly addressed herein and does not extend, by implication or otherwise, to any other matter. Without limiting the generality of the foregoing, no opinion is expressed herein with respect to any state or federal anti-trust law or, except as provided in paragraph 22 above, as to whether the Revolving Loans to be made pursuant to the Agreement could be determined to be usurious under any state or federal law. This opinion is not subject to, and shall not be governed by or interpreted in accordance with, the Third-Party Legal Opinion Report (including the Legal Opinion Accord and the "guidelines" set forth therein) of the ABA Section of Business Law (1991).

         G. We are not passing upon and do not assume any responsibility for the accuracy, sufficiency, completeness or fairness of any statements, representations, warranties, descriptions, information or financial data supplied to the Agent with respect to the Documents, or the transactions contemplated thereby, or for the fairness of such transactions themselves, and we make no representation that we have independently verified the accuracy, sufficiency, completeness or fairness of any of the foregoing.

         H. With respect to references herein to "our knowledge" or words of similar import, such references mean the knowledge of the following attorneys presently employed by Goulston & Storrs:
                  Kitt Sawitsky, Jeffrey S. Wolfson, Timothy B. Bancroft, Daniel
                  R. Avery, Connie L. Kolb and Shannon M. Quinlan. Nothing has come to our attention which has caused us to believe that the statements made herein "to our knowledge" are untrue or incorrect. However, we have not made any independent review or investigation of any factual matter contained in any written material reviewed or provided orally by any representative of the Loan Parties.

         I. All opinions rendered herein are limited to the existing laws of the Commonwealth of Massachusetts as applied by courts located in Massachusetts, the existing General Corporation Law of the State of Delaware and existing laws of the United States of America, all as in effect on the date

BankBoston, N.A., as Agent
July 20, 1998
Page -11-
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                  hereof, and we express no opinion as to choice of laws or as to the laws of any other jurisdiction.

         J. Our opinions in Paragraphs 3, 9, 13 and 19 as to no violation of existing law are based upon a review of those statutes, rules and regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Documents. Our opinions in Paragraphs 4, 14 and 20 relate only to consents and approvals and filings and registrations which in our experience are normally applicable to the transactions of the type contemplated by the Documents.

         This opinion letter is furnished to you exclusively for the purpose of satisfying the conditions set forth in Section 3.1(m) of the Agreement and shall not, without our prior written consent, be relied upon by any other person (except for the Lenders from time to time under the Amended and Restated Credit Agreement) or used for any other purpose.


                                            Very truly yours,

                                            /s/ Goulston & Storrs



JSW/DRA

                         [GOULSTON & STORRS LETTERHEAD]


                                   SCHEDULE A

                               MATERIAL AGREEMENTS


         (a)      EXHIBITS TO REGISTRATION STATEMENT:

EXHIBIT NO.                DESCRIPTION
-----------                -----------

    1.1      --       Form of Underwriting Agreement.

    3.1      --       Certificate of Incorporation of the Company

    3.2      --       Amended and Restated Certificate of Incorporation of the
                      Company.

    3.3      --       Articles of Organization of New England Audio Co., Inc.,
                      as amended.

    3.4      --       By-Laws of the Company.

    3.5      --       Amended and Restated By-Laws of the Company.

    3.6      --       By-Laws of New England Audio Co., Inc.

    3.7      --       Form of Amended and Restated Certificate of Incorporation
                      of the Company, to be effective immediately prior to the closing of the Offering.

    3.8      --       Form of Amended and Restated By-Laws of the Company, to be
                      effective immediately prior to the closing of the Offering.

    4.2      --       Form of Shareholders' Rights Agreement to be effective
                      immediately prior to the closing of the Offering.

   10.1      --       Amended and Restated Registration Rights Agreement, dated
                      as of May 30, 1997, as amended, among the Company and the shareholders and warrantholders listed therein, as amended.

   10.2      --       Warrant Purchase Agreement among the Company, PNC Capital
                      Corp., Seacoast Capital Partners, L.P. and Exeter Venture
                      Lenders, L.P., dated as of May 30, 1997, as amended.

   10.3      --       Stock Purchase Warrant issued to PNC Capital Corp. dated
                      June 5, 1998 for 209,855 shares of Common Stock of the
                      Company.

   10.4      --       Stock Purchase Warrant issued to Seacoast Capital
                      Partners, L.P. dated June 5, 1998 for 209,855 shares of
                      Common Stock of the Company.

   10.5      --       Stock Purchase Warrant issued to Exeter Venture Lenders,
                      L.P. dated as of June 5, 1998 for 104,928 shares of Common
                      Stock of the Company.

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July 20, 1998
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--------------------------------------------------------------------------------


   10.6      --       Stock Purchase Warrant issued to Exeter Equity Partners,
                      L.P. dated as of June 5, 1998 for 104,928 shares of Common
                      Stock of the Company.

   10.7      --       Common Stock Warrant issued to HiFi Buys Incorporated
                      dated June 5, 1998 for 104,960 shares of Common Stock of the Company.

   10.8      --       Form of Common Stock Purchase Warrant dated June 5, 1998
                      issued by the Company pursuant to the Warrant and Debenture Commitment.

   10.11     --       Lease from James M. Salah of Boca Raton, Florida, as
                      Trustee of JMS Realty Trust, to the Company for premises at 40 Hudson Road, Canton, Massachusetts, dated June 11,
                      1991.

   10.15     --       Employment Agreement between the Company and Samuel
                      Bloomberg to be effective upon the Offering.

   10.16     --       Employment Agreement between the Company and Jeffrey Stone to be effective upon the Offering.

   10.17     --       Employment Agreement between the Company and Joseph
                      McGuire to be effective upon the Offering.

   10.18     --       Employment Agreement between the Company and Fred Lokoff,
                      dated as of May 13, 1996 and amended as of April 23, 1997.

   10.19     --       Employment Agreement between the Company and David
                      Ginsburg, dated as of June 1, 1997.

   10.20     --       Asset Purchase Agreement, dated as of May 30, 1997,
                      between the Company and HiFi Buys Incorporated.

   10.21     --       Purchase and Sale Agreement between Chadwick-Miller Inc.
                      and New England Audio Co., Inc. for premises at 10 Pequot
                      Way, Canton, MA, dated March 31, 1998.

                                    EXHIBIT I

                   FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT


            Assignment and Acceptance Agreement dated as of _______, ____, by and between __________ (the "Assignor") and __________ (the "Successor Lender").

            WHEREAS, the Assignor is one of the Lenders party to the Credit Agreement referred to below; and

            WHEREAS, the Assignor desires to sell and the Successor Lender desires to purchase, all or a portion of the outstanding loans, advances of credit and commitments of Assignor under the Credit Agreement and the other documents, instruments and agreements related thereto.

            NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties agree as follows:

            Reference is made to the Amended and Restated Credit Agreement dated as of July 20, 1998 (as amended or supplemented and as from time to time in effect, the "Credit Agreement"), by and among New England Audio Co., Inc. and NEA Delaware, Inc. (the "Borrowers"), the Guarantors party thereto, the lenders party thereto (the "Lenders") and BankBoston, N.A., as agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

            1. Assignment and Acceptance. Pursuant to Section 12.2 of the Credit Agreement, as of the close of business on __________________ (the "Assignment Date"), the Assignor hereby assigns to the Successor Lender, $________ of its $____________ current interest in the outstanding Revolving Credit Advances and a ____% interest in its Commitment Percentage.

            The foregoing assignment which constitutes a ___% Commitment Percentage under the Credit Agreement, is made together with the concomitant proportionate amount of the undersigned's other rights and obligations under the Credit Agreement and the other Lender Agreements, and the Successor Lender hereby accepts and assumes such rights and obligations completely. After giving effect to this assignment, the Assignor and the Successor Lender shall have the interests in the Revolving Credit Notes and the Commitment Percentages set forth on Schedule 1 attached hereto, and the Commitment Percentages of all of the Lenders under the Credit Agreement shall be as set forth on Schedule 2 attached hereto.

            2. Representations and Warranties.

               (a) Other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Assignor makes no representation or warranty and assumes no responsibility with respect to (i) the execution, delivery, effectiveness, enforceability, genuineness, validity or adequacy of the Credit Agreement, the Revolving Credit Notes or any other Lender Agreement, (ii) any recital, representation, warranty, document, certificate, report or statement in, provided for in, received under or in connection with, the Credit Agreement or any other Lender Agreement or (iii) the existence, validity, enforceability, perfection, recordation, priority, adequacy or value, now or hereafter, of any lien or other direct or indirect security afforded or purported to be afforded by any of the Lender Agreements or otherwise from time to time.

               (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to (i) the performance or observance of any of the terms or conditions of the Credit Agreement or any other Lender Agreement on the part of the Borrower, (ii) the business, operations, condition (financial or otherwise) or prospects of the Borrower or any other Person or (iii) the existence of any Default.

               (c) The Successor Lender confirms that it has received a copy of the Credit Agreement and each of the other Lender Agreements, together with copies of the most recent financial statements delivered pursuant to Sections
6.1 and 6.2 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance Agreement. The Successor Lender confirms that it has made such analysis and decision independently and without reliance upon the Agent, the Assignor or any other Lender.

               (d) The Successor Lender, independently and without reliance upon the Agent, the Assignor or any other Lender, and based on such documents and information as it shall be deem appropriate at the time, will make its own decisions to take or not take action under or in connection with the Credit Agreement or any other Lender Agreement.

               (e) The Successor Lender irrevocably appoints the Agent to act as Agent for the Successor Lender under the Credit Agreement and the other Lender Agreements, all in accordance with Article 13 of the Agreement and the other provisions of the Credit Agreement and each other Lender Agreement.

               (f) The Successor Lender agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Lender Agreements are required to be performed by it as a Lender.

               (g) Except as to paragraph (a) above, the foregoing assignment is made without any representation, warranty or recourse of any kind by the Assignor.

            3. Party to the Agreement, etc. Upon (a) the execution and delivery hereof by the parties hereto at least five (5) Business Days prior to the Assignment Date, (b) the payment by the Successor Lender to Assignor of an amount equal to the purchase price agreed between the Successor Lender and the Assignor, and (c) payment to the Agent of the fee required to be paid pursuant to Section 12.2(a) of the Credit Agreement, the Successor Lender shall automatically become party to the Credit Agreement as a signatory thereto. As of the Assignment Date, the Successor Lender shall have all the rights and obligations of a Lender under the Credit Agreement and the other Lender Agreements as and to the extent set forth on Schedule 1 and Schedule 2 attached hereto. Copies of all notices and other information required to be delivered to the Lenders under the Credit Agreement shall be delivered to the Successor Lender at the address(es) and to attention of the Person(s) specified below the Successor Lender's name on the execution page of this Assignment and Acceptance Agreement. As of the Assignment Date, the Assignor shall be released from its obligations under the Credit Agreement to a corresponding extent, and no further consent or action by any party shall be required.

            4. Miscellaneous. This Assignment and Acceptance Agreement may be executed in any number of counterparts, which together shall constitute one instrument, shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts (without giving effect to the conflict of laws rules of any jurisdiction) and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.


                           [INTENTIONALLY LEFT BLANK.]

            IN WITNESS WHEREOF, the Assignor and the Successor Lender have executed this Assignment and Acceptance Agreement as of the date first above written.

                                            [ASSIGNOR]


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:


                                            [SUCCESSOR LENDER]


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                            [Address for Notices]
                                            Telecopier No.:
                                            Attention:
                                                       -------------------------
The foregoing is hereby
acknowledged and approved:

TWEETER HOME ENTERTAINMENT GROUP, INC.*


By:
    --------------------------------
    Name:
    Title:


BANKBOSTON, N.A., as Agent


By:
    --------------------------------
    Name:
    Title:


------------
    * Include unless Section 12.2 of the Credit Agreement does not require Tweeter's consent to the assignment.

                                   Schedule 1

                   Successor Lender's and Assignor's Interest


The Successor Lender's interest under the Credit Agreement on and after the Assignment Date shall be as follows:

            Commitment Percentage                           _____%
            Principal Amount of Revolving Credit Note       $________



The Assignor's interest under the Credit Agreement on and after the Assignment Date shall be as follows:

            Commitment Percentage                           _____%
            Principal Amount of Revolving Credit Note       $_________

                                   Schedule 2

                         Lenders' Commitment Percentages


            After giving effect to the assignment on the Assignment Date, the Lenders' respective Commitment Percentages under the Credit Agreement shall be as follows:


                                Commitment                Maximum Amount
          Lender                Percentage        of Revolving Credit Advances
          ------                ----------        ----------------------------
                                     .  %                  $       .

                                     .  %                  $       .

                                     .  %                  $       .

            TOTALS                100.00%                  $       .00

                                   EXHIBIT J

                      FORM OF TWEETER TRUST SUBORDINATION AGREEMENT


         This SUBORDINATION AGREEMENT, dated as of July 20, 1998, is entered into by and among Tweeter Home Entertainment Group Financing Company Trust ("Tweeter Trust" or the "Subordinated Lender"), BANK BOSTON, N.A. ("Bank Boston"), NEW ENGLAND AUDIO CO., INC. ("New England Audio") and NEA Delaware, Inc., ("NEA Delaware") (each of New England Audio and NEA Delaware is referred to herein as individually, as a "Borrower" and collectively as the "Borrowers").

         WHEREAS, the Borrowers, have entered into an Amended and Restated Credit Agreement, dated as of July 20, 1998 (as amended, modified or supplemented from time to time, the "Credit Agreement") with the Agent and the other lenders parties thereto (the "Lenders"), and Tweeter Home Entertainment Group ("Tweeter") and Tweeter Trust as guarantors, and pursuant to which the Lenders have agreed to make Revolving Credit Advances (as defined in the Credit Agreement) to the Borrowers, upon the terms and subject to the conditions contained therein; and

         WHEREAS, in connection with the granting of the credits under the Credit Agreement, the Agent is requiring the Subordinated Lender to execute and deliver this Subordination Agreement.

         NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.       Definitions.

                  (a) Unless otherwise defined herein, terms defined in the Senior Credit Agreement and used herein shall have the meanings given to them in the Senior Credit Agreement.

                  (b) The following terms shall have the following meanings:

                  "Agent": (a) Bank Boston, as agent under the Senior Credit Agreement and (b) any other Person acting as agent or representative of the holders of Senior Obligations and so designated by notice to the holders of Subordinated Obligations from the holders of Senior Obligations holding not less than 50% of the outstanding amount of the Senior Obligations.

                  "Agreement": this Subordination Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

                  "Blockage Notice": a written notice from the Agent to a Borrower that an Event of Default has occurred and is continuing.


                  "Blockage Period": any period commencing on the date a Blockage Notice is given and ending on the date when the Agent notifies the Subordinated Lender in writing that the Event of Default that was the basis for such notice has been cured or waived (which such notice the Agent shall be obligated to provide promptly upon such cure or waiver).

                  "Collateral": the collective reference to any and all property from time to time subject to security interests to secure payment or performance of the Senior Obligations.

                  "Insolvency Event": (a) A Borrower commencing any case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or a Borrower making a general assignment for the benefit of its creditors; or (b) there being commenced against a Borrower any case, proceeding or other action of a nature referred to in clause (a) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged or unbonded for a period of 60 days; or (c) there being commenced against a Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or substantially all of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (d) a Borrower indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
         (a), (b) or (c) above.

                  "Senior Credit Agreement:" the Amended and Restated Credit Agreement dated as of July 20, 1998, among the Borrowers, Tweeter Home Entertainment Group, Inc., the Agent, the Senior Lenders and the Subordinated Lender, as such Credit Agreement may be amended, modified or supplemented from time to time, and any renewals or replacements thereof in a transaction with an institutional lender on terms customary for a transaction of the type the Senior Loans comprise.

                  "Senior Lenders": the Lenders under the Senior Credit Agreement and any subsequent holders from time to time of the Senior Notes and the other Senior Obligations.

                  "Senior Loan Documents": the collective reference to the Senior Credit Agreement, the Senior Notes, the Senior Security Documents and all other documents that from time to time evidence the Senior Obligations or secure or support payment or performance thereof, and any renewals or replacements thereof with an institutional lender on terms customary for a transaction of the type the Senior Loans comprise.

                  "Senior Loans": the loans made by the Senior Lenders to the Borrowers pursuant to the Senior Credit Agreement.

                  "Senior Notes": the promissory notes of the Borrowers outstanding from time to time under the Senior Credit Agreement, and any renewals or replacements thereof evidencing a transaction with an institutional lender on terms customary for a transaction of the type the Senior Loans comprise.

                  "Senior Obligations": the collective reference to the unpaid principal of and interest on the Senior Notes including, without limitation, interest accruing at the then applicable rate provided in the Senior Credit Agreement after the maturity of the Senior Loans and interest accruing at the then applicable rate provided in the Senior Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to a Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceedings, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Senior Credit Agreement, the Senior Notes, this Agreement, the other Senior Loan Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agent and any Senior Lender that are required to be paid by the Borrowers pursuant to the terms of the Senior Credit Agreement or this Agreement or any other Senior Loan Document) and any renewals or replacements of part or all of the foregoing obligations in a transaction with an institutional lender on terms customary for a transaction of the type the Senior Loans comprise.

                  "Senior Security Documents": the collective reference to all documents and instruments, now existing or hereafter arising, which create or purport to create a security interest in property to secure payment or performance of the Senior Obligations, or any renewals or replacements thereof in a transaction with an institutional lender on terms customary for a transaction of the type the Senior Loans comprise.

                  "Subordinated Loans": all loans made by the Subordinated Lender to the Borrowers from time to time.

                  "Subordinated Notes": any promissory notes of the Borrowers outstanding from time to time evidencing the Subordinated Loans.

                  "Subordinated Obligations": the collective reference to the unpaid principal of and interest on the Subordinated Notes and all other obligations and liabilities of the Borrowers to the Subordinated Lender under the Subordinated Loans including, without limitation, interest accruing at the then applicable rate provided in the Subordinated Loans whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Subordinated Loans, the Subordinated Notes, this Agreement, or any other instrument, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise.

                  (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         2.       Subordination.

                  (a) The Borrowers and the Subordinated Lender, for itself and each future holder of the Subordinated Obligations, agree that the Subordinated Obligations are expressly "subordinate and junior in right of payment" (as that phrase is defined in paragraph 2(b)) to all Senior Obligations.

                  (b) "subordinate and junior in right of payments" means that:

                           (i) no part of the Subordinated Obligations shall have any claim to the assets of a Borrower on a parity with or prior to the claim of the Senior Obligations;

                           (ii) unless and until the Senior Obligations have been paid in full and the Senior Lenders' commitments to make loans under the Senior Credit Agreement have been terminated, without the express prior written consent of the Senior Lenders, the Subordinated Lender will not take, demand, or receive from a Borrower, and a Borrower will not make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment of or security for the whole or any part of the Subordinated Obligations, including, without limitation, any letter of credit or similar credit support facility to support payment of the Subordinated Obligations; notwithstanding the foregoing, at any time, except during a Blockage Period, a

         Borrower may make, and the Subordinated Lender may receive, payments on account of principal and interest on the Subordinated Loans;

                           (iii) unless and until the Senior Obligations have been paid in full and the Senior Lenders' commitments to make loans under the Senior Credit Agreement have been terminated, the Subordinated Lender will not commence or participate in any suit or action to enforce payment of any part or all of the Subordinated Obligations;

                           (iv) none of the provisions of subsections 2(b)(iii) or (iv) above or elsewhere in this Agreement shall in any way derogate from or diminish the absolute subordination provided under items 2(b)(i) and (ii) above or under Section 3 below.

                  (c) Upon the termination of any Blockage Period, the Subordinated Lender's rights to receive principal and interest payments as provided in subsection 2(b)(ii) above shall be reinstated, and a Borrower may resume making such payments to the Subordinated Lender to the extent provided in such subsection 2(b)(ii).

                  (d) The Agent shall be entitled to deliver a separate Blockage Notice with respect to any or all Events of Default and each such Blockage Notice shall be effective as provided in this Agreement.

                  (e) A Blockage Period shall be effective without the delivery of a Blockage Notice if (i) the events which would have been set forth in the Blockage Notice have occurred and (ii) such Blockage Notice may not be given because of the automatic stay under 11 U.S.C. 362 or any successor statute, or the Subordinated Lender has actual notice of an Event of Default.

                  (f) The expressions "prior payment in full," "payment in full," "paid in full" and any other similar terms or phrases when used herein with respect to the Senior Obligations shall mean the payment in full, in immediately available funds, of all of the Senior Obligations.

                  (g) The Subordinated Lender hereby represents and warrant that as of the date hereof, the Borrowers have no obligations to the Subordinated Lender.

         3.        Additional Provisions Concerning Subordination.

                  (a) The Subordinated Lender and the Borrowers agree that upon the occurrence of any Insolvency Event:

                           (i) all Senior Obligations shall be paid in full before any payment or distribution (other than a distribution of securities which are subordinate to the payment of all Senior Obligations then outstanding) is made with respect to the Subordinated Obligations; and
                                        5

                           (ii) any payment or distribution of assets of a Borrower, whether in cash, property or securities (other than a distribution of securities which are subordinate to the payment of all Senior Obligations then outstanding), to which the Subordinated Lender would be entitled except for the provisions hereof, shall be paid or delivered by such Borrower, or any receiver, trustee in bankruptcy, liquidating trustee, disbursing agent or other Person making such payment or distribution, directly to the Agent, to the extent necessary to pay in full all Senior Obligations, before any payment or distribution shall be made to the Subordinated Lender.

                  (b) The Subordinated Lender will not commence or join with any other creditor or creditors of a Borrower in commencing any bankruptcy, reorganization or insolvency proceedings against a Borrower. At any meeting of creditors of a Borrower or in the event of any proceeding, voluntary or involuntary, for the distribution, division or application of all or part of the assets of a Borrower or the proceeds thereof, whether such proceeding be for the liquidation, dissolution or winding up of a Borrower or its business, a receivership, insolvency or bankruptcy proceeding, an assignment for the benefit of creditors or a proceeding by or against a Borrower for relief under any bankruptcy, reorganization or insolvency law or any law relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangement, composition or extension or otherwise, if all Senior Obligations have not been paid in full at the time, the Agent is hereby irrevocably authorized at any such meeting or in any such proceeding:

                           (i) To enforce claims comprising Subordinated Obligations either in its own name or the name or names the Subordinated Lender, by proof of debt, proof of claim, suit or otherwise;

                           (ii) To collect any assets of a Borrower distributed, divided or applied by way of dividend or payment, or any such securities issued, on account of Subordinated Obligations and apply the same, or the proceeds of any realization upon the same that the Agent in its discretion elects to effect, to Senior Obligations until all Senior Obligations shall have been paid in full, rendering any surplus to the Subordinated Lender, pro rata;

                           (iii) To vote claims comprising Subordinated
         Obligations to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition, extension or otherwise; and

                           (iv) To take generally any action in connection with any such meeting or proceeding which the Subordinated Lender might otherwise take.

                  (c) If any payment from a Borrower shall be collected or received by the Subordinated Lender in respect of the Subordinated Obligations, except payments permitted to be made at the time of payment as provided in this Agreement, the Subordinated Lender forthwith shall deliver the same to the Agent, in the form received, duly endorsed to the

Agent, if required, to be applied to the payment or prepayment of the Senior Obligations until the Senior Obligations are paid in full. Until so delivered, such payment or distribution shall be held in trust by the Subordinated Lender as the property of the Agent, segregated from other funds and property held by the Subordinated Lender. Until the Senior Obligations are paid in full, the Subordinated Lender shall not have any right of subrogation, reimbursement, restitution, contribution or indemnity whatsoever from any assets of a Borrower or any guarantor or provider of collateral security for the Senior Obligations.

                  4. Legend. The Subordinated Lender shall cause a conspicuous legend to be placed on each Subordinated Note to the following effect:

                  "This Note, and the indebtedness evidenced hereby, is subordinate and junior in right of payment in the manner and to the extent set forth in an agreement (the "Subordination Agreement") dated as of July 20, 1998 originally made by the maker and payee of this Note in favor of the Senior Lenders to all indebtedness at any time owed by the maker of this Note to such Bank (or to its successor and assigns or subsequent holder of "Senior Obligations" as defined in the Subordination Agreement), and each holder of this Note, by its acceptance hereof, shall be bound by the Subordination Agreement, and this Note may be sold or otherwise transferred only in compliance with the conditions specified in the Subordination Agreement."

         5. Liens. The Subordinated Lender shall not have or claim any security interest, lien, claim, right or other encumbrance in or on any property of a Borrower on account of the Subordinated Obligations. The Subordinated Lender hereby agrees, upon request of the Senior Lender at any time and from time to time, to execute such other documents or instruments as may be requested by the Agent further to evidence of public record or otherwise the senior priority of the Senior Obligations as contemplated by this Agreement, and to execute a subordination agreement on similar terms in favor of any successors or assigns of the Agent or other lender extending credit to a Borrower in exchange or replacement of the Senior Obligations.

         6. Consent of Subordinated Lender.

                  (a) The Subordinated Lender consents that, without the necessity of any reservation of rights and without notice to or further assent:

                           (i) any demand for payment of any Senior Obligations made by the Agent or the Senior Lenders may be rescinded in whole or in part by the Agent or the Senior Lenders, and any Senior Obligation may be continued, and the Senior Obligations, or the liability of a Borrower or any guarantor or any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, or any obligation or liability of a Borrower or any other party under the Senior Credit Agreement or any other agreement, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released by the Agent or the Senior Lenders; and

                           (ii) the Senior Credit Agreement, the Senior Notes, any other Senior Loan Document and the Senior Obligations may be amended, modified, supplemented or terminated, in whole or in part, as the Agent or the Senior Lenders may deem advisable from time to time, and any collateral security at any time held by the Agent or the Senior Lenders for the payment of any of the Senior Obligations may be sold, exchanged, waived, surrendered or released, in each case all without notice to or further assent by the Subordinated Lender, which will remain bound under this Agreement, and all without impairing, abridging, releasing or affecting the subordination provided for herein.

                  (b) The Subordinated Lender waives any and all notice of the creation, renewal, extension or accrual of any of the Senior Obligations and notice of or proof of reliance by the Agent or the Senior Lenders upon this Agreement. The Senior Obligations, and any of them, shall be deemed conclusively to have been created, contracted or incurred in reliance upon this Agreement, and all dealings between a Borrower and the Agent or the Senior Lenders shall be deemed to have been consummated in reliance upon this Agreement. The Subordinated Lender acknowledges and agrees that the Agent and the Senior Lenders have relied upon the subordination provided for herein in entering into the Senior Credit Agreement and in making funds available to a Borrower thereunder. The Subordinated Lender waives notice of or proof of reliance on this Agreement and protest, demand for payment and notice of default.

         7. Senior Obligations Unconditional. All rights and interests of the Agent and the Senior Lenders hereunder, and all agreements and obligations of the Subordinated Lender and the Borrowers hereunder, shall remain in full force and effect irrespective of:

                  (a) any lack of validity or enforceability of any Senior Security Documents or any other Senior Loan Documents;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Obligations, or any amendment or waiver or other modification, whether by course of conduct or otherwise, of the terms of the Senior Credit Agreement or any other Senior Security Document;

                  (c) any exchange, release or nonperfection of any security interest in any Collateral, or any release, amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or any guarantee thereof, or

                  (d) any other circumstances which otherwise might constitute a defense available to, or a discharge of, a Borrower in respect of the Senior Obligations, or of either any Subordinated Lender or a Borrower in respect of this Agreement.

         8. Waiver of Claims. To the maximum extent permitted by law, the Subordinated Lender waives any claim it might have against the Agent or the Senior Lenders with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of the Agent or the Senior Lenders or their respective directors, officers, employees or agents with respect to any exercise of rights or remedies under the Senior Loan Documents or any transaction relating to the Collateral. Neither the Agent or the Senior Lenders nor any of their directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of a Borrower or the Subordinated Lender or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

         9. Extension of Senior Obligations. Notwithstanding the foregoing provisions of this Agreement and any extension by the Agent or the Senior Lenders of the final maturity date of the Senior Obligations, provided that at the time no Event of Default under the Senior Loan Documents is continuing, the Subordinated Lender may receive timely payment of all unpaid principal and accrued interest on the Subordinated Obligations. In the event an Event of Default does then exist, the subordination of the Subordinated Obligations under
Section 2(b)(i), (ii) and (iii) and Section 3 shall remain in effect and unimpaired.

         10. Provisions Applicable After Bankruptcy. The provisions of this Agreement shall continue in full force and effect notwithstanding the occurrence of and from and after any "Insolvency Event."

         11. Further Assurances. The Subordinated Lender and the Borrowers, at their own expense and at any time from time to time, upon the written request of the Agent or the Senior Lenders will promptly and duly execute and deliver such further instruments and documents and take such further actions as any Senior Lender or any successor lender reasonably may request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

         12. Provisions Define Relative Rights. This Agreement is intended solely for the purpose of defining the relative rights of the Agent or the Senior Lenders or any successor lenders on the one hand and the Subordinated Lender and the Borrowers, and no other Person shall have any right, benefit or other interest under this Agreement.

         13. Powers Coupled With An Interest. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Senior Obligations are paid in full and the Senior Lenders' commitments to make loans to the Borrowers are terminated.

         14. Notices. All notices, requests and demands to or upon the Agent or the Senior Lenders or the Borrowers or the Subordinated Lender to be effective shall be in writing (or by fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (i) when delivered by hand or (ii) if given by mail, when deposited in the mails by certified mail, return receipt requested, or (iii) if by fax or similar electronic transfer, when sent and receipt has been confirmed, addressed as follows:

  If to the Agent or the
  Senior Lenders:          Bank Boston, N.A., as Agent
                           100 Federal Street
                           Boston, Massachusetts  02110
                           Attention:  Christopher S. Allen, Director
                           Fax: (617) 434-8102

  with a copy to:          Goodwin, Procter & Hoar LLP
                           Exchange Place
                           Boston, MA 02109
                           Attention:  Edward Matson Sibble, Jr., P.C.
                           Fax: (617) 523-1657

  If to the Subordinated
  Lender or the
  Borrowers:               New England Audio Co., Inc.
                           40 Hudson Road
                           Shawmut Park
                           Canton, Massachusetts  02021
                           Attention:  Jeffrey Stone, President
                           Fax:  (617) 821-9956

  with a copy to:          Goulston & Storrs
                           400 Atlantic Avenue
                           Boston, MA 02110
                           Attention: Kitt Sawitsky, Esq. and Daniel Avery, Esq.
                           Phone:  (617) 482-1776
                           Fax: (617) 574-4112

         If to the Subordinated Lender, at its address or transmission number for notices set forth under its signature below.

         The Senior Lenders, the Borrowers and the Subordinated Lender may change their addresses and transmission numbers for notices by notice in the manner provided in this Section.

         15. Counterparts. This Agreement may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         16. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         17. Integration. This Agreement represents the agreement of the Borrowers, the Agent, the Senior Lenders and the Subordinated Lender with respect to the subject matter hereof and there are no promises or representations by the Borrower, the Agent, the Senior Lenders or the Subordinated Lender relative to the subject matter hereof not reflected herein.

         18.      Amendments in Writing; No Waiver; Cumulative Remedies.

                  (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Agent, the Borrowers and the Subordinated Lender; provided that any provision of this Agreement may be waived by the Agent or the Senior Lenders in a letter or agreement executed by the Agent or the Senior Lenders or by telex or facsimile transmission from the Agent or the Senior Lenders.

                  (b) No failure to exercise, nor any delay in exercising, on the part of the Agent or the Senior Lenders, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                  (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         19. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         20. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Borrowers and the Subordinated Lender and any subsequent holders of the Subordinated Obligations and shall inure to the benefit of the Agent, the Senior Lenders and their successors and assigns and any future holder of any renewals or replacements of the Senior Obligations.

         21. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the Commonwealth of Massachusetts without regard to conflicts of law principles.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                         BANKBOSTON, N.A. as Agent


                                         By:

                                         Title:



                                         NEW ENGLAND AUDIO CO., INC.


                                         By:
                                         Title:



                                         NEA DELAWARE, INC.


                                         By:
                                         Title:



                                         TWEETER HOME ENTERTAINMENT
                                         GROUP FINANCING COMPANY
                                         TRUST



                                         Trustee:

                                    EXHIBIT K

                      INTERCREDITOR SUBORDINATION AGREEMENT


         This Subordination Agreement (the "Agreement") dated _________, ____, is by and between _____________________________ (the "Vendor") and BankBoston, N.A., as Agent (the "Senior Agent"), a national banking association whose address is 100 Federal Street, Boston, MA 02110.


                                   WITNESSETH

         WHEREAS, the Senior Agent and the other lenders from time to time for whom the Senior Agent acts as agent (the "Senior Lenders") has or will extend credit to New England Audio Co., Inc. and its subsidiaries (the "Borrowers") for the purpose of financing Borrowers' acquisition of inventory, goods, merchandise and/or other property and other general corporate purposes upon such terms and conditions as the Borrowers, the Senior Agent and the Senior Lenders may agree to; and

         WHEREAS, in consideration of all such loans, renewals or extensions of credit which the Senior Agent and the Senior Lenders may make, the Borrowers will from time to time enter into various credit agreements, guaranties, security agreements and related documents (as the same may be from time to time amended, supplemented or modified the "Senior Loan Agreements"); and

         WHEREAS, the Senior Agent and the Vendor, each agree, to the extent of the security interests each may have in the Borrowers' collateral, that all rights of the Senior Agent to the security interest and/or liens in and to the property and/or assets of Borrowers are intended to be senior to all rights of the Vendor to the security interest and/or liens in and to the property and/or assets of the Borrowers,

         NOW, THEREFORE, in order to induce the Senior Agent and the Senior Lenders to make and renew loans and extend credit to the Borrowers from time to time and in consideration thereof, the parties hereto mutually intending to be bound hereby agree to as follows:

         1. All of the understandings, agreements, representations and warranties contained herein are solely for the benefit of the Senior Agent and the Senior Lenders and the Vendor and there are no other parties (including the Borrowers) who are intended to be benefited in any way by this Agreement.

         2. Nothing contained herein is intended to affect or limit, in any way, the assignments of and the security interests that each of the parties hereto has in any and all of the assets of the Borrowers, whether tangible or intangible, insofar as the rights of the Borrower and third parties are involved. Except as provided in paragraph 4 below, the parties hereto specifically reserve all respective rights, security interests and rights to assert security interests against the Borrowers.

         3. The Vendor hereby agrees that all security interest in and liens on all inventory, accounts receivable, proceeds and any other property of the Borrowers, which the Vendor now has or hereafter acquires, including without limitation any purchase money security interests, shall be and hereby are subordinated and junior to the security interests and liens in the Borrowers' assets which the Senior Agent or Senior Lenders now have or may hereafter acquire at any time.

         4. The Vendor hereby agrees that so long as the Borrowers own any amounts or have any outstanding obligations to the Senior Agent or the Senior Lenders, the Vender will not assert or exercise any rights or remedies as a secured party with respect to the Borrowers' assets.

         5. Nothing herein shall impair, as between Borrowers and the Vendor, the obligation of Borrowers, which is unconditional and absolute, to pay the Vendor the principal and premium, if any, and interest on any debts or obligations as and when same shall become due in accordance with their terms, nor shall anything herein prevent the Vendor or its assignees from exercising all remedies otherwise permitted by applicable law, excluding its rights and remedies as a secured party, upon default by Borrowers subject to the provisions of this Agreement and the rights of the Senior Agent and the Senior Lenders hereunder.

         6. This agreement shall be binding upon the Senior Agent and the Senior Lenders and the Vendor and inure to the benefit of each and their respective successors and assigns.

         7. All notices, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person or sent certified or registered mail, return receipt requested, postage pre-paid addressed to a party hereto at its address as set forth below. The date of the mailing shall be considered the date of the notice for purposes herein,

                  If to the Senior Agent and          If to the Vendor:
                  the Senior Lenders:

                  BankBoston, N.A.
                  100 Federal Street
                  Boston, MA  02110
                  Attn: Mr. Christopher S. Allen

                  With copy to:

                  Goodwin, Procter & Hoar LLP
                  Exchange Place
                  Boston, MA 02109
                  Attn: Edward Mattson Sibble, Jr., P.C.

         8. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

         9. Except as may be expressly otherwise provided for herein, this Agreement constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and the transactions contemplated hereby, and supersedes all prior agreements, understandings and representations, whether written or oral between the parties thereto.

         IN WITNESS WHERE, the parties hereto by their duly authorized representatives have executed this Agreement as of the date first written above.

                                              BANKBOSTON, N.A.


                                              By:
                                                 ------------------------------
                                              Print Name:
                                                         ----------------------
                                              Title:
                                                    ---------------------------

                                              [Vendor]


                                              By:
                                                 ------------------------------
                                              Print Name:
                                                         ----------------------
                                              Title:
                                                    ---------------------------

         The Borrowers (as defined in the foregoing Agreement) hereby acknowledge and accept notice of the foregoing Subordination Agreement and consents thereto, as of the date first written above.

                                              NEW ENGLAND AUDIO CO., INC.


                                              By:
                                                 ------------------------------
                                              Print Name:
                                                         ----------------------
                                              Title:
                                                    ---------------------------


                                              NEA DELAWARE, INC.


                                              By:
                                                 ------------------------------
                                              Print Name:
                                                         ----------------------
                                              Title:
                                                    ---------------------------

                                   SCHEDULE 1

                             Commitment Percentages

                              Commitment                  Maximum Amount
           Lender             Percentage          of Revolving Credit Advances
           ------             ----------          ----------------------------

BankBoston, N.A.                  100.00%                 $ 30,000,000.00

                                   SCHEDULE 2

                                Pricing Schedule

         The Eurodollar Rate Margin, the Base Rate Margin and the Applicable Commitment Fee on any day are the respective percentages set forth below in the applicable row under the column corresponding to the Status that exists on such day:

          STATUS              LEVEL I    LEVEL II    LEVEL III    LEVEL IV
Eurodollar Rate Margin          1.00        1.25        1.50         1.75
Commitment Fee                  0.25        0.25        0.375        0.375

         For purposes of this Schedule, the following terms have the following meanings:

                  "Level I Status" exists at any date if, at such date, the Applicable Leverage Ratio is less than 1.50-to-1.00 and no Default exists.

                  "Level II Status" exists at any date if, at such date, the Applicable Leverage Ratio is equal to or greater than 1.50-to-1.00 and less than 2.00-to-1.00 and no Default exists.

                  "Level III Status" exists at any date if, at such date, the Applicable Leverage Ratio is equal to or greater than 2.00-to-1.00 and less than 3.00-to-1.00 and no Default exists.

                  "Level IV Status" exists at any date if, at such date, no other Status exists.

                  "Status" refers to the determination of which of Level I Status, Level II Status, Level III Status or Level IV Status exists at any date.

         For the period from the Closing Date through the date five Business Days following the Agent's receipt of the financial statements of Tweeter and its Subsidiaries for the period ended September 30, 1998, the "Applicable Leverage Ratio" shall be deemed to be greater than 2.00-to-1.00. Thereafter, the "Applicable Leverage Ratio" shall be determined on the date five Business Days following the Agent's receipt of the financial statements of Tweeter and its Subsidiaries for the previous fiscal quarter certified by the chief financial officer of Tweeter, commencing with receipt of the financial statements for the fiscal quarter ending September 30, 1998, and shall be equal to the Consolidated Leverage Ratio in effect as of the end of such previous fiscal quarter as reflected on such financial statements.

                                  SCHEDULE 3.1

                     SUBORDINATED INDEBTEDNESS PAID IN FULL


The "Subordinated Debt" described in the following Subordination Agreements by and among BankBoston, N.A., the Borrowers and the subordinated lenders described therein:

1. the Bronfman Subordination Agreement dated as of May 30, 1997 by and among the Agent, the Company, the Subsidiary and the subordinated lender party thereto;

2. the HiFi Buys Subordination Agreement dated as of May 30, 1997 by and among the Agent, the Company, the Subsidiary and HiFi Buys Incorporated;

3. the 1997 Senior Subordinate Note Subordination Agreement dated as of May 30, 1997 by and among the Agent, the Company, the Subsidiary, PNC Capital Corp., Seacoast Capital Partners, L.P. and Exeter Venture Lenders, L.P.; and

4. the Preferred Stock Subordination Agreement dated as of May 30, 1997 by and among the Agent, the Company, the Subsidiary and the holders of the Company's Series A and Series B Preferred Stock.

See also Schedule 5.20.

                                  SCHEDULE 5.2

                          PRINCIPAL PLACES OF BUSINESS

The chief executive office and principal place of business of New England Audio
                                 Co., Inc. is:

                                  40 Hudson Rd
                                  Shawmut Park
                           Canton Massachusetts 02021

   The chief executive office and principal place of business of Tweeter Home
                         Entertainment Group, Inc. is:

                                 40 Hudson Road
                                  Shawmut Park
                           Canton Massachusetts 02021

        The chief executive office and principal place of business of NEA
                              Delaware, Inc., is:

                               301 South Broadway
                            Salem New Hampshire 03079

   The cheif executive office and principal place of business of Tweeter Home
                 Entertainment Group Financing Company Trust is

                                 40 Hudson Road
                                  Shawmut Park
                           Canton Massachusetts 02021


Other locations:

----------------------------------------------------------------------------------------------------------------
      DBA/Store Name                       Location                           City               State/Zip
----------------------------------------------------------------------------------------------------------------
 Bryn Mawr Stereo & Video              1817 Old York Rd.                    Abington              PA 19001
----------------------------------------------------------------------------------------------------------------
 Bryn Mawr Stereo & Video             2365 MacArthur Road                   Whitehall             PA 18052
----------------------------------------------------------------------------------------------------------------
 Bryn Mawr Stereo & Video            1016 Lancaster Avenue                  Bryn Mawr             PA 19010
----------------------------------------------------------------------------------------------------------------
 Bryn Mawr Stereo & Video          6471 Balt. National Pike                 Baltimore             MD 21228
----------------------------------------------------------------------------------------------------------------
 Bryn Mawr Stereo & Video              5601 Concord Pike                   Wilmington             DE 19803
----------------------------------------------------------------------------------------------------------------

 Bryn Mawr Stereo & Video           585 East Ordnance Road                 Glen Burnie            MD 21060
----------------------------------------------------------------------------------------------------------------
 Bryn Mawr Stereo & Video             268 W. Dekalb Pike                 King of Prussia          PA 19406
----------------------------------------------------------------------------------------------------------------
 Bryn Mawr Stereo & Video            3926 Kirkwood Highway                 Wilmington             DE 19808
----------------------------------------------------------------------------------------------------------------
 Bryn Mawr Stereo & Video              898A Plaza Blvd.                     Lancaster             PA 17601
----------------------------------------------------------------------------------------------------------------
 Bryn Mawr Stereo & Video           Rt. 38 & Alexander Ave.                Maple Shade            NJ 08052
----------------------------------------------------------------------------------------------------------------
 Bryn Mawr Stereo & Video             4850 Carlisle Pike                  Mechanicsburg           PA 17055
----------------------------------------------------------------------------------------------------------------
 Bryn Mawr Stereo & Video             166 Montgomery Mall                  North Wales            PA 19454
----------------------------------------------------------------------------------------------------------------
 Bryn Mawr Stereo & Video            320 So. Henderson Rd.               King of Prussia          PA 19406
----------------------------------------------------------------------------------------------------------------
 Bryn Mawr Stereo & Video          502 N. Oxford Valley Rd.                 Langhorn              PA 19047
----------------------------------------------------------------------------------------------------------------
 Bryn Mawr Stereo & Video             3311 Brunswick Pike                 Lawrenceville           NJ 08648
----------------------------------------------------------------------------------------------------------------
 Bryn Mawr Stereo & Video             1665 State Hill Rd.                  Wyomissing             PA 19610
----------------------------------------------------------------------------------------------------------------
 Bryn Mawr Stereo & Video               2080 York Road                      Timonium              MD 21093
----------------------------------------------------------------------------------------------------------------
 Bryn Mawr Stereo & Video            320 So. Henderson Rd.               King of Prussia          PA 19406
----------------------------------------------------------------------------------------------------------------
 Bryn Mawr Stereo & Video             2920 Whiteford Rd.                      York                PA 17402
----------------------------------------------------------------------------------------------------------------
 Bryn Mawr Stereo & Video          Westville-Almonesson Rd.                 Deptford              NJ 08096
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
         HiFi Buys                   10889 Alpharetta Hwy.                   Roswell              GA 30076

----------------------------------------------------------------------------------------------------------------
         HiFi Buys                       196 Alps Road                       Athens               GA 30608

----------------------------------------------------------------------------------------------------------------
         HiFi Buys                 1155 Ernest Barrett Pkwy                 Kennesaw              GA 30144

----------------------------------------------------------------------------------------------------------------
         HiFi Buys                    3135 Peachtree Rd.                     Atlanta              GA 30305

----------------------------------------------------------------------------------------------------------------
         HiFi Buys                   2021 West Lidell Rd.                    Duluth               GA 30136

----------------------------------------------------------------------------------------------------------------
         HiFi Buys                    2545 H Hargrove Rd.                    Smyrna               GA 30082

----------------------------------------------------------------------------------------------------------------
         HiFi Buys                  5495 Jimmy Carter Blvd.                 Norcross              GA 30093

----------------------------------------------------------------------------------------------------------------
         HiFi Buys                 1062-A Johnson Ferry Rd.                 Marietta              GA 30068

----------------------------------------------------------------------------------------------------------------
         HiFi Buys                     4023 Lavista Road                     Tucker               GA 30084

----------------------------------------------------------------------------------------------------------------
         HiFi Buys                 1311-B Morrow Ind. Blvd.                  Morrow               GA 30260

----------------------------------------------------------------------------------------------------------------
         HiFi Buys                     1200-A Wilson Way                     Smyrna               GA 30082

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
       Tweeter, etc.                 Route 1, Allen Avenue                N. Attleboro            MA 02760

----------------------------------------------------------------------------------------------------------------
       Tweeter, etc.                 195 West Main Street                     Avon                CT 06001

----------------------------------------------------------------------------------------------------------------
       Tweeter, etc.                  350 Boylston Street                    Boston               MA 02116

----------------------------------------------------------------------------------------------------------------
       Tweeter, etc.                 874 Commonwealth Ave.                   Boston               MA 02215

----------------------------------------------------------------------------------------------------------------
       Tweeter, etc.                    One Wheeler Rd.                    Burlington             MA 01803

----------------------------------------------------------------------------------------------------------------
       Tweeter, etc.                     Crystal Mall                       Waterford             CT 06385

----------------------------------------------------------------------------------------------------------------
       Tweeter, etc.                   109 Federal Road                      Danbury              CT 06810

----------------------------------------------------------------------------------------------------------------
       Tweeter, etc.                     Dedham Plaza                        Dedham               MA 02026

----------------------------------------------------------------------------------------------------------------
       Tweeter, etc.                    40 Hudson Road                       Canton               MA 02021

----------------------------------------------------------------------------------------------------------------
       Tweeter, etc.                   86 Worcester Road                   Framingham             MA 01701

----------------------------------------------------------------------------------------------------------------
       Tweeter, etc.                1810 Washington Street                   Hanover              MA 02339

----------------------------------------------------------------------------------------------------------------
       Tweeter, etc.                 104 Mount Auburn St.                   Cambridge             MA 02138

----------------------------------------------------------------------------------------------------------------
       Tweeter, etc.                   27 Holyoke Street                     Holyoke              MA 01040

----------------------------------------------------------------------------------------------------------------
       Tweeter, etc.                    Cape Town Plaza                      Hyannis              MA 02601

----------------------------------------------------------------------------------------------------------------
       Tweeter, etc.                   29 Pavilions Way                    Manchester             CT 06040

----------------------------------------------------------------------------------------------------------------
       Tweeter, etc.                 1712 Boston Post Rd.                    Milford              CT 06460

----------------------------------------------------------------------------------------------------------------
       Tweeter, etc.                293 Daniel Webster Hwy.                  Nashua               NH 03060

----------------------------------------------------------------------------------------------------------------
       Tweeter, etc.                 2661 Berlin Turnpike                   Newington             CT 06111

----------------------------------------------------------------------------------------------------------------
       Tweeter, etc.                   14 Needham Street                     Newton               MA 02159

----------------------------------------------------------------------------------------------------------------
       Tweeter, etc.               242 Andover St., Rte. 114                 Peabody              MA 01960

----------------------------------------------------------------------------------------------------------------
       Tweeter, etc.                 2001 Woodbury Avenue                   Newington             NH 03801

----------------------------------------------------------------------------------------------------------------
       Tweeter, etc.                  301 South Broadway                      Salem               NH 03079

----------------------------------------------------------------------------------------------------------------
       Tweeter, etc.                  Route 1, Allen Ave                  N. Attleboro            MA 02760

----------------------------------------------------------------------------------------------------------------

       Tweeter, etc.                21 Universal Boulevard                   Warwick              RI 02886

----------------------------------------------------------------------------------------------------------------

                                  SCHEDULE 5.9

                        SCHEDULE OF FINANCIAL STATEMENTS

Consolidated financial statements with respect to the Borrowers and related entities for the following periods:

Six Month Period Ended March 31, 1998
Fiscal Year Ended September 30, 1997
Fiscal Year Ended September 30, 1996
Fiscal Year Ended September 30, 1995
Fiscal Year Ended September 30, 1994
Fiscal Year Ended September 30, 1993
Fiscal Year Ended September 30, 1992
Fiscal Year Ended September 30, 1991

                                  SCHEDULE 5.11

                    SCHEDULE OF ISSUED AND OUTSTANDING STOCK


I.       TWEETER HOME ENTERTAINMENT GROUP, INC.

-----------------------------------------------------------------------
Outstanding Equity Interests                             Total
-----------------------------------------------------------------------
Shares of Common Stock                               6,082,690
-----------------------------------------------------------------------
Common Stock Warrants                                511,808
-----------------------------------------------------------------------
Common Stock Options                                 438,038
-----------------------------------------------------------------------


         Effective upon the completion of Tweeter's initial public offering, all outstanding shares of Tweeter's Series A Preferred Stock and Series B Preferred Stock converted automatically into shares of Common Stock.


II.      NEA DELAWARE, INC.

---------------------------------------------------------------------------------------------
                         NAME                                        Shares of
                                                                Common Stock Owned
---------------------------------------------------------------------------------------------
New England Audio Co., Inc.                                             100
---------------------------------------------------------------------------------------------


III.     NEW ENGLAND AUDIO CO., INC.

---------------------------------------------------------------------------------------------
                           NAME                                        SHARES OF
                                                                   COMMON STOCK OWNED
---------------------------------------------------------------------------------------------
Tweeter Home Entertainment Group, Inc.                                    100
---------------------------------------------------------------------------------------------

New England Audio has loaned Jeffrey Stone $31,500 in connection with his purchase of 31,500 shares of New England Audio Common Stock, as evidenced by that certain Note in the original principal amount of $31,500 and dated July 28, 1992 (and as amended by an Allonge dated November 28, 1995) and certain other documents ancillary thereto.)

IV.      TWEETER HOME ENTERTAINMENT GROUP FINANCING COMPANY TRUST

---------------------------------------------------------------------------------------------
                           Name                                        SHARES OF
                                                                   COMMON STOCK OWNED
---------------------------------------------------------------------------------------------
Tweeter Home Entertainment Group, Inc.                                    100
---------------------------------------------------------------------------------------------

                                  SCHEDULE 5.12

                              CHANGES IN CONDITION

         1. On April 24, 1998, in preparation for a future public offering, Tweeter Home Entertainment Group, Inc. filed a Form S-1 Registration Statement with the Securities Exchange Commission (SEC).

         2. Any material change in the condition of Tweeter or any Subsidiary occurring since May 30, 1997 is reflected in the Consolidated Balance Sheets, which have been audited by Deloitte & Touche LLP, are current as of March 31, 1998, and are found in the Form S-1 Registration Statement described in Paragraph 1 above.

         3. In connection with the future public offering described in Paragraph 1 above, on June 5, 1998, New England Audio underwent a corporate reorganization, whereby, among other matters, New England Audio Co., Inc. became a wholly owned subsidiary of Tweeter Home Entertainment Group, Inc. For additional information, please see the Reorganization Agreements and exhibits attached thereto.

         4. On June 23, 1998, New England Audio purchased for approximately $4 Million the property located at 10 Pequot Way, Canton, Massachusetts for use as a corporate headquarters.

                                  SCHEDULE 5.13

            SCHEDULE OF LICENSES, PATENTS, COPYRIGHTS AND TRADEMARKS

I. LICENSES - New England Audio has obtained or has had assigned to it certain Occupation Tax Certificates, Business Tax Certificates, Business Permits and Business Registration Certificates under which HiFi Buys, Incorporated conducted its business prior to its acquisition on May 30, 1997.

II. PATENTS AND PATENT APPLICATIONS - U.S. Patent No. 5,642,279 issued on June 24, 1997 for Automatic Price Protection, a technique for utilizing a computer system to provide price protection to retail customers.

III.     COPYRIGHTS - None.

IV.      SERVICE MARKS - None.

V.       TRADEMARKS, TRADEMARK APPLICATIONS AND TRADENAMES

NAME OF MARK:   OWNER OF MARK:  DATE FILED:  REGISTRATION DATE:       STATUS OF APPLICATION:
-------------   --------------  -----------  ------------------       ----------------------
TWEETER ETC.     NEA Delaware,   10/29/96     9/16/97                  U.S. Reg. No. 2,097,801
                 Inc.

THE PLACE FOR    New England      3/10/97     6/16/98                  U.S. Reg. No. 2,165,512
BASS             Audio Co.,
                 Inc.

AUDIO VIDEO      New England                                           Application sent to PTO
AND A BOATLOAD   Audio, Co.,                                           on 12/2/97. Awaiting
OF KNOW-HOW      Inc.                                                  confirmation receipt.

SERVICE EXPRESS  New England                                           Intent-to-use
                 Audio Co.,                                            application sent to PTO
                 Inc.                                                  on 12/2/97. Awaiting
                                                                       confirmation receipt.

WISE BUYS        New England      5/6/97      6/16/98                  U.S. Reg. No. 2,165,708
                 Audio Co.,
                 Inc.

WE SELL          NEA Delaware,                   3/30/93               U.S. Reg. No. 1,761,825
GOOSEBUMPS       Inc.

STANSBURY        NEA Delaware, Inc.              8/25/92               U.S. Reg. No. 1,710,948

BRYN MAWR        NEA Delaware, Inc.              9/22/92               U.S. Reg. No. 1,719,134
STEREO


NOTE: Pursuant to that certain Assignment and Assumption Agreement between New England Audio and NEA Delaware, New England Audio contributed, assigned, conveyed, transferred and delivered to NEA Delaware all of New England Audio's right, title and interest in and to the above "We Sell Goosebumps", Stansbury" and "Bryn Mawr Stereo" trademarks. Such assignments have been recorded with the Federal Patent and Trademark Office. "The Place for Bass" and "Wise Buys" have also been registered, and will also be assigned to NEA Delaware.

NOTE: HiFi Buys did not own a trademark for the name "HiFi Buys". There is a corporation located in East Lansing, Michigan that holds a federally registered patent for the name "HiFi Buys" and which, at the time of application for such trademark registration, conducted a business similar in nature to that conducted by HiFi Buys.

                                  SCHEDULE 5.14

                             SCHEDULE OF LITIGATION

                                      None.

                                  SCHEDULE 5.15

                            SCHEDULE OF PENSION PLANS

New England Audio Company, Inc. 401(k) Retirement Plan, formerly New England Audio Company Inc. Employee Savings Plan. The New England Audio Company Inc. 401(k) Retirement Plan, as approved by the Internal Revenue Service, has both discretionary matching employer contributions and discretionary employer profit sharing contributions, although a representative of the Internal Revenue Service stated publicly both before and after the favorable determination letter was issued that plans with such features might not qualify for tax purposes. Should the Internal Revenue Service issue written guidance specifically stating that such discretion can no longer appear in existing qualified retirement plans, the Company will take the action required to keep its 401(k) plan in compliance with the law.

                                  SCHEDULE 5.16

            SCHEDULE OF INDEBTEDNESS, LIENS, CHARGES AND ENCUMBRANCES

I.       CURRENT INDEBTEDNESS FOR BORROWED MONEY

         A. The Credit Facility, under the terms of the Amended and Restated Credit Agreement by and among Tweeter Home Entertainment Group, Inc. and its subsidiaries and BankBoston N.A. as Agent, dated as of the date hereof;

         B. David Feld, Sixteen thousand two hundred and fifty dollar, Irrevocable Standby Letter of Credit to New England Audio Co., Inc;

         C.       Guaranties -None.



II.      LIENS, CHARGES AND ENCUMBRANCES

                           NEW ENGLAND AUDIO CO., INC.
                               UCC SEARCH RESULTS

MASSACHUSETTS SECRETARY OF STATE

                          CREDITOR/
DEBTOR                    SECURED PARTY   FILE #                  FILING DATE     COLLATERAL & COMMENTS
------                    -------------   ------                  -----------     ---------------------
New England Audio Co.,    Yamaha          549859                   5/13/98        Amendment to original file #193573,
Inc.                      Electronics                                             Yamaha electronic equipment
d/b/a Tweeter Etc.        Corporation

Bryn Mawr Radio &         BankBoston      472547                   5/29/97        All asset filing
Television Center, Inc.   N.A.
d/b/a New England Audio
Co., Inc.

New England Audio Co.,    BankBoston      472550                   5/29/97        All asset filing
Inc.                      N.A.
d/b/a HiFi Buys Inc.

HiFi Buys                 BankBoston      472549                   5/29/97        All asset filing
d/b/a New England Audio   N.A.
Co. Inc.

New England Audio Co.,    BankBoston      472548                   5/29/97        All asset filing
Inc.                      N.A.
d/b/a Bryn Mawr Radio &
Television Inc.

New England Audio Co.,    BankBoston      472546                   5/29/97        All assets filing
Inc.                      N.A.
d/b/a/ Tweeter Etc.

New England Audio Co.,    BankBoston      472544                   5/29/97        All assets filing
Inc.                      N.A.

New England Audio Co.,    BancBoston      467001                   5/8/97         Leased computer equipment
Inc.                      Leasing Inc.

New England Audio Co.,    Yamaha          193573                   10/25/93       Yamaha electronics products
Inc.                      Electronics
dba/ Tweeter Etc.         Corporation,
                          USA

New England Audio Co.     Yamaha          354555                   12/1/95        Amendment to 193573; Subordination
dba/ Tweeter, Etc.        Electronics                                             of Yamaha's security interest to The
                          Corporation,                                            First National Bank of Boston
                          USA

New England Audio, Inc.   Yamaha          439344                   12/30/96       Amendment to 193573 to add
dba/ Tweeter, Etc.        Electronics                                             additional Debtor location: Holyoke
                          Corporation,                                            Crossing, 27 Holyoke Street,
                          USA                                                     Holyoke, MA  01043

New England Audio Co.,    Mitsubishi      251388                   7/29/94        Mitsubishi electronics products
Inc.                      Electronics
dba/ Tweeter Etc.         America, Inc.

New England Audio Co.,    Mitsubishi      354557                   12/1/95        Amendment to 251388; Subordination
Inc.                      Electronics                                             of Mitsubishi's security interest to
dba/ Tweeter Etc.         America, Inc.                                           The First National Bank of Boston

New England Audio Co.,    General         308222                   4/24/95        Certain General Electric equipment
Inc.                      Electric
dba/ Tweeter Etc.         Capital
                          Corporation

New England Audio Co.,    The First       352716                   11/21/95       All asset filing
Inc.                      National Bank
dba/ Tweeter Etc.         of Boston

MASSACHUSETTS-BOSTON CITY CLERK

New England Audio Co.,    Yamaha          370211                   10/25/93       Yamaha electronics equipment
Inc. d/b/a Tweeter        Electronics                                             (inventory)
                          Corporation,
                          USA

New England Audio Co.,    Yamaha          370211                   12/1/95        Amendment-Subordination to First
Inc. d/b/a Tweeter Etc.   Electronics                                             National Bank of Boston
                          Corporation,
                          USA

New England Audio Co.,    Yamaha          370211                   6/12/95        Amendment adding Boylston Street
Inc. d/b/a Tweeter Etc    Electronics                                             store location
                          Corporation
                          USA

New England Audio Co.,    Sony            391569                   6/25/96        Sony electronic equipment (inventory)
Inc. dba                  Electronics
                          Inc.

MASSACHUSETTS-DEDHAM
TOWN CLERK

New England Audio Co.,    Yamaha          244                      10/26/93       Yamaha electronics products
Inc.                      Electronics                                             (inventory)
d/b/a Tweeter Etc.        Corporation,
                          USA

New England Audio Co.,    Yamaha          243                      12/4/95        Subordination to First
Inc. d/b/a Tweeter Etc.   Electronics                                             National Bank of Boston
                          Corporation,
                          USA

New England Audio Co.,    Yamaha          9                        1/14/97        Amendment to #244 adding collateral
Inc.                      Electronics                                             statement
d/b/a Tweeter Etc.        Corporation,
                          USA

New England Ausio Co.,    Sony            122                      6/24/96        Sony electronics products (inventory)
Inc. dba                  Electronics
                          Inc.

MASSACHUSETTS-CAMBRIDGE
CITY CLERK

New England Audio Co.,    Sony            60827                    7/2/96         Sony electronics products (inventory)
Inc. dba                  Electronics
                          Inc.

New England Audio Co.,    Yamaha          57262                    12/4/95        Subordination to interests of First
Inc. d/b/a Tweeter Etc.   Electronics                                             National Bank of Boston
                          Corporation,
                          USA

New England Audio Co.,    Yamaha          57262                    10/26/93       Yamaha electronic products
Inc. d/b/a Tweeter Etc.   Electronics
                          Corporation,
                          USA

MASSACHUSETTS - CANTON
TOWN CLERK

New England Audio Co.,    BancBoston      6428                     5/8/97         Leased computer equipment
Inc.                      Leasing Inc.

New England Audio Co.,    Yamaha          5091                     10/25/93       Yamaha electronics products
Inc.                      Electronics
dba/ Tweeter Etc.         Corporation,
                          USA

New England Audio Co.,    Yamaha          5091 Amend.              12/4/95        Subordination to The First National
Inc.                      Electronics                                             Bank of Boston
dba/ Tweeter Etc.         Corporation,
                          USA

New England Audio Co.,    General         5676                     4/21/95        Equipment
Inc.                      Electric
dba/ Tweeter Etc.         Capital
                          Corporation

New England Audio Co.,    The First       6061                     5/13/96        All asset filing
Inc.                      National Bank
dba/ Bryn Mawr Stereo &   of Boston
Video

MASSACHUSETTS-BURLINGTON
TOWN CLERK

New England Audio Co.,    Yamaha          451                      10/25/93       Yamaha products (inventory)
Inc.                      Electronics
dba Tweeter Etc.          Corporation,
                          USA

New England Audio Co.,    Yamaha          451                      12/4/95        Subordination to First National Bank
Inc.                      Electronics                                             of Boston
dba Tweeter Etc.          Corporation,
                          USA

New England Audio Co.,    Yamaha          451                      1/14/97        change of debtor's address,
Inc.                      Electronics                                             subordination to First National Bnk
dba Tweeter Etc.          Corporation,                                            of Boston
                          USA

New England Audio Co.,    Sony            345                      6/25/96        Sony products (inventory)
Inc.                      Electronics
dba                       Inc.

MASSACHUSETTS-HANOVER
TOWN CLERK

New England Audio Co.,    Yamaha          9437                     10/25/93       Yamaha products (inventory)
Inc.                      Electronics
dba Tweeter Etc.          Corporation,
                          USA

MASSACHUSETTS -
BARNSTABLE TOWN CLERK

New England Audio Co.,    The First       6062                     5/13/96        All asset filing
Inc.                      National Bank
dba Tweeter Etc.          of Boston

New England Audio Co.,    BancBoston      6071                     5/20/96        Equipment Lease (Computer Hardware &
Inc.                      Leasing Inc.                                            Software)

New England Audio Co.,    Sony            6106                     6/24/96        Sony electronic equipment
Inc.                      Electronics
                          Inc.

New England Audio Co.,    BancBoston      6428                     5/8/97         Equipment Lease (Computer Hardware &
Inc.                      Leasing Inc.                                            Software)

Tweeter Etc.              Yamaha          13722                    10/26/93
                          Electronics
                          Corporation,
                          USA

MASSACHUSETTS-SEEKONK
TOWN CLERK

New England Audio Co.,    Yamaha          Book XV Page 185         10/25/93       Yamaha electronics equipment
Inc. d/b/a Tweeter Etc.   Electronics                                             (inventory)
                          Corporation,
                          USA

New England Audio Co.,    Yamaha          Book XV Page 687         12/4/95        Amendment: Subordination to First
Inc. d/b/a Tweeter Etc.   Electronics                                             National Bank of Boston
                          Corporation,
                          USA

New England Audio Co.,    Sony            Book XV Page 781         6/26/96        Sony Electronic Equipment (inventory)
Inc. dba                  Electronics
                          Corporation,
                          Inc.

MASSACHUSETTS-NORTH
ATTLEBORO TOWN CLERK

New England Audio Co.,    Yamaha          109                      6/12/98        Subordination to First National Bank
Inc. dba Tweeter Etc.     Electronics                                             of Boston
                          Corporation,
                          USA

MASSACHUSETTS - PEABODY
CITY CLERK

New England Audio Co.,    Yamaha          33171                    10/25/93       Yamaha electronic products;
Inc. dba Tweeter Etc.     Electronics                              Amend:         Subordinated to First National Bank
                          Corporation,                             12/4/95        of Boston filed 12/4/95
                          USA
New England Audio Co.,    Sony            34679                    6/24/96        All inventory with SONY trademark
Inc.                      Electronics
                          Inc.

MASSACHUSETTS -
FRAMINGHAM TOWN CLERK

New England Audio Co.,    Yamaha          11291                    10/17/91       Yamaha electronic products.
Inc., dba Tweeter Etc.    Electronics                                             *Terminated 3/26/93
                          Corporation                                             *Continuation 7/9/96
                          USA

New England Audio Co.,    Yamaha          13151                    10/25/93       Yamaha electronic products;
Inc., dba Tweeter Etc.    Electronics                                             Subordinated to First National Bank
                          Corporation                                             of Boston filed 12/4/95
                          USA

New England Audio Co.,    Sony            15316                    6/24/96        All inventory with SONY trademark
Inc., dba Tweeter Etc.    Electronics
                          Inc.

MASSACHUSETTS-NEWTON
CITY CLERK

New England Audio Co.,    Yamaha          617-93                   10/25/93       Yamaha electronic equipment
Inc., dba Tweeter Etc.    Electronics                                             (inventory)
                          Corporation
                          USA

New England Audio Co.,    Yamaha          617-93                   1/13/97        change of debtor's address
Inc., dba Tweeter Etc.    Electronics
                          Corporation
                          USA

New England Audio Co.,    Yamaha          542-91                   7/9/96         Continuation
Inc., dba Tweeter Etc.    Electronics
                          Corporation
                          USA

New England Audio Co.,    Yamaha          542-91                 10/21/91         Yamaha electronic products
Inc., dba Tweeter Etc     Electronics                                             (inventory) (terminated 3/31/93)
                          Corporation
                          USA

New England Audio Co.,    Sony            358-96                   358-96         Sony electronic equipment (inventory)
Inc., dba                 Electronics
                          Inc.

MASSACHUSETTS -
HOLYOKE CITY CLERK

New England Audio Co.,    Yamaha          36908                    1/2/97         Yamaha electronic products
Inc., dba Tweeter Etc.    Electronics
                          Corporation

NEW HAMPSHIRE SECRETARY
OF STATE

New England Audio Co.,    BankBoston      436399                   6/20/97        Amendment to #31008 to add Nashua
Inc.                      N.A.                                                    Store Location
d/b/a Tweeter

New England Audio Co.,    BankBoston      488032                   5/30/97        All assets filing
Inc.                      N.A.
d/b/a Tweeter Etc.

New England Audio Co.,    BankBoston      488030                   5/30/97        All assets filing
Inc.                      N.A.
d/b/a HiFi Buys Inc.

New England Audio Co.,    Yamaha          436399                   1/27/95        Yamaha electronic products;
Inc.                      Electronics                                             Subordinated to First National Bank
                          Corporation                                             of Boston filed 1/30/97

New England Audio Co.,    The First       453839                   11/22/95       All assets filing
Inc., dba Tweeter Etc.    National Bank
                          of Boston

New England Audio Co.,    Sony            466567                   6/26/96        All inventory with SONY trademark
Inc.                      Electronics
                          Inc.

New England Audio Co.,    Sony            468643                   7/26/96        All inventory with SONY trademark
Inc.                      Electronics
                          Inc.

Tweeter Etc.              The First       453838                   11/22/95       All asset filing
                          National Bank
                          of Boston

NEW HAMPSHIRE - SALEM
TOWN CLERK

New England Audio Co.,    The First       28474                    11/27/95       All asset filing
Inc.                      National Bank
                          of Boston
Tweeter Etc.              The First       28473                    11/27/95       All asset filing
                          National Bank
                          of Boston
New England Audio Co.,    Sony            28837                    6/26/96        All inventory with SONY trademark
Inc.                      Electronics
                          Inc.

NEW HAMPSHIRE - NASHUA
CITY CLERK

New England Audio Co.,    Sony            074630                   7/30/96        All inventory with SONY trademark
Inc.                      Electronics
                          Inc.

NEW HAMPSHIRE -
NEWINGTON TOWN CLERK

New England Audio Co.,    Yamaha          2503                     12/31/96       Yamaha electronic products
Inc.                      Electronics
                          Corporation,
                          USA.

PENNSYLVANIA SECRETARY
OF STATE

New England Audio Co.,    The First       25451642                 5/13/96        All asset filing
Inc.                      National Bank
dba/ Tweeter Etc.         of Boston
dba/ Bryn Mawr Stereo &
Video

New England Audio Co.,    Yamaha          26031575                 11/5/96        Yamaha electronics products;
Inc.                      Electronics                                             Subordination to The First National
dba/ Bryn Mawr Stereo &   Corporation                                             Bank of Boston
Video

New England Audio Co.,    BancBoston      25480614                 5/21/96        Equipment Lease (Computer related
Inc.                      Leasing Inc.                                            equipment)

New England Audio Co.,    BancBoston      26661431                 5/12/97        Equipment Lease (computers)
Inc.                      Leasing Inc.

New England Audio Co.,    BankBoston      26731311                 5/30/97        All assets filing
Inc.                      N.A.

Tweeter Etc., d/b/a New   BankBoston      26731314                 5/30/97        All assets filing
England Audio Co. Inc.    N.A.

New England Audio Co.,    BankBoston      26731317                 5/30/97        All assets filing
Inc. d/b/a Tweeter Etc.   N.A.

Bryn Mawr Radio and       BankBoston      26731320                 5/30/97        All assets filing
Television Center Inc.    N.A.
d/b/a New England Audio
Co., Inc.

New England Audio Co.     BankBoston      26731323                 5/30/97        All assets filing
Inc.,                     N.A.
d/b/a Bryn Mawr Radio &
Television

HiFi Buys Inc. d/b/a      BankBoston      26731326                 5/30/97        All assets filing
New England Audio Co.,    N.A.
Inc.

New England Audio Co.,    BankBoston      26731329                 5/30/97        All assets filing
Inc. d/b/a HiFi Buys      N.A.
Inc.

New England Audio Co.,    Sony            25581511                 7/24/96        Sony electronics products
Inc.                      Electronics
                          Inc.

PENNSYLVANIA - BUCKS
COUNTY PROTHONOTARY

New England Audio Co.,    The First       96-61554                 5/13/96        All asset filing
Inc.                      National Bank
dba/ Tweeter Etc.         of Boston
dba/ Bryn Mawr Stereo &
Video

New England Audio Co.,    Sony            96-62040                 6/24/96        Sony electronics products
Inc.                      Electronics
                          Inc.

New England Audio Co.,    Yamaha          96-63872                 11/7/96        Yamaha electronics products;
Inc.                      Electronics                                             Subordination to The First National
dba/ Bryn Mawr Stereo &   Corporation                                             Bank of Boston
Video

PENNSYLVANIA-BERKS
COUNTY PROTHONOTARY

New England Audio Co.     Yamaha          98-1466ST                6/10/98        Yamaha electronic products
Inc.                      Electronics                                             (inventory)
d/b/a Bryn Mawr Stereo    Corporation
& Video                   USA

PENNSYLVANIA -
CUMBERLAND COUNTY
PROTHONOTARY

New England Audio         The First         96-2624                  5/13/96        All asset filing
Co., Inc.                 National Bank
dba/ Tweeter Etc.         of Boston
dba/ Bryn Mawr Stereo
& Video

New England Audio         The First         96-2625                  5/13/96        All asset filing
Co., Inc.                 National Bank
dba/ Tweeter Etc.         of Boston
dba/ Bryn Mawr Stereo
& Video

New England Audio         Sony              96-3503                  6/24/96        Sony electronics products
Co., Inc.                 Electronics Inc.

New England Audio         Yamaha            96-6261                  11/14/96       Yamaha electronics products;
Co., Inc.                 Electronics                                               Subordination to The First National
dba/ Bryn Mawr Stereo     Corporation                                               Bank of Boston
& Video

PENNSYLVANIA-LANCASTER
COUNTY PROTHONOTARY

New England Audio Co.     Yamaha            CI-98-06542              6/10/98        Yamaha electronics products
Inc.                      Electronics                                               (inventory)
d/b/a Bryn Mawr           Corporation,
Stereo & Video            USA

PENNSYLVANIA - LEHIGH
COUNTY PROTHONOTARY

New England Audio         The First         96-UC-719                5/13/96        All asset filing

Co., Inc.               National Bank
dba/ Tweeter Etc.       of Boston
dba/ Bryn Mawr Stereo
& Video

New England Audio       Sony              96-UC-996                6/27/96        Sony electronics products
Co., Inc.               Electronics Inc.

New England Audio       Yamaha            96-UC-1771               11/13/96       Yamaha electronics products;
Co., Inc.               Electronics                                               Subordination to The First National
dba/ Bryn Mawr Stereo   Corporation                                               Bank of Boston
& Video

New England Audio       Sony              96-UC-996                6/27/96        Sony electronics products
Co., Inc.               Electronics Inc.

Bryn Mawr Radio &       Sony              96-UC-849                6/15/93        Sony electronics products
Television Centre,      Corporation of
Inc.                    America
dba/Bryn Mawr Stereo

Bryn Mawr Radio &       Sony              96-UC-849                10/7/94        Name change amendment
Television Centre,      Electronics Inc.
Inc.
dba/Bryn Mawr Stereo

PENNSYLVANIA-YORK
COUNTY PROTHONOTARY

New England Audio       Yamaha            98ST01402                6/10/98        Subordination to First National Bank
Co., Inc.               Electronics                                               of Boston
dba/ Bryn Mawr Stereo   Corporation, USA
& Video

PENNSYLVANIA -
MONTGOMERY COUNTY
PROTHONOTARY

New England Audio       The First         260613                   5/13/96        All asset filing
Co., Inc.               National Bank
dba/ Tweeter Etc.       of Boston
dba/ Bryn Mawr Stereo
& Video

New England Audio       The First         260614                   5/13/96        All asset filing
Co., Inc.               National Bank
dba/ Tweeter Etc.       of Boston
dba/ Bryn Mawr Stereo
& Video

New England Audio       BancBoston        260754                   5/20/96        Equipment Lease
Co., Inc.               Leasing Inc.

Bryn Mawr Radio &       Sony              261494                   6/26/96        Sony electronics products
Television Centre,      Electronics Inc.
Inc.

New England Audio       Yamaha            264107                   11/8/96        Yamaha electronics products;
Co., Inc.               Electronics                                               Subordination to The First National
dba/ Bryn Mawr Stereo   Corporation                                               Bank of Boston

Stereo & Video

Bryn Mawr Radio &       Makawicha         245751                   2/9/94         Makawicha electronics products
Television Centre,      America
Inc.                    Corporation
dba/bryn Mawr Stereo

NEW JERSEY SECRETARY
OF STATE

New England Audio       The First         1697975                  5/13/96        All asset filing
Co., Inc.               National Bank
dba/ Tweeter Etc.       of Boston
dba/ Bryn Mawr Stereo
& Video

New England Audio       Yamaha            1732197                  11/6/96        Yamaha electronics products;
Co., Inc.               Electronics                                               Subordination to The First National
dba/ Bryn Mawr Stereo   Corporation                                               Bank of Boston
& Video

New England Audio       Sony              1706397                  6/24/96        Sony electronics products
Co., Inc.               Electronics Inc.

NEW JERSEY -
BURLINGTON COUNTY

New England Audio       The First         3003018                  6/10/96        All asset filing
Co., Inc.               National Bank
dba/ Tweeter Etc.       of Boston
dba/ Bryn Mawr Stereo
& Video

NEW JERSEY-SECRETARY
OF STATE

Tweeter Etc, d/b/a New   BankBoston N.A.         1770595                 5/30/97                 All asset filing
England Audio Co., Inc.

New England Audio Co.,   BankBoston N.A.         1770597                 5/30/97                 All asset filing
Inc. d/b/a Tweeter Etc.

Bryn Mawr Radio &        BankBoston N.A.         1770600                 5/30/97                 All asset filing
Television Center
d/b/a New England
Audio Co., Inc.

New England Audio Co.,   BankBoston N.A.         1770603                 5/30/97                 All asset filing
Inc. d/b/a Bryn Mawr
Stereo

HiFi Buys d/b/a New      BankBoston N.A.         1770605                 5/30/97                 All asset filing
England Audio Co., Inc.

New England Audio Co.,   BankBoston N.A.         1770607                 5/30/97                 All asset filing
Inc. d/b/a/ HiFi Buys

New England              BankBoston N.A.         1770592                 5/30/97                 All asset filing

Audio Co., Inc.

DELAWARE SECRETARY
OF STATE

New England Audio       BankBoston N.A.   9717453                  5/30/97        All asset filing
Co., Inc.

Tweeter Etc. d/b/a      BankBoston N.A.   9717454                  5/30/97        All asset filing
New England Audio
Co., Inc.

New England Audio       BankBoston N.A.   9717456                  5/30/97        All assets filing
Co., Inc. d/b/a
Tweeter Etc.

Bryn Mawr Radio &       BankBoston N.A.   9717458                  5/30/97        All assets filing
Television Center,
Inc. d/b/a New
England Audio Co.,
Inc.

New England Audio Co.   BankBoston N.A.   9717460                  5/30/97        All assets filing
Inc. d/b/a Bryn Mawr
Radio & Television

HiFi Buys Inc. d/b/a    BankBoston N.A.   9717462                  5/30/97        All assets filings
New England Audio
Co., Inc.

New England Audio Co.   BankBoston N.A.   9717463                  5/30/97        All assets filing
Inc., d/b/a HiFi Buys
Inc.

New England Audio       The First         96 12596                 5/13/96        All asset filing
Co., Inc.               National Bank
dba/Tweeter Etc.        of Boston
dba/ Bryn Mawr Stereo
& Video

New England Audio       Sony              96 17953                 6/26/96        Sony electronics products
Co., Inc.               Electronics Inc.

New England Audio       Yamaha            96 32240                 11/6/96        Yamaha electronics products;
Co., Inc.               Electronics                                               Subordination to The First National
dba/ Bryn Mawr Stereo   Corporation, USA                                          Bank of Boston
& Video

DELAWARE - NEW CASTLE
COUNTY RECORDER

New England Audio       The First         28600                    5/13/96        All asset filing
Co., Inc. d/b/a         National Bank
Tweeter Etc.            of Boston

New England Audio       The First         28600                     5/13/96        All asset filing
Co., Inc.               National Bank
                        of Boston

                        Boston

MARYLAND SECRETARY
OF STATE

New England Audio       BankBoston N.A.   71538050                  5/30/97        All asset filing
Co., Inc.

New England Audio       The First         161518076                 5/29/96        All asset filing
Co., Inc.               National Bank
dba/Tweeter Etc.        of Boston
dba/ Bryn Mawr Stereo
& Video

New England Audio       Sony              161768708                 6/24/96        Sony electronic products
Co., Inc.               Electronics,
                        Inc.

New England Audio       Yamaha            163588499                 12/23/96       Yamaha electronics products
Co., Inc.               Electronics
dba/ Bryn Mawr Stereo   Corporation, USA
& Video

New England Audio       Yamaha            163588499                 1/27/97        Amendment to 63588499;
Co., Inc.               Electronics                                                Subordination to The First National
                        Corporation, USA                                           Bank of Boston

CONNECTICUT -
SECRETARY OF STATE

New England Audio       BankBoston N.A.   1774199                   5/30/97        All assets filing
Co., Inc.

New England Audio       BankBoston N.A.   1774203                   5/30/97        All assets filing
Co., Inc.
d/b/a Tweeter Etc.

New England Audio       BankBoston N.A.   1774207                   5/30/97        All assets filing
Co., Inc.
d/b/a Bryn Mawr Radio
& Television

New England Audio       BankBoston N.A.   1774214                   5/30/97        All assets filing
Co., Inc.
d/b/a HiFi Buys Inc.

                                          1858435

New England Audio       Yamaha            1032755                   10/25/93       Yamaha electronics products
Co., Inc. dba Tweeter   Electronics
Etc.                    Corporation, USA

New England Audio       Yamaha            1665677                   12/04/95       Amendment to 1032755; Subordination
Co., Inc. dba Tweeter   Electronics                                                to The First National Bank of Boston
Etc.                    Corporation, USA

New England Audio       Yamaha            1736853                   11/21/96       Amendment to 1032755 to add
Co., Inc. dba Tweeter   Electronics                                                Manchester, Avon and Milford
Etc.                    Corporation, USA                                           locations of Debtor

New England Audio       Denon America,    959126                    3/16/92        All inventory of consumer goods
Co., Inc. dba Tweeter   Inc.                                                       acquired from Secured Party
Etc.

New England Audio       Mitsubishi        1573626                   9/2/94         Consumer, office and other
Co., Inc. dba Tweeter   Electronics                                                electronic products
Etc.                    America, Inc.

New England Audio       Mitsubishi        1664678                   12/04/95       Amendment to 1573626; subordination
Co., Inc. dba Tweeter   Electronics                                                to FNBB
Etc.                    America, Inc.

New England Audio       The First         1659333                   11/22/95       All assets
Co., Inc.               National Bank
                        of Boston

New England Audio       Sony              1703489                   6/24/96        All inventory of Debtor bearing
Co., Inc.               Electronics Inc.                                           "Sony" tradename

CLARK COUNTY CLERK
OF THE SUPERIOR COURT,
GEORGIA
                        CREDITOR/
DEBTOR                  SECURED PARTY     FILE #                   FILING DATE     COLLATERAL & COMMENTS
------                  -------------     ------                   -----------     ---------------------
New England Audio       Yamaha            29-97-1507                7/1/97          Yamaha electronics products
Co., Inc. DBA Hi Fi     Electronics
Buys                    Corporation, USA

GWINNETT COUNTY CLERK
OF THE SUPERIOR COURT,
GEORGIA

New England Audio       Yamaha            67-97-7827                6/30/97         Yamaha electronics products
Co., Inc. DBA Hi Fi     Electronics
Buys                    Corporation, USA


DEKALB COUNTY CLERK
OF THE SUPERIOR COURT,
GEORGIA

New England Audio       Yamaha            441997006618              7/1/97          Yamaha electronics products
Co., Inc. DBA Hi Fi     Electronics
Buys                    Corporation, USA

CLAYTON COUNTY CLERK
OF THE SUPERIOR COURT;
GEORGIA

New England Audio Co.,   Yamaha           03197003846               6/30/97
Inc.                     Electronics
                         Corporation,
                         USA

FULTON COUNTY CLERK
OF THE SUPERIOR COURT,
GEORGIA

HiFi Buys               BankBoston,       060199710633              6/2/97          All asset filing
Incorporated/ New       N.A., as Agent
England Audio Co.,
Inc.

New England Audio       BankBoston,       060199710634              6/2/97          All asset filing
Co., Inc./HiFi Buys     N.A., as Agent
Incorporated

New England Audio       BankBoston,       060199710635              6/2/97          All asset filing
Co., Inc./Bryn Mawr     N.A., as Agent
Radio & Television

Bryn Mawr Radio &       BankBoston,       060199710636              6/2/97          All asset filing
Television Center,      N.A., as Agent
Inc./ New England
Audio Co., Inc.

New England Audio       BankBoston,       060199710637              6/2/97          All asset filing
Co., Inc./ Tweeter,     N.A., as Agent
Etc.

Tweeter, Etc./ New      BankBoston,       060199710638              6/2/97          All asset filing
England Audio Co.,      N.A., as Agent
Inc.

New England Audio       BankBoston,       060199710639              6/2/97          All asset filing
Co., Inc.               N.A., as Agent

New England Audio       Yamaha            060199713361              7/1/97          Yamaha electronics products
Co., Inc. DBA Hi Fi     Electronics
Buys                    Corporation, USA

NEW HAMPSHIRE SALEM
TOWN CLERK
                           CREDITOR/
DEBTOR                     SECURED PARTY         FILE #               FILING DATE              COLLATERAL & COMMENTS
------                     -------------         ------               -----------              ---------------------
New England Audio Co.,     BankBoston, N.A., as   29398                  6/2/97                All asset filing
Inc.                       Agent

New England Audio Co.,     BankBoston, N.A., as   29399                  6/2/97                All asset filing
Inc.d/b/a Tweeter Etc.     Agent

New England Audio Co.,     BankBoston, N.A., as   29400                  6/2/97                All asset filing
Inc.d/b/a Bryn Mawr        Agent
Radio & Television

New England Audio Co.,     BankBoston, N.A., as   29401                  6/2/97                All asset filing
Inc.d/b/a HiFi Buys        Agent
Incorporated

Bryn Mawr Radio &          BankBoston, N.A., as   29403                  6/2/97                All asset filing
Television Center, Inc.    Agent
d/b/a New England Audio
Co., Inc.

Tweeter Etc. d/b/a New     BankBoston, N.A., as   29404                  6/2/97                All asset filing
England Audio Co., Inc.    Agent

HiFi Buys Incorporated     BankBoston, N.A., as   29405                  6/2/97                All asset filing
d/b/a New England Audio    Agent
Co., Inc.

NEW HAMPSHIRE - NASHUA
CITY CLERK

New England Audio Co.,     BankBoston, N.A., as   075721                 6/2/97                All asset filing
Inc.                       Agent

New England Audio Co.,     BankBoston, N.A., as   075722                 6/2/97                All asset filing
Inc.d/b/a Tweeter Etc.     Agent

New England Audio Co.,     BankBoston, N.A., as   075723                 6/2/97                All asset filing
Inc.d/b/a Bryn Mawr        Agent
Radio & Television

New England Audio Co.,     BankBoston, N.A., as   075724                 6/2/97                All asset filing
Inc.d/b/a HiFi Buys        Agent
Incorporated

Tweeter Etc. d/b/a New     BankBoston, N.A., as   075725                 6/2/97                All asset filing
England Audio Co., Inc.    Agent

GEORGIA - COBB COUNTY
CLERK OF SUPERIOR COURT

New England Audio Co.,     BancBoston Leasing     033199706993           5/12/97               Equipment Lease
Inc.                       Inc.

New England Audio Co.,     Yamaha Electronics     033199809248           7/1/97; amended       Yamaha Electronics
Inc.                       Corporation, USA                              6/22/98               Products

PENNSYLVANIA -
MONTGOMERY COUNTY
PROTHONOTARY AND
RECORDER OF DEEDS

New England Audio Co.,     First National Bank    260613                 5/13/96
Inc.                       of Boston

New England Audio Co.,     First National Bank    260614                 5/13/96
Inc.                       of Boston

New England Audio Co.,     Sony Electronics Inc.  261494                 6/26/96
Inc.

New England Audio Co.,     Yamaha Electronics     264107                 11/8/96
Inc.                       Corp., USA

New England Audio Co.,     BancBoston Leasing     267619                 5/12/97
Inc.                       Inc.

RHODE ISLAND SECRETARY
OF STATE  AWAITING
COPIES OF THE FOLLOWING
FILE NOS.

New England Audio Co.,     BankBoston, N.A., as   666520                 5/30/97               All asset filings
Inc.                       Agent                  666521
                                                  666522
                                                  666819
                                                  666823
                                                  666824
                                                  666825


NEW ENGLAND AUDIO, CO. INC.--UCC SEARCHES

RI Warwick City Clerk--clear through 7/3/98

NJ Gloucester County Clerk--clear through 6/30/98

NJ Mercer County Clerk--clear through 7/1/98

MA, Peabody City Clerk--clear through 7/6/98

NH, Rockingham County Registry of Deeds--clear 4/1/98 through 7/1/98

NH, Hillsboro County Registry of Deeds--clear through 6/24/98

NH Newington County Clerk-clear through 7/7/98

NJ, Burlington County Clerk--clear through 6/30/98

MA, Holyoke City Clerk--clear through 7/6/98

MA, Framingham Town Clerk--clear through 7/7/98

MA, Barnstable Town Clerk--clear through 7/6/98

PA, Delaware County Prothonotary & Recorder of Deeds--clear through 6/5/98

PA, Lehigh County Prothonotary & Recorder of Deeds--clear through 6/24/98

PA, Cumberland County Prothonotary & Recorder of Deeds--clear through 7/2/98

PA, Barks County Prothonotary & Recorder of Deeds--clear through 6/5/98

CT, Danbury Town Clerk--clear through 7/6/98

CT, Avon Town Clerk--clear through 7/6/98

CT, Manchester Town Clerk--clear through 7/6/98

CT, Waterford Town Clerk--clear through 7/7/98

CT, Newington Town Clerk--clear through 7/7/98

CT, Milford City Clerk--clear through 7/7/98

MD, Baltimore County Clerk--clear through 6/23/97

MD, Ann Arundel County Clerk--clear through 6/16/98


                                  TWEETER ETC.
                               UCC SEARCH RESULTS

NEW HAMPSHIRE - NASHUA
CITY CLERK

                           CREDITOR SECURED
DEBTOR                     PARTY                  FILE #                  FILING DATE            COLLATERAL & COMMENTS
------                     -----                  ------                  -----------            ---------------------
Tweeter Etc. d/b/a New     BankBoston, N.A., as   075725                  6/2/97                 All asset filing
England Audio Co., Inc.    Agent

NEW HAMPSHIRE - SALEM
TOWN CLERK

Tweeter Etc. d/b/a New     BankBoston, N.A., as   29404                   6/2/97                 All asset filing
England Audio Co., Ibc.    Agent

New England Audio Co.,     BankBoston, N.A., as   29399                   6/2/97                 All asset filing
Inc. d/b/a Tweeter Etc.    Agent

RHODE ISLAND SECRETARY
OF STATE

Tweeter Etc.               Bank Boston, N.A.,     666825                  5/20/97                All asset filing
                           as Agent


CONNECTICUT SECRETARY
OF STATE
                            CREDITOR/SECURED                     FILING
 DEBTOR                          PARTY            FILE #         DATE        COLLATERAL & COMMENTS
 ------                          -----            ------         ----        ---------------------
Tweeter Etc. d/b/a New     BankBoston, N.A., as   1774201        5/30/97     All asset filing
England Audio Co., Inc.    Agent

MASSACHUSETTS SECRETARY
OF STATE

Tweeter Etc. d/b/a New     BankBoston, N.A., as   472545         5/29/97     All asset filing
England Audio Co., Inc.    Agent

MASSACHUSETTS -
CAMBRIDGE CITY CLERK

New England Audio Co.,     Yamaha Electronics     057262         10/26/93    Yamaha electronics products
Inc. d/b/a Tweeter Etc.    Corporation, USA,
                           subordinated to the
                           First National Bank
                           of Boston on 12/4/95


NEW HAMPSHIRE SECRETARY OF STATE

Tweeter Etc. d/b/a New   BankBoston, N.A., as  488029  5/30/97  All asset filing
England Audio Co., Inc.  Agent


Connecticut-Avon Town Clerk - clear through 7/9/98

Connecticut-Danbury Town Clerk - clear through 7/9/98

Connecticut-Manchester Town Clerk - clear through 7/9/98

Connecticut-Milford City Clerk - clear through 7/9/98

Connecticut-Newington Town Clerk - clear through 7/9/98

Connecticut-Waterford Twon Clerk - clear through 7/9/98

Massachusetts-Barnstable Town Clerk - clear through 7/9/98

Massachusetts-Burlington Town Clerk - clear through 7/8/98

Massachusetts-Canton Town Clerk - clear through 7/8/98

Massachusetts-Framingham Town Clerk - clear through 7/9/98

Massachusetts-Hanover Town Clerk - clear through 7/8/98

Massachusetts-Holyoke City Clerk - clear through 7/8/98

Massachusetts-Newton City Clerk - clear through 7/8/98

Massachusetts-North Attleboro Town Clerk - clear through 7/9/98

Massachusetts-Peabody City Clerk - clear through 7/7/98

Massachusetts-Seekonk Town Clerk - clear through 7/9/98

New Hampshire-Newington Town Clerk- clear through 7/7/98

New Hampshire-Hillsborough County Registry of Deeds - clear through 7/8/98

New Hampshire-Rockingham County Registry of Deeds - clear through 7/8/98

Rhode Island-Warwick City Clerk - clear through 7/9/98


                     TWEETER HOME ENTERTAINMENT GROUP, INC.
                               UCC SEARCH RESULTS

Connecticut Secretary of State - clear through 7/9/98

Delaware Secretary of State - clear through 7/8/98

Maryland State Dept. of Assessments and Taxation - clear through 7/8/98

Massachusetts Secretary of State - clear through 7/6/98

Massachusetts-Canton Town Clerk - clear through 7/8/98

New Hampshire Secretary of State - clear through 7/9/98

Pennsylvania Department of State - clear through 7/8/98



                               NEA DELAWARE, INC.
                               UCC SEARCH RESULTS

NEW HAMPSHIRE SECRETARY OF STATE

DEBTOR                     CREDITOR/SECURED       FILE #         FILING      COLLATERAL & COMMENTS
                           PARTY                                 DATE
------                     ----------------       ------         ------      ---------------------
NEA Delaware, Inc.         BankBoston, N.A., as   488034         5/30/97     All asset filing
                           Agent

Delaware Secretary of State - clear through 7/8/98

NH Newington Town Clerk - clear through 7/7/98


                           BRYN MAWR STEREO AND VIDEO
                               UCC SEARCH RESULTS

PENNSYLVANIA -
MONTGOMERY COUNTY
PROTHONOTARY AND
RECORDER OF DEEDS

DEBTOR                CREDITOR/SECURED PARTY   FILE #                  FILING DATE              COLLATERAL & COMMENTS
------                ----------------------   ------                  -----------              ---------------------
Bryn Mawr Stereo      First National Bank of   260613                  5/13/96
and Video             Boston

Bryn Mawr Stereo      First National Bank of   260614                  5/13/96
and Video             Boston

Bryn Mawr Stereo      Yamaha Electronics       264107                  11/8/96                  Yamaha Electronics
and Video             Products                                                                  Products


PENNSYLVANIA-BERKS COUNTY
PROTHONOTARY AND RECORDER
OF DEEDS

DEBTOR                     CREDITOR/SECURED       FILE #         FILING      COLLATERAL & COMMENTS
                           PARTY                                 DATE
------                     ----------------       ------         ------      ---------------------
Bryn Mawr Stereo and       Yamaha Electronics     98-1466ST      6/10/98     Yamaha electronics products
Video                      Corporation, USA


PENNSYLVANIA-LANCASTER
COUNTY PROTHONOTARY AND
RECORDER OF DEEDS

Bryn Mawr Stereo and       Yamaha Electronics     CI-98-06542    6/10/98     Yamaha electronics products
Video                      Corporation, USA


PENNSYLVANIA-LEHIGH
COUNTY PROTHONOTARY AND
RECORDER OF DEEDS

Bryn Mawr Radio &          Correstates Bank N.A.  93UC849        3/24/98     Continuation
Television Centre,
Inc./Bryn Mawr Stereo



PENNSYLVANIA-YORK COUNTY
PROTHONOTARY AND RECORDER
OF DEEDS

Bryn Mawr Stereo and       Yamaha Electronics     98ST01402-01   6/10/98     Yamaha electonics products
Video                      Corporation, USA


New Jersey Secretary of State- clear through 6/24/98

Delaware Secretary of State - clear through 7/8/98

Delaware-New Castle County Recorder of Deeds - clear through 7/8/98

Maryland State Dept. of Assessments and Taxation - clear through 7/8/98

Maryland-Ann Arundel County Clerk of the Circuit Court - clear through 7/7/98

Maryland-Baltimore County Clerk of the Circuit Court - clear through 7/8/98

New Jersey-Burlington County Clerk - clear through 7/8/98

New Jersey-Gloucester County Clerk - clear through 7/8/98

New Jersey-Mercer County Clerk - clear through 7/9/98

Pennsylvania Department of State - clear through 7/8/98

Pennsylvania-Cumberland County Prothonotary and Recorder of Deeds - clear through 7/9/98

Pennsylvania-Delaware County Prothonotary and Recorder of Deeds - clear through 7/7/98



                                    HIFI BUYS
                               UCC SEARCH RESULTS

GA - COBB COUNTY CLERK
OF THE SUPERIOR COURT
DEBTOR                     CREDITOR/              FILE #         FILING DATE            COLLATERAL & COMMENTS
------                     ---------              ------         -----------            ---------------------

                           SECURED PARTY
Hi Fi Buys, Inc.           Kenwood USA            83-8009        9/9/83; Cont           Kenwood Electronics Products
                           Corporation dba                       4/18/88; amended
                           Kenwood Electronics                   3/28/91; Cont. 7/8/93

Hi Fi Buys, Inc.           Kenwood USA            83-8009        9/19/88; amended       Kenwood Electronics Products
                           Corporation                           3/28/91; cont. 7/8/93

Hi Fi Buys, Inc.           Alpine Electronics     89-2646        3/20/89; cont.
                           of America, Inc.                      10/28/93

Hi Fi Buys, Inc.           Denon America, Inc.    9102180        3/18/91; cont.         Denon Electronics Products
                                                                 11/20/95

HI-FI Buys, Inc.           Dana Commercial        033199513346   9/25/95                Equipment Lease
                           Credit Corporation

Hi Fi Buys, Inc.           Yamaha Electronics     033199709592   7/1/97; amended        Yamaha Electronics Products
                           Corporation, USA                      6/22/98


GEORGIA-DEKALB COUNTY
CLERK OF THE SUPERIOR
COURT

                            CREDITOR/SECURED
DEBTOR                      PARTY                  FILE #         FILING DATE      COLLATERAL & COMMENTS
------                      ----------------       ------         -----------      ---------------------
HiFi Buys, Inc.             Yamaha Electronics     87 7911        8/3/87           Yamaha electronics products;
                            Corporation, USA                                       amended 9/23/91; cont.
                                                                                   6/1/92;amended 5/26/93; cont.
                                                                                   5/20/97
HiFi Buys, Inc.             Sony Electronics Inc.  93 07496       9/24/93          Sony electronics products; cont.
                                                                                   6/22/98
HiFi Buys, Inc.             Sony Electronics Inc.  93 07497       9/24/93          Sony electronics products; cont.
                                                                                   6/22/98
HiFi Buys, Inc.             Sony Electronics Inc.  93 07498       9/24/93          Sony electronics products; cont.
                                                                                   6/22/98

GEORGIA-FULTON COUNTY
CLERK OF THE SUPERIOR
COURT

HiFi Buys, Inc.             Sony Electronics Inc.  000799835      9/24/93          Sony electronics products; cont.
                                                                                   6/23/98
HiFi Buys, Inc.             Sony Electronics Inc.  000799836      9/24/93          Sony electronics products; cont.
                                                                                   6/23/98
HiFi Buys, Inc.             BankBoston N.A.        060199710633   6/2/97

HiFi Buys, Inc.             BankBoston N.A.        060199710634   6/2/97

HiFi Buys Inc.              Denon America Inc.     060199522196   11/17/95         Denon Inventory. Continuation from
                                                                                   filing 755030 (3/14/91)
HiFi Buys, Incorporated     M. Rothman & Co.,      060199608653   5/6/96           A T & T electronic consumer goods
                            Inc.                                                   and merchandise

GEORGIA-CLAYTON COUNTY
CLERK OF THE SUPERIOR
COURT

HiFi Buys, Inc.            Yamaha Electronics     03197003846     6/30/97          Cont. of prior filing, Yamaha
                           Corp. USA                                               inventory

GEORGIA-CLARK COUNTY
CLERK OF THE SUPERIOR
COURT
HiFi Buys, Inc.          Yamaha Electronics      029971308               6/9/97                  Yamaha Products
                         Corp.                                                                   (inventory)
                                                                                                 Cont. from:
                                                                                                 original filing #
                                                                                                 871466 (8/3/97),
                                                                                                 amend. # 910738
                                                                                                 (3/27/91), continued
                                                                                                 # 92110 (6/2/92),
                                                                                                 amended #931004
                                                                                                 (5/27/93)

HiFi Buys                First National Bank     29951650                11/6/90                 Continuation of All
                         of Atlanta                                                              assets filing,
                                                                                                 original filing
                                                                                                 11/6/90 (# 902272),
                                                                                                 amended 3/27/91
                                                                                                 (#910737)

HiFi Buys                Denon America Inc.      029960436               3/8/96                  Denon Products
                                                                                                 (inventory);
                                                                                                 continuation of
                                                                                                 original filing
                                                                                                 #910661 (3/18/91)

HiFi Buys, Inc.          Yamaha Electronics      02997001507             7/1/97                  Yamaha Products
                         Corp, USA                                                               (inventory)

GEORGIA-GWINNETT
COUNTY CLERK OF
THE SUPERIOR COURT

HiFi Buys, Inc.          Sony Electronics Inc.   93 7101                9/24/93                  Sony electronics products; cont.
                                                                                                 6/23/98

HiFi Buys, Inc.          Sony Electronics Inc.   007668                 9/23/93                  Sony electronics products; cont.
                                                                                                 6/23/98



            TWEETER HOME ENTERTAINMENT GROUP FINANCING COMPANY TRUST
                                   UCC FILINGS

Massachusetts-Canton Town Clerk-clear through 7/10/98

Massachusetts-Secretary of State - clear through 7/10/98


                     STATE/FEDERAL TAX LIENS SEARCH RESULTS.

DEBTOR:  TWEETER HOME ENTERTAINMENT GROUP, INC.

         State Tax Lien Search

         CT Secretary of State - clear through 7/9/98

         NH Secretary of State - clear through 7/9/98

         MA Secretary of State - clear through 7/6/98

         MA Canton Town Clerk - clear through 7/8/98

         DE New Castle County Superior Court- 7/10/98


         Federal Tax Lien Search


         CT Secretary of State - clear through 7/9/98

         NH Secretary of State - clear through 7/9/98

         U.S. District Court, Boston, MA - clear through 7/7/98

         DE Secretary of State - clear through 7/8/98

         DE New Castle County Recorder of Deeds- clear through 7/10/98


DEBTOR:  NEA DELAWARE, INC.

         State Tax Lien Search

         NH Secretary of State - clear through 7/9/98

         NH Nashua City Clerk- clear through 7/9/98

         DE New Castle Clerk-clear through 7/10/98

         NH Salem Town Clerk-clear through 7/10/98

         NH Newington Town Clerk-clear through 7/7/98


         Federal Tax Lien

         DE Secretary of State - clear through 7/8/98

         NH Secretary of State - clear through 7/9/98

         NH Nashua City Clerk- clear through 7/9/98

         NH Salem Town Clerk- clear through 7/10/98

         DE New Castle County Recorder of Deeds- clear through 7/10/98

         NH Newington Town Clerk-clear through 7/7/98


DEBTOR:  TWEETER ETC.

         State Tax Lien Search

         CT Secretary of State - clear through 7/9/98

         CT-Waterford Town Clerk - clear through 7/9/98

         CT-Newington Town Clerk - clear through 7/9/98

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         CT-Danbury Town Clerk - clear through 7/9/98

         CT-Avon Town Clerk - clear through 7/9/98

         CT-Manchester Town Clerk - clear through 7/9/98

         MA Secretary of State - clear through 7/6/98

         MA-Barnstable Town Clerk - clear through 7/9/98

         MA-Boston City Clerk - clear through 7/9/98

         MA-Framingham Town Clerk - clear through 7/9/98

         MA-North Attleboro Town Clerk - clear through 7/9/98

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         MA-Dedham Town Clerk - clear through 7/8/98

         NH Secretary of State - clear through 7/9/98

         NH, Rockingham Cty. Registry of Deeds - clear through 7/8/98

         NH, Hillsborough County Registry of Deeds - clear through 7/8/98

         RI-Warwick City Clerk - clear through 7/9/98

         NH, Salem Town Clerk- clear through 7/10/98

         NH, Newington Town Clerk-clear through 7/7/98


         Federal Tax Lien Search

         CT Secretary of State - clear through 7/9/98

         NH Secretary of State - clear through 7/9/98

         CT-Waterford Town Clerk - clear through 7/9/98

         CT-Newington Town Clerk - clear through 7/9/98

         CT-Milford City Clerk - clear through 7/9/98

         CT-Danbury Town Clerk - clear through 7/9/98

         CT-Avon Town Clerk - clear through 7/9/98

         CT-Manchester Town Clerk - clear through 7/9/98

         RI-Warwick City Clerk - clear through 7/9/98

         U.S. District Court, Boston, MA - clear through 7/7/98

         NH-Rockingham Cty Registry of Deeds - clear through 7/8/98

         NH-Hillsborough Cty Registry of Deeds - clear through 7/8/98

         NH-Salem Town Clerk- clear through 7/10/98

         NH Newington Town Clerk-clear through 7/7/98


DEBTOR:  BRYN MAWR STEREO AND VIDEO

         State Tax Lien Search

         PA-Delaware Cty Prothonotary and Recorder of Deeds - clear through
         7/7/98

         MD-Ann Arundel County Clerk of the Circuit Court - clear through 7/7/98

         DE-New Castle County Recorder of Deeds - clear through 7/8/98

         MD-Baltimore County Clerk of the Circuit Court - clear through 7/8/98

         PA-Lehigh County Prothonotary and Recorder of Deeds - clear through 7/9/98

         PA-Cumberland County Prothonotary and Recorder of Deeds - clear through 7/9/98

         PA-York County Prothonotary and Recorder of Deeds - clear through
         7/9/98

         PA-Lancaster County Prothonotary and Recorder of Deeds - clear through 7/9/98

         PA-Berks County Prothonotary and Recorder of Deeds - clear through
         7/9/98

         PA-Bucks County Prothonotary and Recorder of Deeds-clear through
         7/10/98

         PA-Montgomery County Prothonotary and Recorder of Deeds-clear through 7/10/98


         Federal Tax Lien Searches

         PA-Delaware Cty Prothonotary and Recorder of Deeds - clear through
         7/7/98

         MD-Ann Arundel County Clerk of the Circuit Court - clear through 7/7/98

         DE-New Castle County Recorder of Deeds - clear through 7/8/98

         MD-Baltimore County Clerk of the Circuit Court - clear through 7/8/98

         DE Secretary of State - clear through 7/8/98

         NJ-Gloucester County Clerk - clear through 7/8/98

         NJ-Burlington County Clerk - clear through 7/8/98

         NJ-Mercer County Clerk - clear through 7/9/98

         PA-Lehigh County Prothonotary and Recorder of Deeds - clear through 7/9/98

         PA-Cumberland County Prothonotary and Recorder of Deeds - clear through 7/9/98

         PA-York County Prothonotary and Recorder of Deeds - clear through
         7/9/98

         PA-Lancaster County Prothonotary and Recorder of Deeds - clear through 7/9/98

         PA-Berks County Prothonotary and Recorder of Deeds - clear through
         7/9/98

         PA-Bucks County Prothonotary and Recorder of Deeds- clear through
         7/10/98

         PA-Montgomery County Prothonotary and Recorder of Deeds- clear through 7/10/98



DEBTOR:  HIFI BUYS

         State Tax Lien Search

         GA-Gwinnett County Clerk of the Superior Court - clear through 7/9/98

         GA-Dekalb County Clerk of the Superior Court - clear through 7/9/98

         GA-Fulton County Clerk of the Superior Court - clear through 7/9/98

         GA-Cobb County Clerk of the Superior Court- clear through 7/10/98

         GA-Clayton County Clerk of the Superior Court-clear through 6/9/98


         Federal Tax Lien Search

         GA-Gwinnett County Clerk of the Superior Court - clear through 7/9/98

         GA-Dekalb County Clerk of the Superior Court - clear through 7/9/98

         GA-Fulton County Clerk of the Superior Court - clear through 7/9/98

         GA-Cobb County Clerk of the Superior Court- clear through 7/10/98

         GA-Clayton County Clerk of the Superior Court-clear through 7/9/98


DEBTOR:  NEW ENGLAND AUDIO CO., INC.

         State Tax Lien Search

         RI, Warwick City Clerk- clear through 7/3/98

         NJ, Gloucester County Clerk- clear through 6/30/98

         NJ, Burlington County Clerk- clear through 6/30/98

         MA, Cambridge City Clerk- clear through 6/6/98

         MA, Canton Town Clerk- clear through 7/6/98

         MA, Dedham Town Clerk- clear through 7/6/98

         MA, Hanover Town Clerk- clear through 7/6/98

         MA, Holyoke City Clerk-clear through 7/6/98

         MA, Framingham Town Clerk-clear through 7/7/98

         MA, Barnstable Town Clerk-clear through 7/6/98

         MA, Boston City Clerk-clear through 7/7/98

         MA, Seekonk Town Clerk-clear through 7/7/98

         MA, North Attleboro Town Clerk-clear through 7/7/98

         MA, Newton City Clerk-clear through 7/6/98

         MA Burlington Town Clerk-clear through 7/6/98

         MA, Peabody Clerk- clear through 6/6/98

         NH, Rockingham County Registry of Deeds- clear through 7/1/98

         NH, Hillsboro County Registry of Deeds- clear through 6/24/98

         NH, New Hampshire Secretary of State- clear through 6/22/98

         NH, Salem Town Clerk- clear through 7/10/98

         NH, Nashua City Clerk- clear through 7/9/98

         NH, Newington Town Clerk-clear through 7/7/98

         PA, Bucks County Prothonotary and Records of Deeds-clear through
         7/10/98

         PA, Montgomery County Prothonotary and Recorder of Deeds-clear through 7/10/98

         PA, Delaware County Prothonotary and Recorder of Deeds-clear through 6/5/98

         PA, Lehigh County Prothonotary and Recorder of Deeds-clear through 6/24/98

         PA, Cumberland County Prothonotary & Recorder of Deeds-clear through 7/2/98

         PA, Berks County Prothonotary & Recorder of Deeds-clear through 7/5/98

         PA, Lancaster County Prothonotary & Recorder of Deeds-clear through 6/22/98

         PA, York County Prothonotary & Recorder of Deeds-clear through 6/19/98

         CT, Danbury Town Clerk-clear through 7/6/98

         CT Avon Town Clerk-clear through 7/6/98

         CT, Manchester Town Clerk-clear through 7/6/98

         CT, Waterford Town Clerk-clear through 7/7/98

         CT, Newington Town Clerk-clear through 7/7/98

         CT, Milford Town Clerk-clear through 7/7/98

         CT, Connecticut Secretary of State-clear through 6/30/98

         DE, New Castle County Recorder of Deeds-clear through 6/29/98

         MD, Baltimore County Clerk-clear through 6/23/98

         MD, Ann Arundel County Clerk-clear through 6/16/98

         GA, Clark County Clerk- clear through 7/7/98

         GA, Gwinnett County Clerk- clear through 6/30/98

         GA, DeKalb County Clerk- clear through 6/30/98

         GA, Fulton County Clerk- clear through 5/29/98

         GA, Cobb County Clerk- clear through 7/10/98

         GA, Clayton County Clerk- clear through 6/9/98


         Federal Tax Lien Search

         RI, Warwick City Clerk-clear through 7/3/98

         NJ, Gloucester County Clerk- clear through 6/30/98

         GA, Clayton County Clerk- clear through 7/9/97

         GA, Cobb County Clerk-clear through 7/10/98

         GA, Clark County Clerk-clear through 7/7/98

         GA, Gwinnett County Clerk-clear through 6/30/98

         GA, DeKalb County Clerk-clear through 6/30/98

         GA, Fulton County Clerk-clear through 5/29/98

         MA, U.S. District Court, Boston-clear through 6/30/98

         NH, Rockingham County Registry of Deeds-clear through 7/1/98

         NH, Hillsboro County Registry of Deeds-clear through 6/24/98

         NH, New Hampshire Secretary of State- clear through 6/22/98

         NH, Salem Town Clerk-clear through 7/10/98

         NH, Nashua City Clerk-clear through 7/9/98

         NH Newington Town Clerk-clear through 7/7/98

         MA, Burlington County Clerk-clear through 6/30/98

         PA, Bucks County Prothonotary and Recorder of Deeds-clear through
         7/10/98

         PA, Montgomery County Prothonotary & Recorder of Deeds-clear through 7/10/98

         PA, Delaware County Prothonotary & Recorder of Deeds-clear through
         6/5/98

         PA, Lehigh County Prothonotary & Recorder of Deeds-clear through
         6/24/98

         PA, Cumberland County Prothonotary & Recorder of Deeds-clear through 7/2/98

         PA, Berks County Prothonotary & Recorder of Deeds-clear through 6/5/98

         PA, Lancaster County Prothonotary & Recorder of Deeds-clear through 6/22/98

         PA, York County Prothonotary & Recorder of Deeds-clear through 6/19/98

         CT, Danbury Town Clerk-clear through 7/6/98

         CT, Avon Town Clerk-clear through 7/6/98

         CT, Manchester Town Clerk-clear through 7/6/98

         CT, Waterford Town Clerk-clear through 7/7/98

         CT, Newington Town Clerk-clear through 7/7/98

         CT, Milford City Clerk-clear through 7/7/98

         CT, Connecticut Secretary of State-clear through 6/30/98

         DE, Secretary of State-clear through 6/25/98

         DE, New Castle County Recorder of Deeds-clear through 6/29/98

         MD, Baltimore County Clerk-clear through 6/23/97

         MD, Ann Arundel County Clerk-clear through 6/16/98

                                  SCHEDULE 5.17

                        SCHEDULE OF ENVIRONMENTAL MATTERS

The following environmental assessments of the identified properties have been conducted:

         1. Phase I environmental site assessment report for 320 South Henderson Road, King of Prussia, PA, prepared by Orbis Environmental Group, Inc., dated August 29, 1994 updated by RT Environmental Services, Inc. on May 9, 1996, in a report entitled Environmental Assessment Update.

         2. Level I environmental site assessment and subsurface investigation reports for 10 Pequot Way, Pequot Industrial Park, Canton MA, prepared by Rizzo Associates, Inc. on April 22, 1998, May 13, 1998 and a separate letter dated June 2, 1998.

                                  SCHEDULE 5.20

               SCHEDULE OF APPLICATION OF PROCEEDS OF TWEETER IPO


The Company will use all or substantially all of such proceeds to repay existing indebtedness. Specifically, the Company intends to repay (i) approximately $14.1 million in outstanding indebtedness under its existing Credit Agreement with BankBoston N.A. (the "Credit Facility"); (ii) approximately $15.0 million in outstanding indebtedness under the Senior Subordinated Promissory Notes dated May 30, 1997 issued in connection with the HiFi Buys Acquisition (the "1997 Notes"); (iii) approximately $1.0 million in outstanding indebtedness under the Senior Subordinated Note dated November 28, 1995 issued in connection with a recapitalization pursuant to which the Company repurchased Common Stock from certain of its stockholders (the "Redemption Note") plus a one-time payment of approximately $814,000 due to these stockholders upon the consummation of the initial public offering and (iv) approximately $900,000 to repay outstanding indebtedness under the Subordinated Note dated June 1, 1997 issued in connection with the HiFi Buys Acquisition (the "HiFi Buys Note"). Any remaining net proceeds will be used for general working capital purposes.

                                  SCHEDULE 8.4

                              SCHEDULE OF INSURANCE

See certificates of insurance delivered in accordance with Section 3.1(l) of the Amended and Restated Credit Agreement

                                  SCHEDULE 9.3

                     SCHEDULE OF INVESTMENTS IN SUBSIDIARIES

1. New England Audio currently own 100 shares of Common Stock, $.01 par value, of NEA Delaware, which constitutes all of the issued and outstanding stock of NEA Delaware, which New England Audio purchased for $.01 per share.

2. Jeffrey Stone is indebted to New England Audio under that certain Subordinated Promissory Note, dated July 28, 1992, in the original principal amount of $31,500.00. Pursuant to an Allonge dated the date hereof, the "Maturity Date" under said Note has been extended to March 31, 2000.

3. Pursuant to the Reorganization Agreement dated June 5, 1998, Tweeter Home Entertainment Group, Inc. currently owns 100 shares of New Angland Audio Co., Inc., which constitutes all of the issued and outstanding stock of New England Audio Co., Inc.

4. Tweeter Home Entertainment Group, Inc. currently owns all of the beneficial interest of Tweeter Home Entertainment Group Financing Company Trust, based on an initial capital contribution of $100.